PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Tenneco Inc. intends to release definitive copies of the proxy statement to stockholders on or about March 28, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Tenneco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TENNECO

2022 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

[·], [·], 2022, 10:00 A.M. CENTRAL TIME

To the Stockholders of Tenneco Inc.:

I cordially invite you to attend Tenneco’s 2022 Annual Meeting of Stockholders to be held [•], [•], 2022, at 10:00 a.m., Central Time. Similar to last year, this year’s annual meeting will be held entirely online to allow for greater participation in light of the ongoing public health impact of the coronavirus outbreak (COVID-19). Stockholders may participate in this year’s annual meeting by visiting the following website www.virtualshareholdermeeting.com/TEN2022.

On February 22, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Tenneco Inc. (“Tenneco” or the “Company”), Pegasus Holdings III, LLC, a Delaware limited liability company (“Parent”) and Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into Tenneco, with Tenneco surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (Apollo Global Management, Inc. and its subsidiaries collectively, “Apollo”). If the Merger is completed, Tenneco stockholders will have the right to receive $20.00 in cash per share of Tenneco class A voting common stock (“class A common stock”), without interest, less any applicable withholding taxes.

At the annual meeting, holders of Tenneco class A common stock will be asked:

•	To consider and vote on a proposal to adopt the Merger Agreement and approve the Merger;

•	To consider and vote on a proposal to approve, by a non-binding, advisory vote, certain compensation arrangements for Tenneco’s named executive officers in connection with the Merger;

•

To approve the adjournment of the annual meeting, if necessary, to solicit additional votes to adopt the Merger Agreement and approve the Merger, if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement;

•	To elect as directors the nominees named in the accompanying proxy statement;

•	To ratify the appointment of Tenneco’s independent registered public accounting firm; and

•	To consider and vote on a proposal to approve, by a non-binding, advisory vote, executive compensation as disclosed in the accompanying proxy statement.

The obligations of Tenneco, Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this proxy statement, and you are encouraged to read it in its entirety.

Tenneco’s Board of Directors, after consulting with its financial advisor and outside legal counsel and reviewing and considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger,” on page 40 of this proxy statement, (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Tenneco and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Tenneco for adoption and (iv) recommended that Tenneco’s stockholders adopt the Merger Agreement.

Tenneco Inc.	2022 Proxy Statement and Notice of Annual Meeting

Tenneco’s Board of Directors unanimously recommends that you vote:

(1) FOR the proposal to adopt the Merger Agreement and approve the Merger; (2) FOR the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the named executive officers of Tenneco in connection with the Merger; (3) FOR the proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional votes to adopt the Merger Agreement and approve the Merger if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement; (4) FOR the election of all nominees for election as director described in this proxy statement; (5) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2022; and (6) FOR the approval, by a non-binding advisory vote, of our executive compensation.

Your vote is very important! Whether or not you plan to attend the annual meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

A record of our activities for the year 2021 is contained in our Form 10-K. Thank you for your confidence and continued support.

Brian J. Kesseler

Chief Executive Officer

Tenneco Inc.

[•], 2022

Notice of Annual Meeting of Stockholders

What:	The Annual Meeting of Stockholders of Tenneco Inc. (the “Annual Meeting”)

When:	[•], [•], 2022 at 10:00 a.m., Central Time

Where:

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically, however you will be able to vote and submit questions electronically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TEN2022, you must enter the control number found on your proxy card, voting instruction form or notice card.

Items of Business:	1. To consider and vote on a proposal to adopt the Merger Agreement and approve the Merger;

2. To consider and vote on a proposal to approve, by a non-binding, advisory vote, certain compensation arrangements for Tenneco’s named executive officers in connection with the Merger;

3. To approve the adjournment of the annual meeting, if necessary, to solicit additional votes to adopt the Merger Agreement and approve the Merger, if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement;

4. To elect the 10 director nominees listed in this proxy statement;

5. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2022;

6. To approve our executive compensation listed in this proxy statement in an advisory vote;

7. To consider any other matters, if properly raised.

Who may vote:	Owners of class A voting common stock (“class A common stock”) as of the close of business on March [•], 2022 may vote at the Annual Meeting.

Voting:

YOUR VOTE IS VERY IMPORTANT. All stockholders are cordially invited to attend the Annual Meeting virtually. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting, but if you are not able to attend virtually, please submit your vote as soon as possible as instructed in the Notice, proxy card or voting instruction form. You can vote via mail, telephone or the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting using one of these methods.

Questions:	For any questions regarding the Annual Meeting, please contact Tenneco at (847) 482-5000, attention: Corporate Secretary.

By Order of the Board of Directors

Ashley L. Bancroft

Corporate Secretary

Lake Forest, Illinois

[•], 2022

The proxy statement is first being made available to stockholders of record as of March [•], 2022 on or about [•], 2022.

Tenneco Inc.	2022 Proxy Statement and Notice of Annual Meeting

Tenneco Inc.	i	2022 Proxy Statement and Notice of Annual Meeting

Ratify Appointment of Independent Public Accountants (Item 5)	155
Audit, Audit-Related, Tax and All Other Fees	155
Pre-Approval Policy	156

Approve Executive Compensation in an Advisory Vote (Item 6)	157

Incorporation by Reference	158

Delivery of Documents to Stockholders Sharing an Address	158

Submission of Stockholder Proposals	158
Stockholder Proposals - Inclusion in Company Proxy Statement	158
Other Stockholder Proposals and Director Nominations - By-Laws	159

Where You Can Find More Information	159

Appendix A: Merger Agreement	A-1
Appendix B: Opinion of Lazard Frères & Co. LLC	B-1
Appendix C: Section 262 of the DGCL	C-1

ii

Proxy Summary

This summary term sheet summarizes the selected information contained in this proxy statement together with a page reference directing you to a more complete description of the topic, including regarding the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. This summary does not contain all the information that may be important to you as a stockholder of Tenneco. Therefore, Tenneco encourages you to carefully read this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” on page 159 of this proxy statement. In this proxy statement, unless the context requires otherwise, the term “Tenneco” or the “Company” and references to “we”, “us” and “our” refer to Tenneco Inc., a Delaware corporation, and its consolidated subsidiaries, the term “Parent” refers to Pegasus Holdings III, LLC, a Delaware limited liability company, the term “Merger Sub” refers to Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent, and the term “Apollo” refers collectively to Apollo Global Management, Inc. and its subsidiaries. The term “Apollo Funds” means certain funds affiliated with Parent and Merger Sub and managed by affiliates of Apollo. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of February 22, 2022, as it may be amended from time to time, by and among Tenneco, Parent and Merger Sub. Unless the context requires otherwise, the terms “you” and the “Tenneco stockholders” refer to holders of Tenneco’s class A common stock.

PARTIES INVOLVED IN THE MERGER (page 26)

Tenneco Inc.

Until March 31, 2022:

500 North Field Drive

Lake Forest, IL 60045

Telephone: (847) 482-5000

After March 31, 2022:

7450 McCormick Blvd.

Skokie, IL 60076

Telephone: (847) 482-5000

Tenneco Inc., a Delaware corporation, is one of the world’s leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with full year 2021 revenues of $18 billion and approximately 71,000 team members working at more than 260 sites worldwide. Through Tenneco’s four business groups, Motorparts, Performance Solutions, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Our class A common stock is listed under the symbol “TEN” on the New York Stock Exchange (the “NYSE”).

Our principal executive offices are currently located at 500 North Field Drive, Lake Forest, IL 60045, and our telephone number is (847) 482-5000. After March 31, 2022, our principal executive offices will be located at 7450 McCormick Blvd., Skokie, Illinois 60076. For more information about Tenneco, please visit our website, www.tenneco.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the U.S. Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information” on page 159 of this proxy statement.

Pegasus Holdings III, LLC

c/o Apollo Global Management, Inc.

One Manhattanville Road, Suite 201

Purchase, NY 10577

Telephone: (212) 515-3200

Tenneco Inc.	1	2022 Proxy Statement and Notice of Annual Meeting

Parent is a Delaware limited liability company that was formed solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.

Parent is an affiliate of the Apollo Funds. The Apollo Funds are managed by affiliates of Apollo. Apollo is a global, high-growth alternative asset manager with a focus on three business strategies: yield, hybrid, and equity. As of December 31, 2021, Apollo had assets under management of approximately $498 billion. Apollo’s common shares are listed on the New York Stock Exchange under the symbol “APO.”

Pegasus Merger Co.

c/o Apollo Global Management, Inc.

One Manhattanville Road, Suite 201

Purchase, NY 20577

Telephone: (212) 515-3200

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will merge with and into Tenneco, and Merger Sub will cease to exist.

ANNUAL MEETING OF STOCKHOLDERS

The following summary sets forth information contained elsewhere in this proxy statement. You should read the entire proxy statement before casting your vote.

Date and Time of the Annual Meeting

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, the Annual Meeting will be held in a virtual meeting format only.

WHEN	WHERE
[•], 2022, at 10:00 a.m., Central Time.

You will not be able to attend the Annual Meeting physically however you will be able to vote and submit questions electronically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TEN2022, you must enter the control number found on your proxy card, voting instruction form or notice card.

You are entitled to vote at the meeting if you were a holder of record of our class A voting common stock (“class A common stock”) at the close of business on March [•], 2022. Please see pages 20-21 for instructions on how to vote your shares.

THE MERGER

Certain Effects of the Merger on Tenneco (page 27)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Tenneco, with Tenneco continuing as the surviving company of the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent. As a result of the Merger, Tenneco will cease to be a publicly traded company and its shares of class A common stock will cease to be listed on the NYSE. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the Merger Consideration described in “The Merger—Merger Consideration” on page 28 of this proxy statement (except if you are entitled to and have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) as described in “The Merger—Appraisal Rights” on page 60 of this proxy statement and Appendix C to this proxy statement.)

2

The effective time of the Merger will occur upon the filing of the certificate of merger with the Secretary of State of the state of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger) (such date and time at which the Merger becomes effective is referred to as the “Effective Time”).

Effect on Tenneco if the Merger is Not Completed (page 27)

If the Merger Proposal is not approved by the requisite vote of Tenneco stockholders or if the Merger is not completed for any reason, you will not receive any payment for your shares of Tenneco class A common stock. Instead, we will remain as a public company, Tenneco class A common stock will continue to be listed and traded on the NYSE and registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “Merger Proposal—Company Termination Fee, Reverse Termination Fee” on page 93.

Merger Consideration (page 28)

Common Stock

At the Effective Time, each share of class A common stock, par value $0.01 of Tenneco (“Share”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by Tenneco as treasury stock or held by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Merger Sub) or (ii) Shares held by stockholders who are entitled to and have properly demanded appraisal for such shares in accordance with, and have complied in all respects with Section 262 of the DGCL (“Dissenting Shares”)) will be converted automatically into the right to receive $20.00 per Share (the “Merger Consideration”). The Merger Consideration will be payable in cash (without interest) and subject to any applicable withholding taxes required by applicable law. All Shares converted into the right to receive the Merger Consideration will be automatically cancelled and shall represent only the right to receive the Merger Consideration.

Restricted Stock Units

At the Effective Time, each outstanding award of Tenneco cash-settled restricted stock units (each, a “Cash-Settled RSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or Tenneco, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of shares of Tenneco class A common stock underlying such award of Cash-Settled RSUs, multiplied by (y) the Merger Consideration.

At the Effective Time, each outstanding award of Tenneco share-settled restricted stock units (each, a “Share-Settled RSU” and, together with the Cash-Settled RSUs, the “Company RSUs”) that at such time is subject solely to service-based vesting conditions shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or Tenneco, be cancelled and be converted into the right to receive (without interest) an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of shares of Tenneco class A common stock underlying such award of Share-Settled RSUs, multiplied by (y) the Merger Consideration.

Performance Share Units

At the Effective Time, each outstanding award of Tenneco cash-settled performance share units (each, a “Cash-Settled PSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or Tenneco, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of shares of Tenneco class A common stock (or share equivalents) underlying such award of Cash-Settled PSUs (based on all applicable performance criteria being achieved at target performance), multiplied by (y) the Merger Consideration.

Tenneco Inc.	3	2022 Proxy Statement and Notice of Annual Meeting

At the Effective Time, each outstanding award of Tenneco share-settled performance share units (each, a “Share-Settled PSU”, and together with the Cash-Settled PSUs, “Company PSUs”) that at such time is subject to performance-based vesting conditions that is outstanding immediately prior to the Effective Time shall become vested as to the number of shares of Tenneco class A common stock subject to such award that would vest at the target level, and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or Tenneco, be cancelled and be converted into the right to receive (without interest) an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the number of vested shares of Tenneco class A common stock underlying such award, multiplied by (y) the Merger Consideration.

Payment for Securities

As described further in “Merger Proposal—Merger Consideration—Payment for Securities; Surrender of Certificates” on page 74 of this proxy statement, at or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the paying agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time. Following the completion of the Merger, after a stockholder has provided the paying agent with such stockholder’s stock certificates and a letter of transmittal, the paying agent will promptly pay such stockholder the Merger Consideration to which such stockholder is entitled. Stockholders who hold Shares in book-entry form (other than Shares held through The Depository Trust Company) will not be required to deliver stock certificates to the paying agent to receive the Merger Consideration to which they are entitled.

After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Tenneco stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger—Appraisal Rights” on page 60 of this proxy statement).

Opinion of Lazard Frères & Co. LLC (page 44)

The Company retained Lazard Frères & Co. LLC (“Lazard”) to act as a financial advisor to the Board in connection with the Merger. In connection with this engagement, the Board requested that Lazard evaluate the fairness, from a financial point of view, to holders of Company common stock (other than holders of Excluded Shares) of the Merger Consideration to be paid to such holders in the Merger.

On February 22, 2022, Lazard rendered an oral opinion to the Board, which was subsequently confirmed by delivery of its written opinion, dated February 22, 2022, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in Lazard’s written opinion, the Merger Consideration to be paid to holders of Company common stock (other than holders of Excluded Shares) in the Merger was fair, from a financial point of view, to such holders.

The full text of Lazard’s written opinion, dated February 22, 2022, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is included as Appendix B to this proxy statement and is incorporated by reference herein in its entirety. The summary of Lazard’s opinion included in the section entitled “The Merger—Opinion of Lazard Frères & Co. LLC” is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lazard’s opinion and that section carefully and in their entirety. Lazard’s opinion was provided for the benefit of the Board (in its capacity as such) and Lazard’s opinion was rendered to the Board in connection with the Board’s evaluation of the Merger. Lazard’s opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the transaction. Lazard’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any matter relating thereto.

For a summary of Lazard’s opinion and the methodology that Lazard used to render its opinion, see the section titled “The Merger—Opinion of Lazard Frères & Co. LLC” beginning on page 44.

4

Interests of the Directors and Officers of Tenneco in the Merger (page 54)

When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Tenneco. These interests include the following:

•

Conversion of Equity Awards. Certain of our directors and executive officers hold equity awards, the treatment of which is described in “The Merger—Interests of the Directors and Officers of Tenneco in the Merger—Treatment of Equity and Equity-Based Awards” on page 55 of this proxy statement; and

•

Change in Control Severance Benefits. We maintain a Change in Control Severance Benefit Plan for our executive officers that, upon our termination of the executive officer’s employment without “Cause” or as the result of a “Constructive Termination” during the 24-month period beginning on a “Change in Control” provides for (i) certain severance payments; (ii) continued participation in our group health, life and disability plans coverage for a certain period of time after the termination date; and (iii) certain outplacement benefits, each as described in “The Merger—Interests of the Directors and Officers of Tenneco in the Merger—Severance Benefits” on page 56 of this proxy statement.

If the Merger Proposal is approved by our stockholders and the Merger is completed, unvested equity awards will become vested and converted into the right to receive the Merger Consideration as described above, and any vested shares of Tenneco class A common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Tenneco class A common stock held by all other stockholders entitled to receive the Merger Consideration.

These interests are discussed in more detail in “The Merger—Interests of the Directors and Officers of Tenneco in the Merger” on page 54 of this proxy statement.

Financing of the Merger (page 58)

Pursuant to an equity commitment letter, dated as of February 22, 2022 (the “Equity Commitment Letter”), each of Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P, Apollo Overseas Partners (Delaware) IX, L.P., Apollo Overseas Partners IX, L.P. and Apollo Overseas Partners (LUX) IX, SCSp (collectively, the “Sponsors”) have committed, severally but not jointly, to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $1.65 billion, subject to the terms and conditions of the Equity Commitment Letter.

Pursuant to a debt commitment letter, dated as of February 22, 2022 (which we refer to as the “Debt Commitment Letter”), a consortium of financial institutions (in each case, acting directly or through their respective affiliates or branches, as appropriate, collectively, the “Committed Lenders”) have committed to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, the debt commitment amount, which we refer to as the “debt commitment,” in the aggregate up to $6.0 billion in debt financing, consisting of (i) senior secured first lien credit facilities comprised of (A) a $2.4 billion first lien term loan facility (which we refer to as the “term facility”) and (B) a $600 million first lien revolving credit facility (not all of which is expected to be drawn at the closing of the Merger) (which we refer to as the “revolving facility”), (ii) a $2.0 billion senior secured first lien bridge facility (which we refer to as the “senior secured bridge facility”) (less (A) the amount of any Parent senior secured notes issued as described below and (B) the amount of any of Tenneco’s outstanding senior secured notes that remain outstanding on the closing date after giving effect to the consummation of the transactions) and (iii) a $1.0 billion senior unsecured bridge facility, which we refer to as the “senior unsecured bridge facility”) (less (A) the amount of any Parent senior unsecured notes issued as described below and (B) the amount of any of Tenneco’s outstanding senior unsecured notes that remain outstanding on the closing date after giving effect to the consummation of the transactions).

The Debt Commitment Letter also contemplates that Parent will, at its option, (i) either (A) issue senior secured first lien notes (which we refer to as the “Parent senior secured notes”) in a Rule 144A or other private placement on or prior to

Tenneco Inc.	5	2022 Proxy Statement and Notice of Annual Meeting

the closing date yielding up to $2.0 billion in aggregate gross cash proceeds and/or (B) if any or all of the Parent senior secured notes are not issued on or prior to the closing date of the Merger and the proceeds thereof made available to Parent on the closing date of the Merger, borrow up to such unissued or unavailable amount in the form of senior secured first lien bridge loans under the senior secured bridge facility and (ii) either (A) issue senior unsecured notes (which we refer to as the “Parent senior unsecured notes”) in a Rule 144A or other private placement on or prior to the closing date yielding up to $1.0 billion in aggregate gross cash proceeds and/or (B) if any or all of the Parent senior unsecured notes are not issued on or prior to the closing date of the Merger and the proceeds thereof made available to Parent on the closing date of the Merger, borrow up to such unissued or unavailable amount in the form of senior unsecured bridge loans under the senior unsecured bridge facility.

Limited Guarantee (page 60)

Concurrently with the execution of the Merger Agreement, the Sponsors entered into a limited guarantee, dated as of February 22, 2022 (the “Limited Guarantee”) with Tenneco, pursuant to which the Sponsors have agreed to guarantee up to an aggregate cap of $115,000,000, and subject to certain terms and conditions set forth in the Limited Guarantee, (i) the termination fee payable by Parent under certain circumstances, as well as costs incurred by Tenneco in collecting the termination fee and interest from the date the termination fee is required to be paid, (ii) certain reimbursement, indemnification or payment obligations that may be owed by Parent in connection with certain of the Company’s cooperation efforts for the debt financing, and (iii) up to $108,000,000 in recovery for damages suffered or incurred as a result of Parent’s willful and material breach or fraud with respect to Parent’s representations, warranties, covenants or other agreements in the Merger Agreement.

Appraisal Rights (page 60)

If the Merger is completed, holders of shares of Tenneco class A common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements may result in the loss or waiver of your appraisal rights. See the section entitled “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Appendix C to this proxy statement.

IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO TENNECO BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE MEETING, MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD YOUR SHARES OF TENNECO CLASS A COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF TENNECO CLASS A COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IF YOU HOLD YOUR SHARES OF TENNECO CLASS A COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR

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NOMINEE. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.

Material U.S. Federal Income Tax Consequences of the Merger (page 66)

Other than with respect to Tenneco class A common stock received in compensatory arrangements, the material U.S. federal income tax consequences of the Merger are described in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement. The receipt of cash by a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for the U.S. holder’s shares of Tenneco class A common stock in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received by the U.S. holder for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. The amount and character of such gain or loss will be determined separately for each block of shares of Tenneco class A common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the Merger.

The receipt of cash by a non-U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for the non-U.S. holder’s shares of Tenneco class A common stock in the Merger will generally not be subject to U.S. federal income taxation unless (1) the non-U.S. holder has certain connections to the United States or (2) Tenneco is, or was during the relevant period, a U.S. real property holding corporation.

Tenneco stockholders should refer to “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement for a more complete description of the material U.S. federal income tax consequences of the Merger and consult their own tax advisors concerning the U.S. federal income tax consequences to them of the Merger in light of their particular circumstances, as well as any consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local or non-U.S. tax law or under any applicable income tax treaty.

Regulatory Approvals Required for the Merger (page 69)

Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) has expired or been terminated, clearance of the Merger has been granted by relevant antitrust authorities in certain countries and the completion of foreign direct investment filings in certain jurisdictions.

No Solicitation (page 80)

Except as expressly permitted by the Merger Agreement (as described in “Merger Proposal—No Solicitation by Tenneco” on page 80 of this proxy statement), until the earlier of the closing date of the Merger and the termination of the Merger Agreement in accordance with its terms, Tenneco has agreed not to, and to cause its subsidiaries not to, and its subsidiaries’ respective directors, officers, and representatives not to instruct, authorize or knowingly permit any of their officers, directors or other representatives to:

•

solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in “Merger Proposal—No Solicitation by Tenneco”);

•

furnish to any third party any non-public information relating to Tenneco or its subsidiaries or afford to any third party access to the properties, assets, books, records or other non-public information, or to any personnel, of Tenneco or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

Tenneco Inc.	7	2022 Proxy Statement and Notice of Annual Meeting

•

participate or engage in discussions, communications or negotiations with any third party with respect to an Acquisition Proposal or inquiry (other than to inform such third party that provisions of the Merger Agreement prohibit such discussions);

•	approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or

•

enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract with respect to, or that is intended to result in, or would reasonably be expected to lead to an Acquisition Transaction (as defined in “Merger Proposal—No Solicitation by Tenneco”) (an “Alternative Acquisition Agreement”).

Notwithstanding the foregoing, if prior to the receipt of the Stockholder Approval (as defined below), (i) Tenneco has received a bona fide Acquisition Proposal (as defined in “Merger Proposal—No Solicitation by Tenneco”) from a third party, (ii) the Acquisition Proposal (as defined in “Merger Proposal—No Solicitation by Tenneco”) was not the result of any material breach of the non-solicitation restrictions in the Merger Agreement and (iii) the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would be reasonably likely to lead to a Superior Proposal (as defined in “Merger Proposal—No Solicitation by Tenneco”), Tenneco may participate or engage in discussions or negotiations with, furnish non-public information relating to Tenneco and its subsidiaries, or afford access to non-public information, or to any personnel, of Tenneco or its subsidiaries pursuant to an confidentiality agreement, the provisions of which are not materially less favorable, in the aggregate, to Tenneco than its confidentiality agreement with Apollo Management IX, L.P., to any third party or its representatives that has made or delivered to Tenneco such Acquisition Proposal. Tenneco must provide to Parent and its representatives any non-public information that is provided to any third party or its representatives given such access that was not previously made available to Parent prior to or substantially concurrently to the time it is provided to such third party.

Subject to certain limited exceptions, until the receipt of the approval of the proposal to adopt the Merger Agreement by the vote of holders of a majority of shares of Tenneco’s class A common stock outstanding as of the Record Date (as defined below) and entitled to vote on the matter (the “Stockholder Approval") neither our Board nor any committee thereof will:

•

withhold, withdraw, amend, qualify, or modify or publicly propose to withhold, withdraw, amend, qualify, or modify in any manner adverse to Parent or Merger Sub in any material respect, its recommendation to approve the Merger;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;

•	fail to include the Board’s recommendation to approve the Merger in this proxy statement;

•

within five business days of Parent’s written request, fail to make or reaffirm its recommendation to approve the Merger following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to Tenneco’s stockholders;

•	cause or direct Tenneco or its subsidiaries to enter into any Alternative Acquisition Agreement (as defined in “Merger Proposal—No Solicitation by Tenneco”); or

•	publicly propose or agree to any of the foregoing.

If Tenneco receives a bona fide Acquisition Proposal from a third party that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, the Board may, provided that Tenneco has not breached the non-solicitation restrictions in the Merger Agreement in any material respect with respect to such Acquisition Proposal, effect a Board Recommendation Change (as defined in “Merger Proposal—No Solicitation by Tenneco”) with respect to such Superior Proposal or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, subject to compliance with certain notice and other requirements set forth in the Merger Agreement (as described in “Merger Proposal—No Solicitation by Tenneco" on page 80 of this proxy statement). In addition, Tenneco will not be permitted to terminate the Merger Agreement to accept a Superior

8

Proposal unless Tenneco pays the termination fee described in “Merger Proposal—Company Termination Fee, Reverse Termination” on page 93 of this proxy statement.

Notwithstanding the foregoing, the Board may, at any time prior to the receipt of the Stockholder Approval, effect a Board Recommendation Change in response to an Intervening Event (as defined in “Merger Proposal—No Solicitation by Tenneco”) if the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, subject to compliance with certain notice and other requirements set forth in the Merger Agreement (as described in “Merger Proposal—No Solicitation by Tenneco" on page 80 of this proxy statement).

Conditions to the Closing of the Merger (page 90)

Tenneco and Parent expect to complete the Merger in the second half of 2022. However, it is possible that factors outside of each party’s control could require them to complete the Merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or where permitted by law, waived before the Merger may be completed:

•

the approval of the proposal to adopt the Merger Agreement by the vote of holders of a majority of shares of Tenneco’s class A common stock outstanding as of [•] (the “Record Date”) and entitled to vote on the matter having been obtained at the annual meeting, or any adjournment thereof;

•

the consummation of the Merger not being restrained, enjoined or otherwise prohibited or made illegal by any outstanding order (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental entity;

•

the expiration or termination of the waiting period under the HSR Act, and the approvals, consents or consultations (or expirations or terminations of waiting periods) required to consummate the Merger under other required competition and foreign direct investment laws having been obtained (see “The Merger—Regulatory Approvals Required for the Merger” on page 69 of this proxy statement).

•

the accuracy of representations and warranties of Tenneco, on the one hand, and Parent and Merger Sub, on the other hand, in the Merger Agreement, as of the date of the Merger Agreement and as of the date of the closing of the Merger (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), subject to certain materiality and “material adverse effect” qualifiers;

•

The performance or compliance in all material respects by Tenneco, on the one hand, and Parent and Merger Sub, on the other hand, of or with their respective covenants and agreements required to be performed or complied with by them under the Merger Agreement at or before the closing date of the Merger (subject to a right to cure any failure of such compliance by the earlier of (i) 15 business days after receipt of written notice of such failure or (ii) the third business day prior to the Outside Date); and

•

since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect under clause (b) of the definition thereof (as defined in “Merger Proposal—Representations and Warranties”).

Subject to the other terms and conditions of the Merger Agreement, Parent is not required to consummate the Merger until the Marketing Period (as defined in “Merger Proposal—Completion of the Transaction; Closing”) for Parent’s debt financing is completed.

Termination of the Merger Agreement (page 92)

The Merger Agreement may be terminated at any time prior to the Effective Time only as follows:

•	by mutual written consent of Tenneco and Parent;

•	by Parent (on behalf of itself and Merger Sub) or Tenneco:

•	if the Tenneco stockholder meeting (as it may be adjourned) has concluded and the Stockholder Approval has not been obtained;

Tenneco Inc.	9	2022 Proxy Statement and Notice of Annual Meeting

•

if (i) the consummation of the Merger has been restrained, enjoined, or otherwise made illegal by any outstanding order issued by any governmental entity that is final and non-appealable or (ii) as of the Outside Date, the expiration or termination of the waiting period under the HSR Act shall not have occurred or the approvals required to consummate the Merger under the other required competition and foreign direct investment laws shall not have been obtained; provided that the right to terminate the Merger Agreement in this way will not be available to a party if such party’s material failure to comply with its obligations set forth in the Merger Agreement was the principal cause of the circumstances described in the foregoing clauses (i) or (ii).

•	by Tenneco:

•

if the transactions contemplated by the Merger Agreement have not been completed on or before the Outside Date; so long as Tenneco’s breach of the Merger Agreement was not the principal cause of the failure to close prior to the Outside Date;

•

at any time prior to the receipt of the Stockholder Approval, if the Board authorizes Tenneco to enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by and in accordance with the Merger Agreement (provided that Tenneco pays the Company Termination Fee to Parent concurrently with such termination);

•

if (i) there has been a breach by Parent or Merger Sub, in any material respect, of any of its representations, warranties or covenants contained in the Merger Agreement such that certain conditions to the consummation of the Merger are incapable of being satisfied while such breach is continuing, (ii) Tenneco has delivered to Parent written notice of such breach and (iii) such breach is not capable of being cured prior to the Outside Date or, if capable of being cured, is not cured by the earlier of (x) 30 days after Tenneco has provided notice of such breach to Parent and (y) the third business day prior to the Outside Date; provided, however, that Tenneco may not terminate the Merger Agreement in this way if Tenneco is then in material breach of its representations, warranties or covenants contained in the Merger Agreement;

•

if (i) the Marketing Period has ended and all of the conditions to Parent’s obligations to complete the Merger have been satisfied (other than conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied), (ii) Tenneco has delivered a written notice to Parent at least three business days prior to such termination confirming that, if Parent performed is obligations and the debt financing was funded, Tenneco is ready, willing and able to consummate the closing and (iii) Parent has failed to close within three business days after the later to occur of (x) delivery of the written notice of such failure and (y) the date when the closing is required to occur under the Merger Agreement;

•	by Parent (on behalf of itself and Merger Sub):

•

if the transactions contemplated by the Merger Agreement have not been completed on or before the Outside Date; so long as Parent’s breach of the Merger Agreement was not the principal cause of the failure to close prior to the Outside Date;

•

prior to the time at which the Stockholder Approval has been obtained, if Tenneco effects a Board Recommendation Change or Tenneco enters into a merger agreement, letter of intent or other similar agreement related to an alternative Acquisition Proposal from a third party; or

•

if (i) there has been a breach, in any material respect, by Tenneco of any of its representations, warranties or covenants contained in the Merger Agreement such that certain conditions to the consummation of the Merger are incapable of being satisfied while such breach is continuing, (ii) Parent has delivered to Tenneco written notice of such breach and (iii) such breach is not capable of being cured prior to the Outside Date or, if capable of being cured, is not cured by the earlier of (x) 30 days after Parent has provided notice of such breach to Tenneco and (y) the third business day prior to the Outside Date; provided, however, that Parent may not terminate the Merger Agreement in this way if Parent is then in material breach of its representations, warranties or covenants contained in the Merger Agreement.

Termination Fees (page 93)

Under the Merger Agreement Tenneco may be required to pay a termination fee of $54 million if the Merger Agreement is terminated under specified circumstances, and Parent may be required to pay a reverse termination fee of $108 million if the Merger Agreement is terminated under specified circumstances. The termination fees and the

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circumstances under which they are payable are discussed in more detail in “Merger Proposal—Company Termination Fee, Reverse Termination Fee” on page 93 of this proxy statement.

Specific Performance (page 94)

Except as otherwise described in “Merger Proposal—Specific Performance” on page 94 of this proxy statement, the parties to the Merger Agreement are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance (without any requirement for the securing or posting of any bond in connection with obtaining any specific performance or injunctive relief), in addition to any other remedy to which they may be entitled at law or equity.

Notwithstanding the foregoing, Tenneco is not entitled to specific performance of Parent’s obligation to cause the equity financing to be funded and/or to consummate the transactions contemplated by the Merger Agreement, unless (i) the parties’ mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being capable of being satisfied assuming a closing would occur), (ii) Parent fails to complete the closing by the date the closing is required to have occurred pursuant to the terms of the Merger Agreement, (iii) the debt financing has been funded or will be funded at the closing if the equity financing is funded at the closing and (iv) Tenneco has confirmed in writing that if specific performance is granted and the debt financing is funded, then Tenneco will take such actions required to cause the closing of the Merger to occur.

Fees and Expenses (page 95)

All fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, subject to certain provisions of the Merger Agreement; provided that Tenneco and Parent are each obligated to pay for 50% of any and all filing fees incurred by the parties and payable to any governmental entity in connection with any antitrust filings or other submissions made in connection with the Merger.

VOTING RECOMMENDATIONS OF THE BOARD

Our Board unanimously recommends that you vote FOR the proposals below.

ITEM	DESCRIPTION	OUR BOARD’S RECOMMENDATION

1.	Merger Proposal	FOR

2.	Merger Compensation Proposal	FOR

3.	Adjournment Proposal	FOR

4.	Election of Directors Proposal	FOR EACH DIRECTOR NOMINEE

5.	Ratify appointment of the independent auditor	FOR

6.	Approve, on an advisory basis, executive compensation	FOR

Tenneco Inc.	11	2022 Proxy Statement and Notice of Annual Meeting

DIRECTOR NOMINEES

The Board has nominated the following 10 individuals to stand for election for a one-year term expiring at the annual meeting of stockholders to be held in 2023. Each nominee is independent, other than Mr. Kesseler. You can find additional information under “Election of Directors” on page 99 of this proxy statement.

NAME	AGE	DIRECTOR SINCE	PROFESSIONAL BACKGROUND	STANDING BOARD COMMITTEES

Roy V. Armes	69	2020	Former President and CEO, Cooper Tire & Rubber Company	Audit, Nominating / Governance

Thomas C. Freyman	67	2013	Former CFO, Abbott Laboratories	Audit, Compensation

Denise Gray	59	2019	President of LG Energy Solution Michigan Inc. Tech Center	Audit, Compensation

Brian J. Kesseler	55	2016	Chief Executive Officer, Tenneco

Michelle A. Kumbier	54	2021	Senior Vice President and President, Turf and Consumer Products of Briggs & Stratton, LLC	Compensation

Dennis J. Letham	70	2007	Former CFO, Anixter International

James S. Metcalf	64	2014	Former Executive Chairman (as of March 31, 2022), and Former Chairman of the Board and CEO, Cornerstone Building Brands; Former Chairman, President and CEO, USG Corporation	Compensation

Aleksandra A. Miziolek	65	2020	Former Chief Transformation Officer and former Senior Vice President and General Counsel, Cooper-Standard Holdings Inc.	Compensation, Nominating / Governance

Charles K. Stevens, III	62	2020	Former Executive Vice President and Senior Advisor and former Executive Vice President and Chief Financial Officer of General Motors Company	Compensation, Nominating / Governance

John S. Stroup	55	2020	Operating Advisor to Clayton, Dubilier & Rice and Former Executive Chairman, Belden, Inc.	Audit, Nominating / Governance

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BOARD COMPOSITION

	Armes	Freyman	Gray	Kesseler	Kumbier	Letham	Metcalf	Miziolek	Stevens	Stroup

RACE/ETHNICITY

African American			•

Asian/Pacific Islander

White/Caucasian	•	•		•	•	•	•	•	•	•

Hispanic/Latino

Native American

GENDER

Male	•	•		•		•	•		•	•

Female			•		•			•

BOARD TENURE

Years	2	9	3	6	1	15	8	2	2	2

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

•	Double-trigger change in control vesting for benefits and awards granted under our long-term incentive plan after November 5, 2020

•	Pay-for-performance strategy aligns executive and stockholder financial interests

•	Incentive-based compensation made up approximately 86% of target Chief Executive Officer pay granted for 2021

•	Incentive pay programs feature multiple performance metrics

•	Rigorous stock ownership requirements for officers and directors

•	No pledging or hedging of Tenneco stock by officers or directors

•	Clawback policy that requires reimbursement of incentive compensation in certain circumstances

Tenneco Inc.	13	2022 Proxy Statement and Notice of Annual Meeting

GOVERNANCE HIGHLIGHTS

•	Nine of our 10 director nominees are independent

•	Continued focus on Board and governance refreshment process, whereby five of our nine independent director nominees have joined our Board since the beginning of 2020

•

Directors elected annually and majority voting for all directors in an uncontested election (plurality voting in a contested election), with a resignation policy for directors who fail to receive the required vote

•	Stockholders meeting certain requirements may nominate directors and have them included in the proxy statement, known as “proxy access”

•	Extensive Board oversight of risk management, with particular focus on our strategic, operational, compliance and financial risks

•	Separate Chairman and Chief Executive Officer roles

•	Executive sessions of non-management directors are conducted regularly

•	Overboarding policy

•	Comprehensive annual self-assessments of Board and its committees

•

Code of Conduct for directors, officers and employees and an additional Code of Ethical Conduct for Financial Managers that applies to our Chief Executive Officer, Chief Financial Officer and other key financial managers

•	Sustainability Report published on our website

ENVIRONMENTAL, SOCIAL AND GOVERNANCE STRATEGY

For a more detailed view of the Company’s performance across our global portfolio, please see our 2020 Sustainability Report (CSR Report), which can be found on our public website. Our CSR Report was developed in accordance with the Global Reporting Initiative Standards and select Sustainability Accountability Standards Board metrics. Additional disclosures about Human Capital Resources can be found in our Annual Report on Form 10-K filed with the SEC.

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Questions and Answers

The following questions and answers briefly address some commonly asked questions about the annual meeting, the Merger Agreement and the Merger and the proposals being considered at the annual meeting. These questions and answers do not contain all of the details that may be important to you as a stockholder of Tenneco. Therefore, Tenneco encourages you to carefully read this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” on page 159 of this proxy statement. In this proxy statement, unless the context requires otherwise, the term “Tenneco” or “the Company” refers to Tenneco Inc., a Delaware corporation, and its subsidiaries. The term “Parent” refers to Pegasus Holdings III, LLC, a Delaware limited liability company, the term “Merger Sub” refers to Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent, and the term “Apollo” refers collectively to Apollo Global Management, Inc. and its subsidiaries. The term “Apollo Funds” means certain funds affiliated with Parent and Merger Sub and managed by affiliates of Apollo. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of February 22, 2022, as it may be amended from time to time, by and among Tenneco, Parent and Merger Sub. Unless the context requires otherwise, the terms “you” and the “Tenneco stockholders” refer to holders of Tenneco’s class A common stock.

Why is Tenneco sending this proxy statement and proxy card?

On February 22, 2022, Tenneco entered into the Merger Agreement providing for the merger of Merger Sub with and into Tenneco, with Tenneco surviving as a privately held, wholly owned subsidiary of Parent (the “Merger”). Tenneco’s Board of Directors, which we refer to as the “Board of Directors” or the “Board”, is soliciting the vote of the Tenneco stockholders to approve the proposal to adopt the Merger Agreement and approve the Merger and the other matters to be voted on at the annual meeting. The Merger cannot occur without the required approval of Tenneco’s stockholders. In addition to the adoption of the Merger Agreement and the approval of the Merger, the Board is soliciting the vote of the Tenneco stockholders to approve each of the other proposals described below in “—What matters will be voted on at the annual meeting.”

What matters will be voted on at the annual meeting?

At the annual meeting, Tenneco stockholders will consider and vote on the following matters:

•	To adopt the Merger Agreement and approve the Merger, pursuant to which Tenneco will become a wholly owned subsidiary of Parent (the “Merger Proposal”);

•

To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the named executive officers of Tenneco in connection with the Merger (the “Merger Compensation Proposal”);

•

To approve the adjournment of the annual meeting, if necessary, to solicit additional votes to adopt the Merger Agreement and approve the Merger if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement (the “Adjournment Proposal”);

•	The election of the 10 director nominees named in this proxy statement to our Board, each for a term of one year;

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2022;

•	To approve, by a non-binding advisory vote, our executive compensation; and

•	To act upon other business that may properly come before the annual meeting or any adjournment thereof by or at the direction of the Board.

If the Tenneco stockholders approve the proposal to adopt the Merger Agreement and the Merger is completed, Tenneco will become a wholly owned subsidiary of Parent at the Effective Time (such date and time at which the Merger becomes effective is referred to as the “Effective Time”).

Tenneco Inc.	15	2022 Proxy Statement and Notice of Annual Meeting

If the Merger is completed, what will I be entitled to receive for my shares?

If the Merger is completed, Tenneco stockholders at the Effective Time will be entitled to receive $20.00 in cash (the “Merger Consideration”) for each share of class A common stock they own (each, a “Share”, and collectively, the “Shares”). The Merger Consideration will be payable in cash (without interest) and subject to any applicable withholding taxes required by applicable law.

If the Merger is completed, Tenneco stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements may result in the loss or waiver of your appraisal rights. See “The Merger—Appraisal Rights” on page 60 of this proxy statement.

How does the Merger Consideration compare to the market price of Tenneco class A common stock prior to the public announcement of the Merger Agreement?

The Merger Consideration represents a premium of 100.4% to Tenneco’s closing stock price on February 22, 2022, the last trading day before the Merger Agreement was announced, and a premium of 71.6% over the 90-day volume-weighted average on the same date.

If the Merger is completed, what will I be entitled to receive for my restricted stock units or my performance share units?

At the Effective Time and as a result of the Merger:

•

Each outstanding award of Tenneco cash-settled restricted stock units (each, a “Cash-Settled RSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or Tenneco, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of shares of Tenneco class A common stock underlying such award of Cash-Settled RSUs, multiplied by (y) the Merger Consideration.

•

Each outstanding award of Tenneco share-settled restricted stock units (each, a “Share-Settled RSU” and, together with the Cash-Settled RSUs, the “Company RSUs”) that at such time is subject solely to service-based vesting conditions shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or Tenneco, be cancelled and be converted into the right to receive (without interest) an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of shares of Tenneco class A common stock underlying such award of Share-Settled RSUs, multiplied by (y) the Merger Consideration.

•

Each outstanding award of Tenneco cash-settled performance share units (each, a “Cash-Settled PSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or Tenneco, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of shares of Tenneco class A class A common stock (or share equivalents) underlying such award of Cash-Settled PSUs (based on all applicable performance criteria being achieved at target performance), multiplied by (y) the Merger Consideration.

•

Each outstanding award of Tenneco share-settled performance share units (each, a “Share-Settled PSU”, and together with the Cash-Settled PSUs, “Company PSUs”) that at such time is subject to performance-based vesting conditions that is outstanding immediately prior to the Effective Time shall become vested as to the number of shares of Tenneco class A common stock subject to such award that would vest at the target level, and

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shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or Tenneco, be cancelled and be converted into the right to receive (without interest) an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the number of vested shares of Tenneco class A common stock underlying such award, multiplied by (y) the Merger Consideration.

Am I entitled to appraisal rights?

Yes. As a holder of Shares, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See the section entitled “The Merger—Appraisal Rights” beginning on page 60 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Appendix C to this proxy statement.

Is the Merger subject to the satisfaction of any conditions?

Yes. In addition to the approval of the proposal to adopt the Merger Agreement by the Tenneco stockholders, the Merger is subject to the satisfaction of various conditions. For a description of these conditions, please see the section entitled “Merger Proposal—Conditions to Closing of the Transaction” beginning on page 90 of this proxy statement.

When is the Merger expected to be completed?

In order to complete the Merger, Tenneco must obtain the approval of the Tenneco stockholders to adopt the Merger Agreement as described in this proxy statement and the other closing conditions under the Merger Agreement must be satisfied, including the receipt of applicable regulatory approvals. Tenneco currently expects to complete the Merger in the second half of 2022. Tenneco cannot assure you that the Merger will be completed by any particular date.

What happens if the Merger is not completed?

If the proposal to adopt the Merger Agreement is not approved by the requisite vote of Tenneco stockholders, or if the Merger is not consummated for any other reason, the Tenneco stockholders will not receive any payment for their shares in connection with the Merger. Instead, Tenneco will remain a public company, its shares of class A common stock will continue to be listed and traded on the New York Stock Exchange (the “NYSE”) and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “Merger Proposal—Company Termination Fee; Reverse Termination Fee” on page 93 of this proxy statement.

Will I be subject to U.S. federal income taxation upon the exchange of my shares of Tenneco class A common stock for the Merger Consideration?

Other than with respect to Tenneco class A common stock received in compensatory arrangements, which are described in the next question and answer below, the material U.S. federal income tax consequences of the Merger are described in “The Merger— Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement. If you are a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of your shares of Tenneco class A common stock for cash pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you receive for such shares (determined before the deduction of any applicable withholding taxes) and your adjusted tax basis in such shares.

Tenneco Inc.	17	2022 Proxy Statement and Notice of Annual Meeting

If you are a non-U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of your shares of Tenneco class A common stock for cash pursuant to the Merger will generally not be subject to U.S. federal income taxation unless (1) you have certain connections to the United States or (2) Tenneco is, or was during the relevant period, a U.S. real property holding corporation.

A more complete description of the material U.S. federal income tax consequences of the Merger is provided in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 of this proxy statement. You should consult your tax advisor concerning the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances, as well as any consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local or non-U.S. tax law or under any applicable income tax treaty.

What tax consequences will there be relating to my restricted stock units and performance share units?

If you hold Company RSUs or Company PSUs at the Effective Time, then you will generally recognize taxable income for U.S. federal income tax purposes equal to the cash payment you receive for your Company RSUs and Company PSUs, as further described above. This will be treated as ordinary compensation income for U.S. federal income tax purposes and subject to income and other payroll tax withholding. Company RSUs and Company PSUs that are forfeited prior to closing (pursuant to termination of employment or otherwise) will not be entitled to any consideration at the close of the Merger.

If you previously received Tenneco class A common stock in settlement of Company RSUs or Company PSUs and already recognized ordinary income on such Tenneco class A common stock at the time of such settlement, then you will generally recognize a capital gain or loss for U.S. federal income tax purposes equal to the difference between the income you previously recognized and the amount paid for the stock in the Merger. The capital gain or loss will be long-term if more than one year has expired between the time you recognized the income and the Merger. Holders of such Tenneco class A common stock received in settlement of Company RSUs or Company PSUs generally will not be subject to income or other payroll tax withholding on any such capital gain.

What effect will the Merger have on Tenneco and its common stock?

Tenneco’s class A common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol “TEN”. As a result of the Merger, Tenneco will become a privately held, wholly owned subsidiary of Parent. As a private company following the completion of the Merger, the registration of Tenneco’s class A common stock and Tenneco’s obligation to file reports and make other public disclosures to the SEC under the Exchange Act will be terminated, and Tenneco’s class A common stock will no longer be listed on the NYSE. Tenneco stockholders will cease to have any equity interest in Tenneco and will have no right to participate in its earnings and future growth.

Why am I being asked to cast a non-binding advisory vote to approve the compensation that may be paid or become payable to the named executive officers of Tenneco in connection with the Merger?

Section 14A of the Exchange Act requires Tenneco to conduct a non-binding advisory vote with respect to certain “golden parachute” compensation that may be paid or become payable to Tenneco’s named executive officers in connection with the Merger, including the agreements and understandings with Tenneco pursuant to which such compensation may be paid or become payable.

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What will happen if the stockholders do not approve the Merger Compensation Proposal at the annual meeting?

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on Tenneco or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval.

How does Tenneco’s Board of Directors recommend that I vote on the proposals?

After consulting with its financial advisors and outside legal counsel and after reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, the Board unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of, Tenneco and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Tenneco for adoption, and (iv) recommended that the Tenneco stockholders adopt the Merger Agreement.

Accordingly, Tenneco’s Board of Directors unanimously recommends that you vote:

•	FOR the proposal to adopt the Merger Agreement and approve the Merger (Item 1);

•	FOR the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the named executive officers of Tenneco in connection with the Merger (Item 2); and

•

FOR the proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional votes to adopt the Merger Agreement and approve the Merger if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement (Item 3).

To review the Board’s reasons for recommending the Merger, see the section entitled “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 40 of this proxy statement.

In addition, the Board unanimously recommends that you vote:

•	FOR the election of all nominees for election as director described in this proxy statement (Item 4);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2022 (Item 5); and

•	FOR the approval, by a non-binding advisory vote, of our executive compensation (Item 6).

Do any of Tenneco’s directors and executive officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

Yes. In considering the recommendation of Tenneco’s Board of Directors with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that Tenneco’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Tenneco’s stockholders generally. Tenneco’s Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of Tenneco. See the section entitled “The Merger—Interests of the Directors and Officers of Tenneco in the Merger” beginning on page 54 of this proxy statement.

Tenneco Inc.	19	2022 Proxy Statement and Notice of Annual Meeting

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other record holder, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other record holder on how to vote your shares, and you are also invited to attend the Annual Meeting. Your broker, bank or other record holder should have enclosed or provided voting instructions for you to use in directing the voting of your shares.

What do I need to do to attend the Annual Meeting online?

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, we will be hosting the Annual Meeting via the Internet. It will be a completely virtual meeting. You will not be able to attend the Annual Meeting physically, but your right to vote will not be affected and you will be able to submit questions electronically during the annual meeting.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March [•], 2022. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TEN2022, you must enter the control number found on your proxy card, voting instruction form or notice card. If you are a beneficial shareholder, you may contact the bank, broker or other record holder where you hold your account if you have questions about obtaining your control number.

We encourage you to access the Annual Meeting online up to 30 minutes prior to its start time. If you encounter any difficulties accessing the Virtual Annual Meeting during the check-in or meeting time, please contact the technical support number that will be posted on the log-in page.

Additional information regarding the rules of conduct will be posted prior to and during the meeting at the abovementioned website.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our class A common stock at the close of business on March [•], 2022 (the “Record Date”) are entitled to vote. There were [•] shares of class A common stock outstanding on March [•], 2022. Stockholders are entitled to cast one vote per share of class A common stock on all matters. There were 0 shares of class B non-voting common stock outstanding on March [•], 2022.

How do I vote my shares during the Annual Meeting?

During the Annual Meeting, you may vote shares held in your name as the stockholder of record or held in street name as the beneficial owner by following the instructions available on the meeting website, proxy card, voting instruction form or notice card.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

There are three ways to vote by proxy:

•	By Internet — You can vote over the internet by following the instructions on the Notice or proxy card;

•	By Mail — If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it in the return envelope that we have enclosed for you; or

•	By Telephone — You can vote by telephone by following the instructions on the proxy card.

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If you received a proxy card in the mail but choose to vote by internet or by telephone, you do not need to return your proxy card.

If your shares are held in street name, follow the voting instructions on the form that you receive from your bank, broker or other nominee. The availability of telephone and internet voting will depend on the bank’s, broker’s or other nominee’s voting process. Your bank, broker or other nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other nominee.

Unless you hold your shares through the Company’s 401(k) plans, you may vote via the internet or by telephone until 11:59 p.m. Eastern Time, on [•], 2022, or the Company’s agent must receive your paper proxy card on or before [•], 2022. If you hold your shares through the Company’s 401(k) plans, you may vote via the internet or by telephone until 11:59 p.m., Eastern Time, on [•], 2022, or the Company’s agent must receive your paper proxy card on or before [•], 2022.

How will my proxy be voted?

All properly completed, unrevoked proxies that are timely received will be voted in accordance with the specifications made.

If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:

•	FOR the proposal to adopt the Merger Agreement and approve the Merger;

•	FOR the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the named executive officers of Tenneco in connection with the Merger;

•

FOR the proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional votes to adopt the Merger Agreement and approve the Merger if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement;

•	FOR the election of all nominees for election as director as described in this proxy statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2022; and

•	FOR the approval, by a non-binding advisory vote, of our executive compensation.

If any other business properly comes before the meeting, or any adjournment thereof, the persons named as proxies will vote your shares in accordance with the recommendations of Tenneco’s Board of Directors.

May I revoke or change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Corporate Secretary, by delivering a proxy bearing a later date (including by telephone or by internet) or by attending virtually and voting during the Annual Meeting. Virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder or, by attending virtually and voting during the Annual Meeting.

Will my vote be made public?

All proxies, ballots and voting materials that identify the votes of specific stockholders will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Tenneco Inc.	21	2022 Proxy Statement and Notice of Annual Meeting

What constitutes a quorum, permitting the Annual Meeting to conduct its business?

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of class A common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you virtually attend the Annual Meeting to vote during the meeting, your shares of class A common stock will be considered part of the quorum.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

The Merger Proposal (Item 1), Merger Compensation Proposal (Item 2), Adjournment Proposal (Item 3), election of directors (Item 4), and the advisory vote on executive compensation (Item 6) are “non-discretionary” items, while ratifying the appointment of our independent public accountants (Item 5) is a discretionary item. If you do not instruct your bank, broker or other nominee how to vote with respect to any of these items, your bank, broker or other nominee may not vote with respect to the applicable proposal and those votes will be counted as “broker non-votes.”

How many votes are needed to approve a proposal?

Assuming the presence of a quorum, the affirmative vote by holders of at least a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon is required for the adoption of the Merger Proposal (Item 1). Because the vote standard for the approval of this proposal is a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon, abstentions and broker non-votes have the effect of a vote against the proposal.

Assuming the presence of a quorum, the affirmative vote of a majority of the Shares present, in person or by proxy, at the annual meeting and entitled to vote is required to: (i) ratify the Merger Compensation Proposal (Item 2), (ii) ratify the Adjournment Proposal (Item 3), (iii) ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2021 (Item 5) and (iv) to approve, by a non-binding advisory vote, our executive compensation (Item 6). Because the vote standard for the approval of these proposals is a majority of shares present and entitled to vote, abstentions have the effect of a vote against the proposals and broker non-votes have no effect on the proposals.

Assuming the presence of a quorum, each director nominee receiving a majority of the votes cast at the annual meeting (in person or by proxy) will be elected as a director (Item 4). A “majority of the votes cast” means the number of “For” votes cast exceeds the number of “Against” votes cast. A proxy marked “Abstain” with respect to any director will not be counted in determining the total number of votes cast. Because the election of directors is determined on the basis of a majority of the votes cast, abstentions and broker non-votes have no effect on the election of directors.

Should I send in my Tenneco stock certificates or other evidence of ownership now?

No. After the Merger is completed, the paying agent to be engaged by Parent in connection with the Merger will send to each of Tenneco’s stockholders written, detailed instructions for exchanging your stock certificates for the Merger Consideration. You must return your stock certificates as described in the instructions. If your shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from the broker, bank or other nominee as to what action, if any, you need to take to effect the exchange of your “street name” shares for the Merger Consideration. Please do not send in any certificates now.

What happens to my vote if I sell my shares before the Annual Meeting?

The Record Date is earlier than both the date of the annual meeting and the consummation of the Merger. If you transfer your Shares after the Record Date but before the annual meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your Shares and each of you notifies

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Tenneco in writing of such special arrangements, you will retain your right to vote such Shares at the annual meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your Shares.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How can I find the voting results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Annual Meeting.

How is the solicitation being made?

The cost of solicitation of proxies will be borne by us. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone, email or fax. Proxy cards and materials also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses. We have engaged Innisfree M&A Incorporated to assist us in the solicitation of proxies, at an estimated cost of $50,000 plus expense reimbursement.

Does Tenneco allow stockholders to have proxy access for the nomination of directors?

Yes. The Board has adopted proxy access By-Law provisions to permit eligible stockholders to include nominees in the Company’s proxy statement and form of proxy. See “Submission of Stockholder Proposals” on page 158 of this proxy statement for further information.

Where can I find more information about Tenneco?

We file reports and other information with the SEC. This information is available at our website at http://www.tenneco.com and at the internet site maintained by the SEC at http://www.sec.gov.

Tenneco Inc.	23	2022 Proxy Statement and Notice of Annual Meeting

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include “forward-looking” statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential” or other similar expressions, or the negative of these terms or comparable terminology. These statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

•	Tenneco may be unable to obtain stockholder approval as required for the Merger;

•	The conditions to the closing of the Merger may not be satisfied and required regulatory approvals may not be obtained;

•	The Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee to Parent by Tenneco;

•	The business of Tenneco may suffer as a result of uncertainty surrounding the Merger;

•	The effect of the announcement or pendency of the Merger on our business relationships, including with customers and suppliers;

•	The outcome of any legal proceedings related to the Merger;

•	Tenneco may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors;

•	The occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	The attention of Tenneco’s management and employees may be diverted from ongoing business concerns as a result of the Merger;

•	Limitations placed on the Tenneco’s ability to operate its business under the Merger Agreement;

•	Risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	The fact that under the terms of the Merger Agreement, Tenneco is restricted from soliciting other proposals;

•	The failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the Merger; and

•	Other risks to consummation of the Merger, including the risk that the Merger will not be completed within the expected time period or at all.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021. See “Where You Can Find More Information” on page 159 of this proxy statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

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Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. Tenneco stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

Tenneco Inc.	25	2022 Proxy Statement and Notice of Annual Meeting

The Merger

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. You should read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Parties Involved in the Merger

Tenneco Inc.

Until March 31, 2022:

500 North Field Drive

Lake Forest, IL 60045

Telephone: (847) 482-5000

After March 31, 2022:

7450 McCormick Blvd.

Skokie, IL 60076

Telephone: (847) 482-5000

Tenneco Inc., a Delaware corporation, is one of the world’s leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with full year 2021 revenues of $18 billion and approximately 71,000 team members working at more than 260 sites worldwide. Through Tenneco’s four business groups, Motorparts, Performance Solutions, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Our class A common stock is listed under the symbol “TEN” on the New York Stock Exchange.

Our principal executive offices are currently located at 500 North Field Drive, Lake Forest, IL 60045, and our telephone number is (847) 482-5000. After March 31, 2022, our principal executive offices will be located at 7450 McCormick Blvd., Skokie, Illinois 60076. For more information about Tenneco, please visit our website, www.tenneco.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the U.S. Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information” on page 159 of this proxy statement.

Pegasus Holdings III, LLC

c/o Apollo Global Management, Inc.

One Manhanttanville Road, Suite 201

Purchase, NY 10577

Telephone: (212) 515-3200

Parent is a Delaware limited liability company that was formed solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.

Parent is an affiliate of the Apollo Funds. The Apollo Funds are managed by affiliates of Apollo. Apollo is a global, high-growth alternative asset manager with a focus on three business strategies: yield, hybrid, and equity. As of December 31, 2021, Apollo had assets under management of approximately $498 billion. Apollo’s common shares are listed on the New York Stock Exchange under the symbol “APO.”

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Pegasus Merger Co.

c/o Apollo Global Management, Inc.

One Manhanttanville Road, Suite 201

Purchase, NY 10577

Telephone: (212) 515-3200

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will merge with and into Tenneco, and Merger Sub will cease to exist.

Certain Effects of the Merger on Tenneco

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Tenneco, with Tenneco continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent. As promptly as practicable following the effective time of the Merger (such date and time at which the Merger becomes effective is referred to as the “Effective Time”), Tenneco class A common stock will be delisted from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at such time, we will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the Merger Consideration described in “— Merger Consideration” on page 73 of this proxy statement or, with respect to any Shares held by stockholders who are entitled to and have properly demanded appraisal for such Shares in accordance with, and who comply in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”), you will only be entitled to receive the “fair value” of your Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law. The Effective Time will occur at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on Tenneco if the Merger is Not Completed

If the Merger Proposal is not approved by the requisite vote of Tenneco stockholders or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Tenneco class A common stock. Instead, we will remain as a public company, Tenneco class A common stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act and we will be required to continue to file periodic reports with the SEC.

Furthermore, depending on the circumstances that caused the Merger not to be completed, it is possible that the price of Tenneco class A common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Tenneco class A common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the future value of your shares of Tenneco class A common stock. If the Merger is not completed, the Board will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Proposal is not approved by the requisite vote of Tenneco stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “Merger Proposal— Company Termination Fee, Reverse Termination Fee” on page 93 of this proxy statement.

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Merger Consideration

At the Effective Time, each outstanding share of Tenneco class A common stock (other than (i) shares held by Tenneco as treasury stock or held by Parent or Merger Sub or any wholly owned subsidiary of Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of Tenneco class A common stock converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be cancelled and cease to exist at the Effective Time, and each certificate formerly representing such shares will thereafter represent only the right to receive the Merger Consideration.

After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Tenneco stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “— Appraisal Rights” on page 60 of this proxy statement).

Background of the Merger

In the ordinary course, our Board and management team regularly review and assess our results of operations, financial position, business strategy and growth opportunities, as well as the trends and conditions affecting our industries and business generally. Such assessments include periodic meetings or consultations with third-party advisors, as well as consideration of potential strategic and financial alternatives to maximize stockholder value, including potential business combinations, acquisitions and financing transactions, as well as potential spin-off, sale or other extraordinary transactions involving one or more of our business units. In connection with these activities, from time to time, Mr. Brian Kesseler, Chief Executive Officer of Tenneco, together with other members of our management team, have held meetings with industry participants, strategic parties and financial sponsors regarding Tenneco and its business, strategy and financial position. Mr. Kesseler regularly updates the Board with respect to these meetings, including as part of the Board’s regularly scheduled discussions of Tenneco’s business strategy and potential strategic and financial alternatives to maximize stockholder value.

In April 2018, Tenneco announced the acquisition of Federal-Mogul LLC (“Federal-Mogul”), a supplier to original equipment manufacturers and the aftermarket, for a total of $5.4 billion (the “Federal-Mogul Transaction”). Tenneco indicated its intention to create two separate companies, an aftermarket and ride performance company that combined the Tenneco Ride Performance business with the Federal-Mogul Motorparts business (we refer to these combined businesses as “DRiV”) and a powertrain technology company that combined the Tenneco Clean Air business and the Federal-Mogul Powertrain business, including at the time Federal-Mogul’s Systems Protection business (we refer to these combined businesses as “Powertrain Technology”). These companies were proposed to be separated into two publicly traded companies through a tax-free spin-off of DRiV to Tenneco’s stockholders. The Federal-Mogul Transaction closed in October 2018 and, at the time, Tenneco indicated that it expected the separation of DRiV and Powertrain Technology to occur in late 2019.

In the fourth quarter of 2018 and continuing into the first quarter of 2019, the market environment weakened in the auto sector, amplified by an increasingly challenging trade relationship between the United States and China, and Tenneco began to feel constrained by its debt levels and resulting leverage ratios. In connection with the announcement of its first quarter results of operations, in May 2019, Tenneco indicated that it had revised its timing target for the separation of DRiV and Powertrain Technology, and expected the DRiV spin-off to occur in mid-2020.

During the summer and into the fall of 2019, Tenneco continued its work on the administrative separation of DRiV and Powertrain Technology, with the goal of having the businesses ready to operate independently by the end of 2019, but continued to face weakness in the auto sector’s market environment, evidenced by, among other things, lower global light vehicle production volumes and signs of softening in the commercial truck market and the challenges of its debt levels and resulting leverage ratios. Recognizing these trends as challenges to the separation of DRiV and Powertrain Technology, the Board initiated a process to evaluate potential strategic options for Tenneco, including options to deleverage and facilitate the separation, as well as the potential sale of the Powertrain Technology business. Tenneco

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worked with its financial and legal advisors, on a confidential basis, to solicit potential interest in the purchase of the Powertrain Technology business, including outreach to 13 potentially interested parties, including one strategic party and twelve financial sponsors.

In connection with the announcement of its third quarter results of operations, in October 2019, Tenneco provided an update on its efforts to separate DRiV and Powertrain Technology, announcing that Tenneco was evaluating potential strategic options to deleverage and facilitate the separation, and noting that then-current trends, if they were to continue, would likely affect Tenneco’s ability to complete a separation in the mid-year 2020 time range.

In October 2019, Tenneco received non-binding proposals to acquire Powertrain Technology from two financial sponsors. Apollo proposed a transaction with an implied enterprise value for Powertrain Technology in the range of $4.5 to $5.0 billion, and another financial sponsor proposed a transaction with an implied enterprise value for Powertrain Technology of $3.5 billion. The enterprise values proposed were made before giving effect to adjustments for outstanding debt, pension and other liabilities of Powertrain Technology. Although the Board believed both proposals undervalued Powertrain Technology at the time, Tenneco determined to move forward with customary due diligence with Apollo to explore whether Apollo would increase its purchase price. Apollo ultimately advised Tenneco that it was only willing to proceed on the basis of a proposal with an implied enterprise value for Powertrain Technology of $4.3 billion, and Tenneco concluded that it was not in the best interests of Tenneco stockholders to pursue that transaction and terminated such discussions in December 2019.

On January 20, 2020, the Board held a special meeting, attended by Tenneco management, representatives of Lazard Frères & Co. LLC (“Lazard”) and Tenneco’s legal counsel. After Lazard and Tenneco’s legal counsel left the meeting, the Board discussed, among other things, the on-going efforts to explore the separation of DRiV, either by way of a tax-free spin-off or a sale transaction, as well as other potential strategic and financial alternatives available to Tenneco. The Board determined to publicly reconfirm its ongoing strategic alternatives review process and to engage Lazard as a financial advisor to assist in its review.

On January 27, 2020, Tenneco issued a press release reconfirming its ongoing review of potential strategic alternatives to maximize stockholder value, including the engagement of Lazard as a financial advisor to the Board. Tenneco indicated that it was reviewing and considering, in addition to its plan to spin-off DRiV, a full range of potential strategic options including the sale of DRiV and/or the sale of Powertrain Technology. Tenneco also announced that it had made significant progress to facilitate the planned spin-off of DRiV and had substantially completed the necessary system and process components required for Powertrain Technology and DRiV to operate independently.

Beginning in March 2020 and continuing throughout 2020 and into the first quarter of 2021, the Board met numerous times with its financial and legal advisors to review Tenneco’s business, strategy, financial position and operations, in light of the developing COVID-19 pandemic, as well as the potential strategic alternatives available to Tenneco, including the previously planned spin-off of DRiV (and the potential for a rights offering to provide additional financing concurrently with the spin-off), a potential sale of Powertrain Technology and a potential exchange offer for Powertrain Technology. The impact of the COVID-19 pandemic, as well as the challenges of its high debt levels and resulting leverage ratios, impacted the ability of Tenneco to execute any of these alternatives. The Board and its advisors also explored and had discussions with various potential buyers regarding a potential sale or other transaction involving certain other business units, including Systems Protection and Motorparts. While Tenneco received an unsolicited non-binding offer from a special purpose acquisition company, or “SPAC”, to acquire Motorparts, none of the other third-party discussions resulted in a proposal for the acquisition of or other business combination with the entire company, or the acquisition of or other business combination with any of Tenneco’s other business units (either alone or in combination). Tenneco and the Board evaluated the potential de-SPAC transaction involving Motorparts and determined that none of the potential de-SPAC transaction, the potential sale of the Systems Protections business or the other potential business unit sale transactions (including a sale of the Systems Protection business) would meaningfully reduce Tenneco’s relative debt levels and resulting leverage ratios, or otherwise meaningfully increase equity value relative to Tenneco’s standalone business strategy. Throughout this period, representatives of Apollo maintained periodic contact with Mr. Kesseler and Mr. Masanovich, the Company’s Executive Vice President and Chief Financial Officer, expressing Apollo’s continued interest in Tenneco and Powertrain and Clean Air.

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On March 2, 2021, representatives from Apollo contacted Tenneco to express Apollo’s continued interest in exploring a potential acquisition of Powertrain and Clean Air.

On May 13, 2021, the Board held a regular meeting at Tenneco’s headquarters in Lake Forest, Illinois attended by Tenneco management and representatives of Lazard. The Lazard representatives reviewed Tenneco’s business segments and financial position, as well as Tenneco’s standalone business strategy, current market valuation and related financial considerations for Tenneco, noting that Tenneco’s stock price traded below its peers and illustrative “sum of the parts” analysis due to, among other things, Tenneco’s high leverage and exposure to internal combustion engine businesses. The Lazard representatives also discussed potential strategic alternatives available to Tenneco, including the potential sale of Powertrain and Clean Air. It was noted that the potential sale of Powertrain and Clean Air could be a viable strategy to reduce Tenneco’s debt levels and resulting leverage ratios and eliminate Tenneco’s exposure to internal combustion engine businesses. After discussion, the Board authorized management to work with Lazard to prepare for the potential sale of Powertrain and Clean Air and outreach to Apollo, given its expressions of continued interest in Powertrain and Clean Air.

Throughout June, July and August of 2021, Tenneco’s management worked to develop a standalone business plan and financial estimates for Powertrain and Clean Air in preparation for an anticipated sale process to commence in early September 2021.

On August 10 and 11, 2021, the Board held a regular meeting at Tenneco’s headquarters in Lake Forest, Illinois attended by Tenneco management and representatives from Lazard. During the meeting, Mr. Kesseler reviewed Tenneco’s business and financial position, including an update to Tenneco’s share price performance, cash flows, debt position and resulting leverage. Representatives from Lazard discussed a range of potential strategic alternatives available to Tenneco, including potential alternatives for Powertrain and Clean Air and the financial aspects of a potential sale transaction involving Powertrain and Clean Air. The representatives from Lazard then discussed the historical outreaches from Apollo and Apollo’s strategic interest in internal combustion engine assets, Apollo’s continued expressions of interest in Powertrain and Clean Air, and an overview of the proposed process to solicit an indication of interest from Apollo. After discussion, the Board instructed management and Lazard to initiate discussions with Apollo with respect to a potential sale of Powertrain and Clean Air, including by providing confidential business and financial information to Apollo pursuant to a customary confidentiality agreement.

On August 17, 2021, Apollo entered into a customary confidentiality agreement with Tenneco with respect to confidential information furnished to Apollo in connection with the potential negotiated acquisition of Powertrain and Clean Air. The confidentiality agreement included an 18-month standstill provision but permitted confidential proposals to be made to the Board at any time and provided for termination of the standstill upon the public announcement of any proposal to acquire more than 50% of Tenneco’s class A common stock.

On September 10, 2021, customary marketing materials with respect to Powertrain and Clean Air were furnished to Apollo, including a business overview and standalone financial estimates for the Powertrain and Clean Air business units.

On September 14, 2021, representatives from Apollo sent a business due diligence request list to Tenneco, requesting customary business and financial data to allow Apollo to develop a preliminary proposal. Representatives from Lazard met via videoconference with representatives of Apollo to discuss the request list on September 15, 2021, and Apollo subsequently sent an updated business due diligence request list to reflect the parties’ conversation. Tenneco management worked with representatives of Lazard from September 15, 2021 through September 28, 2021 to produce relevant documentation in response to the Apollo business due diligence request.

On September 28, 2021, Tenneco’s management and representatives of Lazard held an in-person meeting with representatives from Apollo in Lazard’s offices in New York City to review the business, strategy, financial position and operations of Powertrain and Clean Air.

On October 3, 4 and 13, 2021, in response to additional due diligence requests submitted by Apollo, Tenneco provided additional business and financial data to Apollo regarding Powertrain and Clean Air.

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On October 13, 2021, representatives from Apollo submitted a preliminary non-binding proposal to acquire Powertrain and Clean Air for an adjusted total enterprise value (which Apollo indicated represented enterprise value plus pension liabilities, factored receivables and minority interests) of between $3.8 billion and $4.1 billion. Apollo’s proposal was not subject to a financing contingency. Apollo indicated it would require an exclusivity period of 60 days, commencing when Apollo received responses to its due diligence requests. Apollo also requested that Tenneco reimburse Apollo’s expenses, up to $3 million, if the parties did not mutually agree to the proposed transaction by the termination of the exclusivity period.

On October 19, 2021, the Board held a special meeting, attended by Tenneco management, representatives from Lazard and representatives from Tenneco’s outside legal counsel, Latham & Watkins LLP (referred to herein as “Latham”), to discuss the potential sale of Powertrain and Clean Air, including the indication of interest and request for exclusivity and expense reimbursement from Apollo. Mr. Thomas J. Sabatino, Tenneco’s Executive Vice President and General Counsel, and representatives of Latham provided legal advice regarding the Board’s fiduciary duties, both generally and in the context of the potential Powertrain and Clean Air sale transaction. Representatives from Lazard reviewed the financial aspects of Apollo’s proposal, a preliminary pro forma financial analysis of the proposed transaction, an overview of a preliminary process timeline, a review of the prior 2019 process with Apollo with respect to the potential sale of Powertrain Technology, and an update on automotive electrification trends and their implications for the industry. The Board also discussed Apollo’s request for exclusivity and expense reimbursement in order to proceed with diligence and discussions regarding the proposed transaction. Representatives of Lazard reviewed prior marketing efforts for these businesses and, following discussion with management and taking into account advice from representatives of Lazard, the Board believed it was unlikely that another strategic or private equity bidder would be willing to offer a purchase price in excess of the current Apollo proposal and that, absent a sale of both businesses to the Apollo Funds, a sale of the two businesses separately likely could only be completed in 2022 (or later). It was also noted that other similarly situated companies had publicly announced, or otherwise communicated, intentions to divest similar businesses exposed to the internal combustion engine industry, which could cause additional downward pressure on price in the future. After discussion, the Board determined to continue discussions with Apollo. In addition, the Board established a committee comprised of Messrs. Kesseler, Thomas C. Freyman, Dennis J. Letham, Aleksandra A. Miziolek, Charles K. Stevens, III and John S. Stroup (the “Transaction Committee”) for administrative efficiency purposes, with authority to administer, oversee and act as a resource to management and the advisors with respect to the discussions with Apollo, and also to negotiate and approve the exclusivity and expense reimbursement letter with Apollo. It was noted that the full Board retained authority with respect to approval of any proposed sale transaction.

Following the October 19, 2021 Board meeting, at the direction of the Board, representatives of Lazard and Apollo held numerous discussions regarding the Apollo proposal and the duration and terms of exclusivity and expense reimbursement proposed by Apollo. Apollo proposed exclusivity through December 31, 2021 and proposed that expense reimbursement would represent 50% of Apollo’s expenses, subject to a cap on amounts reimbursed to Apollo of $3 million. After discussion with Tenneco management, at the direction of Tenneco management, representatives of Lazard indicated that Tenneco was willing to move forward with a period of exclusivity until December 15, 2021, subject to approval of the Transaction Committee.

On October 25, 2021, the Transaction Committee authorized Tenneco to enter into exclusivity with Apollo until December 15, 2021, as well as expense reimbursement of 50% of Apollo’s out-of-pocket expenses, subject to a cap on amounts reimbursed to Apollo of $3 million.

Also on October 25, 2021, representatives of Apollo sent a supplemental due diligence request list that addressed, among other things, diligence topics and questions related to financial matters, commercial matters, customers and suppliers, facilities and operations, separation and carve-out matters, debt and debt-like items and other tax and legal due diligence matters.

On October 26, 2021, Apollo and Tenneco entered into the exclusivity and expense reimbursement letter reflecting the terms approved by the Transaction Committee.

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On November 3 and 4, 2021, the Board held a regular meeting at Tenneco’s headquarters in Lake Forest, Illinois attended by Tenneco management and representatives from Lazard. During the meeting, representatives of Lazard reviewed the current state of the M&A environment generally and within the automotive sector and provided an update on discussions with Apollo, including progress since the last Board meeting and an overview of key workstreams to support the transaction process. In addition, the Lazard representatives reviewed the potential financial impact of the sale of Powertrain and Clean Air to Tenneco’s remaining business, including Tenneco’s financial profile after completing the potential sale, the potential impact of pension and other liabilities on net proceeds from a potential transaction, the opportunity to reduce Tenneco’s leverage ratio and the potential market reaction to the sale transaction.

On November 3, 2021, representatives of Latham had an initial call with representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell”), legal counsel to Apollo, to discuss process, timing and key workstreams with respect to the proposed transaction. Representatives of Latham and Wachtell, in certain cases joined by other legal counsel to Tenneco and Apollo, as applicable, had regular communications after this initial call with respect to additional diligence and legal matters.

On November 9, 2021, Tenneco opened an electronic data room to Apollo and its representatives and financing sources, which was populated with documentation in response to Apollo’s due diligence requests.

On November 18, 2021, Mr. Kesseler and Mr. Michael Reiss of Apollo attended a dinner together in Chicago. Consistent with prior discussions Mr. Kesseler had with the Board, Mr. Kesseler communicated to Mr. Reiss over dinner that developing market conditions could complicate the ability of Tenneco to complete the Powertrain and Clean Air transaction without additional equity financing for the remaining company. Mr. Reiss suggested that Apollo could consider a potential private equity investment in the remaining company in connection with consummation of the Powertrain and Clean Air transaction or otherwise could consider a potential purchase of the entire company.

On November 19, 2021, Tenneco’s management and representatives of Lazard held an in-person meeting with representatives of Apollo, joined by Apollo’s financial, accounting and strategic advisors, at the offices of Latham in Chicago. The Tenneco representatives reviewed the business, operations and financial position of Powertrain and Clean Air and, in that context, responded to various due diligence questions posed by Apollo.

On November 21, 2021, in furtherance of the discussions between Mr. Kesseler and Mr. Reiss over dinner on November 18, 2021 regarding a potential private equity investment in the remaining company in connection with consummation of the Powertrain and Clean Air transaction or a potential acquisition by the Apollo Funds of all of Tenneco, Apollo requested that Tenneco provide Apollo with business and financial information regarding the entire company.

During the weeks of November 22, 2021 and November 29, 2021, Tenneco’s management held multiple telephonic and videoconference diligence sessions with representatives from Apollo, which sessions were also variously attended by Tenneco’s outside advisors from Lazard and Latham and Apollo’s outside advisors. Tenneco also continued to furnish additional documentation in the virtual data room in response to Apollo’s supplemental requests.

On November 26, 2021, representatives of Lazard spoke with representatives of Apollo to discuss status and timing, including Apollo’s request for additional, more detailed diligence information, and Lazard’s request, on behalf of, and at the direction of, Tenneco, that Apollo confirm its proposed enterprise valuation would be at or above $4 billion for Powertrain and Clean Air. The Apollo representatives indicated they expected to be in a position to confirm value on or prior to December 15, 2021, assuming Tenneco provided the requested additional diligence information in a timely manner.

On November 29, 2021, the Transaction Committee held a meeting attended by Tenneco management and representatives from Lazard, to prepare for the special meeting of the Board scheduled for November 30, 2021. During the meeting, Mr. Masanovich provided an update on current market conditions and changes in the market and

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business performance in the second half of 2021. Representatives of Lazard reviewed the strategic alternatives available to Tenneco, including pursuing a standalone business strategy, the sale of Powertrain and Clean Air, the sale of DRiV, the sale of Motorparts and a sale of the whole company. The representatives from Lazard provided an update on the ongoing discussions between Tenneco and Apollo. It was noted that, based on its work to date, Apollo indicated that it would maintain its price range for Powertrain and Clean Air, and that, if necessary, Apollo was willing to consider a potential private equity investment in the remaining company. Alternatively, it was noted that Apollo had indicated that it would be willing to consider a potential purchase of the entire company and, in that context, had requested access to business and financial information regarding the entire company. The Transaction Committee determined to discuss these strategic alternatives with the full Board and noted that, if the Board sought to broaden the authority of the Transaction Committee to consider a wider range of strategic alternatives, the Board could do so at that meeting.

On November 30, 2021, the Board held a special meeting attended by Tenneco’s management, as well as representatives from Lazard. During the meeting, Mr. Masanovich provided an update on current market conditions and changes in the market and business performance in the second half of 2021, including a decline in global light vehicle production, increased material commodity and freight costs, inflation and a resulting increase in estimated leverage ratios for Tenneco for 2021 and possibly continuing into 2022. Representatives of Lazard reviewed with the Board the strategic alternatives available to Tenneco, including pursuing a standalone business strategy, the sale of Powertrain and Clean Air, the sale of DRiV, the sale of Motorparts and a sale of the whole company, and discussed the financial and qualitative considerations for each transaction alternative, including feasibility, value creation, and, except with respect to a whole company sale, the leverage profile for the remaining company and growth and margin profile of the remaining company from a public markets perspective. The Lazard representatives also discussed Tenneco’s capital structure, upcoming maturities, and options for refinancing Tenneco’s indebtedness in light of the potential sale of Powertrain and Clean Air as compared to the other strategic alternatives. The representatives from Lazard provided an update on the ongoing discussions between Tenneco and Apollo, noting that, based on its work to date, Apollo indicated that it would maintain its price range for Powertrain and Clean Air, and that, if necessary, Apollo was willing to consider a potential private equity investment in the remaining company. Alternatively, it was noted that Apollo had indicated that it would be willing to consider a potential purchase of the entire company and, in that context, had requested access to business and financial information regarding the entire company. After discussion, the Board determined to authorize the Transaction Committee to broaden the scope of its review to cover, in addition to the sale of Powertrain and Clean Air, the potential sale of DRiV or a potential whole company sale transaction. The Board also authorized management and Lazard to continue discussions with Apollo regarding the Powertrain and Clean Air transaction (including the potential for a private investment by the Apollo Funds in the remaining company) and also to explore the potential for a whole company transaction with Apollo.

During the week of December 6, 2021, representatives of Tenneco hosted representatives of Apollo and their outside advisors on six Powertrain and Clean Air plant tours of Tenneco facilities located in the United States, Germany, and Poland. Also during this week and continuing into the week of December 13, 2021, Tenneco’s management, together with its financial and legal advisors, held multiple telephonic and videoconference diligence sessions with representatives from Apollo and its advisors covering financial, legal, tax and other due diligence matters. In addition, representatives of Latham and Wachtell met telephonically to discuss transaction process and timing, the status of legal diligence and the status of transaction documents for the sale of Powertrain and Clean Air.

On December 9, 2021, representatives of Latham circulated a draft equity purchase agreement to Wachtell with respect to the potential sale of Powertrain and Clean Air.

On December 10, 2021, representatives from Latham and Wachtell met telephonically to discuss certain diligence and transaction structuring matters related to the sale of Powertrain and Clean Air.

Also on December 9, 2021, representatives of Lazard, acting at the direction of the Board, provided representatives of Apollo with a five-year financial projection scenario for Tenneco on a standalone basis based, in part, upon published IHS Markit Ltd estimates for global light vehicle production in 2022 through 2026. The projections provided to Apollo were referred to by the Board as the “Upside Case”.

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On December 15, 2021, Apollo submitted a letter to Tenneco containing a non-binding indication of interest to acquire 100% of Tenneco for a price of $16.00 to $18.00 per share of class A common stock in cash. Tenneco’s share price closed at $10.32 per share at the end of trading that day. Apollo also confirmed its offer for the Apollo Funds to acquire Powertrain and Clean Air on the same terms originally proposed in October 2021. Apollo’s proposal to acquire the whole company was subject to completion of due diligence on DRiV (having already substantially completed due diligence on Powertrain and Clean Air) and negotiation of definitive transaction documentation. Apollo indicated that, because the exclusivity period with Apollo formally expired at 5:00 p.m. Eastern Time on December 15, 2021, Apollo would require a new exclusivity period through the end of January 2022 to move forward with either its proposal to acquire Powertrain and Clean Air or its proposal to acquire the whole company.

On December 21, 2021, the Transaction Committee held a meeting, attended by Tenneco management and representatives of Lazard and Latham, to review the status of Apollo’s review of the potential acquisition of Powertrain and Clean Air, as well as the non-binding indication of interest submitted by Apollo and other strategic alternatives available to Tenneco. The parties at the meeting discussed the pro forma leverage profile of Tenneco, assuming completion of the Powertrain and Clean Air sale transaction, highlighting the estimated net proceeds of the transaction, the potential challenges of financing Tenneco after the completion of the transaction and the various net leverage profiles resulting from closing on the Powertrain and Clean Air transaction at different points throughout 2022. The Lazard representatives reviewed the financial considerations for the potential sale of the whole company, including Tenneco’s preliminary annual operating plan for 2022 and management’s preliminary five-year financial estimates, key business risks and opportunities for Tenneco, and preliminary illustrative valuation analyses with respect to Tenneco’s standalone business strategy. Representatives of Lazard also discussed potential alternative strategic and financial sponsor buyers for Tenneco in an entire company transaction. The Transaction Committee noted the challenges and risks to the remaining company if Tenneco executed the Powertrain and Clean Air sale transaction and concluded that the Board should consider pursuing the potential whole company sale alternative with Apollo.

On December 22, 2021, the Board held a special meeting attended by members of Tenneco management and representatives from Lazard and Latham to review the status of the potential acquisition of Powertrain and Clean Air by the Apollo Funds, as well as the non-binding indication of interest for the acquisition of the entire company submitted by Apollo and other strategic alternatives available to Tenneco. Mr. Kesseler provided an update on the potential Powertrain and Clean Air transaction, highlighting the proposed purchase price and various financial considerations and challenges to the remaining company if Tenneco executed the Powertrain and Clean Air sale transaction. Mr. Masanovich reviewed the anticipated net proceeds in a Powertrain and Clean Air transaction, including the capital structure challenges created for the remaining company, the current status of Tenneco’s banking relationships, and the impacts of net leverage of the proposed sale transaction. The Lazard representatives reviewed the financial considerations for the potential sale of the whole company, including Tenneco’s preliminary annual operating plan for 2022 and management’s preliminary five-year financial estimates, key business risks and opportunities for Tenneco, and preliminary illustrative valuation analyses with respect to Tenneco’s standalone business strategy. Representatives of Lazard also noted Apollo’s request for exclusivity through the end of January 2022 and reviewed other potential alternate strategic and financial sponsor buyers for Tenneco. Mr. Sabatino and representatives from Latham provided legal advice regarding the fiduciary duties of the Board. After discussion, the Board determined that Apollo’s offered range of $16.00 to $18.00 per share was inadequate. The Board directed representatives from Lazard to communicate to Apollo that the Board had determined that a sale of Powertrain and Clean Air was not likely to be viable in light of the challenges and risks to the remaining company following the sale and that Apollo’s offered range for whole company transaction was inadequate. It was noted that the Board would reconvene on January 4, 2022 to consider further Tenneco’s strategic alternatives and, in particular, whether Tenneco would be willing to engage in further discussions with Apollo and on what terms.

On December 23, 2021, representatives of Lazard spoke with representatives of Apollo and conveyed to Apollo that the Board had determined that a sale of Powertrain and Clean Air was not likely to be viable in light of the challenges and risks to the remaining company following the sale, and also conveyed that Apollo’s offered range of $16.00 to $18.00 per share for a whole company transaction was inadequate. The Lazard representatives informed Apollo that the Board

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would meet again on January 4, 2022, and that the Lazard representatives may be able to provide more specific feedback on the offer following that meeting.

On January 4, 2022, the Board held a meeting in Chicago attended by Tenneco management and representatives of Lazard and Latham to consider further Tenneco’s strategic alternatives and, in particular, whether Tenneco would be willing to engage in further discussions with Apollo and on what terms. Representatives of Latham provided legal advice regarding the fiduciary duties of the Board. Representatives of Lazard reviewed the Board’s extended process to explore strategic alternatives for Tenneco, stretching back to the announcement of the Federal-Mogul acquisition, and the desire to separate DRiV and Powertrain Technologies. No standstill provisions remained in effect at the time with any third party other than Apollo, and, for the avoidance of doubt, no standstill provisions currently remain in effect with any third party. Messrs. Kesseler, Masanovich and Richard M. Kwas, Vice President, Investor Relations and Corporate Development, reviewed the current market conditions in the auto industry, including increased volatility as a result of inflation, supply chain issues and general market trends, and they noted the impact on the expected leverage profile and financial position of the remaining company if the Board were to proceed with the sale of Powertrain and Clean Air. Tenneco management then presented various five-year financial projection scenarios for Tenneco on a standalone basis, including the “Upside Case” that had been furnished to Apollo on December 9, 2021, and that was based, in part, upon published IHS Markit Ltd estimates for global light vehicle production in 2022 through 2026, and a so-called “Base Case” reflecting, among other things, management’s estimates for global light vehicle production in 2022 through 2026. See “— Certain Financial Projections” on page 52 of this proxy statement for summaries of the Upside Case furnished to Apollo and the Base Case authorized by the Board for use by Lazard in its financial valuation analyses.

Representatives from Lazard then reviewed the potential risks and opportunities of various strategic alternatives available to Tenneco, highlighting the challenges posed by the sale of Powertrain and Clean Air. The Board determined that neither the sale of Powertrain and Clean Air nor the sale of DRiV was actionable at that time for the various reasons previously discussed. The Board then discussed the whole company sale of Tenneco as the alternative most likely to maximize value for Tenneco and its stockholders, as compared to continuing to execute Tenneco’s strategic plan on a standalone basis. Mr. Kesseler and the Lazard representatives referenced Apollo’s request for exclusivity and reviewed other potential alternate strategic and financial sponsor buyers for Tenneco. Representatives of Lazard reviewed prior marketing efforts for Tenneco’s business segments, and following discussion with management and taking into account advice from representatives of Lazard and the fact that Tenneco had not received any outreach from third parties in response to Tenneco’s public announcements of its strategic review process, the Board believed it was unlikely that another strategic or private equity bidder would be willing to offer a purchase price for Tenneco in excess of the current Apollo proposal. The Board also discussed the range of approaches to “test the market” for a sale of the company, including potential targeted pre-signing outreach to potential bidders, a so-called “go-shop” to allow Tenneco to solicit proposals after signing the proposed transaction with the Apollo Funds and a so-called “window shop” that would allow the Board to consider and respond to unsolicited proposals received after signing the proposed transaction with the Apollo Funds. After discussion, the Board instructed management and Lazard to advise Apollo that Apollo would need to increase its per share offer price for the whole company to be “in the twenties” and be reflective of the 52-week high in Tenneco’s stock of $22.27 in order to move forward with further discussions regarding the proposed whole company sale transaction and that the Board would request that the definitive transaction documentation include a customary “go-shop” provision in the context of extending the exclusivity period for Apollo. The Board also determined that discussions and negotiations with respect to the potential sale of Tenneco would be administered at the full Board level and, accordingly, the Transaction Committee was disbanded.

Later on during the afternoon of January 4, 2022, representatives of Lazard contacted representatives of Apollo to communicate that the proposed range of $16.00 to $18.00 per share was inadequate and that Apollo would need to increase its per share offer price for the whole company to be “in the twenties” and be reflective of the 52-week high in Tenneco’s stock of $22.27 in order to move forward with further discussions. Mr. Kesseler subsequently spoke with the Apollo representative to reiterate the Board’s position. Mr. Kesseler also noted that the Board would request a “go-shop” provision in the definitive transaction documentation in recognition of the exclusivity period granted to Apollo.

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On January 5, 2022, representatives of Apollo contacted Mr. Kesseler and representatives of Lazard to convey Apollo’s revised non-binding proposal to acquire Tenneco for $20.00 per share in cash, representing a 57% premium over Tenneco’s then-current share price, subject to the completion of diligence, execution of definitive agreements and extension of Apollo’s exclusivity period. Apollo’s representative indicated that the $20 per share price represented the upper limit of what Apollo was authorized to pay in an acquisition of Tenneco. Apollo also indicated that Apollo believed it could complete due diligence and be in a position sign definitive documentation by February 24, 2022. Apollo’s representatives acknowledged the Board’s request for a “go-shop” provision but indicated that it would be discussed in connection with definitive transaction documentation. Apollo subsequently furnished its revised non-binding proposal in writing for consideration by Tenneco’s Board.

On January 7, 2022, the Board held a special meeting attended by Tenneco management and representatives of Lazard and Latham, to review Apollo’s revised offer of $20.00 per share in cash and its request for exclusivity. Mr. Sabatino and representatives from Latham provided legal advice regarding the fiduciary duties of the Board. Representatives from Lazard reviewed the financial aspects of Apollo’s revised proposal. The Board discussed that Apollo continued to be the party most likely to offer the highest value for Tenneco, that the pool of other potential bidders was expected to be limited given current and prospective market trends, and that Tenneco had publicly announced that it was reviewing strategic alternatives to maximize shareholder value, but had not received any outreach from third parties in response. The Board authorized management and the advisors to continue discussions with Apollo on the basis of its revised offer, including an extension of exclusivity to Apollo through February 21, 2022, in order to be in a position to consider definitive documentation prior to Tenneco’s regularly scheduled earnings call.

After the Board meeting on January 7, 2022, representatives of Lazard communicated to Apollo that Tenneco was prepared to extend exclusivity for purposes of negotiating a whole company transaction through February 21, 2022 based upon Apollo’s non-binding proposal of $20 per share, and Tenneco and Apollo executed an exclusivity agreement extension on that basis. Later that day, representatives from Apollo sent a business due diligence request list to Lazard, requesting customary business and financial data to allow Apollo to assess its valuation assumptions with respect to Motorparts and Performance Solutions as well as confirmatory diligence items for their diligence with respect to legal, environmental, health and safety, insurance, intellectual property and other similar matters.

Also on January 7, 2022 and thereafter on a regular basis, representatives from Latham and Wachtell met telephonically to discuss transaction process and timing for the whole company transaction, the status of legal diligence and open items in the negotiation of definitive transaction documents.

On or around January 10, 2022, representatives of Lazard provided Tenneco with a customary memorandum disclosing certain of Lazard’s then-current and historical relationships with Apollo and its affiliates.

During January and February 2022, Tenneco also consulted with representatives of J.P. Morgan, a financial advisor to the Company, regarding the financial condition and business of Tenneco, as well as the financial aspects of the proposed transaction with the Apollo Funds.

On January 18, 2022, Tenneco held a management meeting in Detroit, Michigan, covering Motorparts and Performance Solutions (formerly Ride Performance) with representatives from Apollo, which was also attended by representatives from Lazard and Latham.

During the week of January 24, 2022 and continuing into February 2022, Tenneco’s management, together with representatives of Lazard and Latham, held multiple telephonic and videoconference diligence sessions with representatives from Apollo, including Apollo’s outside advisors, covering tax, information technology, cybersecurity, environmental, legal, and financial matters. From January 24, 2022 through February 4, 2022, members of Tenneco’s management hosted representatives of Apollo and its outside advisors on six Performance Solutions and Motorparts plant tours of Tenneco facilities located in the United States, Mexico, Poland, Romania, and Belgium.

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On January 26, 2022, representatives from Latham and Wachtell met telephonically to discuss various legal issues, including the status of legal diligence and key points for the definitive transaction documentation. Later that day, Latham sent an initial draft of the proposed Merger Agreement to Wachtell. Among other terms, the agreement included a 45-day “go-shop” period, a “two-tiered” Tenneco termination fee with a lower termination fee of 1.25% of Tenneco’s equity value payable if the agreement were terminated by Tenneco to accept a superior proposal during the “go-shop” period (as well as after the “go-shop” period for certain exempted persons who approached the company during the “go-shop” period) and a termination fee of 2.5% of Tenneco’s equity value after the “go-shop” period. The proposed Merger Agreement also contemplated that Parent, Tenneco and their respective affiliates would be required to divest assets, pursue litigation and take certain other actions, if necessary, to obtain antitrust and other regulatory approvals (a so-called “hell or high water” regulatory approvals provision), that Parent and its affiliates would not be permitted to engage in mergers or acquisitions prior to closing if such activity could materially delay closing or increase the risk of not obtaining any required regulatory approval and that Parent would be obligated to pay a reverse termination fee of 4% of the enterprise value of Tenneco if the Merger Agreement were terminated due to Parent’s failure to consummate the Merger when required to do so under the Merger Agreement.

On January 29, 2022, the senior management of Motorparts and Performance Solutions and representatives of Lazard held an additional videoconference diligence session with representatives from Apollo, including Apollo’s outside advisors, regarding Motorparts and Performance Solutions. Also on January 29, 2022, Tenneco executed an engagement letter with Lazard in connection with the proposed sale of Tenneco.

On February 1 and 2, 2022, the Board held a regular meeting at Tenneco’s headquarters in Lake Forest, Illinois attended by Tenneco management and representatives of Lazard and Latham. During the meeting, the Lazard representatives provided an update on diligence and the potential whole company sale to the Apollo Funds and provided a review of market conditions and the M&A landscape, highlighting recent market performance for the automotive sector. Representatives of Latham then reviewed the current status of legal discussions with Wachtell, as well as the anticipated transaction timeline. It was noted that Apollo had objected to the Board’s request for a “go-shop” provision, citing the substantial premium proposed by Apollo and Tenneco’s prior public announcements that the Board was open to reviewing strategic alternatives. The Board discussed that Apollo continued to be the party most likely to offer the highest value for Tenneco and that the pool of other potential bidders was expected to be limited given current and prospective market trends. The Board authorized management and the advisors to continue discussions with Apollo regarding a potential whole company transaction.

Also on February 1 and 2, 2022, members of Tenneco’s management team covering Motorparts and Performance Solutions met with Apollo’s accounting and strategic advisors at Tenneco’s offices in Southfield, Michigan to discuss quality of earnings diligence.

On February 2, 2022, representatives from Latham and Wachtell met telephonically to discuss transaction process and timing, the status of legal diligence and key business issues related to the draft Merger Agreement provided by Latham. Later in the day on February 2, 2022, Wachtell sent Latham a revised draft of the Merger Agreement. The revised draft of the Merger Agreement removed the “go-shop” provisions, replaced the “hell or high water” regulatory efforts provision with a provision stating that Parent would not be required to make any divestitures, agree to regulatory remedies or commence any litigation in order to obtain required antitrust and regulatory approvals, removed the restriction on Parent’s and its affiliates’ ability to pursue mergers and acquisitions prior to consummation of the Merger, increased Tenneco’s termination fee to 3.5% of Tenneco’s equity value, and lowered Parent’s reverse termination fee to 3.5% of Tenneco’s equity value. Wachtell’s draft also added a requirement for Tenneco to reimburse Parent for its deal-related expenses in the event that Tenneco’s stockholders did not vote to approve the transaction at the stockholder meeting (regardless of whether the Board changed its recommendation or whether a competing transaction had then been publicly announced).

On February 4 and 7, 2022, members of Tenneco’s management met with Apollo’s accounting and strategic advisors in Detroit, Michigan to discuss various due diligence matters.

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On February 9, 2022, representatives from Latham and Wachtell met telephonically to discuss transaction process and timing, the status of legal diligence and open items in the negotiation of the Merger Agreement. Later in the day on February 9, 2022, Latham sent Wachtell a revised draft of the Merger Agreement. The revised draft of the Merger Agreement reinserted Tenneco’s initial positions on the “go-shop”, “two-tiered” Tenneco termination fee and the antitrust and regulatory efforts provisions. The revised draft Merger Agreement also proposed a Parent termination fee equal to 4% of Tenneco’s enterprise value, and deleted the requirement for Tenneco to reimburse Parent for its expenses in connection with the transaction in the event that Tenneco’s stockholder did not vote to approve the Merger.

On February 14, 2022, Wachtell sent Latham a revised draft of the Merger Agreement. The revised draft of the Merger Agreement made the same edits as Apollo’s prior draft of the Merger Agreement with respect to the deletion of the “go-shop” provisions, Tenneco’s termination fee of 3.5% of Tenneco’s equity value, the antitrust and regulatory efforts provisions and Tenneco’s obligation to reimburse Apollo’s expenses upon Tenneco stockholders voting down the Merger (but added an upper limit of $20 million on this reimbursement obligation). The draft Merger Agreement from Wachtell also proposed a termination fee payable by Parent of 4.5% of Tenneco’s equity value. Wachtell’s draft Merger Agreement also modified the restriction on Parent’s and its affiliates’ ability to pursue mergers and acquisition prior to closing to only restrict activities that would be reasonably expected to prevent the consummation of the Merger prior to the “outside date” specified in the Merger Agreement.

On February 16, 2022, Latham sent Wachtell a revised draft of the Merger Agreement. The revised draft required that Apollo only agree to divestitures of, and regulatory remedies with respect to, Tenneco’s businesses and assets (and not assets of any affiliates of Parent). The revised draft also reinserted Tenneco’s prior position on the “go-shop”, Tenneco termination fees, Parent termination fee, and Apollo’s expense reimbursement proposal.

On February 18, 2022, the Board held a regular meeting attended by Tenneco management and representatives of Lazard and Latham. During the meeting, the Lazard representatives reviewed the history of the proposed transaction, an overview of due diligence and recent meetings with representatives of Apollo, valuation and implied multiples of Apollo’s proposal and current assumptions regarding the global light vehicle market. The Lazard representatives also reviewed Lazard’s financial valuation analyses with respect to Tenneco using customary methodologies, including discounted cash flow, a private market valuation, and a public market valuation based on both the Base Case projections (as discussed in “ — Certain Financial Projections” on page 52 of this proxy statement) and consensus estimates. The Lazard representatives further contextualized Apollo’s offer by comparing it to Tenneco’s 52-week high of $22.27 per share and 52-week low of $9.65 per share and addressed the approximately $7.1 billion enterprise value of Tenneco implied by Apollo’s offer. Representatives of Lazard also discussed current market trends and other potential buyers, noting the lack of outreach from third parties in response to Tenneco’s public announcements of its strategic review processes. Representatives of Latham then provided a status update on the negotiation of the proposed Merger Agreement, highlighting key terms and open business items, and received feedback from the Board with respect to those matters. Representatives of Latham also discussed applicable merger control and foreign direct investment approvals. The Board authorized management and the advisors to continue discussions with Apollo regarding the Merger.

Separately, on February 18, 2022, Wachtell sent Latham a partially revised draft of the Merger Agreement reserving on the most significant open business points and advancing legal and technical drafting matters that were previously unresolved in the Merger Agreement.

On February 19, 2022, representatives from Latham and Wachtell met telephonically to discuss transaction process and timing and walk through the revisions in the draft of the Merger Agreement that Wachtell sent to Latham the prior day. Later in the day, Latham sent a revised incremental draft of the Merger Agreement to Wachtell, again reserving on the most significant open business points.

On February 20, 2022, representatives from Latham and Wachtell met telephonically to discuss transaction process and timing and walk through the revisions in the draft of the Merger Agreement that Latham sent to Wachtell the prior day.

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On February 21, 2022, at the direction of Tenneco, representatives of Lazard spoke with Apollo regarding the significant open business issues in the Merger Agreement, focusing on the Board’s request for a “go-shop” provision, antitrust and regulatory considerations and termination fees and expense reimbursement obligations of the parties.

Later in the day on February 21, 2022, the Board held a special meeting attended by Tenneco management and representatives of Lazard and Latham. Representatives from Latham reviewed the open business issues in the proposed Merger Agreement and Latham and Lazard responded to questions and comments from the Board. The Board provided guidance on the remaining open business issues in the Merger Agreement and authorized management and its advisors to continue discussions with Apollo regarding the Merger. Mr. Kesseler advised that the Board would reconvene on February 22, 2022 to review the proposed final Merger Agreement in detail, assuming Apollo and Company management could reach agreement on final terms.

Following the Board meeting on February 21, 2022, Mr. Kesseler spoke with a representative of Apollo regarding the remaining open business issues in the Merger Agreement. They agreed that Tenneco would accept removal of the “go-shop” provision in the final Merger Agreement in exchange for Apollo’s agreement (i) to make divestitures and accept remedies to obtain applicable regulatory and antitrust approvals so long as it would not result in a material adverse effect on Tenneco and its subsidiaries, (ii) to a Parent termination fee of approximately 6.0% of Tenneco’s equity value and a Tenneco termination fee of approximately 3.0% of Tenneco’s’ equity value and (iii) to forgo expense reimbursement if Company stockholders vote down the Merger.

On February 22, 2022, Wachtell sent Latham a revised draft of the Merger Agreement reflecting the negotiation between the parties of the previously open business points. The revised draft of the Merger Agreement modified the antitrust and regulatory efforts provisions to require Parent to divest assets of Tenneco and its subsidiaries (and agree to remedies with respect thereto) and pursue litigation, in each case, if necessary to obtain antitrust and other regulatory approvals, except to the extent such actions would have or reasonably be expected to have a material adverse effect on the business, operations or financial condition of Tenneco and its subsidiaries, taken as a whole. The revised draft also removed the “go-shop” provision, reduced the Tenneco termination fee to $54,000,000 (approximately 3.0% of transaction equity value) and increased the Parent termination fee to $108,000,000 (approximately 6.0% of transaction equity value). The revised draft also provided that the $108,000,000 Parent termination fee would be payable in the event that certain closing conditions related to regulatory approvals were not satisfied prior to the “outside date” where all other closing conditions were satisfied (provided that Parent would retain the right to waive such unsatisfied conditions and consummate the Merger rather than paying a termination fee). The revised draft accepted the removal of Tenneco’s obligation to reimburse Parent for its expenses in connection with the transaction in the event that Tenneco’s stockholders do not vote to approve the Merger at the stockholder meeting. Over the remainder of the day on February 22, 2022, Latham and Wachtell traded further drafts of the Merger Agreement, making technical final revisions.

Later in the day on February 22, 2022, the Board held a special meeting attended by Tenneco management and representatives of Lazard and Latham. During the meeting, representatives from Latham reviewed the proposed resolution of the key business points discussed with the Board on February 21, 2022, the final terms of the Merger Agreement, the transaction timeline, and conditions and contingencies. The Latham representatives also provided legal advice regarding the Board’s fiduciary duties under Delaware law in the context of the proposed transaction and regarding a proposed amendment to Tenneco’s bylaws to designate specified courts as the exclusive forum for certain types of litigation relating to Tenneco. Representatives of Lazard then reviewed Lazard’s financial analyses and delivered its oral opinion to the Board (which was subsequently confirmed by delivery of a written opinion dated as of February 22, 2022) to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid to Tenneco’s stockholders (other than with respect to shares of Tenneco’s class A common stock held by holders who are entitled to, and have properly demanded, an appraisal of their shares and shares held by Tenneco as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Parent)) in the Merger was fair from a financial point of view to such stockholders. Following this discussion, the Board unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Tenneco and its stockholders, (ii) approved,

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adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Tenneco for adoption, (iv) recommended that Tenneco’s stockholders adopt the Merger Agreement and (v) adopted the amendment to Tenneco’s bylaws designating specified courts as the exclusive forum for certain types of litigation.

On the evening of February 22, 2022 the parties executed and delivered the Merger Agreement. On the morning of February 23, 2022, prior to the open of trading in Tenneco’s stock, Tenneco issued a press release announcing the execution of the Merger Agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

The Board, after consulting with its financial advisor and outside legal counsel and reviewing and considering various factors described in “— Reasons for the Merger,” (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Tenneco and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Tenneco for adoption and (iv) recommended that Tenneco’s stockholders adopt the Merger Agreement.

The Board unanimously recommends that you vote “FOR” the Merger Proposal.

Reasons for the Merger

At a meeting of our Board on February 22, 2022, our Board (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Tenneco and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Tenneco for adoption and (iv) recommended that Tenneco’s stockholders adopt the Merger Agreement.

In reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Merger Agreement be adopted by Tenneco’s stockholders, the Board evaluated the Merger Agreement and the Merger with Tenneco’s executive management and Tenneco’s financial and legal advisors and considered a number of factors, including the following material factors (which are not intended to be exhaustive or listed in any relative order of importance):

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the fact that the Merger Consideration represents a premium of 100.4% to Tenneco’s closing stock price on February 22, 2022, the last trading day before the Merger Agreement was announced, and a premium of 71.6% over the 90-day volume-weighted average on the same date;

•

uncertainties associated with the long-term risks and challenges in continuing to implement Tenneco’s strategic plan, including strategic business and execution risks in light of the transformational changes and realignments expected in the automotive industry resulting from the growing adoption of battery electric vehicles;

•

the Board’s belief that the value offered to stockholders pursuant to the Merger is more favorable to Tenneco’s stockholders than the potential value from other alternatives reasonably available to Tenneco, including remaining an independent public company and the sale or other disposition of DRiV and/or our Powertrain, Systems Protection, Clean Air or other business units, after reviewing Tenneco’s business, financial condition, results of operations, market trends, competitive landscape and execution risks, and discussions with Tenneco’s management and advisors and considering:

•	increased volatility and uncertain outlook in the automotive industry driven by:

◾	increasingly rapid adoption of battery electric vehicles, particularly in Tenneco’s most important markets, and the resulting impact on the market for internal combustion engines;

◾	supply chain issues and the ongoing global semiconductor shortage;

◾	the emergence of increased inflation as a possible risk to light vehicle demand and production;

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◾	high fixed costs;

◾	timing and uncertainty as to the strength of the macroeconomic recovery from COVID-related supply chain disruption; and

◾	increasing material commodity and freight costs;

•

the potential for Tenneco’s high financial leverage relative to its peers to exacerbate the effect of negative industry factors and make it more difficult for Tenneco to make the necessary investments to react to such factors;

•	the impact of increasing multiple compression on the valuations of auto supplier with higher powertrain content;

•	the continued cyclicality of the automotive industry;

•	the significant amount of Tenneco’s debt that would likely need to be refinanced in the near- to medium-term;

•

the fact that the Merger Consideration of $20.00 per share will be paid in cash, and provides certainty, immediate value and liquidity to Tenneco’s stockholders, enabling them to realize value for their interest in Tenneco while eliminating business and execution risk inherent in Tenneco’s business, including risks and uncertainties associated with achievement of the stand-alone plan;

•

Tenneco’s review of strategic alternatives to maximize stockholder value dating back to 2019, including our exploration of a potential spin-off of DRiV, our public announcement of ongoing review of strategic alternatives in January 2020, and our outreach to, and extensive discussions with, potentially interested parties regarding a sale or other disposition of our Powertrain, Systems Protection, Clean Air or other business units (as further described in the section titled “— Background of the Merger”);

•

our ability to respond to and negotiate an alternative acquisition proposal from a third party if such proposal is determined to constitute or would be reasonably likely to lead to a superior proposal; the Board’s ability to change its recommendation in accordance with the customary fiduciary out provisions; and our ability to terminate the Merger Agreement to accept a superior proposal with the payment of a customary termination fee, which termination fee amount the Board believes to be reasonable under the circumstances given the size of the transaction, our leverage position and taking into account the range of such termination fees in similar transactions and believes will not preclude or substantially impede a possible competing proposal;

•

the belief of the Board, based upon arm’s length negotiations, including Parent’s increase in its proposed price per share to $20.00 (as further described in the section titled “— Background of the Merger”), that the price to be paid by Parent was the highest price per share that Parent was willing to pay for Tenneco;

•

the fact that the Merger Agreement was the product of arm’s length negotiations and contained terms and conditions that were, in the Board’s view, advisable and favorable to Tenneco and its stockholders, as well as the Board’s belief, based on these negotiations, that these were the most favorable terms available to Tenneco and its stockholders on which Parent was willing to transact;

•	the business reputation and capabilities of the Apollo Funds and their ability to complete the Merger;

•

the Board’s belief that Parent has access to the resources needed to complete the Merger, based on, among other factors, that Parent has obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing from the Sponsors (as defined below), and that Parent had agreed to use reasonable best efforts to consummate the debt financing and the equity financing in accordance with their respective terms;

•

the financial presentation and oral opinion delivered by Lazard to the Board on February 22, 2022, which was confirmed by delivery of a written opinion, dated February 22, 2022, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to Tenneco’s stockholders (other than with respect to shares of Tenneco’s class A common stock held by holders who are entitled to, and have properly demanded, an appraisal of their shares and shares held by Tenneco as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Merger Sub))

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in the Merger was fair from a financial point of view to such stockholders. The Lazard opinion is more fully described in “— Opinion of Lazard Frères & Co. LLC” and the full text of the Lazard opinion is attached to this proxy statement as Appendix B;

•

the likelihood that the Merger will be consummated, based upon, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the likelihood of obtaining required regulatory approvals and contractual commitments by Parent to obtain such regulatory approvals and the remedies available under the Merger Agreement to Tenneco in the event of any breaches by Parent; and

•	the other terms and conditions of the Merger Agreement, including, among others, the following:

•	the customary nature of the representations, warranties and covenants of Tenneco in the Merger Agreement;

•

the ability of the Board, subject to certain limitations, to respond to a bona fide unsolicited acquisition proposal received from a third party prior to obtaining the stockholder approval if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal constitutes or would be reasonably likely to lead to a superior proposal;

•

the ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption of the Merger Agreement in connection with the receipt of a superior proposal or the occurrence of an intervening event, and to terminate the Merger Agreement to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, subject to payment to Parent of a termination fee if the Board in good faith (after consultation with its financial and legal advisors) determines that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties;

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the conclusion of the Board that the termination fee and the circumstances in which such termination fee may be payable are reasonable in light of the benefit of the Merger and would not be a significant impediment to third parties interested in making an acquisition proposal;

•

the fact that Parent and Merger Sub agreed to use their reasonable best efforts to obtain regulatory approval for the Merger under applicable competition laws and, to the extent necessary to obtain such approvals, to pursue litigation and divest assets of Tenneco and its subsidiaries, except to the extent such actions would have or reasonably be expected to have a material adverse effect on the business, operations or financial condition of Tenneco and its subsidiaries, taken as a whole, after giving effect to the Merger;

•	the absence of a financing condition to Parent’s obligation to consummate the Merger;

•

the fact that Parent has received an equity commitment letters from the Sponsors, which will provide sufficient funds for Parent, together with the proceeds of the debt financing, to consummate the Merger;

•

the fact that, pursuant to the Merger Agreement and subject to certain limitations, Tenneco is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and, under specified circumstances, may enforce Parent’s obligation to cause the equity financing to be timely completed;

•

the fact that the Merger Agreement provides that, if the Merger is not consummated under certain specified circumstances, Parent will pay Tenneco a reverse termination fee of $108,000,000, and that the aggregate amount of such payment obligation is guaranteed by the Sponsors;

•	the fact that the Outside Date (as it may be extended) under the Merger Agreement is intended to allow for sufficient time to complete the Merger; and

•

the availability of statutory appraisal rights to Tenneco stockholders who do not vote in favor of the adoption of the Merger Agreement and who otherwise comply with all required procedures under Section 262 of the DGCL.

The Board also considered a variety of uncertainties, risks and other potentially negative factors with respect to the Merger Agreement and the Merger, including, among others, the following (which are not listed in any relative order of importance):

•	the restrictions in the Merger Agreement on our soliciting competing proposals to acquire Tenneco;

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the restrictions in the Merger Agreement on Tenneco’s ability to terminate the Merger Agreement in connection with the receipt of a superior proposal, including the fact that the Board must (i) provide three business days’ written notice to Parent of its intention to effect a change of board recommendation or terminate the Merger Agreement in order to provide Parent with an opportunity to match a superior proposal (and a further two business days’ written notice with respect to any subsequent material modifications to any such superior proposal) and (ii) negotiate in good faith with Parent during such period, and the discouraging effect such restrictions may have on other potential bidders;

•

the fact that, under certain circumstances, including the termination of the Merger Agreement by Tenneco to accept a superior proposal, the termination of the Merger Agreement by Parent following a change in recommendation by the Board, and other customary circumstances, Tenneco would be required to pay Parent a termination fee of $54 million, and the potential effect of such termination fee to deter other potential bidders from making an acquisition proposal for Tenneco;

•	the fact that Tenneco stockholders will not participate in any potential future earnings or growth of Tenneco and will not benefit from any appreciation in its value as a private company;

•

the risk that the conditions to the consummation of the Merger may not be satisfied and, as a result, the possibility that the Merger may not be completed in a timely manner or at all, even if the Merger Agreement is adopted by Tenneco’s stockholders;

•	the potential negative effects if the Merger is not consummated, including:

◾	the trading price of Tenneco class A common stock could be adversely affected;

◾	we will have incurred significant transaction and opportunity costs attempting to complete the Merger;

◾	we could lose customers, suppliers, business partners and employees, including key executives, sales and other personnel;

◾	our business may be subject to significant disruption and decline;

◾	any potential future business combinations may be less likely to arise;

◾	the market’s perceptions of our prospects could be adversely affected; and

◾	our directors, officers and other employees will have expended considerable time and efforts to consummate the Merger;

•

the fact that, notwithstanding our specific performance remedy under the Merger Agreement, our remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub is limited to (i) receipt of the reverse termination fee under certain circumstances or (ii) the ability to seek up to $108,000,000 in recovery for damages suffered or incurred as a result of Parent’s willful and material breach or fraud with respect to Parent’s representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances, and that under certain circumstances we may not be entitled to the reverse termination fee or recovery for damages at all;

•

the fact that any gain realized by Tenneco stockholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those stockholders that are U.S. persons subject to taxation in the United States;

•

the restrictions in the Merger Agreement on the conduct of our business prior to the consummation of the Merger, which may delay or prevent us from undertaking business or other opportunities that may arise prior to the consummation of the Merger;

•	the potential distraction to our business from stockholder suits in connection with the Merger; and

•

the fact that our executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of Tenneco stockholders (as further described in the section titled “— Interests of the Directors and Officers of Tenneco in the Merger”).

Tenneco Inc.	43	2022 Proxy Statement and Notice of Annual Meeting

After taking into account the factors set forth above, as well as others, the Board concluded that the potential benefits of the Merger to Tenneco’s stockholders outweighed the potentially negative factors associated with the Merger. Accordingly, the Board determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of Tenneco and its stockholders and unanimously recommends that the stockholders of Tenneco adopt the Merger Agreement and approve the Merger.

The foregoing discussion summarizes the material factors considered by the Board, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of the Board applied his or her own business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, Tenneco’s executive management and its financial advisors and outside legal counsel. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” on page 24 of this proxy statement.

Opinion of Lazard Frères & Co. LLC

The Company has retained Lazard to act as its financial advisor in connection with the Merger. In connection with this engagement, the Company requested that Lazard evaluate the fairness, from a financial point of view, to holders of Company common stock (other than holders of Excluded Shares) of the Merger Consideration to be paid to such holders in the Merger. On February 22, 2022, at a meeting of the Board held to evaluate the Merger Agreement and the Merger, Lazard rendered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated February 22, 2022, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in such opinion, the Merger Consideration to be paid to holders of Company common stock (other than holders of Excluded Shares) in the Merger was fair, from a financial point of view, to such holders.

The full text of Lazard’s written opinion, dated February 22, 2022, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken, is attached as Appendix B and is incorporated by reference in this document. The summary of the written opinion of Lazard, dated February 22, 2022, set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s opinion attached as Appendix B. Lazard’s opinion was for the benefit of the Board (in its capacity as such) and Lazard’s opinion was rendered to the Board in connection with its evaluation of the Merger and did not address any terms or other aspects (other than the Merger Consideration to the extent expressly specified in Lazard’s opinion) of the Merger. Lazard’s opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Merger. Lazard’s opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any matter relating thereto.

In connection with its opinion, Lazard, among other things:

•	reviewed the financial terms and conditions of a draft, dated February 22, 2022 of the Merger Agreement;

•	reviewed certain publicly available historical business and financial information relating to the Company;

•

reviewed various financial forecasts and other data provided to Lazard by the Company relating to the business of the Company, including financial forecasts identified as the “Base Case” prepared by management of the Company;

•	held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

44

•	reviewed public information with respect to certain other companies in lines of business that Lazard believed to be generally relevant in evaluating the business of the Company;

•	reviewed the financial terms of certain business combinations involving companies in lines of business that Lazard believed to be generally relevant in evaluating the business of the Company;

•	reviewed historical stock prices and trading volumes of Company common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and Lazard was not furnished with any such valuation or appraisal. Management of the Company advised Lazard that the Base Case best reflected the anticipated future financial performance of the Company and, accordingly, at the direction of the Board, Lazard utilized the Base Case projections for purposes of its analyses in connection with its opinion. With respect to the financial forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of the Company, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based.

Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Lazard did not express any opinion as to the prices at which shares of Company common stock may trade at any time subsequent to the announcement of the Merger. In connection with Lazard’s engagement, Lazard was authorized to solicit indications of interest from third parties with respect to a potential transaction involving a portion of the Company and was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving the whole Company. In addition, Lazard’s opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Merger.

In rendering its opinion, Lazard assumed, with the consent of the Board, that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver or modification of any terms or conditions that would be material to Lazard’s analyses. Representatives of the Company advised Lazard, and Lazard assumed, that the Merger Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the Board, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Merger will not have an adverse effect on the Company or the Merger that would be material to Lazard’s analyses. Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Company obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Merger Consideration to the extent expressly specified in Lazard’s opinion) of the Merger, including, without limitation, the form or structure of the Merger or any agreements or arrangements entered into in connection with, or contemplated by, the Merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Merger Consideration or otherwise.

Summary of the Financial Analyses of the Company’s Financial Advisor

In preparing its opinion to the Board, Lazard performed a variety of financial and comparative analyses. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying Lazard’s opinion, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses. The preparation of a financial opinion or analysis is a complex

Tenneco Inc.	45	2022 Proxy Statement and Notice of Annual Meeting

process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion or analysis is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all of the analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any particular factor or method of analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Accordingly, Lazard believes that its analyses and factors summarized below must be considered as a whole and in context. Lazard further believes that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, existing as of the date of its opinion, many of which are beyond the control of the Company. No company, business or transaction reviewed is identical or directly comparable to the Company or its business or the Merger. Accordingly, an evaluation of these analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning business, financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or views regarding the comparability of such companies, businesses or transactions. Accordingly, such analyses may not necessarily include all companies, businesses or transactions that could be deemed relevant. The estimates of the future performance of the Company in or underlying Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates or those suggested by the analyses. These estimates are necessarily subject to uncertainty because, among other things, they are based upon numerous factors and events beyond the control of Tenneco and its advisors. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which a company may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the assumptions and estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as the views of Lazard regarding the actual values of the Company. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 18, 2022, and is not necessarily indicative of current market conditions.

Lazard did not recommend that any specific consideration constituted the only appropriate consideration in the Merger. The type and amount of Merger Consideration payable in the Merger was determined through negotiations between the Company and Apollo Global Management, Inc., rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. Lazard’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and the Merger Consideration and should not be viewed as determinative of the views of the Board or management with respect to the Merger or the Merger Consideration payable in the Merger.

Financial Analyses

The summary of the financial analyses described in this section entitled “—Financial Analyses” is a summary of the material financial analyses provided by Lazard in connection with its opinion, dated February 22, 2022, to the Board. The summary set forth below is not a comprehensive description of all analyses undertaken by Lazard in connection with its opinion, nor does the order of the analyses in the summary below indicate that any analysis was given greater weight than any other analysis. The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Lazard. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Lazard. Future results may differ from those described and such differences may be material.

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Financial Analyses

Comparable Public Companies Analysis

Using public filings and other publicly available information, Lazard compared certain financial information of the Company to corresponding financial information for selected publicly traded companies that, based on Lazard’s professional judgment and experience, Lazard considered generally relevant for purposes of analysis. The selected companies used in this analysis were as follows:

COMPANY	EV / 2022 EBITDA

Non-Powertrain Peers

Adient plc	7.3x

Autoliv, Inc.	7.5x

Lear Corporation	6.9x

Magna International Inc.	6.0x

Superior Industries International Inc.	5.9x

Powertrain Peers

American Axle & Manufacturing Holdings, Inc.	4.9x

BorgWarner Inc.	5.3x

Dana Incorporated	6.0x

Faurecia SE	6.6x

Linamar Corporation	4.1x

Martinrea International Inc.	3.6x

Valeo S.A.	5.4x

Aftermarket Peers

Dorman Products, Inc.	12.1x

The Goodyear Tire & Rubber Company	4.8x

Holley Inc.	10.7x

Motorcar Parts of America, Inc.	4.8x

Standard Motor Products, Inc.	7.4x

Lazard selected the companies above because, among other things, the selected companies operate businesses similar in certain respects to the business of the Company. However, none of the selected companies is identical to the Company and certain of these companies may have characteristics that are materially different from those of the Company. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the Merger Consideration and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect the public trading values of each company are also relevant.

For each selected company, Lazard calculated its enterprise value (defined as equity market value, plus debt, underfunded pension and other post-employment benefits obligations, preferred stock and minority interests, less cash and cash equivalents) as a multiple of its estimated EBITDA (defined as estimated earnings before interest, taxes, depreciation and amortization, adjusted for the impact of pensions and other post-employment benefits) for calendar year 2022 (“EV / 2022 EBITDA”). The median EV / 2022 EBITDA multiple observed for the Non-Powertrain Peers, the Powertrain Peers and the Aftermarket Peers was 6.9x, 5.3x and 7.4x, respectively.

Tenneco Inc.	47	2022 Proxy Statement and Notice of Annual Meeting

Using its professional judgment and experience, Lazard applied a range of multiples of estimated EV / 2022 EBITDA, derived from the EV / 2022 EBITDA multiples of the selected companies, of 4.0x to 5.0x, to the Company’s estimated EBITDA for calendar year 2022. This analysis resulted in a range of implied equity value per share of Company common stock of $0.00 to $10.00 (rounded to the nearest $0.05), as compared to the implied per share Merger Consideration of $20.00. Lazard noted that applying a 4.0x EV / 2022 EBITDA multiple to the Company’s estimated EBITDA for calendar year 2022 would result in a negative equity value and $0.00 per share represents a 4.3x EV / 2022 EBITDA multiple. Lazard also applied these calculations utilizing selected Wall Street equity analysts’ consensus estimates for the Company in lieu of the forecasts provided by the Company’s management. This analysis resulted in a range of implied equity value per share of Company common stock of $9.70 to $27.60 (rounded to the nearest $0.05), as compared to the implied per share Merger Consideration of $20.00.

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Precedent Transactions Analysis

Lazard reviewed and analyzed, to the extent publicly available, financial information for selected precedent transactions involving (i) OE suppliers and (ii) companies in the aftermarket sector, that Lazard believed, based on its experience and professional judgment, to be generally relevant for purposes of this analysis. Although none of the selected precedent transactions or the companies party to such transactions is directly comparable to the Merger or to the Company, the selected precedent transactions were chosen because certain aspects of the transactions, for purposes of this analysis and based on the professional judgment and experience of Lazard, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the Merger. The selected precedent transactions reviewed were:

Selected OE Supplier Transactions

ANNOUNCEMENT DATE	ACQUIROR	TARGET	EV / LTM EBITDA

September 2020	KPS Capital Partners	Garrett Motion Inc	6.6x

September 2020	MiddleGround Capital	Shiloh Industries, Inc.	4.7x

January 2020	BorgWarner Inc.	Delphi Technologies PLC	5.8x

September 2019	Gamut Capital Management	Grede	4.9x

July 2019	KPS Capital Partners	Tower International, Inc.	5.5x

October 2018	Calsonic Kansei Corporation	Magneti Marelli	N/A

April 2018	Tenneco Inc.	Federal-Mogul LLC	7.2x

March 2018	Dana Incorporated	GKN plc – Driveline division	8.1x

November 2016	KKR & Co. L.P.	Calsonic Kansei Corporation	7.3x

November 2016	American Axle & Manufacturing Holdings, Inc.	Metaldyne Performance Group Inc.	6.5x

September 2016	Crestview Partners	Accuride Corporation	6.0x

February 2015	Mahle Behr	Delphi Automotive PLC – Thermal systems business	9.5x

January 2015	Bain Capital Private Equity	TI Automotive	N/A

September 2014	ZF Friedrichshafen AG	TRW Automotive Holdings Corp	7.5x

September 2014	Federal-Mogul Holdings Corp.	TRW Automotive Holdings Corp – Engine valve business	N/A

April 2014	American Securities LLC	Grede Holdings LLC	6.2x

October 2013	Crestview Partners and CITIC Capital	Stackpole International	N/A

May 2013	Bain Capital Private Equity	FTE Automotive GmbH	5.5x

December 2012	American Securities LLC	Metaldyne Performance Group Inc.	N/A

October 2012	American Securities LLC	HHI Group Holdings	N/A

Tenneco Inc.	49	2022 Proxy Statement and Notice of Annual Meeting

Selected Aftermarket Sector Transactions

ANNOUNCEMENT DATE	ACQUIROR	TARGET	EV / LTM EBITDA

November 2018	Brookfield Business Partners L.P.	Johnson Controls International plc – Power Solutions business	7.9x

August 2016	Horizon Global Corporation	Westfalia-Automotive	9.9x

August 2015	MANN+HUMMEL Group	Affinia Group – Filtration business	8.6x

July 2015	BorgWarner Inc.	Remy International, Inc.	9.4x

September 2014	Pamplona Capital Management	BBB Industries LLC	N/A

July 2014	Crowne Group LLC	Trico Products Corp.	N/A

April 2014	Blackstone Group LP	Gates Corporation	9.6x

April 2014	CLARCOR Inc.	Stanadyne Corporation – Filtration business	8.2x

January 2014	Federal-Mogul Holdings Corporation	Affinia Group – Chassis business	7.1x

November 2012	The Sterling Group	Dexter Axle business	N/A

November 2010	Rank Group Limited	UCI International, Inc.	6.3x

October 2010	Carlisle Companies Inc.	Hawk Corporation	10.5x

For each of the selected precedent transactions, Lazard reviewed the enterprise value of the target company implied by the selected transaction as a multiple of the target company’s EBITDA for the 12 months preceding the announcement date (“EV / LTM EBITDA”). The mean EV / LTM EBITDA multiple observed for the selected OE Supplier transactions was 6.5x. The mean EV / LTM EBITDA multiple observed for the selected aftermarket sector transactions was 8.6x. Lazard noted that public financial information was unavailable for certain of the transactions and such transactions were excluded from the calculations. Lazard applied a range of EV / LTM EBITDA multiples of 5.0x to 6.0x derived from the selected precedent transactions to the Company’s 2021 EBITDA. This analysis resulted in a range of implied equity value per share of Company common stock of $11.30 to $25.90 (rounded to the nearest $0.05), as compared to the implied per share Merger Consideration of $20.00.

Discounted Cash Flow Analysis

Lazard performed a discounted cash flow analysis of the Company by calculating, based on the Base Case projections provided by the Company’s management, the estimated present value (as of December 31, 2021) of the stand-alone unlevered, after-tax free cash flows that the Company was forecasted to generate during calendar years 2022 through 2026. Lazard also calculated a range of implied terminal values for the Company by applying a selected range of exit EBITDA multiples of 4.0x to 5.0x to the Company’s estimated EBITDA for calendar year 2026, which range of exit EBITDA multiples was selected based on Lazard’s professional judgment and experience, taking into account, among other things, the trading multiples of selected publicly traded companies, the forecasts provided by the Company’s management and trends in the overall economy generally and in the industries and sectors in which the Company operates. The cash flows and range of implied terminal values were then discounted to present value (as of December 31, 2021) using a selected range of discount rates of 10.5% to 11.5% derived based on a weighted average cost of capital calculation.

This analysis resulted in a range of implied equity value per share of Company common stock of $15.15 to $29.00 (rounded to the nearest $0.05), as compared to the implied per share Merger Consideration of $20.00.

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Other Analyses

Lazard observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational reference for the Board, including the following:

Leveraged Buyout Return Analysis

Lazard performed a leveraged buyout return analysis based on the Base Case projections provided by management of the Company, to determine the range of prices per share of Company common stock a financial buyer would be willing pay to acquire the Company on a stand-alone basis with an illustrative capital structure that Lazard deemed to be achievable in the current market. For purpose of this analysis, Lazard assumed a five-year investment period, target internal rates of return ranging from 15% to 20%, total leverage at closing of 4.2x 2021 EBITDA, and an exit multiple of 4.0x to 5.0x. This analysis resulted in a range of implied equity value per share of Company common stock of $11.10 to $22.50 (rounded to the nearest $0.05), as compared to the implied per share Merger Consideration of $20.00.

52-Week Trading Range

Lazard reviewed the range of historical trading prices of shares of the Company common stock during the 52-week period ended February 18, 2022. Lazard observed that, during this period, the daily closing price of the Company common stock ranged from $9.65 per share (on February 11, 2022) to $22.27 per share (on June 15, 2021).

Broker Target Prices

Lazard observed price targets for the Company common stock as reflected in selected publicly available Wall Street equity research reports. Lazard observed that the future price targets for the Company common stock ranged from $8.00 per share to $22.00 per share, which Lazard discounted to present value based on an illustrative cost of equity of 20.7% to calculate a range of $6.65 per share to $18.25 per share (rounded to the nearest $0.05).

General

In connection with Lazard’s services as a financial advisor to the Board, the Company agreed to pay Lazard an aggregate fee of $42 million, $5 million of which was payable upon the rendering of Lazard’s opinion and the remainder of which is payable contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse certain of Lazard’s expenses arising, and to indemnify Lazard against certain liabilities that may arise, out of Lazard’s engagement.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In the two-year period prior to the date of Lazard’s opinion, Lazard has provided certain investment banking services to the Company, for which Lazard received compensation of approximately $3 million, including having been engaged to advise on corporate preparedness matters. In addition, Lazard in the past provided, currently is providing and may in the future provide certain investment banking services to Apollo Global Management, Inc. and/or certain of its affiliates, for which Lazard received and may receive compensation, including, during the past two years, having been engaged to advise on the acquisition of Atlantic Leaf Properties, a potential acquisition and the acquisition of certain real estate assets from the Italian pension fund Fondazione Ente Nazionale di Previdenza ed Assistenza dei Medici e degli Odontoiatri. The aggregate amount of fees paid to Lazard for financial advisory services to Apollo Global Management, Inc. and its known affiliates in the two-year period prior to the date of Lazard’s opinion was between $5 million and $10 million and does not include engagements where Lazard was retained by a special committee of an affiliate of Apollo Global Management, Inc. to be independent of Apollo Global Management, Inc. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company, Apollo Global Management, Inc. and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Apollo Global Management, Inc. and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.

Tenneco Inc.	51	2022 Proxy Statement and Notice of Annual Meeting

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to the Company because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in particular, as an advisor to companies in the Company’s sector, as well as its familiarity with the business of the Company.

Lazard’s engagement and its written opinion are for the benefit of the Board (in its capacity as such) and its written opinion was rendered to the Board in connection with its evaluation of the Merger. Lazard’s opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any matter relating thereto.

Certain Financial Projections

In connection with Tenneco’s review of strategic alternatives and evaluation of a possible transaction with Apollo as discussed in greater detail in “—Background of the Merger”, Tenneco management prepared certain non-public, unaudited, stand-alone five-year financial projection scenarios for Tenneco on a standalone basis, including a so-called “Base Case” reflecting, among other things, management’s estimates for global light vehicle production in 2022 through 2026 and other key assumptions described below. At its January 4, 2022 meeting, the Board directed Lazard to use the Base Case for performing its financial analyses summarized under “—Opinion of Lazard Frères & Co. LLC” beginning on page 44 of this proxy statement. In addition, the Board reviewed a so-called “Upside Case” based, in part, upon published IHS Markit Ltd (“IHS Markit”) estimates for global light vehicle production in 2022 through 2026 and the other key assumptions described below. Tenneco furnished the Upside Case to Apollo on December 9, 2021 in connection with Apollo’s preliminary review of Tenneco and the proposed transaction. The Upside Case relied on industry-standard, publicly available global light vehicle production estimates for 2022 through 2026 prepared by IHS Markit and, accordingly, was viewed as an appropriate basis for presentation to Apollo.

Base Case Management Projections

The Base Case is summarized in the table below. Key assumptions reflected in the Base Case include:

•	Global light vehicle production volumes of 77.0 million units in 2022, 85.0 million units in 2023, 90.0 million units in 2024, 90.9 million units in 2025 and 90.0 million units in 2026; and

•	3 percent annual growth in aftermarket revenues.

The inclusion of this information should not be regarded as an indication that Tenneco, its financial advisor or any of their respective representatives or any other recipient of this information considered, or now considers, the Base Case to be necessarily predictive of future results.

Base Case

(IN MILLIONS OF DOLLARS)	2022E	2023E	2024E	2025E	2026E

Value Added Revenue(1)	$14,047	$15,051	$15,484	$15,308	$15,284

EBITDA(2)	$1,250	$1,538	$1,614	$1,602	$1,601

Free Cash Flow(3)	$336	$433	$586	$471	$561

Unlevered Free Cash Flow(4)	$720	$810	$877	$728	$793

(1) Value-added revenue is calculated by removing the effects on Tenneco’s revenues of doing business in currencies other than the U.S. dollar and removing the effect of substrate sales in the Clean Air segment that occur when, at the direction of its original equipment customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts Tenneco’s revenue. Excluding substrate sales removes this impact.

(2) EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization. EBITDA is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(3) Free cash flow is calculated as EBITDA less interest, income taxes, changes in net working capital, capital expenditures and other cash expenses. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash flows or a measure of liquidity.

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(4) Unlevered Free Cash Flow was calculated by Lazard for purposes of its discounted cash flow analysis as tax-adjusted EBITDA, adjusted for the impact of pensions and other post-employment benefits, less capital expenditures, change in net working capital and certain other cash expenses based, in each case, on assumptions provided by Tenneco management.

Upside Case Management Projections

The Upside Case is summarized in the table below. Key assumptions reflected in the Upside Case include:

•	Global light vehicle production volumes of 82.7 million units in 2022, 91.9 million units in 2023, 98.1 million units in 2024, 99.5 million units in 2025 and 99.0 million units in 2026; and

•	4 percent annual growth in aftermarket revenues.

The inclusion of this information should not be regarded as an indication that Tenneco, its financial advisor or any of their respective representatives or any other recipient of this information considered, or now considers, the Upside Case to be necessarily predictive of future results.

Upside Case

(IN MILLIONS OF DOLLARS)	2022E	2023E	2024E	2025E	2026E

Value Added Revenue(1)	$14,780	$15,962	$16,550	$16,450	$16,522

EBITDA(2)	$1,550	$1,867	$2,019	$2,039	$2,064

Free Cash Flow(3)	$540	$680	$865	$755	$830

(1) Value-added revenue is calculated by removing the effects on Tenneco’s revenues of doing business in currencies other than the U.S. dollar and removing the effect of substrate sales in the Clean Air segment that occur when, at the direction of its original equipment customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts Tenneco’s revenue. Excluding substrate sales removes this impact.

(2) EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization. EBITDA is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(3) Free cash flow is calculated as EBITDA less interest, income taxes, changes in net working capital, capital expenditures and other cash expenses. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash flows or a measure of liquidity.

The Base Case and Upside Case are referred to collectively as the “Financial Projections”. Tenneco’s ability to achieve the results set forth in the Financial Projections is expressly dependent upon certain assumptions, including the historical trajectory of each of Tenneco’s businesses, broad secular trends in the automotive sector and input from various managers of each of Tenneco’s businesses. The Financial Projections were not prepared with a view to public disclosure and are included herein only because such information was made available as described above. The Financial Projections were not prepared with a view to complying with accounting principles generally accepted in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Financial Projections included in this document have been prepared by, and are the responsibility of, Tenneco’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective Financial Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to Tenneco’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.

Although a summary of the Financial Projections is presented with numerical specificity, the Financial Projections reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Financial Projections were prepared, taking into account the relevant information available to management at the time the Financial Projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may cause actual results to deviate from the Financial Projections include general economic conditions, results or financial condition, industry performance, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, accuracy of certain industry forecasts prepared by third parties, the cyclical and seasonal nature of the industries that Tenneco serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of

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coronavirus (“COVID-19”) pandemic; the cost and availability of supplies, raw materials and energy; the effectiveness of Tenneco’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Tenneco’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting Tenneco’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. In addition, the Financial Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Financial Projections will be realized, and actual results may be materially better or worse than those contained in the Financial Projections. Since the Financial Projections cover multiple years, that information by its nature becomes less predictive with each successive year. The inclusion of this information should not be regarded as an indication that the Board, Tenneco, our financial advisors, Parent, Parent’s representatives and affiliates (including Apollo) or any other recipient of this information considered, or now considers, the Financial Projections to be material information of Tenneco or that actual future results will necessarily reflect the Financial Projections, and the Financial Projections should not be relied upon as such. The summary of the Financial Projections is not included herein to induce any stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the annual meeting or to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to shares of Tenneco class A common stock.

The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements, risk factors and other information regarding Tenneco contained in our public filings with the SEC. See “Where You Can Find More Information” on page 159 of this proxy statement.

The Financial Projections are forward-looking statements. For information on factors that may cause Tenneco’s future results to materially vary, see “Cautionary Statement Concerning Forward-Looking Statements” on page 24 of this proxy statement.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Financial Projections to reflect circumstances existing after the date when Tenneco prepared the Financial Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even if the assumptions underlying the Financial Projections are shown to be in error. These considerations should be taken into account in reviewing the Financial Projections, which were prepared as of an earlier date. By including in this proxy statement a summary of certain financial projections, neither Tenneco nor any of its representatives or advisors, nor Parent, Parent’s representatives and affiliates (including Apollo), makes any representation to any person regarding the ultimate performance of Tenneco compared to the information contained in such financial projections and should not be read to do so.

In light of the foregoing factors and the uncertainties inherent in the Financial Projections, stockholders are cautioned not to unduly rely on the Financial Projections included herein.

Certain of the measures included in the Financial Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP and non-GAAP financial measures as used by Tenneco may not be comparable to similarly titled amounts used by other companies.

Interests of the Directors and Officers of Tenneco in the Merger

When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by

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the stockholders of Tenneco. See “The Merger— Background of the Merger” and “The Merger— Recommendation of Our Board of Directors and Reasons for the Merger” on pages 28 and 40 of this proxy statement, respectively. You should take these interests into account in deciding whether to vote “FOR” the approval of the Merger Agreement.

These interests are described in more detail below, and certain of them, including the compensation that may become payable in connection with the Merger to Messrs. Kesseler, Masanovich, Baird, Jueckstock, and Norton, who constitute our named executive officers, are subject to a non-binding, advisory vote of the stockholders of Tenneco and are quantified in the narrative below and in “Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 97 of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Treatment of Equity and Equity-Based Awards

Under the Merger Agreement, the equity-based awards held by Tenneco’s directors and executive officers under the Tenneco Inc. 2006 Long-Term Incentive Plan, as amended and restated on November 5, 2020 (the “2006 Plan”) and the Tenneco Inc. 2021 Long-Term Incentive Plan, effective as of May 14, 2021 (the “2021 Plan” and, together with the 2006 Plan, the “Incentive Award Plans”) will be treated as follows:

Restricted Stock Units

Each Company RSU that is outstanding at the Effective Time, will, automatically and without any required action on the part of the holder thereof, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding taxes) equal to the Merger Consideration with respect to each share of Tenneco class A common stock subject to such Company RSU.

Performance Share Units

Each Company PSU that is outstanding at the Effective Time, shall automatically and without any required action on the part of the holder thereof, become vested as to the number of shares of Tenneco class A common stock subject to such award that would vest at the target level, and shall, after giving effect to such vesting, be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding taxes) equal to the Merger Consideration with respect to each vested share of Tenneco class A common stock subject to such Company PSU.

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The following table sets forth the number of outstanding Company RSUs and Company PSUs that were awarded to and held by our executive officers as of March 14, 2022 under our Incentive Award Plans and the cash amount to be received by each of our executive officers with respect to such Company RSUs and Company PSUs in the Merger. None of our non-employee directors held Company RSUs or Company PSUs as of March 14, 2022.

NAME	COMPANY RSUS (#)	COMPANY RSUS ($)(1)	COMPANY PSUS (#) (2)	COMPANY PSUS ($)(1)	TOTAL VALUE ($)

EXECUTIVE OFFICERS

Brian J. Kesseler	870,355	17,407,100	1,267,231	25,344,620	42,751,720

Matti Masanovich	223,185	4,463,700	319,329	6,386,580	10,850,280

Kevin W. Baird	259,076	5,181,520	340,339	6,806,780	11,988,300

Rainer Jueckstock	107,723	2,154,460	246,748	4,934,960	7,089,420

Bradley S. Norton	138,280	2,765,600	187,189	3,743,780	6,509,380

Kaled Awada	134,843	2,696,860	168,928	3,378,560	6,075,420

John Patouhas	22,288	445,760	51,052	1,021,040	1,466,800

Thomas J. Sabatino, Jr.	100,802	2,016,040	182,850	3,657,000	5,673,040

Scott Usitalo	114,319	2,286,380	179,212	3,584,240	5,870,620

John W. Wehrenberg	79,034	1,580,680	109,413	2,188,260	3,768,940

(1) Amount reflects the number of shares of Tenneco class A common stock subject to the Company RSU or Company PSU, as applicable, multiplied by $20.00 (i.e., the Merger Consideration).

(2) Amount reflects the number of shares of Tenneco class A common stock subject to the Company PSU that vest at the target level, as further described in “— Interests of the Directors and Officers of Tenneco in the Merger — Treatment of Equity and Equity-Based Awards” on page 54 of this proxy statement.

Severance Benefits

We maintain the Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives, as amended and restated effective November 5, 2020 (the “Executive Severance Plan”), which provides our executive officers (other than Mr. Patouhas) with severance benefits in the event of a termination without “Cause” (and not as the result of the executive officer’s death or disability) or as the result of a “Constructive Termination” in either case occurring on or within 24 months after a “Change in Control” (each as defined in the Executive Severance Plan), which, for the avoidance of doubt, includes the Merger (each such termination, a “Qualifying Termination”), subject to a requirement that the executive officer enter into restrictive covenant agreement with Tenneco. For purposes of the Executive Severance Plan, Mr. Kesseler is a Tier 1 participant and the rest of our executive officers are Tier 2 participants (other than Mr. Patouhas, who is not a participant in the Executive Severance Plan).

We also maintain the Tenneco Automotive Operating Company Inc. Severance Benefit Plan, as amended and restated effective as of April 1, 2020 (the “Automotive Severance Plan”), which provides certain of our employees, including Mr. Patouhas, with severance benefits in the event of a termination without “Cause” or as the result of a “Constructive Termination” (each as defined in the Automotive Severance Plan) (each such termination, a “Covered Termination”), subject to a requirement that the employee enter into a general release of claims in favor of Tenneco. Mr. Patouhas is a Group 1 participant in the Automotive Severance Plan, pursuant to which, in the event of a Covered Termination, Mr. Patouhas would be entitled to severance benefits equal to the sum of (i) 52 weeks of continued base salary, (ii) his target bonus, and (iii) 52 weeks of the employer-paid portion of his monthly health insurance premiums, in each case determined as of his termination date. Additionally, Mr. Patouhas would be entitled to outplacement benefits under Tenneco’s outplacement policy.

For an estimate of the value of the payments and benefits described below that would be payable to Messrs. Kesseler, Masanovich, Baird, Jueckstock, and Norton upon a Qualifying Termination in connection with the Merger, see “—Named Officer Golden Parachute Compensation” below. The estimated aggregate amount that would be payable to the executive officers who are not named executive officers under the Executive Severance Plan and the Automotive

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Severance Benefit Plan if the Merger were to be completed on March 14, 2022 and they were to experience a Qualifying Termination or Constructive Termination, as applicable, is $10,671,180.

In the event that one of our executive officers were to experience a Qualifying Termination, the executive officer would be entitled to the compensation and benefits under the Executive Severance Plan set forth in the table below according to the executive officer’s “group” level:

EXECUTIVE GROUP	I	II

Cash Severance	3x the sum of (i) annual base salary, plus (ii) target annual award under the Executive Incentive Compensation Plan, in each case as in effect immediately prior to the Change in Control	2x the sum of (i) annual base salary, plus (ii) target annual award under the Executive Incentive Compensation Plan, in each case as in effect immediately prior to the Change in Control

Deferred Compensation

All deferred compensation (and earnings accrued thereon) credits to the account of the executive officer under any deferred compensation plan, program, or arrangement of Tenneco shall be paid pursuant to and in accordance with the terms of such plan, program or arrangement.

Executive Incentive Compensation Plan

A cash amount equal to the sum of (i) any incentive compensation which has been earned, but not yet paid, to the executive officer under the Executive Incentive Compensation Plan for a prior calendar year, plus (ii) a pro-rata portion (as of the date of the Qualifying Termination) of all of the executive officer’s incentive compensation awards under the Executive Incentive Compensation Plan for the current year or measuring period, calculated at target.

Benefits	Continued health and welfare benefit plan coverage for the executive officer and his/her dependents for three years following the Qualifying Termination.	Continued health and welfare benefit plan coverage for the executive officer and his/her dependents for two years following the Qualifying Termination.

Outplacement	The executive officer shall receive reasonable outplacement services at a cost not to exceed $25,000 during the 12 months following the Qualifying Termination.

In addition to the severance benefits described above, all equity awards granted to our executive officers and outstanding as of the Effective Time will be accelerated in connection with the Merger, as further described above under “— Treatment of Equity and Equity-Based Awards” on page 54 of this proxy statement.

Continuing Employees

The Merger Agreement provides that from the Effective Time until twelve months following the effective time, each employee of Tenneco and any of its subsidiaries as of immediately prior to the Effective Time (each, a “Continuing Employee”) will receive (i) an annual base salary or wage rate and a target annual cash bonus opportunity that is not less than the annual base salary or wage rate provided to such Continuing Employee immediately prior to the Effective Time and (ii) other compensation and benefits (excluding equity and equity-based compensation and defined benefit pension benefits) that are substantially equivalent in the aggregate to the other compensation and benefits (excluding equity and equity-based compensation and defined benefit pension benefits) provided to such Continuing Employees immediately prior to the Effective Time. The Merger Agreement further provides that the Surviving Corporation will honor, in accordance with their terms, all of Tenneco’s benefit plans for a period of twelve months following the effective time (provided that the Surviving Corporation will continue to have the ability to amend Tenneco’s benefit plans in accordance with the terms of the applicable benefit plan). With respect to benefit plans maintained by Parent

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and its subsidiaries, including the Surviving Corporation, for purposes of determining a Continuing Employee’s eligibility to participate, level of vacation, paid time off and severance benefits, each Continuing Employee’s service with Tenneco as reflected in Tenneco records will be treated as service with Parent or any of its subsidiaries to the same extent and for the same purpose as such service was credited to such Continuing Employee under the analogous Tenneco benefit plan as of the Effective Time (except to the extent that such recognition would result in any duplication of benefits and excluding with respect to any qualified or non-qualified defined benefit plans, non-qualified deferred compensation, and post-termination or retiree health or welfare benefits).

Named Officer Golden Parachute Compensation

The following table provides information about certain compensation for each of our named executive officers that is based on or otherwise relates to the Merger. The amounts in the table were calculated using outstanding Company RSUs and Company PSUs held by each named executive officer as March 14, 2022 and a per-share price for Tenneco class A common stock of $20.00 (i.e., the Merger Consideration), and assumes the Merger closed on March 14, 2022. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of the stockholders of Tenneco, as described in “Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 97 of this proxy statement.

The amounts in the following table are estimates based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement, and do not include amounts that were vested as of March 14, 2022. In addition, certain amounts will vary depending on the actual date of closing of the Merger. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

NAME	CASH ($)(1)	PERQUISITES/ BENEFITS ($)(2)	EQUITY ($)(3)	TOTAL ($)

Brian J. Kesseler	9,360,000	78,016	45,751,736	52,189,752

Matti Masanovich	3,507,000	60,344	10,850,282	14,417,626

Kevin W. Baird	3,675,000	60,344	11,988,302	15,723,646

Rainer Jueckstock	3,781,000	60,344	7,089,397	10,930,741

Bradley S. Norton	2,710,960	60,344	6,509,371	9,280,675

(1) The amounts in this column represent aggregate cash severance payments that each named executive officer would be entitled to receive under the Executive Severance Plan if his employment were terminated by Tenneco without Cause or as the result of a Constructive Termination on March 14, 2022. Lesser amounts are payable in the event of such an employment termination without the occurrence of the Merger. These amounts, if paid, represent double-trigger payments. See “— Severance Benefits” on page 56 of this proxy statement for a description of each named executive officer’s severance rights under the Executive Severance Plan.

(2) The amounts in this column include (i) the estimated value of the continued health, life and disability benefit coverage for the named executive officers under the Executive Severance Plan and (ii) $25,000 in outplacement services for each named executive officer, as provided under the Executive Severance Plan. These amounts, if paid, represent double-trigger payments.

(3) The amounts in this column represent the aggregate Merger Consideration that each named executive officer would expect to receive with respect to Company RSUs and Company PSUs held by each named executive officer as of the Effective Time, as described above in “— Treatment of Equity and Equity-Based Awards” on page 55 of this proxy statement, calculated by multiplying (i) the total number of shares of Tenneco class A common stock subject to each Company RSU and Company PSU (with the number of shares of Tenneco class A common stock subject to each Company PSU determined at target level) by (ii) $20.00 (i.e., the Merger Consideration). These amounts are single-trigger payments.

Narrative Disclosure to Named Officer Golden Parachute Compensation Table

For additional information relating to our named executive officers’ potential cash severance payments and the treatment of equity-based awards held by our named executive officers, see “— Interests of the Directors and Officers of Tenneco in the Merger” on page 54 of this proxy statement.

Financing of the Merger

Pursuant to an equity commitment letter, dated as of February 22, 2022 (the “Equity Commitment Letter”), each of Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P, Apollo Overseas Partners (Delaware) IX,

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L.P., Apollo Overseas Partners IX, L.P. and Apollo Overseas Partners (LUX) IX, SCSp (collectively, the “Sponsors”) have committed, severally but not jointly, to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $1.65 billion, subject to the terms and conditions of the Equity Commitment Letter.

Pursuant to a debt commitment letter, dated as of February 22, 2022, which we refer to as the “Debt Commitment Letter”, a consortium of financial institutions (in each case, acting directly or through their respective affiliates or branches, as appropriate, collectively, as the “Committed Lenders”) have committed to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, the debt commitment amount, which we refer to as the “debt commitment,” in the aggregate up to $6.0 billion in debt financing, consisting of (i) senior secured first lien credit facilities comprised of (A) a $2.4 billion first lien term loan facility (which we refer to as the “term facility”), and (B) a $600 million first lien revolving credit facility (not all of which is expected to be drawn at the closing of the Merger) (which we refer to as the “revolving facility”), (ii) a $2.0 billion senior secured first lien bridge facility (which we refer to as the “senior secured bridge facility”) (less (A) the amount of any Parent senior secured notes issued as described below and (B) the amount of any of Tenneco’s outstanding senior secured notes that remain outstanding on the closing date after giving effect to the consummation of the transactions) and (iii) a $1.0 billion senior unsecured bridge facility (which we refer to as the “senior unsecured bridge facility”) (less (A) the amount of any Parent senior unsecured notes issued as described below and (B) the amount of any of Tenneco’s outstanding senior unsecured notes that remain outstanding on the closing date after giving effect to the consummation of the transactions).

The Debt Commitment Letter also contemplates that Parent will, at its option, (i) either (A) issue senior secured first lien notes (which we refer to as the “Parent senior secured notes”) in a Rule 144A or other private placement on or prior to the closing date yielding up to $2.0 billion in aggregate gross cash proceeds and/or (B) if any or all of the Parent senior secured notes are not issued on or prior to the closing date of the Merger and the proceeds thereof made available to Parent on the closing date of the Merger, borrow up to such unissued or unavailable amount in the form of senior secured first lien bridge loans under the senior secured bridge facility and (ii) either (A) issue senior unsecured notes (which we refer to as the “Parent senior unsecured notes”) in a Rule 144A or other private placement on or prior to the closing date yielding up to $1.0 billion in aggregate gross cash proceeds and/or (B) if any or all of the Parent senior unsecured notes are not issued on or prior to the closing date of the Merger and the proceeds thereof made available to Parent on the closing date of the Merger, borrow up to such unissued or unavailable amount in the form of senior unsecured bridge loans under the senior unsecured bridge facility.

The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the Merger Agreement; (ii) to repay certain existing indebtedness of Tenneco, including Tenneco’s credit agreement, redemptions of Tenneco’s senior unsecured notes and, if tendered in one or more tender offers and/or “change of control offers,” Tenneco’s senior secured notes; (iii) in the case of the revolving facility, for general corporate purposes and (iv) to pay related fees and expenses.

Tenneco has been advised that Parent (and/or one of its affiliates) presently intends to (i) redeem or otherwise repay all of Tenneco’s 5.375% Senior Notes due 2024 and 5.00% Senior Notes due 2026 at the applicable redemption prices set forth in the indentures governing such notes plus accrued and unpaid interest up to the redemption date and (ii) make “change of control offers,” at a price of 101% of the principal amount plus accrued and unpaid interest up to the payment date, for Tenneco’s 7.875% Senior Secured Notes due 2029 and 5.125% Senior Secured Notes due 2029, in each case, in connection with, and conditioned upon the closing of, the Merger.

The Committed Lenders may invite other banks, financial institutions and other entities to participate in the debt financing contemplated by the Debt Commitment Letter and to undertake a portion of the commitments to provide the debt financing (together with the Committed Lenders, the “Lenders”).

The obligations of the Lenders to provide the debt commitment amount under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain specified representations and warranties, contribution of the equity contemplated by the Equity Commitment Letter, delivery of a

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customary offering document, completion of the marketing periods and other customary closing conditions for financings of this type.

The Merger Agreement does not include any financing-related closing condition.

As of the last practicable date before the printing of this proxy statement, the Debt Commitment Letter remains in effect, and Parent has not notified us of any plans to utilize financing in lieu of the financing described above. The definitive documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, the Sponsors entered into a limited guarantee, dated as of February 22, 2022 (the “Limited Guarantee”) with Tenneco, pursuant to which the Sponsors have agreed to guarantee, up to an aggregate cap of $115,000,000, and subject to certain terms and conditions set forth in the Limited Guarantee, (i)the termination fee payable by Parent under certain circumstances, as well as costs incurred by Tenneco in collecting the termination fee and interest from the date the termination fee is required to be paid, (ii) certain reimbursement, indemnification or payment obligations that may be owed by Parent in connection with certain of the Company’s cooperation efforts for the debt financing, and (iii) up to $108,000,000 in recovery for damages suffered or incurred as a result of Parent’s willful and material breach or fraud with respect to Parent’s representations, warranties, covenants or other agreements in the Merger Agreement.

Appraisal Rights

General

If the Merger is completed, holders of shares of Tenneco class A common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements may result in the loss or waiver of your appraisal rights.

This section summarizes certain material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Appendix C to this proxy statement and incorporated by reference herein. All references within Section 262 of the DGCL to “stockholder” are to the record holder of shares of Tenneco class A common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Tenneco stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.

Under the DGCL, if you hold one or more shares of Tenneco class A common stock, do not vote in favor of the adoption of the Merger Agreement, are the record holder of such shares and continuously hold such shares through the Effective Time and otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger or related transactions) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration which Tenneco stockholders would otherwise be entitled to receive upon the consummation of the Merger pursuant to the Merger Agreement. These rights are known as appraisal rights.

Under Section 262 of the DGCL, not less than 20 days prior to the meeting at which the adoption of the Merger Agreement will be submitted to the stockholders, Tenneco must notify each stockholder who was a Tenneco

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stockholder on [•] (the “Record Date”) and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. THIS PROXY STATEMENT CONSTITUTES THE REQUIRED FORMAL NOTICE, AND A COPY OF SECTION 262 OF THE DGCL IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT.

A HOLDER OF TENNECO CLASS A COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND APPENDIX C CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER MAY RESULT IN THE LOSS OR WAIVER OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF TENNECO CLASS A COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS, IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL. ANY SHARES OF TENNECO CLASS A COMMON STOCK HELD BY A TENNECO STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION, WITHOUT INTEREST.

How to Exercise and Perfect Your Appraisal Rights

If you are a Tenneco stockholder and wish to exercise the right to seek an appraisal of your shares of Tenneco class A common stock, you must comply with ALL of the following:

•

you must NOT vote “FOR,” or otherwise consent in writing to, the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your share “AGAINST,” or as an abstention with respect to, the Merger Proposal;

•

you must continuously hold your shares of Tenneco class A common stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you transfer your shares of Tenneco class A common stock before the Effective Time;

•	prior to the taking of the vote on the Merger Proposal at the special meeting, you must deliver a proper written demand for appraisal of your shares; and

•

you (or any person who is the beneficial owner of shares of Tenneco class A common stock held either in a voting trust or by a nominee on behalf of such person) or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of Tenneco class A common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Tenneco stockholders who seek to exercise their appraisal rights to initiate all necessary action to properly demand their appraisal rights in respect of shares of Tenneco class A common stock within the time prescribed in Section 262 of the DGCL.

Filing a Written Demand

Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any record holder of shares of Tenneco class A common stock wishing to exercise appraisal rights must deliver to Tenneco, before the taking of the vote on the Merger Proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares. A stockholder’s failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the special meeting will result in a loss or waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of Tenneco class A common stock registered in that holder’s name. Such

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demand will be sufficient if it reasonably informs Tenneco of the identity of the stockholder and that the stockholder intends to demand appraisal of the “fair value” of his, her or its shares of Tenneco class A common stock. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the share certificate or certificates that represent such stockholder’s shares or in the book entry that represents such stockholder’s shares, as the case may be. Beneficial owners who do not also hold their shares of Tenneco class A common stock of record may not directly make appraisal demands to Tenneco. The beneficial owner must, in such case, arrange for the holder of record, such as a bank, broker or nominee, to timely submit the required demand in respect of those shares of Tenneco class A common stock. A holder of record, such as a bank, broker or nominee, who holds shares of Tenneco class A common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Tenneco class A common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of Tenneco class A common stock as to which appraisal is sought. Where no number of shares of Tenneco class A common stock is expressly mentioned, the demand will be presumed to cover all shares of Tenneco class A common stock held in the name of the holder of record. The failure of a holder of record to properly and validly exercise appraisal rights under Section 262 on behalf of a beneficial holder may result in the loss or waiver of appraisal rights.

IF YOU HOLD YOUR SHARES OF TENNECO CLASS A COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF TENNECO CLASS A COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF TENNECO CLASS A COMMON STOCK THROUGH A BANK OR BROKERAGE WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.

If your shares of Tenneco class A common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of Tenneco class A common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

For delivery on or before March 31, 2022:

Tenneco Inc.

500 North Field Drive

Lake Forest, IL 60045

Attention: Corporate Secretary

For delivery after March 31, 2022:

Tenneco Inc.

7450 McCormick Blvd.

Skokie, IL 60076

Attention: Corporate Secretary

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In the event a written demand is delivered to the Lake Forest, Illinois address after March 31, 2022, it will be forwarded to the Skokie, Illinois address and accepted as validly delivered, but we recommend that stockholders electing to exercise appraisal rights mail their written demand to the Skokie, Illinois address if delivery will be made after March 31, 2022.

At any time within 60 days after the Effective Time, any Tenneco stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Tenneco class A common stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal, but after such 60 day period a demand for appraisal may be withdrawn only with the written approval of the Surviving Corporation.

Notice by the Surviving Corporation. Within ten days after the Effective Time, Tenneco, as the Surviving Corporation, must notify each holder of Tenneco class A common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the Merger Proposal of the date that the Merger has become effective.

Filing a Petition for Appraisal with the Delaware Court of Chancery. Within 120 days after the Effective Time, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the Surviving Corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by you, demanding an appraisal of the fair value of the shares of Tenneco class A common stock held by all stockholders who have properly demanded appraisal. None of Parent, Merger Sub or Tenneco, as the Surviving Corporation is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of Tenneco class A common stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. The failure of a holder of Tenneco class A common stock to file such a petition within the time periods specified in Section 262 may nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Tenneco class A common stock not voted in favor of the Merger Proposal and with respect to which Tenneco has received demands for appraisal, and the aggregate number of holders of those shares. The Surviving Corporation must mail this statement to you within the later of (i) ten days after receipt by the Surviving Corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Tenneco class A common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the Surviving Corporation the statement described in this paragraph.

If a petition for appraisal is not timely filed or if you deliver to the Surviving Corporation a written withdrawal of your demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then your right to appraisal will cease.

If a petition for appraisal is duly filed by you or another holder of record of Tenneco class A common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders who have demanded payment for their shares of Tenneco class A common stock and with whom agreements as to the value of their shares of Tenneco class A common stock have not been reached by the Surviving Corporation. After notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to the stockholders shown on the list at the addresses therein stated as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the

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petition to determine which Tenneco stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the Tenneco stockholders demanding appraisal who hold certificated shares of Tenneco class A common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any Tenneco stockholder who fails to comply with this direction. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation. In addition, because immediately before the Merger the shares will be listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Tenneco class A common stock entitled to appraisal exceeds 1% of the outstanding shares of Tenneco class A common stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of Tenneco class A common stock exceeds $1.0 million.

The appraisal proceeding will be conducted as to the shares of Tenneco class A common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Tenneco class A common stock held by all Tenneco stockholders who have properly demanded their appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the Surviving Corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the Tenneco stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the Surviving Corporation of their stock certificates. The Surviving Corporation is under no obligation to make such voluntary cash payment to each stockholder prior to such entry of judgement.

After determining the holders of class A common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of class A common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court may consider market value, asset value, the price negotiated by the parties, the unaffected stock price, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware

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Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Tenneco believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Tenneco nor Parent anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Tenneco and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of class A common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. Absent such an order, each party is responsible for his, her or its own expenses.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the Merger to the Surviving Corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Tenneco stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of Tenneco class A common stock will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss or waiver of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Tenneco class A common stock in accordance with the Merger Agreement.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. FAILURE TO STRICTLY FOLLOW THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL MAY RESULT IN A WAIVER OR LOSS OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

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Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of Tenneco class A common stock who receive cash in exchange for shares of Tenneco class A common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. The tax consequences of the Merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this discussion. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.

This discussion is limited to holders of shares of Tenneco class A common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding shares of Tenneco class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations” or other pass-through entities (and investors therein);

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell their shares of Tenneco class A common stock under the constructive sale provisions of the Code;

•	persons who own an equity interest, actually or constructively, in Parent or, following the Merger, the Surviving Corporation;

•	persons who hold or received their shares of Tenneco class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

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This discussion also does not address the U.S. federal income tax consequences to holders of shares of Tenneco class A common stock who exercise appraisal rights in connection with the Merger under the DGCL.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of Tenneco class A common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of Tenneco class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF TENNECO CLASS A COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Tenneco class A common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Effect of the Merger

The receipt of cash by a U.S. holder in exchange for shares of Tenneco class A common stock in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives cash for shares of Tenneco class A common stock in the Merger will generally equal the difference, if any, between the amount of cash received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share will generally be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of Tenneco class A common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the Merger. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Tenneco class A common stock in the Merger will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of Merger. Otherwise, such gain or loss will be short-term capital gain or loss which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of Tenneco class A common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Such payments will

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not be subject backup withholding if the U.S. holder (i) completes and returns to the paying agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that the U.S. holder is a United States person, the taxpayer identification number provided is correct and that the U.S. holder is not subject to backup withholding or (ii) otherwise establishes an exemption. Certain holders (including corporations) are not subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Tenneco class A common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Tenneco class A common stock in the Merger unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Tenneco class A common stock in the Merger and certain other requirements are met; or

•

at the time of the Merger, Tenneco is a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes or has been a USRPHC at any time during the shorter of the five-year period ending on the date of the Merger or the non-U.S. holder’s holding period for its shares of Tenneco class A common stock, and the non-U.S. holder owned (actually or constructively) more than five percent of the total fair market value of the outstanding shares of Tenneco class A common stock at any time during such applicable period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain realized on the receipt of cash in exchange for shares of Tenneco class A common stock in the Merger, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, although there can be no assurances in this regard and Tenneco has not made a definitive determination, Tenneco believes that it is not currently a USRPHC and has not been a USRPHC during the five-year period ending on the date of the Merger. Even if Tenneco is or was a USRPHC during the five-year period ending on the date of the Merger, gain realized by a non-U.S. holder on the receipt of cash in exchange for shares of Tenneco class A common stock in the Merger will not be subject to U.S. federal income tax if Tenneco class A common

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stock continues to be traded on the New York Stock Exchange at the time of the Merger and such non-U.S. holder owned (actually or constructively) five percent or less of the total fair market value of the outstanding shares of Tenneco class A common stock during the applicable period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in exchange for shares of Tenneco class A common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). A non-U.S. holder generally will not be subject to information reporting and backup withholding if the non-U.S. holder (i) provides the paying agent with a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or successor form), as the case may be, certifying under penalties of perjury the holder’s non-U.S. status (and the paying agent does not have actual knowledge or reason to know that the holder is a United States person) or (ii) otherwise establishes an exemption.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The discussion above of material U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax or legal advice. Because individual circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or non-U.S. tax laws or any applicable income tax treaty.

Regulatory Approvals Required for the Merger

General

Tenneco, Parent and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under the Merger Agreement and applicable law to obtain all regulatory approvals required to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable. These approvals include the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and clearance of the Merger having been granted by relevant antitrust and foreign direct investment authorities in certain other jurisdictions.

In addition, each of Tenneco, Parent and Merger Sub have agreed to use reasonable best efforts to (1) cooperate reasonably with each other in connection with regulatory filings or submissions in connection with the transactions contemplated by the Merger Agreement or any investigation or other inquiry by a governmental entity in connection with the transactions contemplated by the Merger Agreement; (2) promptly inform the other parties of material communications received from the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other similar governmental entity (foreign or domestic); (3) consult with each other prior to taking any material position with respect to the regulatory filings or submissions; (4) permit the other parties’ legal counsel to review and discuss in advance any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any governmental entity with respect to regulatory approvals; and (5) coordinate with the other parties’ legal counsel in preparing and exchanging such information and promptly provide the other parties’ legal counsel with copies of all filings, presentations or material submissions made by such party with any governmental entity with respect to

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regulatory approvals. Parent will, with prior notice to and consultation of Tenneco, and taking Tenneco’s views into account in good faith, control and lead all communications and strategy on behalf of the parties relating to regulatory approvals.

If and to the extent necessary to obtain any regulatory approval required for the closing of the Merger or to avoid the entry of or have lifted or terminated any order restraining or enjoining the Merger, Parent will (1) propose, negotiate and offer to commit and to effect, by consent decree, hold separate order or otherwise, (A) the sale or other disposition of any assets or businesses of Tenneco or its subsidiaries; (B) behavioral limitations on the assets or businesses of Tenneco or its subsidiaries; and (C) the termination, modification, transfer or other action with respect to any existing relationships and contractual rights and obligations of Tenneco or its subsidiaries; (2) otherwise offer to take action that it is capable of taking and, if the offer is accepted, take such action, that limits or affects its freedom of action; and (3) in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered that would make consummation of the Merger unlawful or that would prevent or delay consummation of the Merger, any and all steps necessary to vacate, modify or suspend such injunction or order. Notwithstanding the foregoing, Parent is not required to take any of the foregoing actions to the extent such actions would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of Tenneco and its subsidiaries, taken as a whole, after giving effect to the Merger.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be completed until Tenneco and Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

European Union. Both Tenneco, Parent and Merger Sub, or their affiliates, conduct business across the European Union in multiple member states. Under Council Regulation (EC) No. 139/2004 of January 2004, as amended, and the rules and regulations promulgated thereunder, which we refer to as the “EU Merger Regulation”, mergers and acquisitions involving parties with worldwide sales and individual European Union sales exceeding specified thresholds must be notified to, reviewed and approved by the European Commission before they are implemented. Tenneco, Parent and Merger Sub, or their affiliates, meet the thresholds set out in the EU Merger Regulation and are therefore obligated to (i) notify the transaction to the European Commission of and (ii) wait to implement the merger until after the European Commission has issued a decision declaring the merger compatible with the common market. Tenneco, Parent and Merger Sub intend to file a notification to the European Commission as soon as is reasonably practicable.

Canada. In addition, under the Competition Act of Canada, transactions involving parties with sales above certain revenue thresholds cannot be consummated until they are filed, reviewed and approved by the Competition Bureau of Canada. Tenneco, Parent and Merger Sub, or their affiliates, have sufficient revenues to exceed the relevant statutory thresholds for review, and completion of the merger is therefore conditioned upon the Competition Bureau’s approval. Tenneco, Parent and Merger Sub intend to file a notification to the Competition Bureau as soon as is reasonably practicable.

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China. Under the Antimonopoly Law of the People’s Republic of China, transactions involving parties with sales above certain revenue thresholds cannot be consummated until they are notified to, reviewed and approved by the State Administration for Market Regulation, which we refer to as “SAMR.” Tenneco, Parent and Merger Sub, or their affiliates, have sufficient revenues to exceed SAMR’s statutory thresholds for review, and completion of the merger is therefore conditioned upon SAMR’s approval. Tenneco, Parent and Merger Sub intend to file a notification to SAMR as soon as is reasonably practicable.

Japan. Under the Anti-Monopoly Act of Japan, transactions involving parties with sales above certain revenue thresholds cannot be consummated until they are notified to, reviewed and approved by the Japanese Fair Trade Commission, which we refer to as “JFTC”. Tenneco, Parent and Merger Sub have sufficient revenues to exceed the relevant statutory thresholds for review, and completion of the merger is therefore conditioned upon JFTC’s approval. Tenneco, Parent and Merger Sub intend to file a notification to JFTC as soon as is reasonably practicable.

Mexico. Under the Federal Economic Competition Law of Mexico, transactions involving parties having sales and assets in Mexico exceeding specified thresholds must be notified to, reviewed and approved by the Federal Economic Competition Commission, which we refer to as “COFECE”. Tenneco, Parent and Merger Sub, or their affiliates, have sufficient revenues and assets to exceed COFECE’s statutory thresholds for review, and completion of the merger is therefore conditioned upon COFECE’s approval. Tenneco, Parent and Merger Sub intend to file a notification to COFECE as soon as is reasonably practicable.

Other Regulatory Approvals. Completion of the transaction is further subject to the receipt of additional clearances and/or approvals under the antitrust laws of certain other jurisdictions. This includes, among other jurisdictions, potential clearances and/or approvals under the antitrust laws of Russia and Ukraine. Apollo may, in its sole discretion, elect to waive the receipt of such Russian and/or Ukrainian approvals and/or clearances as conditions to the consummation of the Merger.

Foreign Direct Investment Laws

Completion of the merger is further subject to receipt of foreign direct investment approvals in Spain and Australia.

Other Regulatory Approvals

One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the Merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Tenneco stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

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Merger Proposal (Item 1)

The Board unanimously recommends that you vote FOR the Merger Proposal.

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Tenneco contained in this proxy statement or in Tenneco’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), as described in “Where You Can Find More Information” on page 159 of this proxy statement, may supplement, update or modify the factual disclosures about Tenneco contained in the Merger Agreement and in this summary. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement, and:

•

were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts;

•

have been modified or qualified by certain confidential disclosures that were made among the parties to the Merger Agreement in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

•

may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect, as defined in “—Representations and Warranties” on page 76 of this proxy statement.

Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Tenneco, Parent or Merger Sub or any of their respective affiliates or businesses. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Tenneco, Parent or Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may not be included in this proxy statement. Accordingly, the representations, warranties, covenants and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement, as well as the disclosures in Tenneco’s periodic and current reports, proxy statements and other documents filed with the SEC. See “Where You Can Find More Information” on page 159 of this proxy statement.

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Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time (as defined below) of the Merger, Merger Sub will be merged with and into Tenneco, with Tenneco continuing as the surviving company of the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent from and after the Effective Time.

At the Effective Time, by virtue of the Merger and without the necessity of further action by Tenneco or any other entity or person, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety in the form set forth as Exhibit A to the Merger Agreement and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (subject to Parent’s and the Surviving Corporation’s obligations described in “The Merger — Interests of the Directors and Officers of Tenneco in the Merger” on page 54 of this proxy statement). In addition, Tenneco and the Surviving Corporation will take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation will be amended and restated in its entirety in the form set forth as Exhibit B to the Merger Agreement, and as so amended will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (subject to Parent’s and the Surviving Corporation’s obligations described in “The Merger — Interests of the Directors and Officers of Tenneco in the Merger” on page 54 of this proxy statement).

The board of directors of Merger Sub immediately prior to the Effective Time (or such other individuals designated by Parent as of the Effective Time) will become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Tenneco immediately prior to the Effective Time, from and after the Effective Time, will continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Merger Consideration

Common Stock

At the Effective Time, each share of class A common stock, par value $0.01 of Tenneco (each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares held by Tenneco as treasury stock or held by Parent or Merger Sub (or any direct or in direct wholly owned subsidiaries of Merger Sub) or Dissenting Shares (as defined below)), will be converted automatically into the right to receive $20.00 per Share (the “Merger Consideration”), payable to the holder in cash, without interest, subject to any applicable withholding of taxes required by law, upon surrender of the certificates or book-entry shares (in accordance with the Merger Agreement). All Shares converted into the right to receive the Merger Consideration will be automatically cancelled and shall represent only the right to receive the Merger Consideration.

Outstanding Equity Awards

•

Cash-Settled Performance Stock Units: At the Effective Time, each of Tenneco’s outstanding awards of cash-settled performance share units (each, a “Cash-Settled PSU”), whether vested or unvested, will become fully vested and be cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of Shares or Share equivalents underlying such award of Cash-Settled PSUs (based on all applicable performance criteria being achieved at target performance), multiplied by (y) the Merger Consideration.

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•

Cash-Settled Restricted Stock Units: At the Effective Time, each of Tenneco’s outstanding awards of cash-settled restricted stock units (each, a “Cash-Settled RSU”), whether vested or unvested, will become fully vested and be cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of Shares underlying such award of Cash-Settled RSUs, multiplied by (y) the Merger Consideration.

•

Share-Settled Restricted Stock Units: At the Effective Time, each of Tenneco’s outstanding awards of Share-settled restricted stock units (each, a “Share-Settled RSU”) that at such time is subject solely to service-based vesting conditions will become fully vested and shall be cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of Shares underlying such award of Share-Settled RSUs, multiplied by (y) the Merger Consideration.

•

Share-Settled Performance Share Units: At the Effective Time, each of Tenneco’s outstanding awards of share-settled performance share units (each, a “Share-Settled PSU”) that at such time is subject to performance-based vesting conditions will become vested as to the number of Shares subject to such award that would vest at the target level, and shall, after giving effect to such vesting, be cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the number of vested Shares underlying such award, multiplied by (y) the Merger Consideration.

Termination of Tenneco Equity Plans

As of the Effective Time, Tenneco’s 2006 Long-Term Incentive Plan, as amended and restated on November 5, 2020, and Tenneco’s 2021 Long-Term Incentive Plan, effective as of May 14, 2021, will be terminated and no further Shares or Cash Settled PSUs, Cash Settled RSUs, Share-Settled RSUs or Share-Settled PSUs (collectively, “Company Awards”) will be granted thereunder. Following the Effective Time, no such Company Award or other right that was outstanding immediately prior to the Effective Time will remain outstanding, and each former holder of any such Company Award shall cease to have any rights with respect thereto, except the right to receive the consideration set forth as described above in “— Merger Consideration — Outstanding Equity Awards”.

Payment for Securities; Surrender of Certificates

At or prior to the Effective Time, Parent will designate a nationally recognized bank or trust company to act as the paying agent for purposes of effecting the payment of the Merger Consideration in connection with the transactions contemplated by the Merger Agreement. Tenneco shall pay, or cause to be paid, the fees and expenses of the paying agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the paying agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time. In the event such deposited funds are insufficient to make the payments for the purposes of effecting the payment of the Merger Consideration, Parent will promptly deposit, or cause to be deposited, with the paying agent additional funds to ensure that the paying agent has sufficient funds to make such payments.

As soon as practicable after the Effective Time (and in no event later than the third business day following the Effective Time), the Surviving Corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Shares represented by a stock certificate, or a holder of book-entry Shares, which Shares were converted into the right to receive the Merger Consideration at the Effective Time, a letter of transmittal, together with instructions for effecting the surrender of the stock certificates (or affidavits of loss in lieu of the certificates) in exchange for payment of the Merger Consideration. Upon surrender of a stock certificate (or affidavit of loss) to the paying agent together with delivery of an executed letter of transmittal, with respect to such stock certificate, the paying agent will transmit to the holder of such stock certificates the Merger Consideration for each Share formerly represented by such stock certificates (subject to any applicable tax withholding), and any such stock certificate so surrendered shall be cancelled.

Each holder of record of one or more book-entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be

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entitled to receive, and Parent shall cause the paying agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such book-entry Share, a cash amount in immediately available funds equal to the Merger Consideration (without interest and subject to applicable withholding taxes), and such book-entry Shares will be cancelled.

At the Effective Time the stock transfer books of Tenneco will be closed and thereafter there will be no further registration of transfers of Shares on the records of Tenneco. From and after the Effective Time, the holders of stock certificates and book-entry Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares except as otherwise provided for in the Merger Agreement or by applicable law. If, after the Effective Time, stock certificates are presented to the Surviving Corporation for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.

If any cash deposited with the paying agent remains unclaimed by the holders of stock certificates or book-entry Shares on the first anniversary of the Effective Time, such cash will be returned to the Surviving Corporation and any holder of Shares who has not tendered its stock certificates or book-entry Shares for the Merger Consideration prior to such time shall thereafter look only to Parent and the Surviving Corporation for the delivery of the Merger Consideration (without any interest and subject to applicable withholding taxes, abandoned property, escheat or other similar laws). Any Merger Consideration remaining unclaimed by the holders of stock certificates or book-entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claim or interest of any person previously entitled thereto. Parent, Merger Sub, the Surviving Corporation, and the paying agent will not be liable to any holder of a stock certificate or book-entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration made available to the paying agent to pay for Shares for which appraisal rights have been perfected will be returned to the Surviving Corporation, upon demand.

In the event that any stock certificates shall have been lost, stolen or destroyed, the paying agent will issue in exchange for such lost, stolen or destroyed stock certificates, upon the making of an affidavit of that fact by the person claiming such stock certificate is lost, stolen or destroyed, the Merger Consideration. Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed stock certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the paying agent with respect to the stock certificates alleged to have been lost, stolen or destroyed.

Completion of the Transaction; Closing

The closing of the Merger will take place at 8:00 a.m. local time, on the third business day following satisfaction of all of the conditions to closing (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction of such conditions at the closing) or on such other date as is agreed to by Tenneco, Parent and Merger Sub. However, if the Marketing Period (as defined below) has not ended at the time of the satisfaction or waiver of all of the conditions to closing, then the closing will occur on the date following the satisfaction of such conditions that is the earlier to occur of (i) any business day during the Marketing Period as may be specified by Parent on no less than three business days’ prior notice to Tenneco and (ii) three business days following the final day of the Marketing Period (subject in each case to the satisfaction or waiver, if applicable of the closing conditions at the Effective Time). On the closing date, or on such other date as may be agreed to, Merger Sub or Tenneco will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings required under the DGCL. The Merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the certificate of merger (such date and time at which the Merger becomes effective is referred to as the “Effective Time”).

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The “Marketing Period” refers generally (subject to certain exceptions described in the Merger Agreement) to an initial period of 17 consecutive calendar days beginning on the first day after the date on which Tenneco has delivered to Parent certain financial information, which is referred to herein as the “Required Financial Information”; provided, that in order for the Marketing Period to run, (i) such financial information provided by Tenneco must meet certain requirements throughout such 17 consecutive day period and (ii) the conditions to the closing of the Merger must remain satisfied (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions at the closing) throughout such 17 consecutive day period, and (iii) nothing shall have occurred and no condition shall exist that would cause any of such conditions to closing to fail to be satisfied if the closing were scheduled to occur at any time during such 17 consecutive day period. Notwithstanding the foregoing, the Marketing Period will end on any earlier date prior to the expiration of the 17 consecutive day period if the debt financing to be obtained by Parent in connection with the Merger is closed on such earlier date (including closing into escrow).

The Marketing Period shall not be deemed to have commenced if, after the date of the Merger Agreement and prior to the completion of such 17 consecutive day period, certain actions are taken by Tenneco or its independent accountants with respect to its historical financial statements or other financial information included in the Required Financial Information provided to Parent, the Required Financial Information ceases to comply with all requirements set forth in the Merger Agreement at any time during such 17 consecutive day period, or Tenneco shall have failed to file any report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Dissenting Shares

Any Shares held by stockholders who are entitled to and have properly demanded appraisal for such Shares in accordance with, and who comply in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable law, then the right of such holder to be paid the fair value of such Dissenting Shares will cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into, and shall be exchangeable solely for, the right to receive the Merger Consideration, without interest and subject to any applicable withholding of taxes.

Representations and Warranties

In the Merger Agreement, Tenneco has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the confidential disclosure schedules to the Merger Agreement. These representations and warranties relate to, among other things:

•	the due organization, valid existence, good standing and corporate power of Tenneco and each of its subsidiaries;

•

the capitalization of Tenneco, including the number of Shares, shares of class B non-voting convertible common stock and preferred stock and Company Awards outstanding, and a list of each subsidiary of Tenneco together with its jurisdiction of organization;

•

the authority of Tenneco to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Tenneco;

•

with respect to the execution of the Merger Agreement and consummation of the Merger, the absence of (i) any conflict with or violation of Tenneco’s charter or Tenneco’s bylaws, (ii) any conflict with or violation of applicable laws, (iii) any conflict with or violation of any of the organizational documents of any subsidiary of Tenneco or any of Tenneco’s joint ventures, (iv) any conflict with or violation of any law applicable to Tenneco or any of its subsidiaries or any of Tenneco’s joint ventures, and (v) any required consents or approvals under, or breach,

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violation, loss of benefit, change of control or default under (or giving to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien on any property or asset of Tenneco or its subsidiaries or, to Tenneco’s knowledge, any of Tenneco’s joint ventures pursuant to) any contract or permit to which Tenneco or its subsidiaries or, to Tenneco’s knowledge, any Tenneco joint venture is party, except, with respect to clauses (iii), (iv) and (v), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below);

•

compliance with SEC filing requirements for Tenneco’s SEC filings since February 22, 2020, including the accuracy of information contained in such documents and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

•	the absence of certain changes and certain events since September 30, 2021;

•	the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

•	litigation matters;

•	Tenneco’s compliance with applicable laws;

•	the consents, filings and authorizations required by governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	employment benefit plans;

•	employee and labor matters;

•	environmental matters;

•	owned and leased real properties;

•	tax matters;

•	matters with respect to certain material contracts;

•	international trade and anti-corruption matters;

•	insurance matters;

•	intellectual property and privacy matters;

•	affiliate transactions;

•	the absence of undisclosed broker’s fees and expenses payable in connection with the Merger; and

•	the opinion of Lazard Frères & Co. LLC.

Many of the representations and warranties in the Merger Agreement are qualified by the knowledge of certain specified officers and members of senior management or a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a Company Material Adverse Effect).

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by Tenneco of the Merger or the transactions contemplated by the Merger Agreement or the compliance by Tenneco with its obligations under the Merger Agreement or (b) has or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of Tenneco or its subsidiaries, taken as a whole except that the definition of Company Material Adverse Effect excludes from clause (b) any change, effect, event, occurrence, state of facts or development attributable to:

(i) the announcement of the transactions contemplated by the Merger Agreement (provided that this clause (i) does not apply to any representation or warranty to the extent the purpose of such representation or warranty is

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to address, as applicable, the consequences resulting from the execution and delivery the Merger Agreement, the pendency or consummation of the Merger and the other transactions contemplated by the Merger Agreement);

(ii) conditions generally affecting the industries in which Tenneco and its subsidiaries participate, the economy as a whole or the capital markets in general or the markets in which Tenneco and its subsidiaries operate;

(iii) the taking of any action to the extent expressly required by the Merger Agreement (but excluding Tenneco’s obligation to operate in the ordinary course of business);

(iv) any change after February 22, 2022 in applicable laws or the interpretation thereof by governmental entities;

(v) any change after February 22, 2022 in GAAP;

(vi) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism;

(vii) volcanoes, tsunamis, pandemics or disease outbreaks (including COVID-19 or any measures related to COVID-19), earthquakes, hurricanes, tornados or other natural disasters;

(viii) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (provided that the underlying cause of such change, decline or failure may be taken into account in determining whether a material adverse effect as occurred); and

(ix) changes after the date hereof in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for Tenneco by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to Tenneco (provided that the underlying cause of such failure may be taken into account in determining whether a material adverse effect has occurred).

Any change referred to in the foregoing clauses (ii), (iv), (v), (vi) or (vii) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such change has a disproportionate adverse effect on Tenneco and its subsidiaries, taken as a whole, as compared to other participants in the industry or jurisdiction in which Tenneco and its subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

None of the representations and warranties in the Merger Agreement will survive the completion of the Merger.

Conduct of Business Prior to Closing

Certain covenants in the Merger Agreement restrict the conduct of Tenneco’s and its subsidiaries’ business between the date of the Merger Agreement and the Effective Time. Except (i) as expressly contemplated by the Merger Agreement, (ii) as required by applicable law, (iii) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), or (iv) as set forth on the confidential disclosures schedules to the Merger Agreement, (x) Tenneco shall, and shall cause its subsidiaries to, use reasonable best efforts to (A) conduct its operations in the ordinary course of business consistent with past practice (including with respect to its joint ventures) and (B) preserve the goodwill and organization of Tenneco and its subsidiaries and Tenneco’s and its subsidiaries’ relationships with lenders, customers, suppliers, vendors, partners, officers, employees, consultants and other persons having business relations with Tenneco and its subsidiaries and (y) Tenneco shall not, and shall cause its subsidiaries not to:

•

issue, sell distribute, assign, transfer, grant, pledge, hypothecate, set aside, dispose of or otherwise encumber any shares of capital stock of, or other equity interest in Tenneco or any of its subsidiaries;

•	merge, combine or consolidate Tenneco or any of its subsidiaries with any other person or entity;

•	acquire any material assets or businesses or make any material investments in any other business over $5,000,000 individually or $25,000,000 in the aggregate;

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•	amend its certificate or articles of incorporation or limited liability company agreements (or equivalent organizational documents);

•	effect any recapitalization, reclassification, in-kind dividend, equity split or similar change in capitalization;

•

make, declare, or pay any dividend or other distribution with respect to any equity interests or redeem or purchase any equity interests, except (i) among wholly owned subsidiaries of Tenneco or (ii) ratably to equity holders of Tenneco joint ventures pursuant to the organizational and governing documents of such joint ventures;

•

sell, assign, transfer, mortgage, pledge, lease, license, sublicense or subject to any lien, charge or otherwise encumber any portion of its assets (subject to certain exceptions, including sales of products in the ordinary course of business, dispositions of assets that are obsolete, worn out surplus or no longer used and useful in the conduct of its business, factoring arrangements entered into in the ordinary course of business consistent with past practice and non-exclusive licenses of intellectual property entered into the ordinary course of business consistent with past practice);

•	abandon or permit to lapse any owned material intellectual property;

•

enter into any contracts with any holder of five percent (5%) or more of the Shares or any present or former director, executive officer or affiliate of Tenneco or any of its subsidiaries or into any contract with an “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing;

•

disclose any trade secrets or material confidential information to any person, other than in the ordinary course of business consistent with past practice to persons under contractual, legal, or ethical obligations to maintain the confidentiality of such information;

•

make any capital investment, capital contribution, loan or advance to, or guaranty for the benefit of, any entity that (i) is not a wholly owned Tenneco subsidiary (except as required by the organizational documents of Tenneco’s subsidiaries and joint ventures) or (ii) is a wholly owned Tenneco subsidiary (except in the ordinary course of business consistent with past practice);

•

for the full calendar year 2022, make capital expenditures or commitments in excess of (i) $50,000,000 in the aggregate prior to December 31, 2022 other than capital expenditures or commitments that are provided for in Tenneco’s budget for calendar year 2022 or (ii) $150,000,000 within any fiscal quarter beginning after the date of the Merger Agreement;

•

incur any indebtedness or guarantee of any indebtedness, other than (i) borrowings under (x) Tenneco’s existing credit facilities (other than its revolving credit facility) or issuances of commercial paper for working capital and general corporate purposes in excess of $100,000,000 in the aggregate, and (y) Tenneco’s existing revolving credit facility in the ordinary course of business, (ii) indebtedness between or among Tenneco and its wholly owned subsidiaries in the ordinary course of business consistent with past practice, (iii) guarantees by Tenneco or its wholly owned subsidiaries of indebtedness of Tenneco or its wholly owned subsidiaries, (iv) indebtedness arising solely from a change in GAAP and (v) indebtedness for an amount in excess of $25,000,000 in the aggregate outstanding at any one time;

•	amend in any material respect the terms of any indebtedness for borrowed money existing on the date of the Merger Agreement other than at the request of Parent or Merger Sub;

•

except as required by law or to the extent required under any collective bargaining agreement or benefit plan, and subject to certain exceptions, (i) grant any increases in benefits, bonus or compensation to any current or former director, independent contractor, officer, employee or contractor of Tenneco or its subsidiaries not previously receiving or entitled to such increase, (ii) grant or increase any severance, retention, change in control or other termination compensation to any person, (iii) enter into or adopt any new Company benefit plan or (iv) take any action to accelerate the payment, right to payment, funding or vesting of any compensation or benefits to employees at or above grade level E-1;

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•

hire or terminate the employment of any person (other than “for cause”), except for hiring or terminating employees below the grade of E-1 in the ordinary course of business consistent with past practice and in accordance with a certain employee compensation budget;

•

make (other than in the ordinary course of business), change or revoke any material tax election, make any entity classification election under Treasury Regulations Section 301.7701-3, adopt (other than in the ordinary course of business) or change any tax accounting period or material method of tax accounting, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provisions of state, local or non-U.S. tax law) with any governmental entity, settle any claim, audit or assessment with respect to a material amount of taxes, surrender (other than pursuant to the expiration of an applicable statute of limitations) any right to claim a material refund of taxes, or agree to an extension or waiver of the statute of limitations for any material tax liability;

•

settle, release, waive, forgive or compromise any claim, or other pending or threatened proceedings by or before a governmental entity if such settlement, release, waiver or compromise (i) with respect to the payment of monetary damages, involves the payment of monetary damages exceeding $10,000,000 individually or $40,000,000 in the aggregate, (ii) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to Tenneco and its subsidiaries, taken as a whole or (iii) with respect to certain other specified claims;

•

subject to certain exceptions, terminate or amend in a manner materially adverse to Tenneco and its subsidiaries any material contract, lease or landlord lease of material property, enter into any lease or landlord lease of material property or contract that would be a Company material contract if entered into before February 22, 2022 or waive any material right under or release or settle any material claim under any material contract, lease or landlord lease of material property;

•

modify extend or enter into any collective bargaining agreement or other contract with any labor union, labor organization, works council or reorganize or certify any labor union works council of Tenneco or its subsidiaries;

•	adopt a plan or agreement of complete or partial liquidation, restructuring reorganization or dissolution, except for liquidation or dissolution of any dormant subsidiary;

•

take, or authorize or consent to be taken, or otherwise knowingly facilitate, any actions by or relating to or taken on behalf of any Tenneco joint venture that Tenneco or its subsidiaries would be prohibited from taking pursuant to the foregoing bullet points; or

•	agree or make any commitment to take, or adopt any resolutions in support of, any of the foregoing actions.

No Solicitation by Tenneco

Except as expressly permitted by the Merger Agreement, until the earlier of the closing date of the Merger and the termination of the Merger Agreement in accordance with its terms, Tenneco has agreed not to, and to cause its subsidiaries not to, instruct, authorize or knowingly permit any of their officers and directors or any of their other representatives to, directly or indirectly:

•

solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below);

•

furnish to any third party any non-public information relating to Tenneco or its subsidiaries or afford to any third party access to the properties, assets, books, records or other non-public information, or to any personnel, of Tenneco or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in discussions, communications or negotiations with any third party with respect to an Acquisition Proposal or inquiry (other than to inform such third party that provisions of the Merger Agreement prohibit such discussions);

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•	approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or

•

enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract with respect to, or that is intended to result in, or would reasonably be expected to lead to an Acquisition Transaction (as defined below).

Notwithstanding the foregoing, if prior to the receipt of the Stockholder Approval (as defined below), (i) Tenneco has received a bona fide Acquisition Proposal from a third party, (ii) the Acquisition Proposal was not the result of any material breach of the non-solicitation restrictions in the Merger Agreement and (iii) the Board of Directors of Tenneco (the “Board”) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or would be reasonably likely to lead to a Superior Proposal, Tenneco may, directly or indirectly, (x) contact the third party who submitted such Acquisition Proposal to clarify any ambiguous terms and conditions to determine whether the Acquisition Proposal constitutes or would reasonably be likely to lead to a Superior Proposal and (y) participate or engage in discussions or negotiations with, furnish non-public information relating to Tenneco and its subsidiaries, or afford access to non-public information, or to any personnel, of Tenneco or its subsidiaries pursuant to a confidentiality agreement that is not materially less favorable to Tenneco than its confidentiality agreement with Apollo Management IX, L.P., to any third party or its representatives that has made or delivered to Tenneco such Acquisition Proposal. Tenneco must provide to Parent and its representatives any non-public information that is provided to any third party or its representatives if such information was not previously made available to Parent prior to or substantially concurrently to the time it is provided to such third party.

Subject to certain limited exceptions, neither our Board nor any committee thereof will take the following actions (each, a “Board Recommendation Change”):

•	withhold, withdraw, amend, qualify or modify, in any manner adverse to Parent or Merger Sub in any material respect, its recommendation to approve the Merger;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;

•	fail to include the Board’s recommendation to approve the Merger in this proxy statement;

•

within five business days of Parent’s written request, fail to make or reaffirm its recommendation to approve the Merger following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to Tenneco’s stockholders;

•	cause Tenneco or its subsidiaries to enter into any Alternative Acquisition Agreement; or

•	publicly propose or agree to any of the foregoing.

If Tenneco receives a bona fide Acquisition Proposal from a third party that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, the Board may, provided that Tenneco has not breached the non-solicitation restrictions in the Merger Agreement in any material respect with respect to such Acquisition Proposal, effect a Board Recommendation Change (as defined below) with respect to such Superior Proposal or terminate the Merger Agreement pursuant to the terms thereof to enter into a definitive agreement contemplating the consummation of such Superior Proposal (an “Alternative Acquisition Agreement”). Tenneco, however, is not entitled to effect a Board Recommendation Change or terminate the Merger Agreement unless Tenneco has provided to Parent at least three business days’ prior written notice of Tenneco’s intention to take such action, which notice will specify the identity of the third party making such Acquisition Proposal, the material terms and conditions thereof and include copies of all relevant documents related to such Acquisition Proposal, and unless:

•

during the three business day notice period described above, if requested by Parent, Tenneco will have engaged in good faith negotiations with Parent and Merger Sub regarding any adjustments to the terms and conditions of the Merger Agreement or related documentation proposed by Parent and Merger Sub to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and

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•

the Board will have taken into account any adjustments to the terms and conditions of the Merger Agreement or related documentation proposed in writing by Parent and Merger Sub no later than 11:59 p.m. (Central Time) on the last day of such three business day notice period and will have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the Acquisition Proposal continues to constitute a Superior Proposal.

In the event of any material, written revisions to the terms of such Acquisition Proposal, Tenneco is required to deliver a new written notice to Parent describing such revisions and to again comply with the negotiation obligations described above for an additional two business days following such new notice.

The Board may, at any time prior to the receipt of the Stockholder Approval, effect a Board Recommendation Change in response to an Intervening Event (as defined below). Tenneco, however, will not be entitled to effect a Board Recommendation Change pursuant to the Merger Agreement unless:

•

the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law;

•

Tenneco provides three business days’ prior written notice to Parent of its intention to effect a Board Recommendation Change, which notice must specify the basis for the Board Recommendation Change and describe the Intervening Event in reasonable detail;

•

during the three business day notice period, Tenneco and its representatives negotiate with Parent, Merger Sub and their representatives in good faith to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of the Merger Agreement and related transactional agreements to obviate the need for a Board Recommendation Change; and

•

following the notice period, the Board (after consultation with its financial advisor and outside legal counsel) determines that the failure of the Board to make such a Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

In the event of any material modifications to the Intervening Event occur, Tenneco is required to deliver a new written notice to Parent describing such modifications and to again comply with the negotiation obligations described above for an additional three business days following such new notice.

Nothing in the Merger Agreement limits Tenneco’s or the Board’s ability to (i) take and disclose to Tenneco’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Board to the Tenneco stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (ii) comply with Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (iii) inform any person of the existence of the non-solicitation obligations contained in the Merger Agreement or (iv) make any disclosure to Tenneco stockholders required by applicable law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Board must be subject to the terms and conditions of the Merger Agreement and not limit or otherwise affect the obligations of Tenneco or the rights of Parent under the non-solicitation provisions of the Merger Agreement, and (2) Tenneco will not be permitted to effect a Board Recommendation Change other than in accordance with the terms and conditions of the Merger Agreement.

As used in this proxy statement:

•

“Acquisition Proposal” means, any bona ride written offer, proposal, indication of interest or inquiry by a third-party, other than a proposal made by Parent or its affiliates with respect to the transactions contemplated by the Merger Agreement, contemplating or otherwise relating to any transaction or series of transactions involving any (i) acquisition, purchase or license of assets of Tenneco and its subsidiaries constituting 25% or more of the consolidated assets of Tenneco and its subsidiaries (excluding cash), or to which 25% or more of the net

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income, revenues or earnings of Tenneco and its subsidiaries on a consolidated basis are attributable for the 2021 fiscal year; or (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of record or beneficial ownership of 25% or more of any class of equity or voting securities of Tenneco or securities convertible into or exchangeable for such securities (any transaction described by the foregoing clauses (i) or (ii), an “Acquisition Transaction”).

•

“Intervening Event” means any material event, fact, circumstance, development or occurrence that (i) was not known to, or reasonably foreseeable by, the Board as of the date of the Merger Agreement and (ii) does not involve or relate to the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal).

•

“Superior Proposal” means any bona fide written Acquisition Proposal made after February 22, 2022 (except that the references in the definition thereof to 25% shall be replaced with 80%), other than the Merger Agreement and the transactions contemplated by the Merger Agreement, on terms that the Board determines in good faith, after consultation with Tenneco’s outside financial advisor and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, tax, regulatory and other aspects of such proposal or offer and the person making such proposal or offer, including the financing terms thereof and any break-up fees or reimbursement provisions, and such other factors as the Board considers to be appropriate, to be (i) more favorable to Tenneco or Tenneco’s stockholders, including from a financial point of view, than the transactions contemplated by the Merger Agreement and (ii) reasonably capable of being completed on the terms proposed.

Company Stockholder Meeting; Proxy Statement

As promptly as practicable, Tenneco will cause this proxy statement to be mailed to holders of Shares as of [•] (the “Record Date”). Tenneco will, in accordance with applicable law and the rules of the NYSE, establish the Record Date, duly call, give notice of, convene and hold a meeting of Tenneco stockholders as promptly as reasonably practicable after the date of the Merger Agreement for the purpose of voting on the adoption of the Merger Agreement.

Tenneco has agreed to include in this proxy statement (x) the Board’s recommendation that Tenneco’s stockholders vote in favor of the Merger Proposal and (y) the written opinion of Lazard Frères & Co. LLC, dated as of the date of the Merger Agreement, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares. Tenneco has further agreed to use its reasonable best efforts to solicit proxies in favor of the adoption of the Merger Agreement and to not adjourn the stockholder meeting other than (i) with the consent of Parent, (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by Tenneco’s stockholders prior to the meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Stockholder Approval or (v) if required by law.

Financing Efforts

Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the debt financing on the terms and conditions set forth in the Debt Commitment Letter (as defined in “The Merger—Financing of the Merger”) in an amount required to (i) pay the Merger Consideration, (ii) pay all out-of-pocket expenses incurred by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement, (iii) pay any indebtedness required to be repaid, refinanced, redeemed, retired, cancelled or terminated in connection with the consummation of the Merger and (iv) satisfy all of its other obligations under the Merger Agreement and the other agreements and instruments contemplated by the Merger Agreement (collectively, the “Financing Purposes”), including by using reasonable best efforts to:

•	maintain in effect the debt financing and the Debt Commitment Letter;

•

negotiate and enter into definitive agreements on the terms and conditions contained in the Debt Commitment Letter or on other terms that would not (A) reasonably be expected to adversely affect Parent’s ability to

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consummate the Merger, (B) reduce the aggregate amount of the debt financing below the amount necessary to satisfy the Financing Purposes, (C) impose new or additional conditions or expand upon the conditions precedent to the debt financing as set forth in the Debt Commitment Letter in a manner that would be reasonably expected to delay the consummation of the Merger or make it less likely to occur or (D) reasonably be expected to delay the availability of the debt financing required to satisfy the Financing Purposes beyond the date that the consummation of the Merger is required to be effected in accordance with the Merger Agreement;

•

satisfy or, if deemed advisable by Parent, obtain a waiver thereof, on a timely basis all conditions applicable to Parent in the Debt Commitment Letter that are within Parent’s control to be satisfied;

•

assuming that all conditions contained in the Debt Commitment Letter have been satisfied, consummate the debt financing in an amount required to satisfy the Financing Purposes at or prior to the date of consummation of the Merger; and

•	comply with its obligations under the Debt Commitment Letter.

Subject to the terms and upon satisfaction of the conditions set forth in the Debt Commitment Letter, Parent is required to use its reasonable best efforts to cause the Lenders (as defined in “The Merger—Financing of the Merger”) and the other parties providing such debt financing to provide the debt financing on the closing date of the Merger and must fully enforce the Lenders’ obligations under the Debt Commitment Letter to cause the Lenders to fund in accordance with their respective commitments. Prior to the consummation of the Merger, without Tenneco’s consent, Parent may not agree to any amendment or modification of any Debt Commitment Letter that would (i) reasonably be expected to adversely affect Parent’s ability to consummate the Merger, (ii) reduce the aggregate amount of the financing below the amount required to satisfy the Financing Purposes, (iii) impose new or additional conditions or expand upon the existing conditions to the financing in the Debt Commitment Letter in a manner that would reasonably be expected to delay the consummation of the Merger or make it less likely to occur, or (iv) reasonably be expected to delay the availability of financing required to satisfy the Financing Purposes.

If the debt financing or Debt Commitment Letter expires or is terminated or becomes unavailable prior to the consummation of the Merger, in whole or in part, and such portion is required to satisfy the Financing Purposes, Parent must promptly notify Tenneco and use its reasonable best efforts promptly to arrange for alternative financing, which may not, without the prior consent of Tenneco, impose any new or additional condition or otherwise expand any condition that makes the funding of the debt financing in an amount required to satisfy the Financing Purposes less likely to occur or be on terms and conditions that are materially less favorable to Parent from a conditionality or enforceability perspective than the terms and conditions of the existing Debt Commitment Letter, provided that Parent will not be required to pay any fees or any interest rates in excess of those contemplated by the existing Debt Commitment Letter or agree to any other term materially less favorable to Parent or Tenneco than the terms contained in or contemplated by the existing Debt Commitment Letter in order to arrange such alternative financing.

Parent will provide Tenneco with copies of any amendment to the Debt Commitment Letter or replacements of the Debt Commitment Letter and keep Tenneco reasonably informed of material developments in respect of the financing process. Parent will provide Tenneco with prompt written notice of any of the following: (i) any breach or default by any party to the Debt Commitment Letter or definitive agreements related to the debt financing of which Parent becomes aware, (ii) receipt of written notice or written communication for any debt financing source with respect to any breach, default, termination or repudiation by any party to the Debt Commitment Letter or the definitive agreements related to the debt financing of any provision thereof or a material dispute or disagreement between or among any of the parties to the Debt Commitment Letter or the definitive agreements related to the debt financing with respect to the obligation to fund the debt financing, and (iii) Parent reasonably believing in good faith that it will not be able to obtain all or any portion of the debt financing.

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Financing Cooperation

Prior to the consummation of the Merger, Tenneco has agreed to, and to cause each of its subsidiaries to, use its reasonable best efforts to provide customary or necessary cooperation in connection with obtaining debt financing as Parent may reasonably request, including, among other things:

•

furnishing Parent with certain financial information and other pertinent and customary information about Tenneco and using reasonable best efforts to periodically update such information so that such information is sufficient for Parent to utilize such information in marketing materials for the debt financing;

•

informing Parent if the CEO, CFO, treasurer or controller of Tenneco or any member of the audit committee of the Board has actual knowledge of any facts that would make a restatement of certain financial statements reasonably probable or required for such statements to comply with GAAP;

•

assisting Parent with the preparation of prospectuses, private placement memoranda, offering memoranda, information memoranda and packages and lender and investor presentations, in each case, to the extent customary or required under the terms of the Debt Commitment Letter;

•	designating a member of senior management to assist with certain matters in connection with the debt financing;

•

causing senior management of Tenneco to participate in a reasonable number of presentations, road shows, due diligence sessions, drafting sessions and sessions with ratings agencies in connection with the debt financing;

•

in the event the debt financing includes an offering of debt securities (i) requesting and facilitating that its independent auditors provide customary accountant’s comfort letters and consents, (ii) providing reasonable assistance to Parent in connection with Parent’s preparation of pro forma financial statements and related information (it being understood that Parent is solely responsible for the preparation of any pro forma financial statements and pro forma financial information) and (iii) attending a reasonable number of accounting due diligence sessions and drafting sessions;

•

assisting in the preparation of, and execution and delivery of, definitive financing documents, including guarantee, pledge and security documents, supplemental indentures, currency or interest rate hedging or other documents and customary closing certificates as may be reasonably requested by Parent or the debt financing sources;

•	facilitating the pledging of collateral for the debt financing and assisting with obtaining release of existing liens;

•	furnishing Parent and the debt financing sources with documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations;

•

solely with respect to financial information and data derived from Tenneco’s historical books and records, assisting with Parent’s preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the debt financing sources (it being understood that Tenneco and its subsidiaries are not responsible for the preparation of any pro forma financial statements or pro forma adjustments thereto);

•	taking all corporate actions, subject to the consummation of the Merger, reasonably requested by Parent to permit the consummation of the debt financing;

•

cooperating in satisfying the conditions precedent set forth in the Debt Commitment Letter or any definitive document related to the debt financing to the extent the satisfaction of such conditions require Tenneco’s cooperation or are within Tenneco’s control; and

•

ensuring that the debt financing sources and their advisors have reasonable access to Tenneco and its subsidiaries for purposes of establishing collateral arrangements and assisting with other collateral audits, collateral appraisals and due diligence examinations.

Prior to the consummation of the Merger, Tenneco has agreed to use reasonable best efforts to file all reports on Form 10-K, Form 10-Q and Form 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act in accordance with the periods required by the Exchange Act. In addition, Tenneco has agreed to use reasonable efforts to

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review all offering documents and marketing materials for the debt financing and identify any information that it reasonably believes constitutes material non-public information and if Tenneco identifies any such information, then Tenneco will file a current report on Form 8-K containing such material non-public information.

Pursuant to the Merger Agreement, Parent is required to indemnify and hold harmless Tenneco and its subsidiaries, and each of their respective representatives, from and against any and all liabilities or losses suffered or incurred in connection with the debt financing or any assistance or activities provided in connection with the arrangement of the debt financing and any information utilized in connection therewith; however, the foregoing will not apply in the case of Tenneco’s or its subsidiaries’, or any of their respective representatives’ intentional misrepresentation, bad faith, gross negligence, willful misconduct or material breach of the Merger Agreement. Parent is required to promptly reimburse Tenneco for all reasonable and documented out-of-pocket expenses (including attorneys’ fees) incurred by Tenneco or its subsidiaries in connection with their cooperation in connection with the debt financing. Obtaining the financing is not a condition to closing of the Merger.

Tenneco Indebtedness

Under the Merger Agreement, Parent will be permitted to commence and conduct one or more offers to purchase, exchange offers or consent solicitations (such offer or consent solicitation, a “Debt Offer” and collectively the “Debt Offers”) with respect to Tenneco’s existing notes in compliance with the terms of the applicable indenture governing Tenneco’s existing notes and applicable law. Tenneco and its subsidiaries will use reasonable best efforts to, and will use their respective reasonable best efforts to cause their representatives and the trustee under the applicable indenture governing Tenneco’s existing notes to, reasonably cooperate with Parent to permit any such Debt Offer to be effected on such terms, conditions and timing as is reasonably requested by Parent. Parent will prepare any documentation related thereto and Tenneco will reasonably assist and cooperate with Parent to prepare such documentation. The closing (or, if applicable, operation) of any Debt Offer will be expressly conditioned on the occurrence of the consummation of the Merger or the acceptance for purchase of Tenneco’s existing notes, as applicable, by Parent, and the parties will use reasonable best efforts to cause such Debt Offer to close (or become operative) on the closing date of the Merger. If a consent solicitation with respect to Tenneco’s existing notes is conducted and the requisite consent is obtained, if reasonably requested by Parent, Tenneco and its subsidiaries will execute one or more supplemental indentures to the applicable indenture governing Tenneco’s existing notes to amend the terms and provisions of the applicable indenture governing Tenneco’s existing notes as described in such consent solicitation, and Tenneco and its subsidiaries will use reasonable best efforts to cause the trustee under the applicable indenture to enter into such supplemental indenture. Such supplemental indenture will become effective upon execution thereof and operative no earlier than the closing date of the Merger or the acceptance for purchase of Tenneco’s existing notes, as applicable, by Parent.

In lieu of or in addition to any Debt Offer, if requested by Parent, Tenneco will send any notices of redemption with respect to all or a portion of the outstanding aggregate principal amount of Tenneco’s existing notes to the trustee under the applicable indenture governing Tenneco’s existing notes, take such actions as may be required under the applicable indenture governing Tenneco’s existing notes to cause the applicable trustee to proceed with the redemption of Tenneco’s existing notes, as applicable, and to send such notices of redemption to the holders of Tenneco’s existing notes, as applicable, and prepare and deliver all other documents required under each applicable indenture governing Tenneco’s existing notes to issue such notices of redemption. If such notices of redemption are sent prior to the closing date of the Merger, then such redemption will be conditioned on the closing of the Merger. On or prior to the closing date of the Merger, Parent will make, or cause to be made, a deposit with the applicable trustee of funds sufficient to pay in full Tenneco’s existing notes that are subject to such notices of redemption.

Under the Merger Agreement, Tenneco will have delivered to Parent at least two business days prior to the closing date of the transactions, a customary payoff letter (the “Payoff Letter”) with respect to Tenneco’s existing credit facility, specifying the payoff amount of Tenneco’s obligations thereunder and providing for a release of all liens and guarantees thereunder, and all documentation relating to the release of all liens with respect to Tenneco’s existing credit facility and Tenneco’s existing secured notes. Parent will be responsible for paying the payoff amount set forth in the Payoff Letter.

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Pursuant to the Merger Agreement, Parent is required to indemnify and hold harmless Tenneco and its subsidiaries, and each of their respective representatives, from and against any and all liabilities or losses suffered or incurred in connection with any Debt Offer; however, the foregoing shall not apply in the case of Tenneco’s or its subsidiaries’, or any of their respective representatives’ intentional misrepresentation, bad faith, gross negligence, willful misconduct or material breach of the Merger Agreement. Parent is required to promptly reimburse Tenneco for all reasonable and documented out-of-pocket expenses (including attorneys’ fees) incurred by Tenneco or subsidiaries in connection with its cooperation in connection with the Debt Offer, redemption of Tenneco’s existing notes and repayment of Tenneco’s existing credit facility, consummation of any Debt Offer, the redemption of Tenneco’s existing notes or repayment of Tenneco’s existing credit facility is not a condition to closing of the Merger.

Consents, Approvals and Filings

Tenneco, Parent and Merger Sub have each agreed to use their reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to cause the conditions to the Merger to be satisfied and to complete the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable, including using reasonable best efforts to make appropriate filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and certain foreign antitrust laws, file foreign direct investment clearances in certain jurisdictions and make any filings required under the Communications Act of 1934.

Each of the parties to the Merger Agreement will furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable law relating to the exchange of information, Tenneco and Parent have each agreed to use its reasonable best efforts to:

•

cooperate reasonably with each other in connection with any filing or submission with a governmental entity in connection with the Merger and in connection with any investigation or other inquiry by or before a governmental entity relating to the Merger;

•	promptly inform the other parties of any material communication received by such party from a governmental entity in connection with the Merger;

•

consult with each other prior to taking any material position with respect to the filings under the HSR Act or with respect to any foreign direct investment approvals or filings under other antitrust laws in discussions with or filings to be submitted to any governmental entity; and

•

coordinate with the other parties’ legal counsel in preparing and exchanging such information and promptly provide the other parties’ legal counsel with copies of all filings, presentations or material submissions made by such party with any governmental entity relating to the Merger under the HSR Act and such other antitrust laws or with respect to any required foreign direct investment approval, which may be redacted for confidential information or otherwise shared on an outside counsel only basis.

Notwithstanding the forgoing, Parent has the right under the Merger Agreement, subject to requirements to (i) give prior notice to, and consult with, Tenneco, and (ii) take Tenneco’s views into account in good faith, to control and lead all communications and strategy relating to any process under the HSR Act, any antitrust law and with respect to any foreign direct investment approval.

Parent agreed to use its reasonable best efforts to promptly (and in any event, prior to December 31, 2022 (the “Outside Date”)) resolve such objections, if any, as may be asserted by any governmental entity with respect to the Merger or the other transactions contemplated by the Merger Agreement under the HSR Act, any antitrust law or with respect to any required foreign direct investment approval. If any proceeding is instituted that challenges the Merger or any transaction contemplated by the Merger Agreement as in violation of the HSR Act or any other antitrust law, or threatens to result in the denial of any required foreign direct investment approval, Parent must use its reasonable best efforts to promptly contest and resist any such proceeding, and seek to have promptly vacated, including by pursuing all available avenues of administrative and judicial appeal. Parent further agreed, to the extent necessary to avoid or

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eliminate each and every impediment under any applicable competition law that may be asserted by any governmental entity with respect to the Merger so as to allow the closing of the Merger to occur as promptly as practicable, and in any event no later the Outside Date, to promptly take, or cause to be taken the following actions:

•

proposing, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, (i) the sale, divestiture, licensing or disposition of any assets, properties or businesses of Tenneco or its subsidiaries, (ii) any behavioral limitations on the assets or businesses of Tenneco or its subsidiaries or (iii) the termination, modification, transfer or other action with respect to any existing relationships and contractual rights and obligations of Tenneco or its subsidiaries;

•	offering to take or taking actions that limit or affect its freedom of action; and

•

in the event that any permanent or preliminary injunction or other order of any governmental entity is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Merger or the other transactions contemplated by the Merger Agreement unlawful or that would prevent or delay the consummation of the Merger or any such transactions, any and all steps (including appeals and posting of bonds) necessary to vacate, modify or suspend such injunction or order;

provided, however, that Parent and its subsidiaries are not obligated to take any of the foregoing actions to the extent such actions would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of Tenneco and its subsidiaries, taken as a whole, after giving effect to the Merger.

In addition, neither Parent nor any of its affiliates is permitted, prior to the consummation of the Merger, to acquire or agree to acquire in any manner, any assets or businesses, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition would be reasonably expected to prevent the consummation of the Merger by the Outside Date.

India Mandatory Tender Offer

Parent will effect a mandatory tender offer, following the closing of the Merger, to the public shareholders of Federal Mogul Goetze (India) Ltd., a Tenneco subsidiary, pursuant to Regulation 5(1) of the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011 (the “India MTO”). In connection with the India MTO, Tenneco will, and will cause its subsidiaries and direct its and their respective representatives to, use reasonable best efforts to cooperate and promptly provide such information and take such actions as may be reasonably requested by Parent in connection with the India MTO.

Directors’ and Officers’ Indemnification and Insurance

After the Effective Time, Parent will cause the Surviving Corporation to indemnify, defend and hold harmless, and will advance expenses as incurred by, to the fullest extent permitted under applicable law, the certificate of incorporation, bylaws or similar organizational documents of Tenneco and any contract of Tenneco and its subsidiaries, in each case, in effect as of the date of the Merger Agreement, each present and former director and officer of Tenneco and its subsidiaries and each of their respective employees who serves as a fiduciary of a Tenneco benefit plan (in each case, when acting in such capacity, an “Indemnitee”), against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil or criminal, administrative or investigative, whenever asserted, arising out of or pertaining to any matter existing or occurring at or prior to the Effective Time, including in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement and actions to enforce any indemnification or advancement right of any Indemnitee.

Under the Merger Agreement, Parent has agreed that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the Effective Time existing as of the Effective Time in favor of an Indemnitee as provided in Tenneco’s and its subsidiaries’ certificate of

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incorporation or bylaws or similar organizational documents shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from the Effective Time, Parent will cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions in favor of an Indemnitee as provided in (i) the applicable organizational documents in effect as of the date of the Merger Agreement and (ii) any contract of Tenneco or its subsidiaries in effect as of the date of the Merger Agreement with any Indemnitee, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of Tenneco or its subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such proceeding.

The Merger Agreement provides that, subject to certain limits on the premium to be paid, from and for six years after the Effective Time, Parent and the Surviving Corporation will be jointly and severally responsible for maintaining for the benefit of the directors and officers of Tenneco as of the date of the Merger Agreement and as of the closing date of the Merger an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time, that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of Tenneco. In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will and the Surviving Corporation will, cause proper provision to be made so that the successor or assign will expressly assume the obligations described above.

Employee Matters

The Merger Agreement provides that, during the period commencing at the closing of the Merger and ending on the 12-month anniversary thereof, each employee of Tenneco and its subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”) will receive (i) an annual base salary or wage rate and a target annual cash bonus opportunity that is not less than the annual base salary or wage rate provided to such Continuing Employee immediately prior to the Effective Time, and (ii) other compensation and benefits (excluding equity award compensation and defined benefit pension benefits) that are substantially equivalent in the aggregate to the other compensation and benefits (excluding equity award compensation and defined benefit pension benefits) provided to such Continuing Employees immediately prior to the Effective Time.

The Merger Agreement further provides that Parent will assume, or cause its subsidiaries, including the Surviving Corporation, to assume, honor and continue during the period ending on the date that is 12 months following the closing of the Merger, or if sooner, until all obligations thereunder have been satisfied, each of Tenneco’s benefit plans, in accordance with the terms of such plans, provided that Parent is not prohibited from amending each such plan in accordance with its terms.

If the Effective Time occurs prior to the payment of any outstanding amounts under a Tenneco fiscal 2022 cash-based short-term bonus plan, Parent will pay at the time that Tenneco and its subsidiaries would have customarily made such bonus payments, a bonus to each employee who continues in employment and participates in such 2022 cash-based short-term bonus plan no less than the amount earned (but not paid) in accordance with the terms of the applicable 2022 bonus plan, and to the extent the Effective Time occurs in calendar year 2022, maintain the 2022 bonus plans on the same terms and conditions, and with respect to the same targets and performance measures, as were in effect immediately prior to the Effective Time, except that bonuses paid to Continuing Employees under such 2022 bonus plans will be paid at no less than target.

The Merger Agreement also provides that with respect to the benefit plans maintained by Parent or any of its subsidiaries, including the Surviving Corporation (including any vacation, paid time off and severance plans), for all

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purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with Tenneco and its subsidiaries, as reflected in Tenneco’s records, will be treated as service with Parent or any of its subsidiaries, provided that such prior service credit will not be recognized to the extent that it results in a duplication of benefits, and the foregoing service credit will not apply with respect to any defined benefit plan, non-qualified deferred compensation plan, equity compensation plan or post-termination or retiree health or welfare benefits. The Merger Agreement also provides that Parent will, or will cause its subsidiaries to use reasonable efforts to (i) waive or cause to be waived any pre-existing condition limitations, exclusions, evidence of insurability, actively-at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at work requirements and waiting periods would not have been satisfied or waived under the comparable Tenneco plan immediately prior to the Effective Time and (ii) recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Effective Time.

Section 16 Matters

Prior to the Effective Time, Tenneco and Parent will take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Tenneco, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Stockholder Litigation

Tenneco will give Parent a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Tenneco and/or its directors and officers relating to the transactions contemplated by the Merger Agreement, including the Merger. Tenneco will promptly notify Parent of any such litigation that is brought or threatened in writing and will keep Parent reasonably and promptly informed of the status thereof. Tenneco will not settle any such stockholder litigation or related proceeding without the prior written consent of Parent (not be unreasonably withheld, conditioned or delayed).

Stock Exchange Delisting

The Surviving Corporation will cause Tenneco’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time Tenneco will reasonably cooperate with Parent with respect thereto.

Conditions to Closing of the Transaction

Conditions to Each Party’s Obligations

The respective obligations of each party to consummate the Merger are subject to the satisfaction (or waiver, if permitted by law) of the following conditions at or prior to the Effective Time:

•

the approval of the proposal to adopt the Merger Agreement by the vote of holders of a majority of shares of Tenneco’s class A common stock outstanding as of the Record Date and entitled to vote on the matter (the “Stockholder Approval”) having been obtained at the annual meeting, or any adjournment thereof;

•

the consummation of the Merger not being restrained, enjoined, or otherwise prohibited or made illegal by any outstanding order (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental entity; and

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•

the expiration or termination of the waiting period under the HSR Act, and the approvals, consents or consultations (or expirations or terminations of waiting periods) required to consummate the Merger under certain other required competition and foreign direct investment laws having been obtained (see “The Merger — Regulatory Approvals Required for the Merger” on page 69 of this proxy statement).

Conditions to Obligations of Tenneco

The obligations of Tenneco to effect the Merger is also subject to the fulfillment (or waiver by Tenneco) of the following conditions at or prior to the Effective Time:

•

the accuracy of representations and warranties of Parent and Merger Sub contained in the Merger Agreement, as of the date of the Merger Agreement and as of the date of the closing of the Merger (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), subject to certain materiality and “material adverse effect” qualifiers;

•

Parent and Merger Sub having performed in all material respects all covenants and agreements required to be performed by them under the Merger Agreement at or before the closing date of the Merger (subject to a right to cure (if curable) any failure of such performance by the earlier of (i) 15 business days after receipt of written notice of such failure or (ii) the third business day prior to the Outside Date); and

•	receipt by Tenneco of a certificate signed by the chief executive officer or the chief financial officer of Parent certifying that the above-listed closing conditions have been satisfied.

Conditions to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger is also subject to the fulfillment (or waiver by Parent or Merger Sub) of the following conditions at or prior to the Effective Time:

•

the accuracy of representations and warranties of Tenneco contained in the Merger Agreement, (i) regarding the capitalization of Tenneco being true and correct in all respects (except for any de minimis inaccuracies) as of the date of the Merger Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), (ii) regarding corporate organization, authority, awards, execution and delivery, enforceability and broker’s fees being true and correct in all material respects as of the date of the Merger Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)) and (iii) as otherwise set forth in Article 3 of the Merger Agreement, without giving effect to any qualifications as to materiality or “material adverse effect” or other similar qualifications contained therein, being true and correct as of the date of the Merger Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time)), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect;

•

Tenneco having performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement at or before the closing date of the Merger (subject to a right to cure (if curable) any failure of such performance by the earlier of (i) 15 business days after receipt of written notice of such failure or (ii) the third business day prior to the Outside Date);

•	since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect under clause (b) of the definition thereof; and

•

receipt by Parent of a certificate signed by the chief executive officer or the chief financial officer of Tenneco certifying that the closing conditions with respect to Tenneco’s compliance with its representations, warranties and covenants in the Merger Agreement have been satisfied.

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No party to the Merger Agreement may rely on the failure of satisfaction of any conditions set forth therein if such failure was caused by such party’s material failure to perform its obligations under the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time only as follows:

•	by mutual written consent of Tenneco and Parent;

•	by Parent (on behalf of itself and Merger Sub) or Tenneco:

o	if the Tenneco stockholder meeting (as it may be adjourned) has concluded and the Stockholder Approval has not been obtained;

o

if (i) the consummation of the Merger has been restrained, enjoined, prohibited or otherwise made illegal by any outstanding order (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental entity that is final and non-appealable or (ii) as of the Outside Date, the expiration or termination of the waiting period under the HSR Act shall not have occurred or the approvals, consents or consultations (or expirations or terminations of waiting periods) required to consummate the Merger under the other required competition and foreign direct investment laws shall not have been obtained; provided that the right to terminate the Merger Agreement as describe in this paragraph will not be available to a party if such party’s material failure to comply with its obligations set forth in the Merger Agreement was the principal cause of the circumstances described in the foregoing clauses (i) or (ii)

•	by Tenneco:

o

if the transactions contemplated by the Merger Agreement have not been completed on or before the Outside Date; so long as Tenneco’s breach of the Merger Agreement was not the principal cause of the failure to close prior to the Outside Date;

o

at any time prior to the receipt of the Stockholder Approval, if the Board authorizes Tenneco to enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by and in accordance with the Merger Agreement (provided that Tenneco pays the Company Termination Fee to Parent concurrently with such termination);

o

if (i) there has been a breach by Parent or Merger Sub, in any material respect, of any of its representations, warranties or covenants contained in the Merger Agreement such that certain conditions to the consummation of the Merger are in capable of being satisfied while such breach is continuing, (ii) Tenneco has delivered to Parent written notice of such breach and (iii) such breach is not capable of cure prior to the Outside Date or, if capable of being cured, is not cured by the earlier of (x) 30 days after Tenneco has provided notice of such breach to Parent and (y) the third business day prior to the Outside Date; provided, however, that Tenneco may not terminate the Merger Agreement in this way if Tenneco is then in material breach of its representations, warranties or covenants contained in the Merger Agreement;

o

if (i) the Marketing Period has ended and all of the conditions to Parent’s obligations to complete the Merger have been satisfied (other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to such conditions being capable of being satisfied), (ii) Tenneco has delivered a written notice to Parent at least three business days prior to such termination confirming that, if Parent performed its obligations and the debt financing was funded, Tenneco is ready, willing and able to consummate the closing and (iii) Parent has failed to close within three business days after the later to occur of (x) delivery of the written notice of such failure and (y) the date when the closing is required to occur under the Merger Agreement;

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•	by either Parent (on behalf of itself and Merger Sub):

o

if the transactions contemplated by the Merger Agreement have not been completed on or before the Outside Date; so long as Parent’s breach of the Merger Agreement was not the principal cause of the failure to close prior to the Outside Date;

o

prior to the time at which the Stockholder Approval has been obtained, if Tenneco effects a Board Recommendation Change or Tenneco enters into a merger agreement, letter of intent or other similar agreement related to an alternative Acquisition Proposal from a third party; or

o

if (i) there has been a breach by Tenneco of any of its representations, warranties or covenants contained in the Merger Agreement such that certain conditions are in capable of being satisfied while such breach is continuing, (ii) Parent has delivered to Tenneco written notice of such breach and (iii) such breach is not capable of cure prior to the Outside Date or, if capable of being cured, is not cured by the earlier of (x) 30 days after Parent has provided notice of such breach to Tenneco and (y) the third business day prior to the Outside Date; provided, however, that Parent may not terminate the Merger Agreement in this way if Parent is then in material breach of its representations, warranties or covenants contained in the Merger Agreement.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement (other than certain provisions that expressly survive termination of the Merger Agreement) will become void and of no effect without liability or obligation on the part of any party thereto. However, no termination of the Merger Agreement shall relieve any party from liabilities or damages incurred or suffered as a result of a willful and material breach of any representations, warranties, covenants or other agreements set forth in the Merger Agreement or fraud if such willful and material breach or fraud is the principal cause of a condition to the closing of the Merger to becoming incapable of satisfaction by the Outside Date (or if capable of being satisfied by the Outside Date, to not be satisfied by the Outside Date); provided that in no event shall the aggregate amount of liabilities and damages recoverable from either Tenneco or Parent as a result of such willful and material breach or fraud exceed $108 million.

Company Termination Fee, Reverse Termination Fee

Company Termination Fee

Under the Merger Agreement, Tenneco must pay to Parent a fee of $54 million (the “Company Termination Fee”) if the Merger Agreement is terminated under the following circumstances:

•

prior to the receipt of the Stockholder Approval, if Tenneco terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement;

•

prior to the receipt of the Stockholder Approval, Parent terminates the Merger Agreement because Tenneco has effected a Board Recommendation Change or Tenneco has entered into a merger agreement, letter of intent or other similar agreement related to an alternative Acquisition Proposal from a third party; or

•

if the following clauses (a), (b) and (c) are all satisfied: (a) either (i) Parent or Tenneco terminates the Merger Agreement following the Outside Date and the Tenneco stockholder meeting has not occurred prior to the Outside Date or (ii) either Parent or Tenneco terminates the Merger Agreement because the Tenneco stockholder meeting (as it may be adjourned) has concluded and the Stockholder Approval has not been obtained or because Tenneco has committed a terminable breach of its representations, warranties or covenants contained in the Merger Agreement, (b) an Acquisition Proposal made by a third party has been publicly disclosed after the date of the Merger Agreement (except that for purposes of this bullet point, all references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”) and (c) within 12 months of such termination Tenneco and its subsidiaries consummate an alternative Acquisition Proposal.

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Reverse Termination Fee

Under the Merger Agreement, Parent must pay to Tenneco a fee of $108 million (the “Reverse Termination Fee”) if the Merger Agreement is terminated under the following circumstances:

•

Tenneco terminates the Merger Agreement because (or following the Outside Date either Tenneco or Parent terminates the Merger Agreement if at the time of, or prior to, such termination, Tenneco would have been entitled to terminate the Merger Agreement because) (i) the Marketing Period has ended and all of the conditions to Parent’s obligations to complete the Merger have been satisfied (other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to such conditions being capable of being satisfied), (ii) Tenneco has delivered a written notice to Parent at least three business days prior to such termination confirming that, if Parent performed is obligations and the debt financing was funded, Tenneco is ready, willing and able to consummate the closing and (iii) Parent has failed to consummate the closing within three business days after the later to occur of (x) delivery of the written notice of such failure and (y) the date when the closing is required to occur under the Merger Agreement; or

•

Parent or Tenneco terminates the Merger Agreement following the Outside Date if at the time of such termination the only conditions to the closing of the Merger that have not been waived or satisfied (other than conditions that are, by their terms, satisfied at such closing) are the receipt of approvals, consents and consultations pursuant to the competition laws of Russia or Ukraine.

In the event either Tenneco or Parent fails to promptly pay the applicable termination fee when due and either Tenneco or Parent, as applicable, commences a suit in order to obtain such payment and such suit resulting in a judgment against the other party for payment of the applicable termination fee, the non-paying party will be required to pay, up to a maximum of $5 million, the other party’s and its affiliates’ costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

Specific Performance

Except as otherwise described below, the parties are entitled to injunctions to prevent breaches of the Merger Agreement and to specific performance as to its terms (without any requirement for the securing or posting of any bond in connection with obtaining of any specific performance or injunctive relief), in addition to any other remedy to which they may be entitled at law or equity.

Until Parent pays Tenneco the Reverse Termination Fee, Tenneco’s right to specific performance is in addition to any other remedy to which it is entitled at law or in equity in accordance with the Merger Agreement, and the election to pursue an injunction or specific performance will not restrict Tenneco from, in the alternative, simultaneously seeking to collect the Reverse Termination Fee, however in no circumstances will Tenneco be entitled to receive (i) both a grant of specific performance or equitable relief, on the one hand, and payment of any monetary damages and/or payment of the Reverse Termination Fee, on the other hand, or (ii) both payment of any monetary damages and payment of the Reverse Termination Fee.

Tenneco’s or Parent’s pursuit of specific performance shall not preclude the pursuing party from the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of the Merger Agreement involving a willful and material breach or fraud.

Notwithstanding the foregoing, Tenneco is not entitled to specific performance of Parent’s obligation to cause the equity financing to be funded and/or to consummate the transactions contemplated by the Merger Agreement, unless (i) the parties’ mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being capable of being satisfied assuming a closing would occur),

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(ii) Parent fails to consummate the Merger by the date the closing is required to have occurred pursuant to the terms of the Merger Agreement, (iii) the debt financing has been funded or will be funded at the closing of the Merger if the equity financing is funded at or prior to the closing of the Merger and (iv) Tenneco has confirmed in writing that if specific performance is granted and the debt financing is funded, then Tenneco will take such actions required to cause the closing of the Merger to occur.

Limitation on Recourse

Other than with respect to the right to specific performance of the Equity Commitment Letter (as defined in “The Merger—Financing of the Merger”) to the extent permitted by the Merger Agreement and the Equity Commitment Letter and recourse against the guarantors under the Limited Guarantee (as defined in “The Merger—Limited Guarantee”) to the extent provided therein, any claim or cause of action under the Merger Agreement may only be brought against persons that are expressly named as parties thereto, and then only with respect to the specific obligations set forth in the Merger Agreement with respect to such party. Other than claims pursuant to the Equity Commitment Letter, the confidentiality agreement between Tenneco and Apollo Management IX L.P., and recourse against the guarantors under the Limited Guarantee, no Tenneco-related party or Parent-related party (other than Tenneco, Parent or Merger Sub), will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of Tenneco, Parent or Merger Sub or of or for any claim, investigation, or proceeding, in each case under, based on, in respect of, or by reason of, the Merger Agreement or the transactions contemplated therein, including the Merger.

Fees and Expenses

All fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, subject to certain provisions of the Merger Agreement; provided that Tenneco and Parent are each obligated to pay for 50% of any and all filing fees incurred by the parties and payable to any governmental entity in connection with any antitrust filings or other submissions made in connection with the Merger.

Amendment and Waiver

The Merger Agreement may be amended by the parties at any time, and any provision may be waived, provided that such amendment or waiver is set forth in a written instrument signed by the parties. However, after receipt of the Stockholder Approval, no amendment may be made which, by law or in accordance with the rules of any relevant stock exchange requires further approval by Tenneco’s stockholders without such approval. Certain customary provisions, including those regarding terminations fees, assignments, amendments and waivers, third party beneficiaries, waiver of jury trials, governing law, jurisdiction and recourse, may not be amended in a manner that is adverse to any debt financing source without the prior written consent of such debt financing source.

No Third Party Beneficiaries

The Merger Agreement provides that it will be binding upon and inure solely to the benefit of Tenneco, Parent and Merger Sub and their respective successors and permitted assigns. The Merger Agreement is not intended to and will not confer any rights, benefits or remedies upon any other person other than (i) the rights of the Indemnitees and of Tenneco’s subsidiaries to enforce certain reimbursement and indemnification obligations of Parent set forth in the Merger Agreement, (ii) the right of certain Tenneco-related parties and Parent-related parties to enforce covenants in the Merger Agreement not to bring certain claims against such parties, (iii) the right, following the Effective Time, for holders of Shares and Company Awards to enforce the right to receive the Merger Consideration and (iv) the right of Parent’s financing sources and certain related parties to enforce certain provisions in the Merger Agreement.

Governing Law

The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, provided that any disputes involving the debt financing sources will be governed by and will be construed in accordance with the applicable laws of the State of New York.

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Vote Required and Board Recommendation

Assuming the presence of a quorum, the affirmative vote by holders of at least a majority of the voting power represented by the shares of class A common stock that are outstanding and entitled to vote thereon at the annual meeting is required to adopt the Merger Agreement and approve the Merger (the “Merger Proposal”).

The Board unanimously recommends that you vote “FOR” the Merger Proposal.

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Advisory Vote on Merger-Related Named Executive Officer Compensation (Item 2)

The Board unanimously recommends that you vote FOR the Merger Compensation Proposal.

The Merger Compensation Proposal

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Tenneco is providing its stockholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will or may become payable to the named executive officers of Tenneco in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth in “The Merger — Interests of the Directors and Executive Officers of Tenneco in the Merger — Named Officer Golden Parachute Compensation” on page 58 of this proxy statement.

For purposes of this proxy statement, our named executive officers consist of:

•	Brian J. Kesseler, Chief Executive Officer,

•	Matti Masanovich, Executive Vice President and Chief Financial Officer

•	Kevin W. Baird, Executive Vice President and Chief Operating Officer

•	Rainer Jueckstock, Executive Vice President and President, Powertrain

•	Bradley S. Norton, Executive Vice President, Business Operations Excellence

The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, Tenneco is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to Tenneco’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed in “The Merger — Interests of the Directors and Executive Officers of Tenneco in the Merger — Named Officer Golden Parachute Compensation” in Tenneco’s proxy statement for the special meeting.”

Stockholders should note that this proposal is separate and apart from Item #1 (the Merger Proposal) above and is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Tenneco, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

Assuming the presence of a quorum, the affirmative vote of a majority of the share of class A common stock present, in person or by proxy, at the annual meeting and entitled to vote is required to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the named executive officers of Tenneco in connection with the Merger (the “Merger Compensation Proposal”).

The Board unanimously recommends that you vote “FOR” the Merger Compensation Proposal.

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Adjournment of the Annual Meeting (Item 3)

The Board unanimously recommends that you vote FOR the approval of the adjournment of the annual meeting, if necessary, to solicit additional votes to approve the proposal to adopt the Merger Agreement.

The Adjournment Proposal

If there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement, Tenneco may propose to adjourn the annual meeting for the purpose of soliciting additional votes to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement. In the event there are present, in person or by proxy, sufficient votes by the Tenneco stockholders to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement, Tenneco does not anticipate that it will adjourn the annual meeting. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given unless the adjournment is for more than 30 days or Tenneco is required to change the record date of the annual meeting. Any adjournment of the annual meeting for the purpose of soliciting additional votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement will allow Tenneco’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting, as adjourned.

Vote Required and Board Recommendation

Assuming the presence of a quorum, the affirmative vote of a majority of the share of class A common stock present, in person or by proxy, at the annual meeting and entitled to vote is required to approve the adjournment of the annual meeting, if necessary, to solicit additional votes to adopt the Merger Agreement and approve the Merger if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

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Election of Directors (Item 4)

Our Board is currently comprised of 11 directors, Roy V. Armes, Thomas C. Freyman, Denise Gray, Brian J. Kesseler, Michelle A. Kumbier, Dennis J. Letham, James S. Metcalf, Aleksandra A. Miziolek, Charles K. Stevens, III, John S. Stroup and Jane L. Warner, all of whom, except Ms. Warner, are proposed to be elected at this Annual Meeting to serve for a one-year term to expire at the annual meeting of stockholders to be held in 2023 and until their successors are chosen and have been duly elected and qualified.

Unless otherwise indicated in your proxy, the persons named as proxy voters in the accompanying proxy card, or their substitutes, will vote your proxy for all the nominees, each of whom has been designated as such by the Board. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by the Nominating and Governance Committee of the Board.

You may vote “For” or “Against” any or all of the director nominees, or you may “Abstain” from voting. Assuming a quorum, each director nominee receiving a majority of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. A “majority of the votes cast” means the number of “For” votes cast exceeds the number of “Against” votes cast. A proxy marked “Abstain” with respect to any director will not be counted in determining the total number of votes cast.

If an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, the Board adopted a director resignation policy in Tenneco’s By-Laws. Under this policy, the Board will nominate for directors only those incumbent candidates who tender, in advance, irrevocable resignations, and the Board has obtained such conditional resignations from the nominees in this year’s proxy statement. The irrevocable resignations will be effective upon the failure to receive the required vote at any annual meeting of stockholders at which they are nominated for re-election and Board acceptance of the resignation. If a nominee fails to receive the required vote, the Nominating and Governance Committee will recommend to the Board whether to accept or reject the tendered resignation. The Board will publicly disclose its decision within 90 days following certification of the stockholder vote. The director whose resignation is under consideration will not participate in the recommendation of the Nominating and Governance Committee or the Board’s decision with respect to the resignation. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting of stockholders and until their successor is duly elected, or until their earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board (but not below the minimum number of directors required under our Certificate of Incorporation).

Included in the incumbent directors nominated for re-election is Ms. Michelle A. Kumbier, who was appointed by the Board as a director effective August 10, 2021, after being identified by an independent third-party search firm that was engaged by our Nominating and Governance Committee.

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Directors Skills Summary

The following table identifies the balance of experience, skills and qualifications that the nominees bring to the Board. The skills and qualifications that are marked below are reviewed by the Governance Committee and the Board when making nomination decisions and reviewing Board succession planning and the fact that a particular skill or qualification is not designated as to one or more nominees does not mean that those nominees do not also possess the specific experience and qualification. The table below illustrates how the Board is well-positioned to provide direction and oversight with respect to our overall performance, strategic direction and significant corporate policies.

OUR NOMINEES’ EXPERIENCE & SKILLS

Public Company Executive	9

Public Company Director	8

Automotive	8

Global Operations	10

Manufacturing	7

Finance / Audit	3

Mergers and Acquisitions	7

The name, age and business experience of each nominee follows, as well as a description of the specific experience and qualifications of each nominee that led to the Board’s conclusion that such nominee should serve as a director.

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Nominees for Election to the Board

The Board unanimously recommends that you vote FOR each nominee listed below.

Roy V. Armes

Mr. Armes is the former Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company (“Cooper”), a global company that specializes in the design, manufacture, marketing and sales of passenger car, light and medium truck, motorcycle and racing tires. Prior to joining Cooper in January 2007, Mr. Armes concluded an extensive career at Whirlpool Corporation, where he served in a variety of leadership positions across the company, both in the U.S. and key emerging markets globally, most recently serving as Senior Vice President, Project Management Office. He formerly was a board member of JLG Industries, Inc., The Manitowoc Company, Inc. and AGCO Corporation. Mr. Armes joined our Board in March 2020.

Skills and qualifications:

As the former Chairman, President and Chief Executive Officer of Cooper, Mr. Armes brings significant industry knowledge and experience in the automotive aftermarket and with original equipment manufacturers, the two primary channels through which Tenneco sells its products. Mr. Armes holds a bachelor’s degree in mechanical engineering from the University of Toledo.

Age: 69 Committees: Audit, Nominating and Governance

Thomas C. Freyman

Mr. Freyman served as Executive Vice President, Finance and Administration for Abbott Laboratories from June 2015 until his retirement in February 2017. Prior to that, he served as Chief Financial Officer and Executive Vice President, Finance for Abbott Laboratories since 2004. He was first appointed Chief Financial Officer and Senior Vice President, Finance in 2001. From 1999 to 2001, he served as Vice President and Controller of Abbott Laboratories’ Hospital Products Division. Prior to that, he held a number of financial planning and analysis positions with Abbott Laboratories including Treasurer for Abbott Laboratories’ international operations and Corporate Vice President and Treasurer. Mr. Freyman is a director of Hanger, Inc. and AbbVie Inc. Mr. Freyman was formerly a director of Allergan plc (prior to its acquisition by AbbVie Inc. in May 2020). He has been a director of our company since 2013.

Skills and qualifications:

As a former Chief Financial Officer of a Fortune 200 company†, Mr. Freyman brings substantial expertise in finance and accounting to our Board and our Audit Committee. Throughout his more than 30-year career with Abbott Laboratories, Mr. Freyman served in diverse financial and accounting roles throughout Abbott Laboratories’ global organization. Prior to his career with Abbott Laboratories, he was a certified public accountant with the firm of Ernst & Whinney (now Ernst & Young) where he gained substantial experience in auditing, tax and financial reporting. The Board has designated Mr. Freyman as an “audit committee financial expert” as that term is defined in the SEC’s rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. Freyman holds a bachelor’s degree in Accounting from the University of Illinois and a master’s degree in management from Northwestern University.

† At the time of his retirement.

Age: 67 Committees: Audit, (Chair), Compensation

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Denise Gray

Ms. Gray is currently president of LG Energy Solution Michigan Inc. Tech Center in Troy, Michigan overseeing the North American subsidiary of South Korean LG Energy Solution Inc., one of the world’s largest lithium-ion battery manufacturers. Prior to that she was President and Chief Executive Officer of LG Chem Power, Inc., a company focused on bringing lithium-ion polymer battery technology to North America for applications in the automotive and commercial markets from September 2015 until March 2018. From March 2013 until September 2015 she was Vice President, Powertrain Electrification at AVL List GMBH in Graz, Austria and North America. She also spent 30 years at General Motors in roles of increasing responsibility including heading up Global Battery Systems Engineering where she was recognized as “the battery czar,” and a driving force behind General Motors’ Chevrolet Volt vehicle. Ms. Gray is a director of Canadian National Railway. She has been a director of our company since March 2019.

Skills and qualifications:

With over 30 years of experience in the automotive industry, Ms. Gray has substantial understanding of the opportunities and needs of our business. Her current and former leadership roles as a President and Chief Executive Officer of companies at the forefront of battery technology bring valuable insight into the future direction of the automotive industry to our company. She holds a bachelor’s degree in Electrical Engineering from Kettering University and a master’s degree in Engineering Management Technology from Rensselaer Polytechnic Institute.

Age: 59 Committees: Audit, Compensation

Brian J. Kesseler

Mr. Kesseler was named our Chief Executive Officer in January 2020 and served as our Co-Chief Executive Officer from October 2018 to January 2020. Mr. Kesseler joined Tenneco in January 2015 as our Chief Operating Officer until his appointment in May 2017 as our Chief Executive Officer. Prior to that, Mr. Kesseler was president of Johnson Controls Power Solutions, and served as Chief Operating Officer for that business from May 2012 until January 2013. He originally joined Johnson Controls in 1994 and served in leadership roles of increasing responsibility including, from 2009 to 2012, in the Building Efficiency division, where he was Vice President and General Manager with responsibility for Europe Systems & Services, North America Service and the Unitary Products Group. Prior to Johnson Controls, he was with Ford Motor Company, serving in the North America Assembly operations. He has been a director of our company since 2016.

Skills and qualifications:

Mr. Kesseler brings to our Board more than 30 years of experience in the automotive industry in increasingly senior management roles. As Chief Operating Officer, he oversaw our global operations for over two years, including in key growth areas. Mr. Kesseler has extensive knowledge of our company and its global operations. That, together with his passion for our industry, leadership qualities and track record of elevating performance, makes him a particular asset to our company, both as a member of the Board and as our Chief Executive Officer. Mr. Kesseler holds a bachelor’s degree in Finance from Michigan State University and an M.B.A. from Baldwin-Wallace College.

Age: 55 Committees: None

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Michelle A. Kumbier

Ms. Kumbier, as of March 2022, is the Senior Vice President and President, Turf and Consumer Products of Briggs & Stratton, LLC, a manufacturer and marketer of engines and outdoor power equipment. Ms. Kumbier was previously the former Chief Operating Officer of Harley-Davidson Motor Company (“Harley-Davidson”), serving from October 2017 to April 2020. Previously, Ms. Kumbier served as Harley-Davidson’s Senior Vice President of Motor Company Product and Operations from May 2015 to October 2017, as its Senior Vice President of Motorcycle Operations from September 2012 to April 2015, and as its Senior Vice President of Product Development from November 2010 to August 2012. She started her career with Harley-Davidson in 1997. Prior to Harley-Davidson, Ms. Kumbier was employed with Kohler Company, maker of premium plumbing products, in a variety of positions from 1986 to 1997. Ms. Kumbier currently serves as a director of Teledyne Technologies Incorporated and Abbott Laboratories Inc. She has been a director of our company since 2021.

Skills and qualifications:

As the former SVP and COO of Harley-Davidson, she brings to the board significant industry knowledge and extensive experience in the management of a multinational public company, including manufacturing, product development, business development and strategic planning experience. Ms. Kumbier holds a bachelor’s degree in marketing from Lakeland University and an MBA from the University of Wisconsin-Oshkosh.

Age: 54 Committees: Compensation

Dennis J. Letham

Mr. Letham served as Executive Vice President, Finance and Chief Financial Officer of Anixter International Inc. from 1995 until his retirement in June 2011, where he oversaw the company’s finance, accounting, tax, legal, human resources and internal audit activities in 50 countries. Before assuming his role as Chief Financial Officer in 1995, Mr. Letham served as Executive Vice President and Chief Financial Officer of Anixter, Inc., the principal operating subsidiary of Anixter International, which he joined in 1993. Previously, he had a 10-year career with National Intergroup Inc., where he was Senior Vice President and Chief Financial Officer, as well as Vice President and Controller, Director of Corporate Accounting and Manager for Internal Audit. Mr. Letham began his career at Arthur Andersen & Co. in 1973 where he held progressive responsibilities in the Audit Department. Mr. Letham is a director of Extra Space Storage Inc. and chairman of its audit committee and was a director of Interline Brands, Inc. and chairman of its audit committee through August 2015 when it was sold to The Home Depot, Inc. He has been a director of our company since 2007 and Chairman since July 2020.

Skills and qualifications:

Mr. Letham’s substantial experience in finance and accounting makes him a valuable asset to our Board and our Audit Committee. Throughout his more than 40-year career, Mr. Letham has gained a deep understanding of the operations and financial reporting and accounting functions of large organizations. His 15 years of experience as the Chief Financial Officer of Anixter, a large international public company, give him substantial insight into the complex financial, accounting and operational issues that a large multinational company such as ours can encounter. Mr. Letham holds a bachelor’s degree from Pennsylvania State University’s Accounting Honors program.

Age: 70 Chairman Committees: None

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James S. Metcalf

Mr. Metcalf is the Executive Chairman of the Board of Cornerstone Building Brands, the newly merged NCI Building Systems, Inc. and Ply Gem Building Products Company (“Cornerstone”) serving in such position from September 2021 until March 31, 2022. Mr. Metcalf served as the Chief Executive Officer of Cornerstone from November 2018 until September 2021. Prior to that, Mr. Metcalf served as a director of Cornerstone beginning in May 2017, including the Chairman of the Board since January 2018. He retired in October 2016 as the Chairman, President and Chief Executive Officer of USG Corporation. At the time of his retirement, he had served as its Chairman since December 2011 and had served as its Chief Executive Officer and President since January 2011. From January 2006 through January 2011, he was President and Chief Operating Officer of USG. Prior to that Mr. Metcalf held many positions at USG including President, Building Systems; President and Chief Executive Officer, L&W Supply; Senior Vice President, Sales and Marketing, USG Interiors, Inc.; Vice President, National Accounts, United States Gypsum Company; Director, Retail Marketing, USG Corporation; Director, Retail Sales, USG Interiors, Inc.; and National Accounts Manager, United States Gypsum Company. He also serves as a board member for the National Association of Manufacturers and as a policy advisory board member for the Joint Center for Housing Studies at Harvard University. He has been a director of our company since 2014.

Skills and qualifications:

As a former Chief Executive Officer of major manufacturers of construction materials, Mr. Metcalf brings substantial executive leadership experience to our Board and our Compensation Committee. Further, Mr. Metcalf’s service in leadership roles in multiple areas within a large manufacturing company gives him particular insight into the types of strategic, operational and financial issues faced by companies such as ours. Mr. Metcalf holds a bachelor’s degree from The Ohio State University. He also holds an M.B.A. from Pepperdine University and completed the Stanford Executive Program.

Age: 64 Committees: Compensation (Chair)

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Aleksandra (“Aleks”) A. Miziolek

Ms. Miziolek concluded an approximately 6-year tenure in 2019 with Cooper-Standard Holdings Inc., a leading global supplier of systems and components for the automotive industry, most recently serving as Chief Transformation Officer. In this role, Ms. Miziolek led crucial transformation initiatives aimed at increasing profitability and was actively involved in the development of the company’s growth strategy for its nonautomotive specialty markets and material science businesses. She also served as Cooper-Standard Holdings’ Senior Vice President, General Counsel, Secretary and Chief Compliance Officer beginning in 2014. Prior to joining Cooper-Standard Holdings, Ms. Miziolek spent 32 years with the law firm of Dykema Gossett, where she held several key leadership positions, such as Director of the Automotive Industry Group, and built a successful M&A and infrastructure practice spanning multiple industries. Ms. Miziolek currently serves on the board of directors of Solid Power, Inc. She has been a director of our company since March 2020.

Skills and qualifications:

Her in-depth knowledge of the automotive industry, experience leading transformational initiatives and significant legal expertise make her a valuable addition to our board. Ms. Miziolek holds a juris doctor and bachelor’s degree from Wayne State University. She is also a NACD Board Leadership Fellow and serves as an Operator Advisor to Assembly Ventures, a global mobility and infrastructure venture fund and Advisor to OurOffice, Inc., a DEI technology solutions provider.

Age: 65 Committees: Compensation, Nominating and Governance

Charles K. Stevens, III

Mr. Stevens retired from General Motors Company (“GM”) in March 2019 after a 40-year career at the company. Mr. Stevens served as Executive Vice President and Senior Advisor of GM between September 2018 and March 2019. Prior to that, he was Executive Vice President and Chief Financial Officer from January 2014 until September 2018 where he was responsible for leading GM’s financial and accounting operations worldwide. He served as Chief Financial Officer of GM North America from 2010 until 2014. He served as Interim Chief Financial Officer of GM South America from 2011 to 2013 and led GM’s financial operations for GM Mexico from 2008 to 2010 and GM Canada from 2006 to 2008. From 1994 to 2005, he held several leadership positions in GM’s Asia Pacific Region. He began his career at Buick Motor Division in 1978. Mr. Stevens currently serves on the boards of directors of Masco Corporation, Flex Ltd., and Eastman Chemical Company. He has been a director of our company since February 2020.

Skills and qualifications:

As the former Chief Financial Officer of General Motors, Mr. Stevens brings significant auto industry experience and expertise across finance and accounting operations, international financial matters and mergers and acquisitions. He received a bachelor’s degree in Industrial Administration from General Motors Institute (now Kettering University) and an M.B.A. from the University of Michigan, Flint.

Age: 61 Committees: Compensation, Nominating and Governance

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John S. Stroup

Mr. Stroup is an Operating Advisor to Clayton, Dubilier & Rice. Mr. Stroup is the former Executive Chairman of Belden, Inc. (“Belden”), a global supplier of specialty networking solutions built around two global business platforms—Enterprise Solutions and Industrial Solutions, where he served from 2020 to May 2021. Mr. Stroup joined Belden as President and Chief Executive Officer in 2005. He had been the Chairman of the Board of Belden since 2016. Prior to Belden, Mr. Stroup was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components, since 2000. At Danaher, he initially served as Vice President, Business Development and was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manager with Scientific Technologies Inc. Mr. Stroup is a director of Zurn Water Solutions Corp. (formerly known as Rexnord Corporation) and Crane Co. He has been a director of our company since September 2020.

Skills and qualifications:

His experience in strategic planning and general management of business units of other public companies, coupled with his in-depth knowledge of the Company, makes him an integral member of the Board and a highly qualified intermediary between management and the Company’s non-employee directors. He received a bachelor’s degree in Mechanical Engineering from Northwestern University and an M.B.A. from the University of California-Berkeley.

Age: 55 Committees: Audit, Nominating and Governance

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Corporate Governance

OVERVIEW

We have established a comprehensive corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with these responsibilities and standards. As part of its annual review process, the Board monitors developments in the area of corporate governance. Summarized below are some of the key elements of our corporate governance plan. Many of these matters are described in more detail elsewhere in this proxy statement.

Corporate Governance Enhancements

Five of our nine independent director nominees have joined our Board since the beginning of 2020.

Director Independence

9/10

Director nominees are independent under the New York Stock Exchange (“NYSE”) listing standards (with ten of eleven current directors and nine of ten nominees for election independent under the NYSE standards)

• Non-management directors are scheduled to meet separately in executive session after every regularly scheduled Board meeting.

All committees meet independent standards in accordance with NYSE listings. Our committees operate under a written charter that governs its duties and responsibilities.

Compensation Committee

All members meet the independence standards for compensation committee membership under the NYSE listing standards. The Compensation Committee operates under a written charter that governs its duties and responsibilities, including the responsibility for executive compensation.

Nominating and Governance Committee

All members are independent under the NYSE listing standards. The Nominating and Governance Committee operates under a written charter that governs its duties and responsibilities.

Audit Committee

All members meet the independence standards for audit committee membership under the NYSE listing standards and applicable SEC rules. Each of Messrs. Freyman, Armes and Stroup has been designated as an “audit committee financial expert” as defined in the SEC rules. All members of the Audit Committee satisfy the NYSE’s financial literacy requirements. The Audit Committee operates under a written charter that governs its duties and responsibilities, including its sole authority to appoint, review, evaluate and replace our independent auditors. The Audit Committee has adopted policies and procedures governing the pre-approval of all audit, audit-related, tax and other services provided by our independent auditors.

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Corporate Governance Principles

We have adopted Corporate Governance Principles, including qualification and independence standards for directors.

Stockholder Proxy Access	The Board has adopted proxy access By-Law provisions to permit eligible stockholders to include nominees in the company’s proxy statement and form of proxy.

Stock Ownership Guidelines

We have adopted Stock Ownership Guidelines to align the interests of our executives and directors with the interests of our stockholders and promote our commitment to sound corporate governance.

The Stock Ownership Guidelines apply to the non-management directors, the Chairman, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, all Executive Vice Presidents, all Senior Vice Presidents and Vice Presidents (in the executive compensation band).

Anti-Hedging Policy and Trading Restrictions

We have an insider trading policy which, among other things, prohibits our directors, officers and other employees from engaging in “insider trading,” trading in our securities on a short-term basis, purchasing our securities on margin, short-selling our securities or entering into transactions designed to hedge the risks and benefits of ownership of our securities.

Anti-Pledging Policy	We have a policy under which our directors and executive officers are prohibited from pledging our securities as collateral.

Accounting Complaints and Communications with the Directors

The Audit Committee has established a process for confidential and anonymous submissions by our employees, as well as submissions by other interested parties, regarding questionable accounting or auditing matters. Additionally, the Board has established a process for stockholders to communicate with the Board, as a whole, or any independent director.

Codes of Business Conduct and Ethics

We operate under a Code of Conduct that applies to all directors, officers and employees and covers a broad range of topics, including data security, compliance with laws, restrictions on gifts and conflicts of interest. All salaried employees are required to affirm from time to time in writing their acceptance of, and compliance with, the Code of Conduct.

We have also adopted a Code of Ethical Conduct for Financial Managers that applies to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and other key financial managers.

Transactions with Related Persons

We have adopted a Policy and Procedure for Transactions with Related Persons, under which our Audit Committee must generally pre-approve transactions involving more than $120,000 with our directors, executive officers, 5% or greater stockholders and their immediate family members.

Equity Award Policy	We have adopted a written policy to be followed for all issuances by our company of compensatory awards in the form of our common stock or any derivative of our common stock.

108

Clawback Policy	We have adopted a clawback policy under which we will, in specified circumstances, require reimbursement of annual and long-term incentives paid to an executive officer.

Double-Trigger Vesting

Beginning with benefits and awards granted after November 2020, our long-term incentive plan provides that, in general, upon a change in control, the vesting will be accelerated if a qualifying termination occurs within 24 months.

Personal Loans	We comply with and operate in a manner consistent with the legislation prohibiting extensions of credit in the form of a personal loan to or for our directors or executive officers.

Governance Information Available Online

Additional information about our Governance and Company Policies is available on the internet at www.tenneco.com. (The contents of the website are not, however, a part of this proxy statement.)

Information on-line includes: Audit Committee, Compensation Committee and Nominating and Governance Committee Charters, Governance Principles, Stock Ownership Guidelines, Accounting Complaints Policy, Code of Ethical Conduct for Financial Managers, Code of Conduct, Policy and Procedures for Transactions with Related Persons, Equity Award Policy, Clawback Policy, Insider Trading Policy, Director Communications Policy, and Audit/Non-Audit Services Policy.

We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K and applicable NYSE rules regarding amendments to or waivers of our Code of Ethical Conduct for Financial Managers and Code of Conduct by posting this information on our website at www.tenneco.com.

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THE BOARD AND ITS COMMITTEES

Board Leadership Structure

Our Board nominees currently are comprised of 10 directors, nine of whom are independent and one of whom is an officer of our company. The Board believes that our ratio of outside directors to inside directors represents a commitment to the independence of the Board and a focus on matters of importance to our stockholders.

The Chairman and Chief Executive Officer roles are split. The Board appointed Mr. Letham to serve as our non-executive Chairman of the Board in July 2020. Mr. Letham presides at all meetings of stockholders and the Board. By having separate roles, the Chief Executive Officer is able to focus on the day-to-day business and affairs of the company and the Chairman is able to focus on key strategic issues, Board leadership and communication. Our Board believes this leadership structure is in the best interests of our company and its stockholders.

The non-management directors on the Board and each of its committees meet in regularly scheduled executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our system has provided and will continue to provide appropriate checks and balances to protect stockholder value and allows for efficient management of our company.

Our Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees consists solely of independent directors and has its own chair who is responsible for directing the work of the committee in fulfilling its responsibilities.

Committee Membership

The Board routinely reviews Board composition to ensure that it has the right balance of skills to fulfill its oversight obligations for Shareowners. As part of that process, the Nominating and Governance Committee and the Board consider current tenure and potential retirements.

The Board had the following standing Committees in 2021: (i) Audit; (ii) Compensation; and (iii) Nominating and Governance.

The table below provides the following Committees and Committee composition as of the date of the 2022 proxy statement:

	AUDIT	COMPENSATION	NOMINATING & GOVERNANCE

INDEPENDENT DIRECTORS

Mr. Armes

Mr. Freyman

Ms. Gray

Ms. Kumbier

Mr. Letham (Chairman)(1)

Mr. Metcalf

Ms. Miziolek

Mr. Stevens

Mr. Stroup

Ms. Warner(2)

NON-INDEPENDENT DIRECTORS

Mr. Kesseler(1)

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CHAIR

(1) Messrs. Letham and Kesseler are not formal members of any Committee and attend meetings for each Committee.

(2) Ms. Warner has not been nominated for re-election and will retire from the Board in connection with the 2022 Annual Meeting. A new chair of the Nominating and Governance Committee will be named in May 2022.

ROLE OF BOARD IN RISK OVERSIGHT

Our Board recognizes that, although risk management is primarily the responsibility of the company’s management team, the Board plays a critical role in the oversight of risk, including the identification and management of risk. The Board believes that an important part of its responsibilities is to assess the major risks we face and review our strategies for monitoring and controlling these risks. The Board’s involvement in risk oversight involves the full Board, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

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We perform an annual enterprise risk assessment, which originates within our internal audit department and is performed in accordance with the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission. As part of its assessment, our internal audit department interviews each of our directors, as well as members of management, regarding the strategic, operational, legal, compliance, financial, environmental, safety, information technology, cybersecurity and reputational risks that our company faces. Our Vice President of Internal Audit and Chief Financial Officer review the results of this annual enterprise risk assessment with our Board. In addition, throughout the year, the Board meets with senior management to discuss:

•	current business trends affecting us;

•	the major risk exposures facing us; and

•	the steps management has taken to monitor and mitigate such risks.

The Board receives presentations throughout the year from senior management and leaders of our business units and functional groups regarding specific risks that we face. Finally, on an annual basis, management provides a comprehensive strategic review to the Board, which includes a discussion of the major risks faced by our company and our strategies to manage and minimize these risks.

The Audit Committee meets frequently during the year with senior management, our Vice President of Internal Audit and our independent public accountants and discusses the major risks facing us, and the steps management has taken to monitor and control such risks, as well as the adequacy of internal controls that could mitigate risks that could significantly affect our financial statements. At each regularly scheduled meeting, our Vice President of Internal Audit reviews with the Audit Committee the results of internal audit activities and testing since the Audit Committee’s prior meeting. In addition, at each regularly scheduled Audit Committee meeting, the company’s General Counsel provides a report to the Audit Committee regarding any significant litigation, environmental and regulatory risks faced by our company. The Audit Committee also maintains oversight over the company’s compliance programs, including compliance with the company’s Code of Conduct. The Chair of the Audit Committee provides the Board with a report concerning its risk oversight activities at each Board meeting. The Compensation Committee reviews our compensation structures and programs to ensure that they do not encourage excessive risk-taking. Further, our Nominating and Governance Committee reviews our policies and strategies related to matters of sustainability and corporate responsibility that are significant to the company and our stakeholders.

DIRECTOR INDEPENDENCE

The Board has determined that all of our current non-management directors are “independent” as that term is defined under the listing standards of the NYSE. As part of its analysis, the Board determined that none of the non-management directors has a direct or indirect material relationship with our company. Under written guidelines adopted by the Board, the following commercial or charitable relationships are not considered to be material relationships that would impair a director’s independence:

•

the director is an employee, director or beneficial owner of less than 10% of the shares of another company that (directly or indirectly through its subsidiaries or affiliates) does business with us and the annual sales to, or purchases from, us are less than 1% of the annual consolidated revenues of both our company and the other company;

•

the director is an employee, director or beneficial owner of less than 10% of the shares of another company that (directly or indirectly through its subsidiaries or affiliates) is indebted to us, or to which we are indebted, and the total amount of either company’s consolidated indebtedness to the other is less than 1% of the total consolidated assets of the indebted company;

•

the director is an employee, director or beneficial owner of another company in which we own a common equity interest, and the amount of our interest is less than 5% of the total voting power of the other company; or

•

the director serves as an employee, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of that organization’s total annual charitable receipts.

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BOARD AND COMMITTEE MEETINGS

During 2021, the Board held 10 meetings. All of our directors attended 75% or more of all meetings of the Board and the committees of the Board on which they served during 2021. The Board is scheduled to meet in executive session, without management, after every regularly scheduled Board meeting. Mr. Letham presides at all executive sessions of the Board.

All directors serving at the time attended last year’s annual meeting of stockholders. The Board has a policy that, absent unusual circumstances, all directors attend our annual meetings of stockholders.

Compensation Committee

The Compensation Committee is comprised solely of outside directors who meet the independence standards for compensation and nominating committee members as set forth in the NYSE listing standards.

6 Compensation Committee Meetings in 2021

The Compensation Committee has the responsibility, among other things, to:

  establish the compensation of our executive officers;

  examine periodically our compensation philosophy and structure;

  supervise our welfare and pension plans and compensation plans;

  produce a report on executive compensation for inclusion in our annual proxy statement in accordance with applicable rules and regulations of the SEC;

  review our compensation practices and policies for our employees to determine whether those practices and policies are reasonably likely to have a material adverse effect on us;

  oversee our chief executive officer evaluation and succession planning;

  review and recommend to the Board any company proposal regarding the advisory vote on executive compensation and any company proposal regarding the frequency of the advisory vote on executive compensation;

  oversee our management evaluation and succession planning and our diversity initiatives in connection with management succession; and

  review the qualifications of, and recommend candidates for, election as officers of our company.

The Compensation Committee operates pursuant to a written charter, the current version of which was reaffirmed by the Board and the Compensation Committee in February 2022 as part of their annual review process. The Compensation Committee held six meetings during 2021.

For 2021, the Compensation Committee retained the services of Meridian Compensation Partners, LLC (“Meridian”) as its principal outside compensation consultant. Meridian reports directly to the Compensation Committee and has been engaged to:

  assist the committee in reviewing and assessing the adequacy of executive compensation, including salary, annual cash incentive award targets and equity-based and other long-term incentive compensation awards;

  provide plan design advice; and

  provide annual competitive market studies against which committee members can analyze executive compensation.

From time to time, the Compensation Committee will review materials prepared by other consultants to assist them with specific compensation matters. For a discussion of the role of our executive officers in the establishment of executive officer compensation, see “Executive Compensation — Compensation Discussion and Analysis.” Our executive officers do not participate in the process for establishing director compensation.

A report of the Compensation Committee regarding executive compensation appears elsewhere in this proxy statement. For a more detailed discussion of the processes and procedures for considering and determining executive compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

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Nominating and Governance Committee

The Nominating and Governance Committee is comprised solely of outside directors who meet the general independence standards as set forth in the NYSE listing standards.

4 Nominating and Governance Committee Meetings in 2021

The Nominating and Governance Committee has the responsibility, among other things, to:

  review and determine the desirable balance of experience, qualifications and expertise among members of the Board;

  identify possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders;

  review the function and composition of the other committees of the Board and recommend membership on these committees;

  oversee our director compensation program;

  develop and recommend to the Board for approval any revisions to our Corporate Governance Principles; and

  oversee our policies and strategies related to matters of sustainability, corporate responsibility, political contributions and philanthropy.

The Nominating and Governance Committee operates pursuant to a written charter, the current version of which was reaffirmed by the Board and the Nominating and Governance Committee in February 2022 as part of their annual review process. The Nominating and Governance Committee held four meetings during 2021.

For 2021, the Nominating and Governance Committee utilized the services of Meridian, its principal outside compensation consultant, with respect to director compensation. Meridian reports directly to the Nominating and Governance Committee in connection with apprising the committee members regarding best practices and pay levels in association with director compensation.

For our director compensation, Meridian prepares comparative market data and presents that information directly to the Nominating and Governance Committee. The Nominating and Governance Committee reviews this data and establishes director compensation in consultation with Meridian.

Other than its services as a compensation consultant, Meridian provides no other services to the Nominating and Governance Committee, the Compensation Committee or our company.

Consideration of Director Nominees

The Nominating and Governance Committee regularly assesses the size of the Board, the need for expertise on the Board and whether any vacancies are expected on the Board. The Nominating and Governance Committee’s process for identifying and evaluating nominees is as follows:

  In the case of incumbent directors, the Nominating and Governance Committee reviews annually such directors’ overall service to us during their term, including the specific experience, qualifications, attributes and skills that such directors bring to service on our Board, the number of meetings attended, the level of participation, the quality of performance and any transactions of such directors with us during their term.

  In the event that vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director that may come to its attention through a variety of sources, including current Board members, stockholders or other persons, including professional search firms. All candidates for director are evaluated at regular or special meetings of the Nominating and Governance Committee.

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In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating and Governance Committee considers each candidate’s experience, qualifications, attributes and skills as well as the specific qualification standards set forth in our By-Laws and Corporate Governance Principles, including:

  personal and professional ethics, integrity and values;

  an ability and willingness to undertake the requisite time commitment to Board functions;

  independence pursuant to the guidelines set forth in the Corporate Governance Principles and applicable rules and regulations;

  age, which must be less than 75 at the time of election unless otherwise determined in the good faith judgment of our Board;

  the potential impact of service on the board of directors of other public companies (see “Overboarding Policy”), including competitors of our company; and

  an absence of employment at a competitor of our company.

The Nominating and Governance Committee and the Board value diversity and believe that a diverse Board composition provides significant benefit to our company. Each candidate is reviewed in light of the overall composition and skills of the entire Board at the time, including the varied characteristics of the Board members and candidate in terms of opinions, perspectives, personal and professional experiences and backgrounds. The nominees selected are those whose experience and background are deemed to provide the most valuable contribution to the Board. The Board previously adopted the “Rooney Rule” under which the Board set forth in its Corporate Governance Guidelines the Nominating and Governance Committee’s commitment to include, in each pool of qualified candidates from which director nominees are chosen, candidates who bring gender, racial, ethnic and cultural diversity.

Our By-Laws permit, under certain circumstances, a stockholder or group of no more than 20 stockholders (meeting our continuous ownership requirement of 3% or more of our outstanding common stock held continuously for at least the previous three years) to nominate a candidate or candidates for election to the Board at an annual meeting of stockholders, constituting up to two directors or 20% of the number of directors then serving on the Board (rounded down to the nearest whole number), whichever is greater. In order to require us to include such candidate or candidates in our proxy statement and form of proxy, stockholders and nominees must submit a notice of proxy access nomination together with certain related information required by our By-Laws.

Our By-Laws also permit stockholders entitled to vote at the meeting to nominate directors for consideration at an annual meeting of stockholders without requiring that their nominees be included in our proxy statement and form of proxy. Stockholders may nominate persons for election to the Board at an annual meeting of stockholders by submitting a letter of nomination, together with certain related information required by our By-Laws.

Pursuant to our By-Laws, written notice by stockholders of qualifying nominations for election to the Board must have been received by our Corporate Secretary by February 13, 2022.

Correspondence related to stockholder proposals must be sent in writing to our Corporate Secretary at our principal executive offices. For more information on submitting a nomination, visit www.tenneco.com or see “Submission of Stockholder Proposals.”

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Audit Committee

The Audit Committee is comprised solely of directors who are all financially literate and who meet all of the independence standards for audit committee membership as set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder and the NYSE listing standards. The Board has designated each of Messrs. Freyman, Armes and Stroup as an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

7 Audit Committee Meetings in 2021

Management is responsible for maintaining our internal controls over financial reporting. Our independent public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit.

The Audit Committee’s duty is to oversee and monitor these activities on behalf of the Board. Specifically, the Audit Committee has the responsibility, among other things, to:

  select and approve the compensation of our independent public accountants;

  review and approve the scope of the independent public accountants’ audit activity and all non-audit services;

  review the independence, qualifications and performance of our independent public accountants;

  review with management and the independent public accountants the adequacy of our basic accounting system and the effectiveness of our internal audit plan and activities;

  review with management and the independent public accountants our certified financial statements and exercise general oversight over the financial reporting process;

  review litigation and other legal matters that may affect our financial condition and monitor compliance with business ethics and other policies;

  provide an avenue of communication among the independent public accountants, management, the internal auditors and the Board; and

  prepare the audit-related report required by the SEC to be included in our annual proxy statement.

In fulfilling its responsibilities, the Audit Committee reviewed with management and our independent public accountants:

  significant issues, if any, regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, and significant issues, if any, as to the adequacy of our internal controls and any special audit steps adopted in view of material internal control deficiencies;

  analyses prepared by management and/or our independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on financial statements;

  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on our financial statements; and

  the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance provided to analysts and rating agencies.

In addition, the Audit Committee has discussed our major risk exposures and the steps that management has taken to monitor and control such exposures. Management is required to advise the Audit Committee of any instances of fraud relating to employees who have a significant role in our internal controls.

The Audit Committee operates under a written charter, the current version of which was reaffirmed by the Board and the Audit Committee in February 2022 as part of their annual review process. The Audit Committee held seven meetings in 2021. A report of the Audit Committee appears elsewhere in this proxy statement.

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STOCKHOLDER ENGAGEMENT

As part of our overall corporate governance, we have an on-going outreach program to develop and maintain communication with our investors in regard to governance and compensation issues. In 2021, members of senior management continued our expanded governance outreach in order to solicit stockholder perspectives and receive valuable, direct feedback on governance, executive compensation, sustainability and related matters. Our environmental, social and governance (“ESG”) outreach materials are available for viewing on our public website. This outreach was in addition to management’s regular participation in investor, community, industry and analyst conferences and meetings throughout the year to discuss performance, ESG topics, and share its perspective on business and industry developments. We value these discussions and the feedback received from stockholders, which is reviewed with our Board, and will help promote greater alignment of our ESG and executive compensation practices with stockholders interests. Stockholders may also contact the Board with any inquiry or issue, by the methods described in this proxy statement and the Board will respond as appropriate.

OVERBOARDING POLICY

In accordance with our Corporate Governance Principles, directors are encouraged to restrict the number of public company boards on which they serve which helps ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as Board members. A director may not serve on the boards of more than four other public companies (including our own) or, if the director is an active CEO or equivalent of another public company, on the boards of more than two other public companies (including our own). In addition, directors must notify the Nominating and Governance Committee chair, chairman of the Board and the general counsel upon accepting any other public company directorship or any assignment to the audit committee or compensation committee (or any committees performing similar functions) of the board of directors of any public company of which such director is a board member. All directors are in compliance with the Company’s overboarding policy as of the date of this proxy statement. Compliance with this policy is reviewed at least annually during the normal director and officer questionnaire process.

CORPORATE RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) MATTERS

The Board oversees our corporate responsibility and sustainability practices and we are committed to helping our customers, team members and communities build a sustainable future. Additionally, we strive for a safe and healthy work environment for our team members and aim to exceed expectations across our value chain and in communities where we operate. While ultimate oversight for ESG topics falls under the purview of the entire Board, each Board committee has various responsibilities connected to ESG matters. We provide public reporting and are forthcoming in disclosures about our environmental stewardship and long-term strategy, including voluntarily reporting our ESG strategy and related data to CDP (formerly known as the Carbon Disclosure Project).

We have implemented a cross functional ESG Council which advises management periodically on progress and determines how to drive long-term shareholder value. The ESG Council comprises functional leaders of Environmental, Health and Safety, Legal, Human Resources and Talent Management, Finance, Engineering, Supply Chain and Logistics. Our Senior Vice President and Chief ESG Officer, reporting to the CEO, drives our ESG program and collaborates with our other executive leaders to implement our ESG strategy. This role enables a holistic approach to ESG, compliance and risk management and promotes alignment across Tenneco.

In addition to the strategy depicted in our proxy summary and our key governance features which have been discussed extensively above, please see our most recent CSR Report for a more detailed view of the Company’s performance across our global portfolio.

CYBERSECURITY AND INFORMATION TECHNOLOGY

The Board oversees the Company’s information technology risk, and associated information risk management program, which are included in the risk reports to the Audit Committee discussed above. The Company’s information security and

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privacy program is overseen by the Chief Information Security Officer, with oversight from the Chief Information Officer. The Audit Committee receives information technology and cybersecurity updates that focus on program governance, control maturity and third party information security assurance at least twice per year, with the Board receiving a similar briefing once per year. Additionally, ad-hoc matters of interest, key risks, applicable threat intelligence and relevant industry news are provided to the Board and Audit Committee throughout the year as needed.

The Company also maintains a standing information security and privacy executive steering committee which meets regularly during the year and at a minimum, in advance of Board and Audit Committee sessions. This steering committee is responsible for approving the organization’s information security charter and authority to operate, as well as setting the tone demonstrating the importance of information security and privacy risk management as critical business issues. This committee discusses information security and privacy matters of significance, program governance, strategy, information security risk management investments and metrics governing the program’s evolution. Additionally, this committee serves as the standing cyber resilience committee in the event of a cyber-crisis affecting the organization that requires cross-functional management response to minimize exposure to the organization.

ACCOUNTING COMPLAINTS AND COMMUNICATIONS WITH THE DIRECTORS

Anyone with concerns about our conduct, or about our accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Board, any non-employee director or the Audit Committee. All such concerns will be forwarded to the appropriate directors for their review, and all material concerns related to audit or accounting matters will be forwarded to the Audit Committee. All reported concerns will be simultaneously reviewed and addressed by each of our Chief Compliance Officer and General Counsel or their respective designee (unless he or she is alleged to be involved in the matter at issue). The status of all outstanding concerns addressed to the Board, the non-employee directors or the Audit Committee will be reported to the Board or the Audit Committee (as applicable) on at least a quarterly basis. The Board or any committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. Our corporate policies prohibit retaliatory action against any employee who raises concerns or questions in good faith about these matters.

Stockholders wishing to communicate with the Board, any outside director or the Audit Committee may do so by writing to our Corporate Secretary at our principal executive offices which address is described on page 1. The Corporate Secretary will review and forward, as appropriate, any communications as directed by the stockholder. We maintain a separate, internal system for the receipt of communications from employees.

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a Policy and Procedures for Transactions with Related Persons. As a general matter, the policy requires the Audit Committee to review and pre-approve certain transactions with related persons. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved will or may reasonably be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A related person is:

any director, nominee for director or executive officer of our company;

any immediate family member of a director, nominee for director or executive officer of our company; and

any person, and their immediate family members, or any entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

In the event the Company or the General Counsel becomes aware of an interested transaction that has not been approved under our policy prior to consummation, it must be promptly submitted to the Audit Committee for possible approval, amendment, ratification, termination or rescission. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, whether the transaction is on terms no less

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favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction.

The policy provides that the following transactions are not deemed to be related party transactions for the purposes of the policy:

Employment of executive officers and compensation of directors and executive officers that is otherwise being reported in our annual proxy statement or is not required to be reported in the proxy statement (as these transactions are otherwise subject to approval by the Board or one of its committees);

A transaction where the related person’s only interest is as an employee, director or beneficial owner of less than 10% of the outstanding equity securities of the other company;

Transactions where the related person’s only interest arises solely from the ownership of our common stock, and where all stockholders of our company receive benefits on a pro rata basis;

Transactions involving a related person where the rates or charges involved are determined by competitive bids;

Transactions where the related person renders services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

RELATED PARTY TRANSACTIONS

In connection with the closing of our acquisition of Federal-Mogul LLC, on October 1, 2018, the company, Icahn Enterprises L.P., American Entertainment Properties Corp. and Icahn Enterprises Holdings L.P. (collectively, “IEP”) entered into a Shareholders Agreement (the “Shareholders Agreement”).

IEP had the right to convert its shares of class B common stock to shares of class A common stock, provided that any such conversion did not result in IEP and its affiliates owning more than 15% of the issued and outstanding shares of class A common stock. IEP and its affiliates were prohibited from acquiring, offering to acquire, or agreeing to acquire, directly or indirectly, any shares of class A common stock or other securities until April 1, 2021.

As part of the Federal-Mogul acquisition, the company acquired a redeemable noncontrolling interest related to a subsidiary in India. In accordance with local regulations, as a result of the change in control triggered by the acquisition, the company was required to make a tender offer to purchase the remaining outstanding shares of the subsidiary. The company entered into agreements with IEP subsequent to executing the purchase agreement whereby IEP agreed to fund and execute the tender offer on behalf of the company.

We are a party to supply contracts with The Pep Boys—Manny, Moe & Jack (“Pep Boys”) and IEH Auto Parts LLC (“Auto Plus”). Pep Boys and Auto Plus are owned by Icahn Enterprises L.P. In early 2021, Icahn Enterprises L.P. indirectly held more than 5% of our class A common stock. We have negotiated and continue to negotiate supply contracts with Pep Boys and Auto Plus which we believe are favorable to us. Net sales to Pep Boys and Auto Plus for fiscal year 2021, were $16 million and $122 million, respectively. Such sales were made and are continuing to be made in the ordinary course of our business. We are also a party to certain other minor arrangements with IEP subsidiaries totaling less than $3 million in 2021, including among other ordinary course items: (i) purchases from Pep Boys; and (iii) sales in the ordinary course of our business to Coffeyville Resources, LLC.

Based on publicly available information, during the second quarter of 2021, IEP and its subsidiaries no longer owned 5% or more of the Company’s Class A Common Stock and were no longer considered related parties of the Company.

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Ownership of Common Stock

MANAGEMENT

The following table shows, as of the record date, March [•], 2022, the number of shares of our class A common stock (the only class of voting securities outstanding), beneficially owned by: (1) each director; (2) each person who is named in the Summary Compensation Table below; and (3) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

	SHARES OF CLASS A COMMON STOCK OWNED		VESTED CLASS A COMMON STOCK EQUIVALENTS(1)		PERCENT OF CLASS A COMMON STOCK(2)

DIRECTORS

Roy V. Armes	[	•]	[	•]	*

Thomas C. Freyman	[	•]	[	•]	*

Denise Gray	[	•]	[	•]	*

Brian J. Kesseler	[	•]	[	•]	*

Michelle A. Kumbier	[	•]	[	•]	*

Dennis J. Letham	[	•]	[	•]	*

James S. Metcalf	[	•]	[	•]	*

Aleksandra A. Miziolek	[	•]	[	•]	*

Charles K. Stevens, III	[	•]	[	•]	*

John S. Stroup	[	•]	[	•]	*

Jane L. Warner	[	•]	[	•]	*

PERSONS NAMED IN THE SUMMARY COMPENSATION TABLE

Matti Masanovich	[	•]	[	•]	*

Kevin W. Baird	[	•]	[	•]	*

Rainer Jueckstock	[	•]	[	•]	*

Bradley S. Norton	[	•]	[	•]	*

All executive officers and directors as a group ([•] individuals)	(5)				[	•]%

*Less than [•]% (5)

(1) Represents class A common stock equivalents received in payment of director fees that are payable in cash or, at our option, shares of class A common stock after a non-management director ceases to serve as a director.

(2) Based on [•] shares of class A common stock outstanding on March [•], 2022. The class A common stock equivalents, which are non-transferrable and have no voting rights, are not included in the “percent of class” calculation.

(3) Includes [•] shares held by the Brian J. and Michele M. Kesseler Revocable Trust.

(4) Includes [•] shares held by the Barry-Wehmiller Trust.

(5) Does not include class A common stock equivalents.

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CERTAIN OTHER STOCKHOLDERS

The following table sets forth, as of March [•], 2022, certain information regarding the persons known by us to be the beneficial owner of more than 5% of our outstanding class A common stock (the only class of voting securities outstanding).

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF CLASS A COMMON STOCK OWNED	PERCENT OF CLASS A COMMON STOCK OUTSTANDING

The Vanguard Group, Inc. (1) 100 Vanguard Blvd. Malvern, PA 19355	9,381,492	11.43%

Fuller & Thaler Asset Management, Inc. (2) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	5,339,325	6.5%

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	4,841,576	5.9%

(1) The Vanguard Group, Inc. (“Vanguard”) is the beneficial owner of 9,381,492 shares through various of its subsidiaries: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. Vanguard has the sole power to dispose of or to direct the disposition of 9,156,900 shares and has shared power to dispose of 224,592 shares. Vanguard has sole power to vote 0 shares and shared power to vote 186,846 shares.

(2) Fuller & Thaler Asset Management, Inc. (“Fuller”) is deemed to be the beneficial owner of 5,339,325 shares pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom Fuller acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the class A common stock. The Undiscovered Managers Behavioral Value Fund, an open-end management investment company, has an economic interest in more than 5% of such securities reported in this schedule. Fuller has sole voting power with respect to 5,224,028 shares and sole dispositive power with respect to 5,339,325 shares.

(3) BlackRock, Inc. (“BlackRock”) is the beneficial owner of 4,841,576 shares through various of its subsidiaries: BlackRock Institutional Trust Company, National Association, BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Life Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, and Aperio Group, LLC. BlackRock has sole voting power with respect to 4,677,476 shares and sole dispositive power with respect to 4,841,576 shares.

DELINQUENT SECTION 16(a) REPORTS

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our outstanding class A common stock, and upon representations from certain of those persons, we believe that all Section 16(a) filing requirements applicable to these reporting persons were timely met during the year ended December 31, 2021, other than with respect to Ms. Warner whose Form 4 reporting a discretionary transaction disposing of 19,957 stock equivalent units in the deferred compensation plan and an open market purchase of 20,000 shares was filed on September 16, 2021, and was reported one day late due to a third party administrative error.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy, policies, plans and programs are under the supervision of the Compensation Committee of our Board. For a description of the composition, authority and responsibilities of the committee, see “Corporate Governance — The Board and Its Committees — Compensation Committee.” Unless the context requires otherwise, in this Compensation Discussion and Analysis when we refer to the “committee,” we are referring to the Compensation Committee and when we refer to “named executive officers,” we are referring to the named executive officers whose compensation is shown in this proxy statement under “— Summary Compensation Table.”

EXECUTIVE SUMMARY

Our compensation policies are based on the belief that executive and stockholder financial interests should be aligned as closely as possible, and compensation should be designed such that company performance drives the level of pay that our named executive officers and all management employees receive.

Compensation Philosophy and Company Strategy

Our compensation philosophy is based on the belief that executive and stockholder financial interests should be aligned as closely as possible, and compensation should be designed such that company performance when measured against our corporate strategy drives the level of pay that our named executive officers receive. We also believe that individual performance should factor into an executive’s overall pay level.

Our corporate strategy is focused on continuing to make operational improvements, reducing structural costs, lowering capital intensity and reducing net debt. In 2020, we introduced a corporate campaign, encouraging the organization to focus on reducing our net debt by the end of 2023.

Our performance-based awards – annual cash incentives under the Tenneco Annual Incentive Plan (“AIP”) and long-term performance stock units (“PSUs”) under our long-term incentive plan – are measured against metrics that are consistent with achieving our corporate strategy.

Subject to an individual performance factor, payout under the AIP is based 50% on enterprise-level adjusted earnings before interest expense, income taxes, depreciation, amortization and non-controlling interests (“Enterprise EBITDA”) and 50% on enterprise free cash flow (“Enterprise FCF”) because we continue to believe that strong Enterprise EBITDA and Enterprise FCF performance are correlated with stockholder returns and that making business and investment decisions based on Enterprise EBITDA and Enterprise FCF balances cash-oriented and earnings-oriented results. For 2021, the committee approved a design change to the AIP such that overall company performance will be subject to an individual performance multiplier for each named executive officer of 0% to 150%, based on the named executive officer’s performance as determined by the committee (with a named executive officer’s payout remaining capped at 200% of his target payout except as otherwise determined by the committee). Among other metrics that influence the individual performance multiplier, we included social metrics because we recognize that accountability for ensuring a culture of inclusion, diversity and equity is paramount to overall business success. Understanding, measuring and rewarding the right priorities will ensure we meet our goals and support the right culture for the future. The committee also modified the measurement of Enterprise FCF for purposes of the AIP to focus on the reduction of net debt to be consistent with the 2B/23 strategy.

Our long-term performance share units (“PSUs”) awarded for the 2021 through 2023 performance period will be measured based on (i) Enterprise EBITDA (50%), consistent with 2020 PSU awards, and (ii) enterprise net leverage ratio (50%) (“Enterprise Net Leverage Ratio”), which metric replaced the free cash flow metric that applied to 2020 awards. EBITDA performance will be measured over the 2021 through 2023 performance period. Enterprise Net Leverage Ratio performance will be measured at the end of 2023. The committee determined that using Enterprise Net Leverage Ratio as a performance metric would align with future cash flow objectives and offer a differentiation from the short-term and long-term metrics. These awards will be settled in stock.

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Key Elements of Compensation

The mix of the key elements of compensation (expressed as a proportion of total compensation) awarded to our named executive officers at the beginning of 2021 was as follows (excluding compensation of the type that would fall under “All Other Compensation” in our Summary Compensation Table):

	BASE SALARY	ANNUAL CASH INCENTIVE AWARD (AT TARGET)	LONG-TERM AWARD FOR 2021-2023	FAIR VALUE OF RESTRICTED STOCK UNITS GRANTED

Mr. Kesseler	11.8%	17.7%	42.3%	28.2%

Mr. Masanovich	24.9%	21.2%	32.3%	21.5%

Mr. Baird	23.8%	23.9%	31.4%	20.9%

Mr. Jueckstock	29.7%	26.8%	26.1%	17.4%

Mr. Norton	30.6%	24.5%	26.9%	17.9%

As the table and charts show, at the targeted level, our incentive-based compensation awards made at the beginning of 2021 represented approximately 86% of the total compensation awarded to our Chief Executive Officer and an average of approximately 73% of the total compensation awarded to the other named executive officers shown above for 2021. The table and charts above do not include Mr. Norton’s award in May 2021 or the 2020 performance share units described below.

EXECUTIVE COMPENSATION OUTCOMES FOR 2021

Key decisions and pay outcomes under our 2021 executive compensation program included:

•

At the outset of the year (February 2021), the committee reviewed the base salaries of those named executive officers then employed by the company, other than Mr. Kesseler, and approved increases in base salaries that ranged between 0% and 3.2% over 2020. Base salary increases were determined based on performance and whether the executive had received a base salary increase in 2020. Mr. Kesseler’s base salary remained the level last reviewed and approved in the Fall of 2020 as previously disclosed.

•	In November 2021, the company reviewed the peer group which was previously established in July 2020 for compensation benchmarking purposes. No changes to the peer group were made.

•	Annual cash incentives based on 2021 results were declared in early 2022 as follows:

AIP payout

Taking into account a calculation 50% based on Enterprise EBITDA and 50% based on Enterprise FCF performance of the company, each named executive officer was eligible to receive an AIP payout equal to 100% of his target payout (“Eligible Payout”).

Each named executive officer’s final AIP payout was determined by multiplying his Eligible Payout by his individual performance factor as determined by the committee: Mr. Kesseler – 110%, Mr. Masanovich—115%, Mr. Baird—91%, Mr. Jueckstock—75% and Mr. Norton—93%.

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•	Long-term incentives for the 2019 through 2021 performance period, which were granted in early 2019, were determined in early 2022 and earned as follows:

PSUs payout

Messrs. Kesseler and Norton, as holders of PSUs granted by the company in 2019, earned their PSUs for the 2019 through 2021 performance period at 100% of target level and Mr. Jueckstock, as a holder of PSUs granted by the company in 2019, earned his PSUs for the 2019 through 2021 performance period at 40% based on metrics as described below.

No PSUs granted	Messrs. Masanovich and Baird did not hold any PSUs or awards in respect of the 2019 through 2021 performance period.

Impact of 2020-2022 PSU Grant on 2021 Compensation

For accounting reasons described below, each named executive officer’s 2020-2022 PSU award granted in early 2020 was not reflected in the Summary Compensation Table as 2020 compensation. Instead, the value of these 2020 awards is required to be included in the Summary Compensation Table as 2021 compensation, which results in 2021 compensation including two annual performance award grants and thus appearing higher than it otherwise would.

Due to the uncertainty created by COVID in 2020, the committee did not establish performance metrics under the 2020-2022 PSUs during the course of 2020 despite establishing a target level of payout for each named executive officer at the beginning of 2020 consistent with normal practice. Over the course of 2020, the committee periodically revisited the long-term performance program, but continued to defer establishing performance goals due to ongoing COVID uncertainty. In November 2020, the committee converted the dollar value targets into units based on the 10-day volume weighted average price for the period ended March 4, 2020 in order to align executive compensation with the financial interests of our stockholders, with the PSUs to be settled in cash. At the time, the committee also determined that financial performance for 2020 would not be a factor in these awards but instead that the committee would establish targets for 2021 and 2022 in 2021.

Consequently, because the compensation committee determined to establish performance targets in 2021 for the 2020-2022 PSUs, these awards had no grant date fair value in 2020 under applicable accounting rules and were not permitted to be included in the Summary Compensation Table as 2020 compensation. Instead, they are included as 2021 compensation in the Summary Compensation Table.

Below sets forth, for each named executive officer, i) the intended dollar value of the PSU awards granted in 2020 for the 2020 through 2022 performance period, ii) what the aggregate pro forma total compensation would have been for 2020 had the grant date fair value of 2020-2022 PSU award been reported in the Summary Compensation Table as compensation for 2020, and iii) what the aggregate pro forma total compensation would have been for 2021 had the grant date fair value of the 2020-2022 PSU award been removed in the 2021 Summary Compensation Table (based on actual determination dates):

NAME	2020-2022 PSU VALUE ($)	2020 PRO FORMA TOTAL COMPENSATION ($)	2021 PRO FORMA TOTAL COMPENSATION ($)

Mr. Kesseler	3,600,000	10,960,510	10,491,546

Mr. Masanovich	1,100,000	2,986,068	3,548,401

Mr. Baird	1,200,000	3,755,743	4,177,069

Mr. Jueckstock	870,000	3,073,056	3,146,951

Mr. Norton(1)	801,187	N/A	3,148,524

(1) Mr. Norton was not a named executive officer for 2020, so his 2020-2022 PSU value reflects the actual value at the time of award.

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Results of Say-on-Pay Vote and Stockholder Engagement

Our stockholders hold an annual advisory vote on executive compensation (the “say-on-pay proposal”). At our annual meeting of stockholders held in May 2021, approximately 71% of the shares present and entitled to vote on our say-on-pay proposal were voted in favor of the proposal. Excluding abstentions, approximately 91% of the shares voted were voted in favor of the proposal. As part of our overall corporate governance, we have an on-going outreach program to develop and maintain communication with our investors. Throughout 2021, members of our management team continued to engage in stockholder outreach with our largest stockholders, highlighting a number of key topics, including our approach to executive compensation, and environmental, social and governance matters. We value this engagement and the Board considers pertinent feedback when evaluating compensation and governance issues. The committee will continue to consider the outcome of the annual say-on-pay proposal when making future compensation decisions for our executives. Further, we will continue to actively engage with stockholders as needed to receive their feedback.

HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PRACTICES

What We Do

Pay for Performance – We tie pay to performance, with incentive-based compensation representing approximately 86% of the total target compensation awarded to Mr. Kesseler at the start of 2021.

Double-Trigger Vesting – Beginning with equity awards granted after November 5, 2020, our long-term incentive plan provides that, in general, upon a change in control, the vesting of equity awards will be accelerated if a qualifying termination occurs within 24 months.

Benchmarking – Our policy is to provide salary, annual cash incentive compensation and long-term incentive compensation that is competitive with the market and comparable companies when performance targets are met. Benchmarking data was also used to modify the definition of change in control in our long-term and severance plans to update the change in ownership percentage triggers in 2020.

Robust Stock Ownership Requirements – We maintain stock ownership guidelines that apply to all of our non-employee directors and senior officers.

Clawbacks – We have a clawback policy that requires reimbursement of incentive compensation in specified circumstances.

Independent Compensation Consulting Firm – The committee engages an independent compensation consulting firm. The committee most recently re-assessed the firm’s independence in November 2021 and found the firm to be independent based on the criteria set forth in the NYSE listing standards regarding compensation consultant independence.

Advisory Say-on-Pay Vote – Our stockholders hold an annual advisory vote on executive compensation (the“say-on-pay proposal”).

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What We Don’t Do

Anti-Hedging Policy and Insider Trading Policy – Directors, officers and other employees are prohibited from engaging in“insider trading,” trading in our securities on a short-term basis, purchasing our securities on margin, short-selling our securities or entering into transactions designed to hedge the risks and benefits of ownership of our securities.

Anti-Pledging Policy – Our directors and executive officers are prohibited from pledging our securities as collateral.

Tax Gross-up or Reimbursement of Excise Tax on Change of Control – None of our officers or other employees are entitled to gross-ups or reimbursements for excise taxes for change in control payments.

COMPENSATION OBJECTIVES

Our executive compensation program has been structured to:

Reinforce a results-oriented management culture with executive pay that varies according to company, business unit and individual performance;

Focus executives on annual and long-term business results with the overarching goal of enhancing stockholder value;

Align the interests of our executives and stockholders through equity-based compensation awards; and

Provide executive compensation packages that attract, retain and motivate executives of the highest qualifications, experience and ability.

Based on the guiding principle of aligning executive compensation with the financial interests of our stockholders, our executive compensation program provides competitive levels of compensation derived from several sources: salaries, annual cash incentive awards, stock ownership opportunities through stock-settled restricted stock units and stock-settled long-term performance share units, and cash-settled restricted stock units and long-term performance units.

We also offer other benefits typically offered to executives by major U.S. corporations, including defined benefit retirement plans (under which future benefit accruals were frozen for senior management employees and salaried employees as described below), defined contribution retirement plans, limited perquisites, employment agreements (in limited cases), severance and change in control benefits, and health and welfare benefits.

COMPENSATION PROCESS

In determining competitive compensation, the committee engages Meridian Compensation Partners, LLC (“Meridian”), a nationally recognized compensation consulting firm that, in order to maintain its independence, reports directly to the committee.

For our Chief Executive Officer, Meridian provided market data regarding salary, annual cash incentive award targets, and equity-based and other long-term incentive compensation awards directly to the committee as it makes decisions with respect to compensation. For the other named executive officers, Mr. Kesseler formulated the initial recommendations regarding salary, annual cash incentive award targets and equity-based and other long-term incentive compensation awards. The committee reviewed these recommendations in light of market data prepared by

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Meridian. For other forms of compensation and benefits, management generally makes initial recommendations that are considered by the committee.

Our general policy is to provide salary, annual cash incentive payments and equity-based and other long-term incentive compensation to named executive officers that is competitive with the market and comparable companies when financial and qualitative performance targets are met. Actual salaries may vary reasonably below or above the median when considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance. In making its determinations regarding these elements of compensation, the committee regularly reviews data regarding compensation practices at other companies that it determines to be relevant to compensation matters affecting our company.

The benchmarking information we use in establishing salary, annual cash incentive payments and equity-based and other long-term incentive compensation typically includes the most recently available data regarding publicly traded companies comparable to our company in terms of industry, proximity, annual revenue and/or other factors. For 2021 compensation determinations, specific data was reviewed regarding a comparison group consisting of the following companies:

2021 Compensation Peer Group

Adient PLC

American Axle & Manufacturing Holdings, Inc.

Aptiv PLC

Autoliv, Inc.

BorgWarner Inc.

Carrier Global Corporation

Cummins Inc.

Dana Incorporated

Deere & Company

Eastman Chemical Company

Eaton Corporation plc.

Emerson Electric Co.

Genuine Parts Company

The Goodyear Tire & Rubber Company

Honeywell International Inc.

Illinois Tool Works Inc.

Johnson Controls International plc.

Lear Corporation

LKQ Corporation

Navistar International Corporation

Oshkosh Corporation

PACCAR Inc.

Parker-Hannifin Corporation

Trane Technologies plc

Whirlpool Corporation

W. W. Grainger, Inc.

In addition, the committee reviewed aggregate data regarding a broader group of durable goods manufacturers (that were not specifically identified to the committee). This data was prepared by Meridian and compared targeted compensation paid by these companies to their executive officers in specified positions to the compensation we pay to named executive officers in the same or similar positions.

For 2021, Mr. Kesseler reviewed with and recommended to the committee the annual salary, incentive plan target and equity-based and other long-term compensation for each of our named executive officers and other key management personnel (excluding Mr. Kesseler). The committee reviewed those recommendations and made a final determination with respect to such compensation.

In general, the compensation that is developed for each of the named executive officers is based on competitive market data and on recommendations regarding the executive’s overall contributions, past performance and anticipated future contributions. The committee also reviews the executive’s performance separately and sets the salary, incentive plan target and equity-based and other long-term compensation of the Chief Executive Officer based on competitive market data as well as the committee’s assessment of the Chief Executive Officer’s past performance and anticipated future contributions.

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DESIGN AND ELEMENTS OF COMPENSATION

Our compensation program generally provides that, as an employee’s level of responsibility increases, a greater portion of their potential total compensation is based on company performance and varies in accordance with the market price of our common stock. This results in greater potential variability in the individual’s total compensation from year to year. In designing and administering the components of the executive compensation program, the committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

In general, we use the benchmarking data described above to allocate between annual compensation and long-term compensation (excluding retirement benefits) and between cash compensation and equity compensation. The following is a description of each element of our executive compensation program, along with a discussion of the decisions of, and actions taken by, the committee with respect to each such aspect of compensation for 2021.

Salary and Annual Cash Incentive Compensation

For 2021, an executive’s basic annual cash compensation package consisted primarily of a base salary and the opportunity to earn payments under the AIP.

At the outset of 2021, salary increases were 0% for Mr. Kesseler, 3.2 % for Mr. Masanovich, 2.9% for Mr. Baird, 0% for Mr. Jueckstock, and 3% for Mr. Norton over 2020 levels and consistent with market movement and appropriate performance-related adjustments. As previously disclosed, Mr. Kesseler’s salary was last reviewed and approved in the Fall of 2020 to reflect his promotion to the sole Chief Executive Officer role in 2020. The 2021 salary levels established for our named executive officers were designed to be, in general, in the 50th percentile range when compared to the salaries set by the companies in the compensation surveys reviewed as set forth above. In connection with Mr. Norton’s transition to Executive Vice President, Business Operations Excellence, he received a one-time equity grant; there were no changes to his base salary or his AIP bonus target.

The following table shows the base salary and 2021 annual AIP bonus target for each named executive officer for 2021:

NAMED EXECUTIVE OFFICER	2021 BASE SALARY	2021 ANNUAL CASH INCENTIVE TARGET AS % OF SALARY

Brian J. Kesseler	$1,200,000	150%

Matti Masanovich	$800,000	85%

Kevin W. Baird	$875,000	100%

Rainer Jueckstock	$950,000	90%

Bradley S. Norton	$721,000	80%

The AIP target payment levels established for our named executive officers for 2021 were also designed to be, in general, in the 50th percentile range when compared to target levels for similar payments set by the companies in the compensation surveys reviewed as described above. Like executives at peer companies, our named executive officers had the potential to earn payouts above or below the target under the AIP based on our actual performance. In 2021, we used performance metrics based on Enterprise EBITDA and Enterprise FCF for the AIP because we continue to believe that strong Enterprise EBITDA and Enterprise FCF performance are correlated with stockholder returns and that making business and investment decisions based on Enterprise EBITDA and Enterprise FCF balances cash-oriented and earnings-oriented results.

Under the AIP, our management developed Enterprise EBITDA and Enterprise FCF goals for the company and recommended them to the committee. The committee reviewed those goals, other information provided by management and performance data provided by Meridian and adopted the goals the committee determined appropriate.

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Under the AIP and subject to the individual performance factor described below, 50% of a named executive officer’s award is based on a formula tied to our corporate achievement of pre-established Enterprise EBITDA performance goals and the other 50% of a named executive officer’s award is based on a formula tied to our corporate achievement of pre-established Enterprise FCF goals. These performance metrics are used to determine the base percentage of his target AIP award that each named executive officer is eligible to receive (the “Eligible Payout”). Each named executive officer’s final AIP payout is determined by multiplying his Eligible Payout by his individual performance factor as determined by the committee. Among other metrics that influence the individual performance multiplier, we included social metrics because we recognize that accountability for ensuring a culture of inclusion, diversity and equity is paramount to overall business success. Understanding, measuring and rewarding the right priorities will ensure we meet our goals and support the right culture for the future. The terms of the AIP allow the committee to adjust the award based on factors that the committee considers relevant. Each participant’s payout under the AIP is capped at two times their target, except as the committee otherwise determines.

For 2021, target performance under the AIP as established was $1,330 million for Enterprise EBITDA and $315 million for Enterprise FCF. An executive would have been eligible to receive an Eligible Payout equal to 200% of target if Enterprise EBITDA had been at least $1,463 million and Enterprise FCF had been at least $472 million. Our actual Enterprise EBITDA performance was $1,272 million and our actual FCF was $348 million, which was the level of performance required for the EBITDA-based portion of the AIP bonus to be established at 78% of the target level and the Enterprise FCF-based portion of the AIP bonus to be established at 121% of the target level. Due to one day of ocean freight inventory that was either trapped at port or had extended in-transit lead time, the committee approved an adjustment of approximately 75% of this uncontrollable impact to Enterprise FCF equal to $28 million. See “— Calculations Under Our Annual Incentive Plan” for a description of how our Enterprise EBITDA and Enterprise FCF are calculated under the AIP.

For each named executive officer, the individual performance factor determined by the committee (which was multiplied by the named executive officer’s Eligible Payout to arrive at his final AIP payout for 2021) was as follows:

•	Mr. Kesseler – 110%

As the Chief Executive Officer of Tenneco, Mr. Kesseler’s individual performance factor was significantly weighted on setting the strategic direction for the enterprise and the achievement of Enterprise financial results, with overperformance in Enterprise FCF generation while managing significant headwinds. As the lead sponsor for the creation and deployment of the Inclusion, Diversity and Equity (“ID&E”) program at Tenneco, Mr. Kesseler was instrumental in the marked progress of our ID&E efforts whereby we improved our global female executive representation (>30%) and executive US minority representation (>60%), added an Senior Vice President, Environmental, Social and Governance to the Senior Leadership Team and continued diversifying the members of our Board of Directors.

•	Mr. Masanovich – 115%

Being the Chief Financial Officer of the company, Mr. Masanovich’s individual performance factor was heavily weighted on the overperformance of the Enterprise FCF results. Under Mr. Masanovich’s leadership, he drove greater efficiency, focus, capability, and improvements within the finance discipline.

•	Mr. Baird – 91%

As the Chief Operating Officer of Tenneco, Mr. Baird’s individual performance factor was significantly impacted by the operational performance of the enterprise, which included considerable outperformance by the Motorparts business group, but also mixed performance from the other businesses. Mr. Baird contributed to the deployment of our ID&E program and its subsequent results.

•	Mr. Jueckstock – 75%

A significant portion of Mr. Jueckstock’s individual performance factor was based on the financial performance of the Powertrain business group. Although the business group’s EBITDA was better than plan, the free cash flow results were worse, driven primarily by inventory and material cost escalation.

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•	Mr. Norton – 93%

During 2021, Mr. Norton transitioned from the Performance Solutions business group to the enterprise level. Mr. Norton supported the continued growth in key businesses through Value Stream Simplification (VSS) efforts by prioritizing and aligning spending toward growth engines. VSS is actively engaged in most regions and has aided margin improvement in certain business lines. Mr. Norton’s individual performance factor was prorated for the period he led the Performance Solutions business group, which underperformed against plan for the year.

The following illustrates the target, maximum, eligible payout at target, individual performance factor and actual AIP payments for our named executive officers for 2021:

	AIP BONUS PLAN 2021 TARGET AND MAXIMUM				ELIGIBLE PAYOUT (AT TARGET)	INDIVIDUAL PERFORMANCE FACTOR	ACTUAL AIP BONUS PLAN 2021 PAYOUTS
	50% (ENTERPRISE EBITDA BASED)		50% (ENTERPRISE FCF BASED)
	TARGET	MAXIMUM	TARGET	MAXIMUM

Mr. Kesseler	$900,000	$1,800,000	$900,000	$1,800,000	$1,800,000	110%	$1,980,000

Mr. Masanovich	$340,000	$680,000	$340,000	$680,000	$680,000	115%	$782,000

Mr. Baird	$437,500	$875,000	$437,500	$875,000	$875,000	91%	$796,250

Mr. Jueckstock	$427,500	$855,000	$427,500	$855,000	$855,000	75%	$641,250

Mr. Norton	$288,400	$576,800	$288,400	$576,800	$576,800	93%	$536,424

Long-Term and Stock-Based Incentives

Our long-term and stock-based incentive plans have been designed to align a significant portion of executive compensation with stockholder interests. The current long-term incentive plan permits a variety of awards including stock options, restricted stock, restricted stock units, stock equivalent units and performance units. These awards are based on an analysis of competitive levels of similar awards.

The company’s long-term and stock-based compensation program has been comprised of:

•	awards of stock-settled or cash-settled restricted stock units (“RSUs”) which generally vest in 1/3 increments over three years, and

•	awards of stock-settled or cash-settled long-term performance share units (“PSUs”) which are generally earned over a three-year performance period and paid after the end of the performance period.

Each year, typically at its meeting in February, the committee reviews and approves long-term incentive award amounts earned for the most recent performance period, and determines the size, nature and distribution of long-term and stock-based grants for our named executive officers for the new year. In addition, during the course of the year the committee may grant additional awards covering partially completed performance periods in connection with new hires or promotions.

In general, the amount of these awards has been designed by the committee to target value for our named executive officers in the range of the 50th percentile when compared to the value of similar awards granted by peer companies to their executives, based on the committee’s assumptions regarding future company performance and other factors. In February 2021, the committee reviewed total compensation for the CEO. Based on a review of market data and the CEO’s exceptional performance during significant headwinds, the committee increased Mr. Kesseler’s 2021 target long-term incentive award to $7.5M. The award was intended to increase retentive value, as well as continue the focus on long-term value creation. The CEO’s resulting total target compensation is somewhat above the 50th percentile of 2020 target total compensation of the peer group.

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For 2021, the committee determined that the time-vested RSUs awarded as part of our long-term incentive compensation would be, in general, settled 100% in stock (rather than the mix of cash- and stock-settled RSUs that were awarded for 2020). However, due to limitations in the company’s long-term incentive plan in effect at the time, Mr. Kesseler’s 2021 RSU grant consisted of 200,000 stock-settled RSUs and 71,250 cash-settled RSUs.

The PSUs granted by the committee in 2019 were issued in anticipation of a separation of our company into two separate companies and were designed to be earned 50% based on the free cash flow of the business segment in which the executive was expected to be employed following separation (“Division FCF”) and 50% based on our total shareholder return (“TSR”) relative to the TSR of companies in a peer group selected by the committee.

For the PSUs granted by the committee in 2019, a named executive officer would earn a percentage of the target number of PSUs subject to the applicable award (“Target PSUs”) based on performance as set forth below.

For Relative TSR Performance — 50% of Total Target PSUs (“TSR Target PSUs”)

COMPANY TSR PERCENTILE RANKING	PERCENT OF TSR TARGET PSUS

≥ 75th	200% (maximum)

50th	100% (target)

25th	50% (threshold)

< 25th	0%

For Division FCF — 50% of Total Target PSUs (“Division FCF Target PSUs”)

COMPANY DIVISION FCF AS % OF TARGET	PERCENT OF DIVISION FCF TARGET PSUS

115%	200% (maximum)

100%	100% (target)

80%	25% (threshold)

< 80%	0%

Payouts are prorated for performance between the levels presented above.

The committee’s target levels of performance for the 2019 through 2021 period for relative TSR and our actual level of performance were as follows. For 50% of the PSU opportunity, each named executive officer earned 0% of his opportunity because the company’s relative TSR performance was below the threshold required for any payout (with the 25th percentile being the threshold for minimum payout). For the remaining 50% of the PSU opportunity, each named executive officer received a payout based on their Division FCF performance. Division FCF for Motorparts and Performance Solutions was $1,389 and for Clean Air and Powertrain was $1,807. As a result, Messrs. Kesseler, Jueckstock and Norton received payout of their 2019 through 2021 PSUs at 100%, 40% and 100% of target, respectively. None of the other named executive officers held PSUs for the 2019 through 2021 performance period.

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The PSUs granted by the committee in 2021 were designed to be earned 50% based on Enterprise Cumulative EBITDA performance and 50% based on Enterprise Net Leverage Ratio, whereby a named executive officer will be eligible to earn a percentage of the target PSUs based on performance as set forth below:

CUMULATIVE EBITDA AS % OF TARGET	PERCENT OF CUMULATIVE EBITDA TARGET VALUE

≥ 110%	200% (maximum)

100%	100% (target)

85%	25% (threshold)

≤ 85%	0%

NET LEVERAGE RATIO AS % OF TARGET	PERCENT OF NET LEVERAGE RATIO TARGET VALUE

≥ 130%	200% (maximum)

100%	100% (target)

73%	25% (threshold)

≤ 73%	0%

Payouts are prorated for performance between the levels presented above.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

In January 2015, we entered into an offer letter with Mr. Kesseler that was amended on October 1, 2018 which is described further below.

In October 2018, we entered into an offer letter with Mr. Jueckstock that is described further below.

In October 2018, we entered into an offer letter with Mr. Norton, including a letter communicating his transition to his new position in May 2021, which is described further below.

In July 2020, we entered into offer letters with each of Messrs. Baird and Masanovich which are described further below.

Retirement Plans

We offer to our U.S.-based salaried employees, including our U.S.-based named executive officers, customary, tax-qualified defined contribution retirement (401(k)) plans. Beginning in 2007 (for Tenneco employees) and 2019 (for Federal-Mogul employees) the defined contribution plans provide for a company match on employee contributions of 100% on the first 3% of an employee’s pay and 50% on the next 2% of an employee’s pay, which we believe to be in line with prevailing practices for major U.S. corporations. In addition to this matching contribution, we also provide a company contribution (called a “Company Retirement Contribution”) which is a percentage of a participant’s compensation (between 2.5% and 4% for years beginning in 2021) that is determined based on the individual’s age. Participants are eligible to receive Company Retirement Contributions after they have completed 12 months of service with the company.

We also maintain unfunded non-qualified defined contribution retirement plans (the “Excess Benefit Plans”). Our named executive officers and other senior managers are eligible to participate in an Excess Benefit Plan, with allocations under the plans generally calculated in the same manner as under the applicable existing defined contribution retirement plans, except that (i) Company Retirement Contributions under the plans are made based on compensation that includes bonus compensation payable in accordance with the AIP formula (or other annual bonus formula in effect at the relevant time) and (ii) contributions under the plans are based on compensation in excess of the Section 401(a)(17) limitations of the Internal Revenue Code.

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Under the terms of his offer, Mr. Kesseler was entitled to receive an Excess Benefit Plan contribution of 3% of compensation (including bonus compensation) through December 31, 2019. Thereafter, Mr. Kesseler’s benefit under the Excess Benefit Plan is to be determined in accordance with the terms and conditions of the Excess Benefit Plan.

For U.S.-based executives we (and Federal-Mogul prior to the acquisition) previously offered defined benefit retirement plans that were customary for the automotive industry and, in the case of the Tenneco plans, were consistent with similar plans maintained by the consolidated Tenneco Inc. prior to our becoming a stand-alone public company in 1999. These plans included:

•	a customary tax-qualified retirement plan that was generally available to all U.S.-based salaried employees (see “— Post-Employment Compensation”); and

•	a supplemental executive retirement plan for Tenneco executives for periods prior to January 1, 2007, which we call the “SRP” (see “— Post-Employment Compensation —Supplemental Retirement Plan”).

Although benefits under both the qualified defined benefit plans and the SRP were frozen, prior earned benefits under the plans were preserved.

Mr. Jueckstock, a native of Germany, participates in a defined benefit schedule of the Federal-Mogul German Pension Plan in lieu of the U.S. defined contribution plan. The company makes contributions not to exceed 125,000 Euros per year to the Federal-Mogul German Pension Plan on his behalf pursuant to his offer letter.

Perquisites

As part of our competitive compensation plan, the NEOs are eligible for limited perquisites provided by or paid for by the company. We offer the NEOs and certain eligible executives an executive annual physical, which some chose to utilize in 2021. Perquisites provided are reviewed on a regular basis. For each named executive officer, the aggregate value of any such perquisites to each such executive was less than $10,000.

Severance Benefits

We have agreed to pay our Chief Executive Officer two times his then-current salary and two times target bonus for the year in which termination occurs if we terminate his employment other than for disability, cause or in connection with a change in control. We view these benefits as customary and a key element of the recruiting and retention of executives in light of company and industry specific factors.

We maintain a Severance Benefit Plan that applies to all U.S. salaried, full-time employees with at least three months of service who are terminated by us without cause or in connection with a reduction in force or similar layoff. The benefits payable under this plan are described under “— Other Potential Post-Employment Compensation — Severance Benefits.” We most recently amended the plan in April 2020 to reflect prevailing market practices.

Change in Control

We maintain a Change in Control Severance Benefit Plan for Key Executives (the “CIC Executive Severance Plan”) to enable us to retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern that their job security or benefit entitlements will be jeopardized by a “change in control” of our company.

As of year-end, our plan applied to thirteen members of management. The CIC Executive Severance Plan generally provides for cash benefits consisting primarily of a multiple (two or three times) of an officer’s annual salary and annual targeted cash incentive if the executive officer is actually terminated (other than for cause, death or disability) or constructively terminated on or within two years following a change in control. See “Post-Employment Compensation — Other Potential Post-Employment Compensation — Change in Control Severance Benefit Plan for Key Executives.” We amended and restated our CIC Executive Severance Plan in November 2020 to reflect current market practices and to conform the provisions to certain other plans that we maintain, including updating the definition of change in

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control thereunder and eliminating the parachute tax gross-up provisions which have not applied to any of our executives for several years. Mr. Kesseler’s cash payment in connection with a change in control termination will equal three times the total of his then current base salary plus his targeted annual bonus in effect immediately prior to the change in control. The cash payment in connection with a change in control termination for each of Messrs. Masanovich, Baird, Jueckstock and Norton will equal two times the total of his then current base salary plus his targeted annual bonus in effect immediately prior to the change in control.

In addition, the terms of our 2006 LTIP (and our prior long-term incentive plans), provided for awards to vest upon a change in control, unless the committee otherwise provides in an award agreement. Effective for grants of awards made on or after November 5, 2020, including for grants made under the current long-term incentive plan, we amended the 2021 LTIP to eliminate the single trigger vesting. For a more detailed description of the treatment of awards upon a change in control see “Post-Employment Compensation — Other Potential Post-Employment Compensation — Change in Control Severance Benefit Plan for Key Executives.”

EQUITY AWARD POLICY

Our Board has adopted a formal policy regarding compensatory awards in the form of our common stock or any common stock derivative, such as restricted stock, options, stock appreciation rights and stock equivalent units. Under the policy, in general, equity awards must be approved by the committee or the Board. Typically, the committee will make annual awards that it determines to be appropriate at its meeting held in February. The committee also has the authority to make interim awards in its discretion. The strike price of any option or stock appreciation right must be the fair market value of a share of our common stock on the date of grant.

Our policy also permits a committee of management to make awards in certain cases. The management committee consists of our Chief Executive Officer, General Counsel and our Chief Human Resources Officer. The management committee has the authority to make equity awards to (i) newly hired employees and (ii) employees who are promoted during the course of a year. The awards can be made only in amounts necessary to provide the employee with awards consistent with the amount of awards most recently made to employees of the same salary grade level, prorated based on when the employee was hired or promoted. The total number of shares that the management committee can issue within a single calendar year under this policy is 100,000. Further, the management committee may not exceed two times an employee’s base salary and up to a maximum of $1,000,000 grant value to any individual unless otherwise provided for by board resolution. The management committee is not authorized to make awards to new or promoted employees whom we would typically consider to be at the most senior management or executive officer level.

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STOCK OWNERSHIP GUIDELINES

We maintain robust stock ownership guidelines that apply to all of our directors and senior officers. We believe our guidelines further align management’s and stockholders’ interests and we based the guidelines on practices at comparable companies. The individual guidelines are:

6x	Annual Base Salary for the Chief Executive Officer

The committee may, from time to time, temporarily suspend or reevaluate and revise participants’ guidelines to give effect to changes in our common stock price or other factors the committee deems relevant. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the participant or an immediate family member that shares the same household; (ii) shares held in our defined contribution plans; (iii) restricted stock issued by us, whether or not vested; (iv) unvested time-vesting restricted stock units issued and held as part of long-term compensation; and (v) shares issued upon stock option exercises or vesting of any long-term compensation award that the participant continues to hold.

Participants are required to achieve their guideline within five years of becoming subject to the guidelines. The committee reviews each participant’s compliance (or progress towards compliance) with the guidelines annually, typically at its meeting in February. In its discretion, the committee may impose conditions, restrictions or limitations on any non-compliant participant as the committee determines to be necessary or appropriate.

All of our non-management directors and executive officers, including the named executive officers, are in compliance with the guidelines either through maintaining the requisite level of ownership or being within the “ramp-up” period to achieve the requisite level of ownership under the policy or relying on the committee’s discretion to re-assess guidelines to give effect to unexpected volatility in our stock price.

5x	Annual Retainer for Non-Management Directors
4x	Annual Base Salary for the Chief Operating Officer and Chief Financial Officer
3x	Annual Base Salary for the Executive Vice Presidents and Senior Vice Presidents
1x	Annual Base Salary for Vice Presidents (in the Executive Compensation band)

ANTI-HEDGING POLICY AND TRADING RESTRICTIONS

Our insider trading policy limits the timing and types of transactions in our securities by our directors, officers and other employees. These persons are permitted to trade in our securities only during window periods (following earnings releases) and, in some cases, only after they have pre-cleared transactions with our General Counsel. In addition, the policy provides that none of our directors, officers or other employees may engage in the following transactions:

trading in Tenneco stock on a short-term basis; trading in Tenneco stock on margin; short-selling Tenneco stock; and

   entering into transactions designed to hedge the risks and benefits of ownership of Tenneco securities, including the purchase and/or sale of derivatives, as well as any other transaction that is designed to hedge or offset, or that has the effect of hedging or offsetting, any change in the value of Tenneco securities.

For purposes of our policy, “stock” or “securities” includes stock or securities of Tenneco or any of its subsidiaries.

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Anti-Pledging Policy	We have adopted a policy under which our directors and executive officers are prohibited from pledging our securities as collateral for a loan.

Clawback Policy

We have a policy whereby we will, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the SEC; (2) our Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, we will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Impact of Tax or Accounting Requirements on Compensation

In general, our philosophy is to seek to preserve the tax deductibility of executive compensation to the extent practicable and consistent with our overall compensation philosophies. We do not make compensation determinations based on the accounting or tax treatment of any particular type of award.

Calculations Under Our Annual Incentive Plan

“Enterprise EBITDA” means the reported EBITDA for the performance year for the Company, adjusted, if material, for (i) gains or losses on sales of assets, (ii) restructuring charges, (iii) asset impairments, (iv) asset write-downs, (v) litigation or claim judgments or settlements, (vi) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (vii) accruals for reorganization and restructuring programs, (viii) gains and losses that are treated as unusual in nature or that occur infrequently as defined under Accounting Standards Codification Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations for the Company appearing in the Company’s annual report to stockholders for the applicable year, (ix) acquisitions or divestitures, and (x) other significant adjustments approved by the administrator.

“Enterprise FCF” means, for Tenneco Inc., change in net debt plus adjustments to exclude the impact of acquisitions and divestitures and other significant adjustments approved by the committee.

Calculations Under Our 2019-2021 PSUs

“Division FCF” means, with respect to the Motorparts/Ride Performance business or Clean Air/Powertrain business, the reported EBITDA for the applicable year for the business, (i) plus (gain)/loss on asset sales, (ii) plus the expense of stock-based compensation, (iii) minus the increase/(decrease) in operating working capital, (iv) plus other operating cash flows, (v) minus cash paid for property, plant and equipment, (vi) minus cash paid for software-related intangibles, (vii) plus proceeds from asset sales, (viii) minus payments for net assets purchased, (ix) plus changes in other long-term operating assets and liabilities, (x) plus adjustments to exclude the impact of acquisitions and divestitures, (xi) plus adjustments to exclude the impact of litigation or claim judgments and settlements, and (xii) other significant adjustments approved by the committee.

Calculations Under Our 2022-2024 PSU

“EBITDA” means, with respect to the Company for any calendar year, the reported EBITDA for the Company for such calendar year, adjusted, if material, for (i) gains or losses on sales of assets, (ii) restructuring charges, (iii) asset impairments, (iv) asset write-downs, (v) litigation or claim judgments or settlements, (vi) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (vii) accruals for reorganization and restructuring programs, (viii) gains and losses that are treated as unusual in nature or that occur infrequently as defined under

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Accounting Standards Codification Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations for the Company appearing in the Company’s annual report to stockholders for the applicable year, (ix) acquisitions or divestitures, and (x) other significant adjustments approved by the Committee.

“Net Leverage Ratio” means Net Debt as reported under generally accepted accounting principles (“GAAP”) (total GAAP debt less GAAP cash) divided by Adjusted EBITDA as reported in the company’s earnings release for an applicable period.

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SUMMARY COMPENSATION TABLE

The following table shows the compensation that we paid to: (1) our Chief Executive Officer; (2) our Chief Financial Officer; and (3) each of our next three most highly compensated executive officers who were serving at the end of 2021 based on total compensation less the increase in actuarial value of defined benefits and any above market or preferential earnings on non-qualified deferred compensation. We refer to these individuals collectively as the “named executive officers.” The table shows amounts paid to the named executive officers for all services provided to our company and its subsidiaries for 2019, 2020 and 2021, except in the case of (a) Messrs. Masanovich and Baird, who joined our company in 2020, and (b) Mr. Norton, for whom information is presented for only 2021 and 2019, as he was not a named executive officer in 2020.

NAME, PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)	STOCK AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	CHANGE IN PENSION VALUE (4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL(6) ($)

Brian J. Kesseler	2021	1,200,000	—	11,554,807	1,980,000	—	126,865	14,861,672

Chief Executive Officer	2020	772,500	—	4,872,099	1,620,328	—	95,583	7,360,510

	2019	772,500	—	6,375,457	1,771,250	—	100,840	9,297,547

Matti Masanovich	2021	797,822	220,000	3,059,657	782,000	—	24,242	4,883,721

Executive Vice President and Chief Financial Officer	2020	317,568	—	1,306,530	259,180	—	2,790	1,886,068

Kevin W. Baird	2021	872,822	600,000	3,372,608	796,250	—	19,093	5,633,733

Executive Vice President and Chief Operating Officer	2020	354,167	—	1,823,965	350,683	—	26,928	2,555,743

Rainer Jueckstock	2021	950,000	—	2,445,154	641,250	164,066	2,599	4,203,069

Executive Vice President and President, Powertrain	2020	796,538	—	440,312	958,829	4,257	3,420	2,203,356
	2019	950,000	—	1,540,718	301,387	624,346	2,411	3,418,862

Bradley S. Norton	2021	719,171	—	2,618,517	536,424	—	75,600	3,949,712

Executive Vice President, Business Operations Excellence	2020		—			—
	2019	705,385	—	1,168,788	779,100	—	73,095	2,726,368

(1) The amounts under the column entitled “Bonus” in the table above are sign-on bonuses paid in early 2021 to replace forfeited bonus amounts from prior employers.

(2) The stock award totals for a year reflect the grant date fair value of all restricted stock or restricted stock units awarded during such year and, for 2019 and 2021, includes the grant date fair value of all PSUs for which the grant date valued occurred during such year (which includes the awards for both the 2020 through 2022 performance period and the 2021 through 2023 performance period, and for Mr. Norton includes a one-time special retention award). See note 16 of our consolidated financial statements for the year ended December 31, 2019 for a description of how the 2019 data was computed; note 17 of our consolidated financial statements for the year ended December 31, 2020 for a description of how the 2020 data was computed; and note 17 of our consolidated financial statements for the year ended December 31, 2021 for a description of how 2021 data was computed. See “—Compensation Discussion and Analysis — Design and Elements of Compensation — Long-Term and Stock-Based Incentives.”

Because the compensation committee determined to establish performance targets in 2021 for the 2020 through 2022 cash-settled PSUs, these awards had no grant date fair value in 2020 under applicable accounting rules. Below sets forth, for each applicable named executive officer, the intended dollar value of the PSU award granted to him in 2020 for the 2020 through 2022 performance period and what his aggregate pro forma total compensation would have been for each of 2021 and 2020 had such value been the grant date fair value that was reported in the Summary Compensation Table as compensation for 2020 and had the grant date fair value of such PSUs (based on the actual determination dates) been removed from 2021 compensation:

NAME	2020-2022 PSU VALUE ($)	2020 PRO FORMA TOTAL COMPENSATION ($)	2021 PRO FORMA TOTAL COMPENSATION ($)

Mr. Kesseler	3,600,000	10,960,510	10,491,546

Mr. Masanovich	1,100,000	2,986,068	3,548,401

Mr. Baird	1,200,000	3,755,743	4,177,069

Mr. Jueckstock	870,000	3,073,056	3,146,951

Mr. Norton	801,187	N/A	3,148,524

(3) The amounts under the column entitled “Non-Equity Incentive Plan Compensation” in the table above are comprised of (a) for all periods, the named executive officer’s payment under our annual bonus program, (b) for 2019, the named executive officer’s long-term performance share unit payments for the 2017 through 2019 performance period, and (c) for Mr. Jueckstock for 2019 and 2020, the FM LTIP payment for the applicable performance period. See “— Compensation Discussion and Analysis — Design and Elements of Compensation — Salary and Annual Cash Incentive Compensation.”

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(4) As described below under “Post-Employment Compensation,” we traditionally maintained defined benefit and supplemental pension plans for our U.S. senior management (although future benefit accruals were frozen for most employees as described below under “— Post-Employment Compensation — 2006 Changes in Defined Benefits”). Mr. Jueckstock participates in the Federal-Mogul German Pension Plan, as described under “Compensation Discussion and Analysis—Design and Elements of Compensation—Retirement Plans,” above. The changes in pension values for Mr. Jueckstock from 2019 through 2021 were primarily due to changes in the discount rates used year-over-year to determine the present values of the benefits, including changes in gains on such discount rates and changes in service costs, among other items. The discount rate for Mr. Jueckstock changed from 2.0% in 2018 to 1% in 2019, from 1% in 2019 to 1.25% in 2020, and no changes in the discount rate from 2020 to 2021. Messrs. Kesseler, Masanovich, Baird and Norton do not participate in any defined benefit plan sponsored by us.

(5) The amounts under the column entitled “All Other Compensation” in the table above for 2021 are comprised of the following:

NAME	PERQUISITES AND OTHER PERSONAL BENEFITS(a)	LIFE INSURANCE PREMIUMS	REGISTRANT CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS(b)	TAX GROSS UP(c)

Mr. Kesseler	–	4,104	122,761	–

Mr. Masanovich	–	2,652	21,600	–

Mr. Baird	–	2,907	16,186	1,737

Mr. Jueckstock	–	2,599	–	–

Mr. Norton	–	2,394	73,206	–

(a) No named executive officer received perquisites and other personal benefits that exceeded $10,000 in the aggregate.

(b) For our U.S. named executive officers, we offer retirement benefits through 401(k) savings plans. Under the plans, subject to limitations in the Internal Revenue Code, participants may elect to defer up to 75% of their salary through contributions to the plan, which are invested in selected mutual funds or used to buy our common stock. For 2021, we provided a company match on an employee’s contribution of 100% on the first 3% of an employee’s pay and 50% on the next 2% of an employee’s pay. In addition to this matching contribution, we also provide a Company Retirement Contribution equal to a percentage of the employee’s compensation based on an age-weighted formula. All matching contributions vest immediately. Company Retirement Contributions vest upon the named executive officer’s third anniversary with the company.

(c) Represents a relocation benefit tax gross up for Mr. Baird.

(6) Tenneco began granting long-term incentives in the form of PSUs in 2018, which are reflected in the table above at grant date fair value. Our prior long-term incentives, the long-term performance units (“LTPUs”) and FM LTIP, are reported in the table above when paid, resulting in 2019 compensation including pay for both the 2017 through 2019 and 2019 through 2021 performance periods.

The total compensation for 2019 for each named executive officer would have been as follows, excluding the LTPU or FM LTIP payout:

NAME	ADJUSTED TOTAL COMPENSATION

Mr. Kesseler	$8,263,397

Mr. Jueckstock	$3,288,475

Mr. Norton	$2,249,598

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GRANTS OF PLAN-BASED AWARDS DURING 2021

The following table shows certain information regarding grants of plan-based awards we made to the named executive officers during 2021.

Grants of Plan-Based Awards During 2021

NAME	GRANT DATE		ESTIMATED FUTURE PAYOUT UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUT UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD	TARGET	MAXIMUM

Mr. Kesseler	02/02/2021	(1)	900,000	1,800,000	3,600,000

	02/02/2021	(2)				2,155,404	4,310,808	8,621,616

	02/02/2021	(3)							199,998	2,118,979

	02/02/2021	(3)							71,250	754,894

	02/02/2021	(4)				969,513	1,939,026	3,878,052

	05/13/2021	(4)				1,215,550	2,431,100	4,862,200

Mr. Masanovich	02/02/2021	(1)	340,000	680,000	1,360,000

	02/02/2021	(2)				517,301	1,034,602	2,069,204

	02/02/2021	(3)							65,100	689,735

	02/02/2021	(4)				296,241	592,482	1,184,964

	05/13/2021	(4)				371,419	742,838	1,485,676

Mr. Baird	02/02/2021	(1)	437,500	875,000	1,750,000

	02/02/2021	(2)				574,768	1,149,536	2,299,072

	02/02/2021	(3)							72,333	766,368

	02/02/2021	(4)				323,170	646,340	1,292,680

	05/13/2021	(4)				405,182	810,364	1,620,728

Mr. Jueckstock	02/02/2021	(1)	427,500	855,000	1,710,000

	02/02/2021	(2)				416,717	833,434	1,666,868

	02/02/2021	(3)							52,440	555,602

	02/02/2021	(4)				234,300	468,600	937,200

	05/13/2021	(4)				293,759	587,518	1,175,036

Mr. Norton	02/02/2021	(1)	288,400	576,800	1,153,000

	02/02/2021	(2)				316,134	632,268	1,264,536

	02/02/2021	(3)							39,783	421,501

	02/02/2021	(4)				177,744	355,488	710,976

	05/13/2021	(4)				222,850	445,700	891,400

	05/14/2021	(5)							56,560	763,560

(1) Represents threshold, targeted and maximum incentive payouts that are paid based on our performance against Enterprise EBITDA and Enterprise FCF goals under the AIP as described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Annual Bonus and Non-Equity Incentive Plan Awards.”

(2) Represents threshold, target and maximum incentive payouts that are paid based on our performance against goals relating to Enterprise Cumulative EBITDA and Enterprise Net Leverage Ratio under PSUs granted for the 2021 through 2023 performance period under our 2021 LTIP as described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Stock Awards.”

(3) Represents awards of restricted stock units under our 2021 LTIP. One-third of the restricted stock units vest on each of the first three anniversaries of the grant date.

(4) Represents threshold, target and maximum incentive payouts that are paid based on our performance against goals relating to Enterprise EBITDA and Enterprise FCF under PSUs granted for the 2020 through 2022 performance period under our 2006 LTIP as described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Stock Awards.”

As described in footnote 1 to the Summary Compensation Table, the PSUs granted for the 2020 through 2022 performance period did not have a grant date for accounting purposes in 2020 and, because the performance goals for these awards were established in 2021 (on February 2 and May 13 for one-half of each award), are reported as 2021 compensation.

(5) Represents awards of restricted stock units under our 2021 LTIP. Half of the restricted stock units vest on May 14, 2022 and the remaining half of the restricted stock units vest on May 14, 2023.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Annual Bonus and Non-Equity Incentive Plan Awards

For 2019, AIP metrics were to pay awards based on achievement of pre-established EBITDA objectives and pre-established cash flow objectives, measured at business and division levels. For 2020, AIP metrics were to pay awards based 50% on pre-established EBITDA and 50% on pre-established cash flow objectives measured at the enterprise level. For 2021, AIP metrics were to pay awards based 50% on pre-established EBITDA and 50% on pre-established cash flow objectives measured at the enterprise level. For 2021, the committee approved a design change to the AIP such that overall company performance will be subject to an individual performance multiplier for each named executive officer of 0% to 150%, based on the named executive officer’s performance as determined by the committee (with a named executive officer’s payout remaining capped at 200% of his target payout except as otherwise determined by the committee). Among other metrics that influence the individual performance multiplier, we included social metrics because we recognize that accountability for ensuring a culture of inclusion, diversity and equity is paramount to overall business success. Understanding, measuring and rewarding the right priorities will ensure we meet our goals and support the right culture for the future. See “Compensation Discussion and Analysis—Executive Summary—Changes in 2021 Program Design,” and “Compensation Discussion and Analysis—Design and Elements of Compensation—Salary and Annual Cash Incentive Compensation.” In general, a participant is entitled to a pro rata bonus if their employment is terminated due to death, disability or retirement.

The amounts under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above are comprised of (a) for all periods, the named executive officer’s payment under the AIP, (b) for 2019, the named executive officer’s long-term performance share unit payments for the 2017 through 2019 performance period, and (c) for Mr. Jueckstock for 2019 and 2020, the FM LTIP payment for the applicable performance period. See “— Compensation Discussion and Analysis — Design and Elements of Compensation — Salary and Annual Cash Incentive Compensation.”

Stock Awards

Amounts reflected in the Summary Compensation Table under the column entitled “Stock Awards” represent (a) awards of restricted stock units, (b) for 2019, the grant-date fair value of PSUs for the 2019 through 2021 performance period assuming achievement of targets at 100% and (c) for 2021, the grant-date fair value of PSUs for both the 2020 through 2022 and 2021 through 2023 performance periods assuming achievement of targets at 100%. Our restricted stock unit awards generally vest one-third per year during the three years after the grant date, subject to the officer’s continued employment. Subject to the terms of any employment agreement, the unvested portion of these awards is generally forfeited by a participant if their employment is terminated other than due to death, disability or retirement. All restrictions lapse upon death, disability or retirement. Our PSUs are settled in class A common stock or cash at the end of the three-year performance period on the basis of the achievement of the pre-established performance objectives. In the event of the executive’s death or disability prior to the end of the performance period, a prorated portion of the target award will vest and be paid based on the portion of the performance period elapsed prior to the executive’s termination of employment. In the event of the executive’s retirement prior to the end of the performance period, the executive will be entitled to a prorated number of the units to which the executive would have been entitled based on performance during the performance period had their employment not terminated based on the portion of the performance period elapsed prior to the executive’s retirement. See “— Compensation Discussion and Analysis” for a discussion of specific determinations with respect to our PSUs.

Option Awards

Prior to 2015, we granted awards of nonqualified options to purchase common stock granted to our executive officers under our 2006 LTIP. The awards vested one-third per year during the three years after the grant date, subject to the officer’s continued employment, and have a seven-year term. Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date their employment is terminated

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other than due to death, disability or retirement. In the event of death, disability or retirement, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

Employment Agreements and Other Employment Arrangements

In December 2014, we provided Mr. Kesseler an offer letter that sets forth certain terms and conditions of his employment with our company. The letter provides that, under our CIC Executive Severance Plan, Mr. Kesseler’s cash payment in connection with a change in control termination would be equal to three times the total of his then current base salary plus targeted annual bonus in effect immediately prior to the change in control. Pursuant to the letter, we paid Mr. Kesseler a one-time signing bonus of $1,000,000 and an award of 83,474 restricted shares that vested 50% on each of the second and fourth anniversaries of the grant date to replace equity forfeited when he left his prior position. In addition, Mr. Kesseler received full LTPU grants for the 2013 through 2015 and 2014 through 2016 performance periods to replace foregone benefits. Pursuant to the letter, Mr. Kesseler is eligible to participate in the benefit plans we offer to our employees generally as well as our long-term incentive plan. Mr. Kesseler’s offer letter was amended when he became our Co-Chief Executive Officer on October 1, 2018 to provide that, other than in connection with a change in control, if Mr. Kesseler’s employment is terminated by us other than for disability or for cause, he will be paid two times his then current annual base salary and target bonus for the year in which termination occurs.

In October 2018, we provided Mr. Jueckstock an offer letter that sets forth certain terms and conditions of his employment with our company. The letter provides that Mr. Jueckstock is eligible to participate in our CIC Executive Severance Plan. The agreement also provides that, if Mr. Jueckstock’s employment is terminated, he will be eligible to participate in our Severance Benefit Plan. Pursuant to the letter, Mr. Jueckstock is eligible to participate in the benefit plans we offer to our employees generally as well as our long-term incentive plan.

In October 2018, we provided Mr. Norton an offer letter that sets forth certain terms and conditions of his employment with our company. The letter provides that Mr. Norton is eligible to participate in our CIC Executive Severance Plan. The agreement also provides that, if Mr. Norton’s employment is terminated, he will be eligible to participate in our Severance Benefit Plan. Pursuant to the letter, Mr. Norton is eligible to participate in the benefit plans we offer to our employees generally as well as our long-term incentive plan. Mr. Norton transitioned to a new position in May 2021 when he became our Executive Vice President, Business Operations Excellence and received a letter that sets forth certain terms and conditions of his employment with our company, which terms and conditions are consistent with Mr. Norton’s 2018 offer letter.

In July 2020, we provided Mr. Baird an offer letter that sets forth certain terms and conditions of his employment with our company. The letter provides that Mr. Baird is eligible to participate in our CIC Executive Severance Plan. The agreement also provides that, if Mr. Baird’s employment is terminated, he would be eligible to participate in our Severance Benefit Plan. Pursuant to the letter, we paid Mr. Baird a one-time signing bonus of $600,000 with the full amount to be paid on or as soon as practicable after February 28, 2021 but in no event later than March 15, 2021, subject to his continued employment. Additionally, we paid Mr. Baird an award of restricted stock units with a value of $1,000,000, with one-half of the award vesting on August 3, 2021 and the remaining one-half of the award vesting on August 3, 2022, and an award of restricted stock units with a value of $800,000, which will vest ratably over three years from the date of grant. Pursuant to the letter, Mr. Baird is eligible to participate in the benefit plans we offer to our employees generally as well as our long-term incentive plan.

In July 2020, we provided Mr. Masanovich an offer letter that sets forth certain terms and conditions of his employment with our company. The letter provides that Mr. Masanovich is eligible to participate in our CIC Executive Severance Plan. The agreement also provides that, if Mr. Masanovich’s employment is terminated, he would be eligible to participate in our Severance Benefit Plan. Pursuant to the letter, we paid Mr. Masanovich a one-time signing bonus of $220,000 with the full amount to be paid on or as soon as practicable after February 28, 2021 but in no event later than March 15, 2021, subject to his continued employment. Additionally, we paid Mr. Masanovich an award of restricted stock units with a value of $1,100,000, with 27% of the award vesting on August 10, 2021, 27% of the award vesting on August 10, 2022 and the remaining shares vesting on August 10, 2023. Pursuant to the letter, Mr. Masanovich is eligible to participate in the benefit plans we offer to our employees generally as well as our long-term incentive plan.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

The following table shows certain information regarding the outstanding equity awards held by the named executive officers at the end of 2021.

Outstanding Equity Awards at December 31, 2021(1)

		STOCK AWARDS

NAME		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Mr. Kesseler

	2/5/2019	24,540	277,302

	3/4/2020	162,602	1,837,403

	12/7/2020	278,552	3,147,638

	2/2/2021	271,248	3,065,102

	2/5/2019			110,429	(3)	1,247,848

	3/4/2020			365,854	(4)	4,134,150

	2/2/2021			406,872	(5)	4,597,654

Mr. Masanovich

	8/10/2020	106,525	1,203,733

	2/2/2021	65,100	2,481,975

	8/10/2020			111,789	(4)	1,263,216

	2/2/2021			97,650	(5)	1,103,445

Mr. Baird

	8/3/2020	137,594	1,554,812

	2/2/2021	72,333	817,363

	8/3/2020			121,951	(4)	1,378,046

	2/2/2021			108,498	(5)	1,226,027

Mr. Jueckstock

	2/5/2019	5,930	67,009

	3/4/2020	39,296	444,045

	2/2/2021	52,440	592,572

	2/5/2019			26,687	(3)	301,563

	3/4/2020			88,415	(4)	999,090

	2/2/2021			78,663	(5)	888,892

Mr. Norton

	2/5/2019	4,499	50,839

	3/4/2020	29,810	336,853

	2/2/2021	39,783	449,548

	5/14/2021	56,560	639,128

	2/5/2019			20,245	(3)	228,769

	3/4/2020			67,073	(4)	757,925

	2/2/2021			59,676	(5)	674,339

(1) No named executive officer held unvested options at December 31, 2021.

(2) The vesting dates and number of shares vesting for the unvested restricted stock units reflected above as of December 31, 2021 are as set forth below. Certain of the units are to be settled in stock and others are to be settled in cash.

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NAME	STOCK VESTING DATE	NUMBER OF SHARES VESTING

Mr. Kesseler	2/2/2022 2/5/2022 3/4/2022 12/7/2022 2/2/2023 3/4/2023 12/7/2023 2/2/2024	90,416 24,540 81,301 139,276 90,416 81,301 139,276 90,416

Mr. Masanovich	2/2/2022 8/10/2022 2/2/2023 8/10/2023 2/2/2024	21,700 39,947 21,700 66,578 21,700

Mr. Baird	2/2/2022 8/3/2022 2/2/2023 8/3/2023 2/2/2024	24,111 102,086 24,111 35,508 24,111

Mr. Jueckstock	2/2/2022 2/5/2022 3/4/2022 2/2/2023 3/4/2023 2/2/2024	17,480 5,930 19,648 17,480 19,648 17,480

Mr. Norton	2/2/2022 2/5/2022 3/4/2022 5/14/2022 2/2/2023 3/4/2023 5/14/2023 2/2/2024	13,261 4,499 14,905 28,280 13,261 14,905 28,280 13,261

(3) Represents unvested PSUs for the 2019 through 2021 performance period at the achievement of target performance goals.

(4) Represents unvested PSUs for the 2020 through 2022 performance period at the achievement of target performance goals.

(5) Represents unvested PSUs for the 2021 through 2023 performance period at the achievement of target performance goals.

144

OPTION EXERCISES AND STOCK VESTED DURING 2021

The following table shows certain information regarding stock vested during 2021 for the named executive officers, consisting of restricted stock units and the vesting of PSUs for the 2018-2020 performance period. None of the named executive officers held options in 2021.

Option Exercises and Stock Vested During 2021

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING(1) (#)	VALUE REALIZED ON VESTING(1) ($)

Mr. Kesseler	139,482	1,527,781

Mr. Masanovich	39,947	676,702

Mr. Baird	102,086	1,786,505

Mr. Jueckstock	39,529	475,282

Mr. Norton	40,330	505,043

(1) Includes shares withheld to satisfy tax obligations.

POST-EMPLOYMENT COMPENSATION

Pension Benefits Table

The following table shows certain information regarding potential benefits as of December 31, 2021 for Mr. Jueckstock under the Federal-Mogul German Pension Plan. No other named executive officer participates in a defined benefit pension plan sponsored by the company.

Pension Benefits

NAME(1)	PLAN NAME		NUMBER OF YEARS CREDITED SERVICE (#) (2)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)

Mr. Jueckstock	Federal-Mogul German Pension Plan	(3)	31	3,327,516

(1) No other named executive officer participates in any defined benefit plan sponsored by us.

(2) The named executive officer’s years of service credited under the plans is less than his actual years of service with Tenneco and its predecessors.

(3) The present value of accumulated benefits was determined using the discount rate of 1.25% and mortality assumptions of Heubeck 2018 G mortality tables. The benefits were assumed to be payable at normal retirement ages or such earlier ages at which the executives could commence an unreduced retirement benefit. The pension benefits for Mr. Jueckstock are denominated in Euros. The present value of these accumulated benefits reflects a Euro-U.S. Dollar exchange rate of 1.13 to 1.

Federal-Mogul German Pension Plan

Mr. Jueckstock, a native of Germany, participates in a defined benefit schedule of the Federal-Mogul German Pension Plan in lieu of the U.S. defined contribution plan. In accordance with his offer letter, the company makes contributions not to exceed 125,000 Euros per year to the plan based on annual salary, excluding bonuses. The amount of the contributions is determined at 0.5% of the base salary for compensation below the German social security contribution ceiling plus 1.5% of the base salary above that ceiling, per year of pension service.

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2006 Changes in Defined Benefit Plans

Benefits under Tenneco’s U.S. tax-qualified defined benefit pension plans were generally frozen for salaried employees effective as of December 31, 2006. Prior earned benefits under the defined benefit plans were, however, preserved. This freeze generally impacted all U.S.-based salaried employees and non-union hourly employees who participated in any of the plans.

To mitigate the loss of benefits associated with the defined benefit plan freeze, we amended our existing qualified defined contribution plans, effective January 1, 2007, to provide for Company Retirement Contributions. Initially, the amount of the contribution was a fixed contribution of 2% of compensation with some participants being subject to an age-based formula. Beginning in 2020, the percentage for all Company Retirement Contributions was determined under an age-based formula (between 2.5% and 4% of compensation). In addition, effective January 1, 2007, we implemented an unfunded non-qualified defined contribution plan as described in “— Compensation Discussion and Analysis — Design and Elements of Compensation — Retirement Plans.”

Nonqualified Defined Contribution and Other Deferred Compensation Plans Table

The following table sets forth certain information regarding certain benefits for the named executive officers under our nonqualified defined contribution plans.

Nonqualified Deferred Compensation

NAME	REGISTRANT CONTRIBUTIONS IN 2021(1) ($)	AGGREGATE EARNINGS/ (LOSS) IN 2021(2) ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT 12/31/21(3) ($)

Mr. Kesseler	101,736	7,047	—	487,837

Mr. Masanovich	10,000	29	—	10,029

Mr. Baird	12,760	37	—	12,798

Mr. Jueckstock	—	—	—	—

Mr. Norton	51,456	1,803	—	129,038

(1) Included in “All Other Compensation” in the Summary Compensation Table.

(2) Reflects earnings on contributions under our non-qualified defined contribution plan based on the individual’s selected investments.

(3) Includes registrant contribution amounts reported in the 2021 Summary Compensation Table for: Mr. Kesseler – $101,736 for 2021, $70,600 for 2020, and $75,713 for 2019 and Mr. Norton – $51,456 for 2021 and $50,318 for 2019. Messrs. Masanovich and Baird were not eligible to participate in the Company Retirement Contribution until 2021. Mr. Norton was not a named executive officer in 2020.

As described above in “— Compensation Discussion and Analysis — Design and Elements of Compensation — Retirement Plans,” our U.S. named executive officers and other senior managers are eligible to participate in an Excess Benefit Plan, with allocations under the plan calculated in the same manner as under the applicable corresponding tax-qualified defined contribution retirement plan, except that (i) Company Retirement Contributions under the Excess Benefit Plan are made based on compensation that includes bonus compensation payable in accordance with the AIP formula, (ii) contributions under the Excess Benefit Plan are based on compensation in excess of the Section 401(a)(17) limitations of the Internal Revenue Code and (iii) prior to 2021, our Chief Executive Officer had special benefits under the plan as described above in “— Compensation Discussion and Analysis.”

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OTHER POTENTIAL POST-EMPLOYMENT COMPENSATION

The following describes potential post-employment compensation for each of our named executive officers.

Change in Control Severance Benefit Plan for Key Executives

We maintain a CIC Executive Severance Plan. The purpose of the plan is to enable us to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a “change in control” of our company. The plan was amended and restated effective as of November 5, 2020 to conform certain provisions of the plan to our long-term incentive plan, to eliminate references to tax gross-ups which do not apply to any of our employees and to make other technical and conforming changes.

Under the plan, as amended, a “change in control” happens if:

•

any person or group acquires (A) 30% or more of the voting power of our then-outstanding securities having general voting rights or (B) 40% or more of our outstanding shares of class A common stock and class B common stock in the aggregate subject to limited exceptions;

•	our incumbent directors cease to constitute a majority of our Board;

•	there is a merger, consolidation or sale of all or substantially all the assets in which our stockholders own less than 50% of the new company; or

•	we are liquidated or dissolved.

Benefits under the plan are payable to a key employee whose employment is terminated (either actually or constructively) on or within two years after a change in control. Under the plan, we must pay an eligible executive a lump sum cash payment equal to one, two or three times, depending on their grouping under the plan, (i) their base salary and (ii) their targeted annual bonus in effect immediately prior to the change in control. In addition, we must provide the executive with (a) a pro rata bonus at target (payable in a lump sum), (b) one, two or three years (depending on their grouping under the plan) of health and welfare benefits continuation, (c) out placement services and (d) all deferred compensation (payable in a lump sum, subject to applicable plan provisions and applicable tax rules). Awards under our 2006 LTIP are subject to the terms of the 2006 LTIP while awards under our 2021 LTIP are subject to the terms of the 2021 LTIP (or successor). Gross-up payments were completely eliminated with the November 5, 2020 amendments to the long-term incentive plan and none of the named executive officers were entitled to gross-up payments prior to the amendment.

Under our 2006 LTIP for grants made prior to November 5, 2020, upon a change in control, all options and stock appreciation rights will immediately vest and remain exercisable for up to 36 months and all restrictions on outstanding restricted stock and restricted stock units will lapse and our LTPUs and PSUs shall be deemed fully earned on the date of the change in control and paid based on assumed achievement of targeted performance goals. Under our 2006 LTIP for grants made on or after November 5, 2020 or under our 2021 LTIP, unless the committee determines that performance conditions can be determined on substantially the same basis as prior to the change in control, any performance conditions applicable to outstanding performance awards or cash incentive awards will be deemed to have been achieved at the target level of performance for the performance period in effect on the date of the change in control and any service-based conditions applicable to such awards will continue to apply as if the change in control had not occurred. If a participant’s employment or service terminates on or within 24 months following the change in control due to termination for cause or good reason (each as defined in its respective long-term incentive plan) all then outstanding awards will vest upon the termination and any options or stock appreciation rights will remain exercisable for 24 months following the termination. In the event that awards granted on or after November 5, 2020 are not continued, assumed or replaced in connection with the change in control, the outstanding awards will become fully vested upon the change in control (with performance being determined at target in the case of performance awards) and will be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the change in control.

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Messrs. Kesseler, Masanovich, Baird, Jueckstock, and Norton would have become entitled to receive payments from us as follows had we experienced a change in control on December 31, 2021 (assuming termination on that date, including, to the extent applicable, with respect to LTPUs, options, PSUs, restricted stock and restricted stock units, as described above).

NAME	SEVERANCE AMOUNT	BONUS AMOUNT	EARLY VESTING OF AWARDS(2)	OTHER BENEFITS(3)	EXCISE TAX GROSS UP(4)	TOTAL(5)

Mr. Kesseler	$9,000,000	$1,800,000	$18,307,096	77,739		$29,184,835

Mr. Masanovich	$2,960,000	$680,000	$4,306,023	40,491		$7,986,514

Mr. Baird	$3,500,000	$875,000	$4,976,247	51,141		$9,402,388

Mr. Jueckstock	$3,610,000	$855,000	$3,293,170	57,864		$7,816,034

Mr. Norton	$2,595,600	$576,800	$3,137,400	36,049		$6,345,849

(1) Represents the value of all unvested restricted stock and restricted stock units and the full value of all unearned PSUs at target based on the closing price of a share of our class A common stock on December 31, 2021.

(2) Represents welfare benefits (medical, dental, life and disability) and outplacement services.

(3) Executives are not entitled to any excise tax gross up or reimbursement by the company.

(4) The amounts presented are estimated without any allocation of amounts payable to service prior to or after the change in control.

Severance Benefits

If Mr. Kesseler was involuntarily terminated by us other than for disability or cause or in connection with a change in control, he would have been entitled to receive a lump sum payment equal to two times his respective annual base salary and two times his targeted annual bonus (which lump sum amount would have been $6,000,000 for Mr. Kesseler as of December 31, 2021).

We maintain a Severance Benefit Plan that applies to all U.S. salaried, full-time employees (including officers) with at least three months of service and who are not eligible for any type of severance or termination benefit with respect to a termination otherwise covered by the Severance Benefit Plan or who is otherwise covered by any other severance plan or agreement. The Severance Benefit Plan was most recently amended as of April 1, 2020 to add additional requirements relating to the receipt of severance benefits, to change the severance payment period (from a lump sum to installments) and to make technical and conforming changes. The Severance Benefit Plan provides benefits for eligible employees whose termination of employment occurs as a result of a “Covered Termination” (which generally means a termination by the company without cause (as defined in the plan) or termination by the employee due to constructive discharge (also as defined in the plan)). Under this plan, eligible employees who are officers and whose employment is terminated by the company without cause or due to a constructive discharge will be entitled to receive a severance payment equal to (1) one year of base salary plus target bonus and (2) a medical subsidy payment which is 52 times (or such lower number of weeks included in the severance payment) (a) the employer-paid portion of the monthly premium for medical coverage for the employee under the company’s medical plans (determined as of the termination date) divided by (b) four. Outplacement services are also provided. Severance payments under the Severance Benefit Plan are paid in substantially equal installments over the severance period and all payments (and other benefits) are discontinued if the individual obtains alternative employment (determined in accordance with the terms of the plan) after termination of employment with the company. The Severance Benefit Plan would apply to Messrs. Masanovich, Baird, Jueckstock, and Norton, each of whom we expect would have received cash payments of $1,520,491, $1,801,141, $5,203,145, and $1,334,875, respectively, if his employment had been terminated by us on December 31, 2021 under circumstances not covered by another severance plan or arrangement (in addition to outplacement services) and assuming that no alternative employment was obtained after termination with the company. We require participants to sign a customary release to receive benefits under this plan.

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Death or Disability

Under our AIP, unless provided by the administrator, a participant, including any named executive officer, is entitled to a pro rata bonus of the actual amount of the bonus that would have been earned for the performance period if their employment is terminated due to death or disability. In the event of death or disability, all restricted stock and restricted stock units granted under the 2006 LTIP and 2021 LTIP will vest. For PSUs granted under the 2006 LTIP and 2021 LTIP in 2019, 2020 and 2021, in the event of a death or disability, the award holder will receive a pro rata payment equal to 100% of the target amount multiplied by the portion of the performance period during which he or she was employed by us.

Our named executive officers would have been entitled to the following payments from us in the event of their death or disability on December 31, 2021:

NAME	SALARY CONTINUATION(1)	BONUS AMOUNT	EARLY VESTING OF AWARDS(2)	TOTAL

Mr. Kesseler	$400,000	$1,800,000	$13,863,944	$16,063,944

Mr. Masanovich	$400,000	$680,000	$3,149,321	$4,229,321

Mr. Baird	$400,000	$875,000	$3,699,548	$4,974,548

Mr. Jueckstock	$400,000	$855,000	$2,367,546	$3,622,546

Mr. Norton	$400,000	$576,800	$2,435,199	$3,411,999

(1) Represents maximum benefits under the long-term disability program.

(2) Represents the value of all unvested restricted stock and restricted stock units and the value of a pro rata portion of the unearned PSUs equal to 100% of the target amount multiplied by the percentage of the performance period during which he was employed by us, at target, based on the closing price of a share of our class A common stock on December 31, 2021.

Retirement

As of December 31, 2021, Mr. Jueckstock was eligible to retire under our plans. Under our AIP, unless otherwise provided by the administrator, a participant, including any named executive officer, is entitled to a pro rata bonus (based on the bonus that he or she would have otherwise been entitled to receive for the performance period based on performance) if their employment is terminated due to retirement. In the case of awards under our 2006 LTIP and 2021 LTIP, in the event of retirement, a participant is entitled to a pro rata PSU pay out (based on actual performance for the performance period) and certain of our restricted stock unit awards vest. Mr. Jueckstock would have been entitled to the following payment from us in the event of his retirement on December 31, 2021:

NAME	BONUS AMOUNT	EARLY VESTING OF AWARDS(1)	TOTAL

Mr. Jueckstock	$855,000	$2,435,199	$3,290,199

(1) Represents the value of all unvested restricted stock and restricted stock units and a pro rata value of PSUs at target based on the closing price of a share of our class A common stock on December 31, 2021. Actual payouts for PSUs would be based on actual performance.

COMPENSATION-RELATED RISK

We believe that our compensation programs for our named executive officers and other employees incentivize the creation of stockholder value on both an annual and long-term basis. As a result, we believe our programs do not encourage excessive or inappropriate risk-taking and are not reasonably likely to have a material adverse effect on us.

Our annual cash incentives for most salaried and some hourly employees are based primarily on the achievement of Enterprise EBITDA and Enterprise FCF performance, which we believe are key drivers of stockholder value. Each individual incentive target is not excessive in relation to the participant’s base salary. Subject to the discretion of the committee, these annual cash incentives are capped at 200% of target.

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Payouts under our long-term incentive awards are also capped at 200% of target. They are based on (a) for 2019, total stockholder return measures and Division FCF performance, (b) for 2020, Enterprise EBITDA and Enterprise FCF performance, and (c) for 2021, Enterprise EBITDA and Enterprise Net Leverage Ratio. We believe that these measures are key indicators of the value generated for stockholders. We attempt to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve results.

We award restricted stock and restricted stock units to our senior and middle managers to further align the interests of our employees and stockholders. These awards typically vest over a three-year period. We believe our long-term compensation programs encourage the delivery of sustained performance over multiple periods, rather than performance in a single period.

PAY RATIO DISCLOSURE

The following table shows (a) the median of the annual total compensation of all employees of Tenneco except our Chief Executive Officer as of October 31, 2021, (b) the annual total compensation of our Chief Executive Officer, as shown in the Summary Compensation Table above and (c) the ratio of the amount in clause (a) to the amount in clause (b).

Total Annual Compensation for Fiscal Year 2021

NAME	TOTAL ANNUAL COMPENSATION ($)	PAY RATIO

Mr. Kesseler	$14,861,672	518:1

Median Employee(1)	$28,664.58

(1) The Median Employee is paid in Poland zloty. Compensation has been converted to U.S. Dollars based on an average exchange rate from Poland zloty to U.S. Dollar of 3.96/1.

Employees Covered

The median employee was identified based on full- and part-time employees active at our company worldwide on October 31, 2021 based on compensation paid for the period from November 1, 2020 through October 31, 2021. Seasonal employees who were not active employees on October 31, 2021, and individuals employed by third parties who work at our facilities were not included.

Methodology Employed to Determine the Median Employee

For 2021, we identified a new median employee by examining the total cash compensation for all individuals, excluding the Chief Executive Officer, employed by us on October 31, 2021. Total cash compensation includes annual wages, overtime pay, variable pay bonuses, shift differentials, additional months’ pay (for individuals in some non-U.S. countries as required by law), pay for bereavement leave, military leave, jury duty, maternity/paternity leave and payments for unused vacation time in countries or U.S. states where applicable. For any employee (except temporary employees and interns) hired during the period from November 1, 2020 to October 31, 2021 who was an active employee on October 31, 2021, the annual compensation of such individual was annualized. No cost of living adjustment was taken in determining the median employee.

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DIRECTOR COMPENSATION

The following table and related narrative shows the compensation we paid for 2021 to each of our outside directors for all services provided to our company and its subsidiaries.

Director Compensation for 2021

NAME	FEES EARNED ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Mr. Armes	130,000	120,000	—	250,000

Mr. Freyman	150,000	120,000	—	270,000

Ms. Gray	130,000	120,000	—	250,000

Ms. Kumbier*	46,957	47,342	—	94,299

Mr. Letham	320,000	120,000	—	440,000

Mr. Metcalf	140,000	120,000	—	260,000

Ms. Miziolek	130,000	120,000	—	250,000

Mr. Stevens	130,000	120,000	—	250,000

Mr. Stroup	126,319	120,000	—	246,319

Ms. Warner	150,000	120,000	—	270,000

*Ms. Kumbier became a director on August 10, 2021.

Fee Structure

In establishing outside director compensation, each year the Nominating and Governance Committee reviews a market analysis prepared by Meridian that reviews our outside directors’ compensation in relation to outside director compensation at the same peer group companies used for purposes of executive compensation benchmarking. The analysis reviews retainers, meeting fees, committee fees, equity award and total compensation, and also covers stock ownership guidelines, the prevalence of equity grants and leadership additional compensation. Tenneco’s outside director compensation is at the median of the peer group companies. For 2021, each outside director was paid an annual cash retainer fee of $120,000 for service on the Board, each committee chair received an additional $20,000 fee, and directors serving on two or more committees received an additional $10,000 fee. An additional fee of $200,000 per year is paid to the non-executive Chairman. The outside directors also received reimbursement of their expenses for attending meetings of the Board and its committees. The fees are generally paid in cash but, at the option of the director may be deferred as described below.

Stock Grants

In 2021, each outside director received a stock grant award with a target value of $120,000, except for Ms. Kumbier, who received a stock grant award with a target value of $47,342, which represented the pro-rata amount of time she served as an outside director.

Deferred Compensation Plan

We have a voluntary deferred compensation plan for outside directors. Under the plan, an outside director may elect, prior to commencement of the next calendar year, to have some or all of their cash retainer fee and some or all of their meeting or other fees credited to a deferred compensation account. The plan provides these directors with various investment options. Final distribution of these amounts may be made either in a lump sum or in installments over a period of years. The common stock equivalents are issued at 100% of the fair market value on the date of the grant.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All the members of the Compensation Committee meet the independence standards for compensation committee membership under the NYSE listing standards, and no member was an officer or employee of the company or a former officer or employee of the company. No member of the Compensation Committee serving during 2021 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During 2021, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

152

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Form 10-K for the year ended December 31, 2021 and in this proxy statement.

Compensation Committee

James S. Metcalf — Chair

Thomas C. Freyman

Denise Gray

Michelle A. Kumbier

Aleksandra A. Miziolek

Charles K. Stevens, III

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Report of Audit Committee

The Audit Committee has furnished the following report:

•

The Audit Committee is comprised of five directors and operates under a written charter and all of the members of the Audit Committee meet the definition of independence for purposes of the NYSE listing standards;

•

The Board has designated each of Messrs. Armes, Freyman and Stroup as an “audit committee financial expert” under the applicable SEC rules and all of the members of the Audit Committee satisfy the NYSE’s financial literacy requirements;

•

The Audit Committee has reviewed and discussed the audited financial statements of our company for the fiscal year ended December 31, 2021 with our management and with PricewaterhouseCoopers LLP (“PwC”), our independent public accountants for fiscal year 2021;

•	The Audit Committee has, after careful consideration of the best interests of our stockholders, chosen PwC as our independent public accountants for fiscal year 2022;

•

The Audit Committee engages in an annual evaluation of PwC’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity and professional skepticism, and the Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm;

•

Among other things, in evaluating and selecting PwC as the company’s independent public accountants for 2022, the Audit Committee considered PwC’s independence, professional skepticism and objectivity, the quality and candor of PwC’s communications with the Audit Committee and management, the quality and efficiency of the services provided by PwC, the depth of PwC’s understanding of the company’s business, operations and systems, including the potential effect on the financial statements of major risk and exposures facing the company and the level of engagement and value provided by PwC;

•

The Audit Committee has reviewed and discussed the effectiveness of our internal control over financial reporting, management’s assessment thereof, and PwC’s report on the effectiveness of our internal control over financial reporting with management, PwC and our Vice President of Internal Audit;

•

The Audit Committee has discussed with PwC the matters required to be discussed with the Audit Committee by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X, Rule 2-07, Communication with Audit Committees;

•

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from our company;

•

The Audit Committee has considered whether the services rendered by our independent public accountants with respect to audit-related and tax fees are compatible with maintaining their independence; and

•

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for our company for the fiscal year ended December 31, 2021 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Audit Committee

Thomas C. Freyman — Chair

Roy V. Armes

Denise Gray

John S. Stroup

Jane L. Warner

154

Ratify Appointment of Independent Public Accountants (Item 5)

The Board unanimously recommends that you vote FOR this proposal.

The financial statements of our company and our consolidated subsidiaries will be included in our Form 10-K furnished to all stockholders. The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as independent public accountants to examine our consolidated financial statements for the year ending December 31, 2022, and has determined that it would be desirable to request that the stockholders ratify the appointment. You may vote for, vote against or abstain from voting with respect to this proposal. PwC has served as our independent public accountants since 2010. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Audit, Audit-Related, Tax and All Other Fees

The following table summarizes the aggregate audit, audit-related, tax and other fees and expenses billed to us for the fiscal years ended December 31, 2021 and 2020 by PwC.

AUDIT AND TAX FEES AND EXPENSES	2021	2020

Audit fees(a)	$9,723,000	$10,161,000

Audit-related fees(b)	$47,000	$51,000

Total audit and audit-related fees	$9,770,000	$10,212,000

Tax fees(c)	$538,000	$492,000

All other fees(d)	$14,000	$2,000

	$10,322,000	$10,706,000

(a)	Audit services in 2021 and 2020 consisted of:

•	Audit of our annual financial statements, including audits of subsidiary financial statements required by local country laws;

•	Audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reviews of our quarterly financial statements; and

•	Comfort letters, consents and other services related to U.S. Securities and Exchange Commission (the “SEC”) matters.

(b)	Audit-related services in 2021 and 2020 consisted of:

•	Professional services in connection with procedures related to various other accounting consultations and attestation reports.

(c)

Tax services in 2021 and 2020 consisted primarily of tax compliance (e.g., tax return preparation) and other tax advice on transactions that have already occurred to document, compute, support and obtain government approval for amounts to be included in tax filings.

(d)	“All Other Fees” consist principally of software license fees related to accounting research tools.

In considering the nature of the services provided by PwC for 2021 and 2020, the Audit Committee determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these

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services with PwC and our management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Audit Committee maintains a pre-approval policy regarding the provision of non-audit services by our independent public accounting firm. All of the services performed by PwC in 2021 were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

The Audit Committee’s pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that our independent auditor may perform. The policy requires that, each fiscal year, a description of the services (the “Service List”) expected to be performed by our independent auditor in each of the Disclosure Categories, as well as related budgeted fee amounts, be presented to the Audit Committee for approval. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship while permitting us to receive immediate assistance from the independent auditor when time is of the essence.

Any requests for audit, audit-related, tax and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. The Audit Committee will monitor the Service List as necessary, but no less than on a quarterly basis. Any proposed service exceeding 110% of the pre-approved cost level or budgeted amount requires specific additional pre-approval by the Audit Committee.

156

Approve Executive Compensation In An Advisory Vote (Item 6)

The Board unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), and the related rules of the U.S. Securities and Exchange Commission (the “SEC”), we are asking our stockholders to cast an advisory, non-binding vote on the compensation of our named executive officers. This proposal, commonly referred to as a “say-on-pay” proposal, gives stockholders the opportunity to endorse, not endorse or abstain from voting on our executive compensation programs and policies. This vote is not intended to address any specific item of compensation but, rather, the overall compensation of our named executive officers and the compensation principles, policies and practices described in this proxy statement. The Dodd-Frank Act requires that we submit a proposal to stockholders similar to this proposal at least every three years.

Our executive compensation program is designed to attract and retain officers of the highest qualifications, experience and ability and to motivate them to increase stockholder value on both an annual and a longer-term basis primarily by improving EBITDA and cash flow. The Compensation Committee, to which we refer as the “committee,” believes that our executive compensation program reflects a strong pay-for-performance philosophy and drives the alignment of stockholder and management interests. The key features of our executive compensation program include:

•

Compensation for our executives is weighted primarily toward incentive forms of compensation, including annual cash incentive compensation and equity compensation. This reinforces a results-oriented management culture with the overarching goal of enhancing stockholder value.

•

Our general policy has been to provide salary, annual cash incentive payments and long-term incentive compensation to executives based on performance that is competitive and at market levels with comparable companies when financial and qualitative targets are met.

•

We maintain stock ownership guidelines that apply to all of our directors and our senior officers. As of March [•], 2022, our current executive officers collectively beneficially owned approximately 1% of our outstanding common stock, which significantly aligns their interests with the interests of our stockholders.

•	Our committee has directly retained and receives advice from Meridian Compensation Partners, LLC, an independent compensation consulting firm that provides no other services to our company.

As noted in the Compensation Discussion and Analysis of this proxy statement, we believe our compensation program for our named executive officers has been effective in driving our financial results in 2021.

Accordingly, we are submitting the following resolution for stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Tenneco approve, on an advisory basis, the 2021 compensation of Tenneco’s named executive officers as disclosed in the Proxy Statement for the 2022 Annual Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other tables and narrative disclosures set forth thereunder.”

This vote is an advisory vote, and therefore the result will not be binding on us. Although the vote is non-binding, the committee, which is comprised of independent directors and is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders. Accordingly, the committee will review the results of voting on this proposal, seek to determine the cause or causes of any significant negative voting results and will take these matters into consideration when making future compensation decisions for named executive officers.

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Incorporation by Reference

To the extent that this proxy statement is incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the information included or incorporated in the sections of this proxy statement entitled “Compensation Committee Report on Executive Compensation” and “Report of Audit Committee” will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

Delivery of Documents to Stockholders Sharing An Address

We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of these proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call 1-866-540-7095 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc. at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank or other nominee to request information about householding.

Submission of Stockholder Proposals

Stockholder Proposals — Inclusion in Company Proxy Statement

For a stockholder proposal (unrelated to a director nomination under our proxy access By-Law provision) to be considered by us for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2023, the proposal must be received by November 28, 2022.

In addition, the proxy access By-Law provision adopted by the Board allows qualifying stockholders to include their director nominees in the company’s proxy materials under certain circumstances by giving adequate and timely notice to the Corporate Secretary. A stockholder or group of no more than 20 stockholders (meeting our continuous ownership requirement of 3% or more of our outstanding class A common stock held continuously for at least the previous three years) can nominate a candidate or candidates for election to the Board at an annual meeting of stockholders, constituting up to two directors or 20% of the number of directors then serving on the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the By-Laws. In order for such nominees to be included in our proxy statement and form of proxy, stockholders and nominees must submit a notice of proxy access nomination together with certain related information required by our By-Laws. Our By-Laws state that, to be timely, the notice and certain related information must be delivered to our principal executive offices not earlier than the close of business on the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the date that the company’s proxy statement was first distributed to stockholders in connection with the preceding year’s annual meeting of stockholders. However, in the event that the date of the annual meeting of stockholders is more than 30 days before or after the first anniversary of the most recent annual meeting of stockholders, the notice must be delivered not earlier than the close of business on the 150th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to such annual meeting of stockholders and the 10th day following the day on which public

158

announcement of the date of such meeting is first made by the company. Therefore, to be timely under our By-Laws, a proxy access proposal for the 2023 annual meeting of stockholders must be delivered not earlier than October 29, 2022 and not later than November 28, 2022.

Correspondence related to stockholder proposals must be sent in writing to our Corporate Secretary at our principal executive offices which address is on page 1.

Other Stockholder Proposals and Director Nominations — By-Laws

With respect to stockholder proposals not included in the company’s proxy statement and form of proxy, the notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in our proxy statement. Our By-Laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our By-Laws, a proposal for the 2023 annual meeting of stockholders not included by or at the direction of the Board must be received no earlier than the close of business on January 10, 2023, and before the close of business on February 9, 2023. Correspondence related to stockholder proposals must be sent in writing to our Corporate Secretary at our principal executive offices which address is on page 1.

The Nominating and Governance Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders in submitting recommendations. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth elsewhere in this proxy statement, based on whether the candidate was recommended by a stockholder. Separate from our proxy access By-law, a stockholder of our company may nominate persons for election to the Board at an annual meeting of stockholders if the stockholder submits such nomination, together with certain related information required by our By-Laws, in writing to our Corporate Secretary at our principal executive offices within the time period described in the prior paragraph. Following verification of the stockholder’s status, the Nominating and Governance Committee will perform an initial analysis of the qualifications of the nominee pursuant to the criteria listed in this proxy statement to determine whether the nominee is qualified for service on our Board before deciding to undertake a complete evaluation of the nominee. Other than the verification of compliance with the procedures set forth in our By-Laws and stockholder status, and the initial analysis performed by the Nominating and Governance Committee, a person nominated by a stockholder for election to the Board is treated like any other potential candidate during the review process by the Nominating and Governance Committee.

Where You Can Find More Information

Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the U.S. Securities and Exchange Commission (“SEC”). The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

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The following Tenneco filing with the SEC is incorporated by reference:

•	Tenneco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, including the financial statements and schedules thereto.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement and the earlier of the date of the a meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.

Where can I find more information about Tenneco?

We file reports and other information with the SEC. This information is available at our website at http://www.tenneco.com and at the internet site maintained by the SEC at http://www.sec.gov.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) 732-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

160

Appendix A AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

by and among

PEGASUS HOLDINGS III, LLC,

PEGASUS MERGER CO.

and

TENNECO INC.

Dated as of February 22, 2022

A-i

4.10	Certain Arrangements.	36
4.11	Brokers	36
4.12	No Other Representations and Warranties	36

ARTICLE 5 COVENANTS		37

5.1	Conduct of Business by the Company Pending the Closing	37
5.2	Access to Information, Employees and Facilities; Confidentiality	42
5.3	No Solicitation	43
5.4	Company Stockholder Meeting; Proxy Statement.	49
5.5	Parent Financing Assistance	50
5.6	Financing Obligation of Parent	54
5.7	Regulatory Filings; Consents	57
5.8	Employee Benefit Matters	61
5.9	Indemnification	62
5.10	Parent Agreements Concerning Merger Sub	64
5.11	Takeover Statutes	65
5.12	Section 16 Matters	65
5.13	Stockholder Litigation	65
5.14	Stock Exchange Delisting	65
5.15	Publicity	65
5.16	Company Indebtedness	66
5.17	Transfer Taxes	68
5.18	India MTO	69

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER		69

6.1	Conditions to Obligations of Each Party under This Agreement	69
6.2	Conditions to Obligations of the Company under This Agreement	70
6.3	Conditions to Obligations of Parent and Merger Sub under This Agreement	70
6.4	Frustration of Closing Conditions	71

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		71

7.1	Termination	71
7.2	Termination Fees and Expenses	73
7.3	Effect of Termination; Limitation on Liability	77

ARTICLE 8 DEFINITIONS		78

8.1	Certain Definitions	78
8.2	Terms Defined Elsewhere	92

ARTICLE 9 GENERAL PROVISIONS		95

9.1	Fees and Expenses	95
9.2	Notices	95
9.3	Assignment	96
9.4	Severability	97
9.5	References	97
9.6	Construction	98
9.7	Amendment and Waiver	98
9.8	Complete Agreement	98
9.9	Third Party Beneficiaries	99
9.10	Waiver of Trial by Jury	99

A-ii

9.11	Specific Performance	99
9.12	Delivery	100
9.13	Counterparts	101
9.14	Governing Law	101
9.15	Consent to Jurisdiction	101
9.16	Payments under This Agreement	102
9.17	Non-Recourse	102
9.18	Disclosure Schedules	103
9.19	Survival	104
9.20	Waiver of Conditions	104
9.21	Obligations of Parent, Merger Sub and the Company	104

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 22, 2022 (this “Agreement”), is made by and among Pegasus Holdings III, LLC, a Delaware limited liability company (“Parent”), Pegasus Merger Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Tenneco Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.1 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

A.    The Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of Class A voting common stock, par value $0.01 per share, of the Company (each, a “Share” and, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration.

B.    The Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger.

C.    The sole member of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement.

D.    The Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) recommended that the Company’s stockholders adopt this Agreement.

E.    Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware) IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P., Apollo Overseas Partners IX, L.P. and Apollo Overseas Partners (Lux) IX, SCSp (collectively, the “Guarantors”), are entering into a limited guaranty (the “Guaranty”), pursuant to which, subject to the terms and conditions contained therein, the

Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.

F.    Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1    The Merger.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions.”

(b)    At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).

(c)    At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d)    If, at any time after the Effective Time, the Surviving Corporation shall determine, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2    Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., local time, on the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages unless another time, date or place is agreed to in writing by the parties hereto; provided, that, notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or, to the extent permissible, waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), the Closing shall instead take place on the earlier of (i) a Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (ii) the third Business Day after the final day of the Marketing Period (subject, in the case of each of clause (i) and (ii), to the satisfaction or, to the extent permissible, waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing)). The date on which the Closing actually occurs is referred to as the “Closing Date”. On the Closing Date, or on such other date as Parent and the Company may agree to, Merger Sub or the Company shall cause a certificate of merger (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1    Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)    Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) or Dissenting Shares, shall be converted automatically into the right to receive $20.00 per Share (the “Merger Consideration”), payable to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

(b)    Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. All Shares issued and outstanding immediately prior to the Effective Time that are held by any direct or indirect wholly owned Subsidiary of the Company or by any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) will automatically be converted into such number of validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation, or fraction thereof, such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

(c)    Merger Sub Equity Interests. All outstanding shares of capital stock of Merger Sub held immediately prior to the Effective Time shall be converted into and become (in the aggregate) one hundred (100) shares of newly and validly issued, fully paid and non-assessable shares of common stock of the Surviving Corporation.

2.2    Payment for Securities; Surrender of Certificates.

(a)    Paying Agent. At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article 2 (the “Paying Agent”). The Company shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article 2; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b)    Procedures for Surrender.

(i)    Certificates. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of Parent or the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.

(ii)    Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.

(c)    Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)    Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a), to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

(e)    Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3    Dissenting Shares. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise, any such demands, or agree to do any of the foregoing.

2.4    Treatment of Restricted Stock Units and Performance Share Units .

(a)    Treatment of Cash-Settled Performance Share Units. At the Effective Time, each outstanding award of Company cash-settled performance share units (each a, “Cash-Settled PSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or the Company, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (x) the total number of Shares or Share equivalents underlying such award of Cash-Settled PSUs (based on all applicable performance criteria being achieved at target performance), multiplied by (y) the Merger Consideration.

(b)    Treatment of Cash-Settled Restricted Stock Units. At the Effective Time, each outstanding award of Company cash-settled restricted stock units (each a, “Cash-Settled RSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or the Company, become fully vested and be cancelled in exchange for the right to receive, at the Effective Time, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (x) the total number of Shares underlying such award of Cash-Settled RSUs, multiplied by (y) the Merger Consideration.

(c)    Treatment of Share-Settled Restricted Stock Units and Performance Share Units

. At the Effective Time, (i) each outstanding award of Share-settled Company restricted stock units (each, a “Share-Settled RSUs”) that at such time is subject solely to service-based vesting conditions shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of Shares underlying such award of Share-Settled RSUs, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of Company share-settled performance share units (“Share-Settled PSUs”, and together with the Cash-Settled RSUs, Cash-Settled PSUs and Share-Settled RSUs, “Company Awards”) that at such time is subject to performance-based vesting conditions that is outstanding immediately prior to the Effective Time shall become vested as to the number of Shares subject to such award that would vest at the target level, and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the number of vested Shares underlying such award, multiplied by (y) the Merger Consideration.

(d)    Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Awards the amounts described in Sections 2.4(a), 2.4(b) and 2.4(c), less any Taxes required to be withheld under applicable Law with respect to such payments and subject to any deferral elections with respect to such Company Awards made by the holders of such Company Awards pursuant to the Tenneco Inc. Incentive Deferral Plan, as amended and restated effective as of January 1, 2018, as applicable, as soon as practicable following the Closing Date, through the Surviving Corporation’s payroll system, but not later than five (5) Business Days following the Closing Date. Notwithstanding the foregoing, to the extent that any amounts payable under this Section 2.4 relate to a Company Award that is nonqualified deferred compensation subject to Section 409A of the Code, Parent, the Surviving Corporation or the applicable Subsidiary shall pay such amounts as promptly as is practicable following the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company Award and that will not trigger a Tax or penalty under Section 409A of the Code (after taking into account actions taken under Treasury Regulations Section 1-409A-3(j)(4)(ix)), but in no event later than five (5) Business Days after such time.

(e)    Termination of the Company Equity Plans. As of the Effective Time, the Company Equity Plans shall be terminated and no further Shares or Company Awards in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Award or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Award shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.

(f)    Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are reasonably necessary to effect the transactions described in this Section 2.4.

2.5    Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. In the event any such Person (a “Payor”) determines that any amounts otherwise payable pursuant to this Agreement (other than any amounts payable in respect of compensation for services) would be subject to deduction or withholding under applicable Law, (a) Payor shall use commercially reasonable efforts to notify the Person otherwise entitled to such amounts (a “Payee”) prior to the date on which such deduction or withholding is anticipated to occur, and (b) the Payor and the Payee shall reasonably cooperate to minimize or eliminate such deduction or withholding as permitted by applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6    Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1 or is otherwise prohibited or restricted by any other provision of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) or (b) as otherwise disclosed or identified in the Company SEC Documents or the Company’s draft Form 10-K in respect of fiscal year 2021 in the form made available to Parent in the data room, in each case, at least two (2) Business Days prior to the date hereof, other than any risk factor disclosures (excluding statements of historical fact) in any such Company SEC Document contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Company SEC Document, the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date that:

3.1    Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Company’s Subsidiaries, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Amended and Restated Certificate of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and such documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the organizational or governing documents of each of the Company’s Subsidiaries is in full force and effect and (b) none of the Company’s Subsidiaries is in violation of any provision of the foregoing documents.

3.2    Capitalization.

(a)    The authorized capital stock of the Company consists of one hundred seventy-five million (175,000,000) Shares, twenty-five million (25,000,000) shares of Class B non-voting convertible common stock, par value $0.01 per share (“Class B Common Stock”), and fifty million (50,000,000) shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of February 18, 2022, (i) 83,132,435 Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) 14,592,888 Shares were held in the treasury of the Company or by its Subsidiaries, (iii) zero (0) shares of Class B Common Stock were issued and outstanding, (iv) 4,760,283 Shares or Share equivalents are subject to outstanding Company RSUs, (v) zero (0) Shares or Share equivalents are subject to outstanding Company PSUs (assuming that the applicable performance metrics are achieved at target levels), and (vi) no shares of Company Preferred Stock were issued and outstanding. Except for Share-Settled RSUs and Share-Settled PSUs convertible into not more than an aggregate of 4,760,283 Shares (assuming target level of performance with respect to Share-Settled PSUs) under the Company Equity Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including any shareholders agreements, voting trusts, proxies or other similar agreements or any obligations requiring the registration for sale of any shares of capital stock of or other voting or equity interests) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests of the Company, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since September 30, 2021 and prior to the date of this Agreement, except for the issuance of Shares under the Company Equity Plans in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).

(b)    The Company has previously provided Parent with a true and complete list, as of the date hereof, with respect to each outstanding Company Award, (i) the holder thereof, (ii) the grant date thereof, (iii) the vesting conditions thereof and (iv) the total number of Shares or total amount of cash, as applicable, that may be received pursuant thereto. All Shares subject to issuance under the Company Equity Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

(c)    Section 3.2(c) of the Company Disclosure Schedule sets forth a complete list of each Subsidiary of the Company, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or its Subsidiaries, in such Subsidiary. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, the Company and its Subsidiaries own, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Company, free and clear of any Liens (other than (x) Liens with respect to the Company Credit Facility and the Secured Notes Indentures, (y) Liens described by clause (i) of the definition of Permitted Liens and (z) transfer and other restrictions under applicable securities Laws), and all of such outstanding shares of stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary. No Subsidiary of the Company (or, to Knowledge of the Company, any Company Joint Venture) owns any Shares or any capital stock of, or other Equity Interests in, the Company.

(d)    Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, or other debt securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(e)    Section 3.2(e) of the Company Disclosure Schedule sets forth a complete list of all Company Joint Ventures together with the Company’s or its applicable Subsidiary’s ownership interest (and percentage interest) in each Company Joint Venture.

3.3    Authority; Execution and Delivery; Enforceability.

(a)    The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).

(b)    The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of the Company for its adoption at the Company Meeting, and (iv) recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”), which resolutions, subject to Section 5.3, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

(c)    Subject to the accuracy of Section 4.7, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Law are not applicable to this Agreement and the Transactions, including the Merger or the other Transactions. To the Knowledge of the Company, no other takeover, anti-takeover, business combination, control share acquisition or similar Law applies to the Merger or the other Transactions. The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt this Agreement is the adoption of this Agreement by the holders of a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon at the Company Meeting (the “Company Stockholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.

3.4    No Conflicts.

(a)    The execution and delivery of this Agreement does not and will not, and the performance of this Agreement by the Company will not, directly or indirectly (with or without notice or lapse of time, or both) (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws, (ii) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of any organizational documents of any Subsidiary of the Company or of any Company Joint Venture, (iii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or any Company Joint Venture or by which any property or asset of the Company or any of its Subsidiaries or any Company Joint Venture is bound or affected or (iv) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Company Joint Venture pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Company Joint Venture is party (or by which any of their respective properties or assets are bound), except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)    The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not (in each case with or without notice or lapse of time, or both), require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) any applicable requirements of any Antitrust Laws or in connection with any FDI Approval, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.5    SEC Documents; Financial Statements; Undisclosed Liabilities.

(a)    The Company has filed or furnished on a timely basis all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since February 22, 2020 together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC, as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company (nor, to the Knowledge of the Company, any Company Joint Venture) is required to make any filings with the SEC.

(b)    As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of the last such filing) each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents. There has been no material correspondence between the SEC and the Company since February 22, 2020 that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date hereof.

(c)    The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and (ii) were prepared in accordance with GAAP (as in effect in the United States on the date of such Company SEC Financial Statement) as applied by the Company on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments that are not material in amount or nature, individually or in the aggregate, and the absence of certain notes (none of which if presented would materially differ from those presented in the audited Company SEC Financial Statements).

(d)    The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required and as defined by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which such controls and procedures are reasonably designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents.

(e)    The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as

required by Rule 13a-15 under the Exchange Act and sufficient in all material respects to provide reasonable assurances regarding the reliability of financial reporting for the Company and its Subsidiaries for external purposes in accordance with GAAP. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal control over financial reporting as of and for the year ended December 31, 2021 (nor has any such deficiency or weakness been identified as of the date hereof) or any fraud related to the Company, its Subsidiaries, any Company Joint Ventures and their respective businesses (or, to the Knowledge of the Company, any other fraud), whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting.

(f)    The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as specifically disclosed or reflected and adequately reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations incurred pursuant to the transactions contemplated by this Agreement, (iv) for liabilities incurred that have been discharged or paid in full prior to the date of this Agreement and (v) for liabilities and obligations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.6    Absence of Certain Changes or Events. Since September 30, 2021 through the date of this Agreement, (a) except for any Permitted Actions, the Company and its Subsidiaries have conducted their businesses (including with respect to the Company Joint Ventures) in all material respects in the ordinary course and in a manner consistent with past practice and (b) there has not been any change, event, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since September 30, 2021, through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(e), 5.1(f), 5.1(g), 5.1(m), 5.1(p), 5.1(s), 5.1(t) and 5.1(u) (but, in the case of Section 5.1(u), solely with respect to the enumerated subsections of Section 5.1 previously listed in this sentence) had the covenants therein applied since September 30, 2021.

3.7    Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company with respect to any statements made therein based on information supplied by or on behalf of Parent specifically for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.

3.8    Litigation.

(a)    Except (i) as set forth on Section 3.8 of the Company Disclosure Schedule, or (ii) for Proceedings that would not reasonably be expected to have, a Company Material Adverse Effect, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Entity, and none of the Company or any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)    As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company at law or in equity, or before or by any Governmental Entity, which would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transaction. The Company is not subject to any outstanding Order that would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions.

3.9    Compliance with Laws. Except as set forth on Section 3.9 of the Company Disclosure Schedule, (a) the Company and each of its Subsidiaries is, and during the three (3) years prior to the date hereof has been, in compliance with all applicable Laws in all material respects and (b) during the three (3) years prior to the date hereof, no written Proceedings have been received by, and to the Knowledge of the Company, no Proceedings have been filed against, the Company or any of its Subsidiaries alleging material noncompliance with any Laws, other than, in each case, requests for information or audits in the ordinary course.

3.10    Governmental Consents; Permits; etc.

(a)    Except for (i) filings required under, and compliance with other applicable requirements of, (A) the HSR Act, (B) the other Antitrust Laws set forth on Section 5.7(a) of the Company Disclosure Schedule, and (C) the FDI Approvals set forth on Section 5.7(a) of the Company Disclosure Schedule, (ii) compliance with the Exchange Act, including the filing with the SEC of the Proxy Statement, (iii) compliance with the rules and regulations of the NYSE, (iv) compliance with any applicable state securities or blue sky Laws, or (v) as set forth on Section 3.10 of the Company Disclosure Schedule, and except in connection with facts or circumstances relating solely to Parent or any of its affiliates, no consent, approval, or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Merger or the other Transactions, other than any such consent, approval, authorization, declaration or filing that, if not obtained, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have obtained, and are, and during the two (2) years prior to the date hereof have been, in compliance with all material Permits necessary under applicable Laws to permit the Company and its Subsidiaries to own, operate, use, and maintain their assets in the manner in which they are now operated and maintained, and to conduct their business, taken as a whole, as currently conducted, and such Permits are in full force and effect. There are no, and since January 1, 2020 there have been no, pending or, to the Knowledge of the Company, threatened limitations, terminations, expirations or revocations of such Permits, in each case, other than such limitations, terminations, expirations or revocations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no outstanding written notices received by the Company or any of its Subsidiaries alleging the failure to hold any material Permits.

3.11    Employment Benefit Plans.

(a)    Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other equity or equity-based incentive, compensation, severance, employment, consulting, change-in-control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, (a) entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries or (b) for which the Company or any of its Subsidiaries has any Liability (contingent or otherwise), other than any Multiemployer Plan and any programs sponsored or maintained by a Governmental Entity; provided, for the avoidance of doubt, that individual employment contracts or consultancy agreements for service providers below the grade level of E-1 need not be set forth on Section 3.11(a) of the Company Disclosure Schedule. With respect to each material Company Benefit Plan, a copy of each of the following documents, and all amendments and modifications to such documents, has been made available to Parent: (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof, and all amendments, modifications or material supplements to such Company Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the IRS for the last plan year, (iii) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (iv) the most recent actuarial report and/or financial statement, if any, relating to such Company Benefit Plan, and (v) any related trust agreements, annuity contracts, insurance contracts or documents of any other funding arrangements.

(b)    Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company or its Subsidiaries:

(i)    each Company Benefit Plan complies and has been established, maintained, funded, operated, and administered in accordance with its terms and the requirements of all Laws applicable thereto, including ERISA and the Code;

(ii)    each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the Company’s Knowledge, no fact or event has occurred that could reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust;

(iii)    no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit, investigation or other administrative proceeding, to the Knowledge of the Company, threatened;

(iv)    all contributions, reimbursements, premium payments and other payments required to have been made under or with respect to each Company Benefit Plan as of or prior to the date hereof have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and such Company Benefit Plan’s terms;

(v)    there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan;

(vi)    there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan; and

(vii)    no Proceeding has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

(c)    No Company Benefit Plan is, and none of the Company, its Subsidiaries, or any of its ERISA Affiliates, during the six (6) years prior to the date hereof, has maintained, contributed to, been required to contribute to or otherwise had any Liability with respect to: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, or (ii) any Multiemployer Plan. No Company Benefit Plan is a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Neither the Company nor any of its Subsidiaries has any Liability, or is reasonably expected to have any, material Liability: (x) under Title IV of ERISA or (y) on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(d)    Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former service provider to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation or benefits due to any current or former service provider or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits, (iii) result in any forgiveness of indebtedness of any service provider, (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code), or (v) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, the Surviving Corporation, to merge, amend or terminate any of the material Company Benefit Plans. The Company has no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(e)    Neither the Company nor any of its Subsidiaries has any Liability under any Company Benefit Plan or otherwise for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other material penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(f)    Each Company Benefit Plan and any other agreement, plan, Contract or arrangement maintained by the Company or any of its Subsidiaries that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

3.12    Employee and Labor Matters.

(a)    Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, agreement with any works council or similar labor contract (a “Collective Labor Agreement”), other than the agreements set forth on Section 3.12(a) of the Company Disclosure Schedule or any such agreements that apply on a national, industry-wide or similar mandatory basis and no Collective Labor Agreement requires any notice, consultation or consent rights with respect to the transactions contemplated by this Agreement. Since January 31, 2018, there has not occurred and, to the Knowledge of the

Company, there is not threatened, (i) any strike, slowdown, picketing, material labor-related arbitration, material grievance, or work stoppage by, or lockout of, or to the Knowledge of the Company, union organizing activities with respect to, any employees of the Company or any of its Subsidiaries, (ii) any Proceeding against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Entity, or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any employees of the Company or any of its Subsidiaries.

(b)    Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company or its Subsidiaries, the Company and each of its Subsidiaries are in compliance with all applicable Laws respecting labor, employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, fair employment practices, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, worker classification, withholding of Taxes, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, social welfare obligations and unemployment insurance and related matters.

(c)    Except as would not reasonably be expected to result, individually or in the aggregate, in material Liability to the Company or any of its Subsidiaries, (i) none of the Company or its Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of its Subsidiaries resolving allegations of sexual harassment or misconduct by an executive officer, director or employee of the Company or any of its Subsidiaries, and (ii) there are no, and since January 31, 2018, there have not been any Proceeding pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have investigated all material sexual harassment or other material discrimination allegations with respect to current and former employees of which it is or was aware.

3.13    Environmental Matters. Except as set forth on Section 3.13 of the Company Disclosure Schedule, or as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:

(a)    Each of the Company and its Subsidiaries is in compliance, and has for the past three (3) years complied, with all applicable Environmental Laws, which compliance includes, and has included, obtaining, maintaining, and complying with, and filing timely application to renew, all Permits required for the operation of the business as conducted as of or for the three (3) years prior to the Closing Date.

(b)    Neither the Company nor any of its Subsidiaries has received a written Proceeding or Order that remains outstanding or unresolved as of the Closing Date alleging any violation of, or liability under, applicable Environmental Laws.

(c)    To the Knowledge of the Company, neither the Company nor its Subsidiaries has disposed of, arranged for the disposal of, transported, or Released, owned, leased or operated any property or facility contaminated by, exposed any Person to, or manufactured, distributed or sold any Hazardous Substance (including at, on, under or from any real property currently or formerly owned or leased by the Company or any of its Subsidiaries or any of their respective predecessors), in each case in a manner that has not been in compliance with applicable Environmental Laws or that has given or would reasonably be expected to give rise to liabilities of the Company or its Subsidiaries pursuant to applicable Environmental Laws.

(d)    To the Knowledge of the Company, the Company has made available all environmental audits, assessments, and reports in the Company’s possession or control that have been prepared in the thirty-six (36) months prior to the date of this Agreement and relate to any of the Company or its Subsidiaries (including any real property currently or formerly owned, leased or operated by the Company or its Subsidiaries), and which disclose liabilities or noncompliance that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

3.14    Real Property; Title to Assets.

(a)    Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all material real property owned in fee by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and the address for each Company Owned Real Property. The Company or any of its Subsidiaries, as the case may be, holds good and valid fee simple title to the Company Owned Real Property, free and clear of all Liens, except for Permitted Liens.

(b)    Section 3.14(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all material real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”), (ii) the address for each parcel of Company Leased Real Property, and (iii) a description of the applicable lease, sublease or other agreement and any and all amendments and modifications relating thereto. The Company or any of its Subsidiaries, as the case may be, holds a valid leasehold estate in all Company Leased Real Property, and the Company Leased Real Property is not subject to any Liens, other than Permitted Liens. Section 3.14(b) of the Company Disclosure Schedule contains a complete and accurate list of each Leased Real Property Lease. As of the date hereof, the Company has delivered to or made available to Parent a true and complete copy of each Leased Real Property Lease. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) each Leased Real Property Lease is in full force and effect and is a valid, binding and legally enforceable obligation of the Company or its Subsidiaries (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), and (ii) neither the Company nor any of its Subsidiaries is, nor, to the Knowledge of the Company, is any other party (in each case, with or without notice or lapse of time, or both) in breach or default under any Leased Real Property Lease.

(c)    The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the “Company Real Property”. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each parcel of Company Real Property is in compliance with all existing Laws applicable to such Company Real Property, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Company’s Knowledge, there are no such Proceedings threatened, affecting any portion of the Company Real Property.

(d)    The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.15    Tax Matters. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    all Tax Returns that are required by applicable Law to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate;

(b)    each of the Company and its Subsidiaries has timely paid all Taxes (whether or not shown as due and payable by it on any Tax Return) due and payable by it (including any Taxes required by applicable Law to be withheld from amounts owing to, or collected from, any employee, creditor, or other Third Party), other than Taxes for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements;

(c)    no deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been (i) withdrawn, (ii) settled with no outstanding liability for the Company or any of its Subsidiaries, or (iii) fully satisfied by payment;

(d)    there is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending;

(e)    neither the Company nor any of its Subsidiaries has waived any statute of limitations beyond the date hereof in respect of any Taxes or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency;

(f)    neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement (each a “Tax Sharing Agreement”) (other than (i) any customary agreements with customers, vendors, lenders, or lessors entered into in the ordinary course of business and the primary purpose of which is not related to Taxes and (ii) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries);

(g)    neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement;

(h)    neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group filing a U.S. consolidated federal income Tax Return (other than a group the common parent of which is the Company or any of its Subsidiaries) or (ii) has any liability for the Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law) or as a transferee or successor or by contract (other than any customary agreements with customers, vendors, lenders, or lessors entered into in the ordinary course of business and the primary purpose of which is not related to Taxes);

(i)    neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous or similar state, local or non-U.S. Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; or (v) application of Section 965 of the Code;

(j)    there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;

(k)    neither the Company nor any of its Subsidiaries has a pending request for, or has entered into or received, any private letter ruling, or written technical advice with or from any Governmental Entity with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries;

(l)    within the last three (3) years, neither the Company nor any of its Subsidiaries has a pending request for, or has entered into or received, any administrative relief with or from any Governmental Entity with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries;

(m)    each of the Company and its Subsidiaries has complied with all applicable Laws relating to the withholding of Taxes;

(n)    each of the Company and its Subsidiaries has properly and timely documented its transfer pricing methodology in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder (and any similar provision of state, local or non-US Tax Law);

(o)    within the last three (3) years, no written claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any Subsidiary is or may be subject to Tax by, or required to file a Tax Return in, such jurisdiction; and

(p)    neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

3.16    Material Contracts.

(a)    Except as set forth on Section 3.16(a) of the Company Disclosure Schedule or Contracts described in clause (xii)(B) below, as of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by any:

(i)    (A) Contract relating to indebtedness for borrowed money or to mortgaging, pledging or otherwise placing a Lien on any material portion of their assets or (B) Contract relating to any factoring, supplier, trade or vendor financing or (C) Contract under which it has advanced or loaned any other Person (other than the Company or any of its Subsidiaries) amounts exceeding, in the aggregate, $25,000,000;

(ii)    guaranty of any financial obligation made on behalf of any Person other than the Company or any of its Subsidiaries or other guaranty in amounts exceeding, in the aggregate, $25,000,000;

(iii)    settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or any of its Subsidiaries will be required, after the date of this Agreement, to satisfy any material monetary or non-monetary obligations;

(iv)    lease or agreement under which the Company or any of its Subsidiaries is lessee or lessor of, or holds or operates any material personal property owned by any other party, or permits any Third Party to hold or operate any material personal property owned or controlled by the Company or any of its Subsidiaries, in each case for which the annual rental exceeds $5,000,000;

(v)    agreements (A) relating to any pending or completed material business merger, acquisition or divestiture by the Company or any of its Subsidiaries within the last three (3) years, (B) pursuant to which any of the Company or any of its Subsidiaries has remaining material obligations or liabilities or (C) giving any person the right to acquire any material equity interests, assets or businesses of the Company or any of its Subsidiaries after the date hereof;

(vi)    Contract concerning the formation, creation, operation, management, ownership, governance or control of any Company Joint Venture, in each case that is material to the business of the Company and its Subsidiaries, taken as a whole;

(vii)    Contract pursuant to which (A) the Company or any of its Subsidiaries receives a license, covenants not to sue or has any other right to use or exploit a Third Party’s Intellectual Property, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses of “shrink-wrap”, “click-wrap” and “off-the-shelf” software, and non-exclusive licenses of other software that is generally commercially available with one-time or aggregate annual license, maintenance, support and other fees of $2,000,000 or less) or (B) the Company or any of its Subsidiaries grants to any Third Party a license, covenant not to sue or other right to use or exploit any material Company Intellectual Property (other than non-exclusive licenses entered into in the ordinary course of business);

(viii)    Contract which (A) expressly limits or prohibits the Company or any of its affiliates from competing or freely engaging in business anywhere in the world, (B) purports to restrict the ability of Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the Effective Time to compete in any line of business or (C) contains any “most favored nation,” exclusivity or similar covenants that would restrict future business activity of the Company or any of its affiliates following the Effective Time;

(ix)    Contract with any Governmental Entity where (A) the Governmental Entity is the customer and (B) such Contract involves annual payments in excess of $5,000,000;

(x)    collective bargaining agreement, neutrality agreement, card check agreement or any other Contract with any trade union, works council or other labor organization affecting any employee of the Company or any of its Subsidiaries;

(xi)    Contract that is between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or its Subsidiaries or any person beneficially owning 5% or more of the outstanding Shares, on the other hand (except for any Company Benefit Plan);

(xii)    (A) standard terms and conditions or similar agreements governing Contracts with (1) each of the ten (10) largest customers (measured by approximate dollar volume of sales by the Company and its Subsidiaries to such customers) of the Company and its Subsidiaries, in each case, for the 12-month period ending December 31, 2021 and (2) the ten (10) largest suppliers (measured by approximate dollar volume of purchases by the Company and its Subsidiaries from such suppliers) of the Company and its Subsidiaries, in each case, for the 12-month period ending December 31, 2021 and (B) any other Contracts with such largest customers or largest suppliers; or

(xiii)    any other Contract which requires aggregate payments to or by the Company or its Subsidiaries in excess of $50,000,000;

(b)    The Company has delivered or made available to Parent or its Representatives true and correct copies in all material respects of all written Contracts and plans that are required to be set forth on Sections 3.16(a) of the Company Disclosure Schedule (collectively, the “Company Material Contracts”) (other than the Company Material Contracts described in Section 3.16(a)(xii)(B); provided that for the avoidance of doubt all Contracts described in Section 3.16(a)(xii)(B) shall be deemed Company Material Contracts), together with all material amendments, waivers or other changes thereto (but subject, in each case, to redactions of pricing and other competitively sensitive information to the extent required by Antitrust Law).

(c)    Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries have performed in all material respects all material obligations required to be performed by it and is not in material default under, in material breach of, nor in receipt of any written claim of material default or material breach under, any Company Material Contract, (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries under any Company Material Contract and (iii) as of the date hereof, to the Knowledge of the Company, there is no material breach or threatened material breach by the other parties to any Company Material Contract. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except for those that have terminated or expired in accordance with their terms, all of the Company Material Contracts are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or its Subsidiaries party thereto, and are enforceable against the Company or its Subsidiaries party thereto in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), and, to the Knowledge of the Company, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity).

3.17    International Trade and Anti-Corruption.

(a)    Neither the Company nor any its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any Person acting on behalf of any of the Company or its Subsidiaries, is currently, or has been in the last five (5) years: (i) a Sanctioned Person; (ii) organized, residing or located in a Sanctioned Country; (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-Im Laws; or (iv) otherwise in material violation of applicable Sanctions Laws, Ex-Im Laws, or U.S. anti-boycott Laws (collectively, “Trade Control Laws”).

(b)    Neither the Company nor any of its Subsidiaries have any material outstanding liability under anti-dumping duty Orders or countervailing duty Orders, including any potential liability under preliminary determinations.

(c)    In the last five (5) years, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any Person acting on behalf of or associated with the Company or any of its Subsidiaries, has at any time (i) made or accepted any unlawful payment or given, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any Government Official or other Person in violation of Anti-Corruption Laws; (ii) used any corporate funds for unlawful political or charitable contributions, gifts, hospitality, travel, entertainment or other unlawful expenses relating to political activity; or (iii) has otherwise been in violation of any Anti-Corruption Laws in any respect.

(d)    During the five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) received from any Governmental Entity any notice, inquiry, or internal or external allegation; (ii) been the subject of any investigation by any Governmental Entity; (iii) made any voluntary or involuntary disclosure to a Governmental Entity; or (iv) conducted any internal investigation or audit, in each case (i)-(iv), relating to or arising from any actual or potential violation or wrongdoing related to Trade Control Laws or Anti-Corruption Laws.

(e)    During the past five (5) years, neither the Company nor any of its Subsidiaries has received a civil investigative demand, claim notice, preservation letter or any investigative subpoena, notice, target letter, or equivalent from any Governmental Entity relating to any alleged material violations of Antitrust Laws by the Company or any of its Subsidiaries.

3.18    Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a correct and complete list of all material Insurance Policies, including material occurrence-based policies in force. The Company has made available to Parent true and correct copies of such Insurance Policies prior to the date hereof. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) all material Insurance Policies maintained by the Company and its Subsidiaries are in full force and effect

(except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity) and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent or as is required by Law or regulation and (b) neither the Company nor any of its Subsidiaries is in breach of or default under any material Insurance Policies. There are no material claims under any of the Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

3.19    Intellectual Property; Privacy.

(a)    Section 3.19(a) of the Company Disclosure Schedule sets forth a list of all (i) issued patents and pending patent applications, (ii) registered trademarks and pending trademark applications, (iii) registered copyrights, and (iv) registered domain names, in each case that are included in the Company Intellectual Property (collectively, the “Company Registered IP” ). Each item of Company Registered IP is subsisting, and has not been abandoned or cancelled. Except as would not reasonably be expected to, individually or in the aggregate, result in material liability to the Company and its Subsidiaries, taken as a whole, there are no suits or actions pending or, to the Company’s knowledge, threatened against any issued or registered Company Registered IP.

(b)    The Company and its Subsidiaries are the sole and exclusive owner of each item of material Company Intellectual Property, free and clear of any Liens (other than Permitted Liens). The Company and its Subsidiaries own or otherwise have sufficient rights in and to, and immediately after the Closing will continue to own or have sufficient rights in and to, all Intellectual Property that are used in or necessary for the business of the Company and its Subsidiaries as currently conducted, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c)    There are no Proceedings currently pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries in the past three years alleging that the Company or any of its Subsidiaries has infringed, misappropriated, or violated any Third Party’s Intellectual Property, in each case that would reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole. The operation of the business of the Company and its Subsidiaries as currently conducted and as conducted in the past three years, does not infringe, misappropriate, or violate, and has not infringed, misappropriated or violated, the Intellectual Property of any Third Party, except as has not resulted and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no Third Party is currently infringing, misappropriating or violating any Company Intellectual Property, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d)    During the last three (3) years, (i) the Company and its Subsidiaries have taken steps that are commercially reasonable under the circumstances, including reasonable security measures, to protect and maintain the secrecy, confidentiality, and value of all material trade secrets owned or used by the Company or any its Subsidiaries and (ii) to the knowledge of the Company, there have been no material unauthorized uses or disclosures of any such trade secrets. The Company and its Subsidiaries have taken commercially reasonable steps to execute appropriate confidentiality agreements and intellectual property and work product assignments with employees, independent contractors, and other Persons who have been involved in the development or creation of any Intellectual Property that is purported to be owned by, and that is material to the conduct of the business of, the Company or any of its Subsidiaries taken as a whole pursuant to which all right, title and interest of such Persons in and to such Intellectual Property has been assigned to the Company or its applicable Subsidiary (to the extent that ownership of such Intellectual Property is not vested in the Company or its applicable Subsidiary by operation of law). To the Company’s knowledge, except as would not be material to the Company, no such current or former employees, independent contractors, or other Persons are in breach of any such agreements.

(e)    Except as has not resulted and would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the information technology systems (in each case, including all computer hardware, software, firmware, process automation and telecommunications systems) owned, leased or licensed by the Company and its Subsidiaries (the “Systems” ) (i) operate and perform in all material respects as required by the Company and its Subsidiaries, and have not malfunctioned or failed during the last three years (other than temporary problems arising in the ordinary course of business that did not materially disrupt the operations of the Company and its Subsidiaries, taken as a whole, and which have been remedied in all material respects), and (ii) to the knowledge of the Company, are free from any viruses, worms, Trojan horses, spyware or other malicious code. The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan.

(f)    Except as has not resulted and would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries (x) are currently in compliance with, and in the last three years have complied with, all Data Security Requirements and (y) have security measures in place that are reasonably designed to protect Sensitive Data under their possession or control from any unauthorized access, use or disclosure. In the last three years, neither the Company nor any of its Subsidiaries have (i) to the knowledge of the Company, experienced any incident in which Sensitive Data was or may have been stolen or improperly accessed, used or disclosed, including any actual or alleged data security breaches or unauthorized access or use of any of the Systems, or (ii) received any written claims, notices or complaints from any Person with respect to the data privacy and data security practices or procedures of, or compliance with the Data Security Requirements by, the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole.

3.20    Affiliate Transactions. Neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the Shares or any present or former director, executive officer or affiliate of the Company or any of its Subsidiaries, or to any “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the twelve (12) months preceding the date of this Agreement (each, an “Affiliate Contract” ) (except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course consistent with past practice), and which has not been so disclosed in the Company SEC Documents.

3.21    Broker’s Fees. Except for the fees and expenses of Lazard Frères & Co. LLC, the Company’s financial advisors, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions. Prior to the date hereof, the Company has provided a complete copy of Lazard Frères & Co. LLC’s engagement letters (and any amendments thereto) to Parent.

3.22    Opinion of Financial Advisor. Lazard Frères & Co. LLC has delivered to the Company Board its opinion in writing or orally, in which case, such opinion will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of Shares pursuant to this Agreement is fair from a financial point of view to such holders.

3.23    No Other Representations or Warranties. The Company acknowledges that neither Parent nor Merger Sub nor any Person on their behalf makes, and the Company has not relied upon, any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the Transactions including the accuracy or completeness thereof, other than the representations and warranties contained in Article 4 or in the certificate provided pursuant to Section 6.3(d) of this Agreement. The Company acknowledges and agrees that, to the fullest extent permitted by applicable Law, Parent and Merger Sub and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to the Company, its Subsidiaries or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) or statements made (or any omissions therefrom), to the Company, its Subsidiaries or any of their respective affiliates, stockholders, controlling Persons or Representatives, except as and only to the extent expressly set forth in Article 4 or in the certificate provided pursuant to Section 6.3(d) of this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule delivered concurrently with the execution of this Agreement by Parent and Merger Sub to the Company (the “Parent Disclosure Schedule”, and together with the Company Disclosure Schedule, the “Disclosure Schedule”), Parent and Merger Sub hereby represent and warrant to the Company as of the date hereof and as of the Closing Date that:

4.1    Corporate Organization. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.2    Authority, Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations herein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary limited liability company action on the part of Parent and Merger Sub, and no other corporate or limited liability company proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).

4.3    No Conflicts.

(a)    The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary, including Merger Sub, pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)    The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) as required or advisable under any applicable Antitrust Laws or in connection with any FDI Approval, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.4    Legal Proceedings1. . As of the date of this Agreement, (a) there is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and (b) neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.

4.5    Financial Capability.

(a)    As of the date of this Agreement, Parent has received (i) an executed equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), from the Guarantors, pursuant to which the Guarantors have committed to provide equity financing in connection with the Transactions in the amount set forth therein, subject to terms and conditions set forth therein (the “Equity Financing”), which Equity Commitment Letter expressly provides that the Company is a third-party beneficiary thereto and entitled to enforce such commitments subject to the terms and conditions set forth therein, and (ii) an executed debt commitment letter, dated as of the date hereof (including all exhibits, schedules and annexes thereto and any associated fee letter, the “Debt Financing Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”), from the Debt Financing Sources, pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide to Parent the amount of debt financing set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”), in each case, solely for the Financing Purposes. A true and complete copy of each Commitment Letter (other than the fee letter referred to in the Debt Financing Commitment Letter, which is addressed below) has been previously provided to the Company. All fees (if any) required to be paid under the Commitment Letters on or prior to the date hereof have been paid in full. As of the date hereof, each Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, in accordance with its terms. As of the date hereof, none of the Commitment Letters have been amended, modified, withdrawn, terminated or rescinded in any respect. To the Knowledge of Parent, no amendment or modification to, or withdrawal, termination or rescission of, any Commitment Letter is currently contemplated (other than to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitment Letter as of the date of this Agreement). Assuming (i) the accuracy in all material respects of the representations and warranties set forth in Article 3 and (ii) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement in all material respects, the aggregate proceeds contemplated by the Commitment Letters will be sufficient for Parent to consummate the transactions contemplated by this Agreement, including (A) paying the Merger Consideration, (B) paying all out-of-pocket expenses incurred by Parent and Merger Sub in connection with the transactions contemplated by this Agreement, (C) paying any indebtedness required to be repaid, refinanced, redeemed, retired, cancelled or terminated in connection with the consummation of the Merger and (D) satisfying all of its other obligations under this Agreement and the other agreements and instruments contemplated hereby (collectively, the “Financing Purposes”). Parent and Merger Sub understand and acknowledge that under the terms of this Agreement, the obligations of Parent and Merger Sub to consummate the Transactions is not in any way contingent upon or otherwise subject to Parent’s or Merger Sub’s consummation of any financing arrangements, Parent or Merger obtaining of any financing or the availability, grant, provision or extension of any financing to Parent or Merger Sub. Except for the fee letter referred to in the Debt Financing Commitment Letter (a true and complete copy of which fee letter has been provided to the Company, with only fee amounts, “market flex” provisions, “securities demand” provisions, pricing terms, pricing caps and other commercially sensitive terms redacted (none of which could adversely affect the conditionality, enforceability, availability or termination of the Financing or reduce the aggregate principal amount of the Financing below the amount required to pay the Financing Purposes and to the extent that any such redacted term shall be modified in such a way to impact the conditionality of the Financing or reduce the aggregate principal amount of the Financing below the amount required to pay the Financing Purposes, then such modified term shall be disclosed to the Company)) and customary engagement letters and fee credit letters related to the Debt Financing (which engagement letters and fee credit letters do not relate to any terms that may adversely affect the conditionality, enforceability, availability or termination of the Financing or reduce the aggregate principal amount of the Financing below the amount required to pay the Financing Purposes), as of the date hereof, there are no side letters or other agreements or contracts or arrangements related to the funding or investing, as applicable, of the Financing other than as expressly set forth in the applicable Commitment Letters. Neither the fee letter referred to in the Debt Financing Commitment Letter nor any other Contract between the Guarantors or the Debt Financing Sources, on the one hand, and Parent or any of its affiliates, on the other hand, contains any conditions precedent or other contingencies (other than as set forth in the applicable Commitment Letters) (x) related to the funding of the full amount of the Financing or any provisions that could reduce the aggregate amount of the Financing set forth in any Commitment Letter, in each case, below the amount required to pay the Financing Purposes or (y) that could otherwise adversely affect the conditionality, enforceability or availability of any Commitment Letter with respect to all or any portion of the Financing required to pay the Financing Purposes. As of the date hereof, neither Parent nor Merger Sub (x) is in breach of any of the terms or conditions set forth in the Commitment Letters and, to the Knowledge of the Parent, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Commitment Letters or (y) has any reason to believe that any of the conditions to the Financing would not be satisfied on a timely basis or that the Financing would not be available to Parent on the Closing Date in at least the amount required to pay the Financing Purposes.

(b)    Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect, has not been amended or modified, and is a legal, valid, binding and enforceable obligation of the Guarantors. No event has occurred which (with or without notice, lapse of time or both) would constitute a default on the part of the Guarantors under the Guaranty.

4.6    Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to any statements made or incorporated by reference in the Proxy Statement based on information relating to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.

4.7    Ownership of Company Capital Stock. None of Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares or other Equity Interests in the Company as of the date hereof. Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

4.8    Solvency. Assuming (i) the accuracy in all material respects of the representations and warranties set forth in Article 3 and (ii) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement in all material respects, after giving effect to the consummation of the Merger, the Surviving Corporation will be Solvent. “Solvent” when used with respect to any Person, means that as of any date of determination (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its subsidiaries on a consolidated basis, (ii) the present fair salable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

4.9    Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.

4.10    Certain Arrangements. Other than this Agreement, as of the date hereof, none of Parent, Merger Sub or any of their affiliates (except, with respect to clause (a) below, non-controlled affiliates) is party to any agreement, arrangement or binding understanding (a) with any director or officer of the Company or its Subsidiaries relating to the Transactions or the operations of the Surviving Corporation after the Effective Time or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote against any Acquisition Proposal. As of the date hereof, none of Parent, Merger Sub or any of their affiliates is party to any agreement, arrangement or understanding that would be required to be disclosed with respect to the Company under Item 1005(e) of Regulation M-A under the Exchange Act.

4.11    Brokers. Except for the fees and expenses of Rothschild & Co US Inc., Parent’s financial advisor, and except for any fees and expenses that may be payable in connection with the Debt Financing or the India MTO, neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent or such Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

4.12    No Other Representations and Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets,

Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and each of them acknowledges that it and its Representatives have received access to books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries, and that it and its Representatives have had an opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions including the accuracy or completeness thereof other than the representations and warranties contained in Article 3 or in the certificate provided pursuant to Section 6.2(c) of this Agreement. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling Persons or Representatives, except as and only to the extent expressly set forth in Article 3 or in the certificate provided pursuant to Section 6.2(c) of this Agreement.

ARTICLE 5

COVENANTS

5.1    Conduct of Business by the Company Pending the Closing. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with Article 7, except (1) as expressly contemplated hereunder, (2) as required by applicable Law, (3) if Parent shall have consented in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), (4) solely with respect to clause (A) below, for any Permitted Actions so long as the Company notifies Parent reasonably promptly of such actions and considers any reasonable requests of Parent with respect thereto, or (5) as set forth on Section 5.1 of the Company Disclosure Schedule, (A) the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to (x) conduct its operations in the ordinary course of business consistent with past practice (including with respect to the Company Joint Ventures) and (y) preserve the goodwill and organization of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ relationships with lenders, customers, suppliers, vendors, partners, officers, employees, consultants and other Persons having business relations with the Company and its Subsidiaries and (B) the Company shall not, and shall cause its Subsidiaries not to:

(a)    issue, sell, distribute, assign, transfer, grant, pledge, hypothecate, set aside, dispose of or otherwise encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries or any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than the issuance of Shares upon the settlement of Company Awards outstanding as of the date hereof in accordance with their terms;

(b)    merge, combine or consolidate the Company or any of its Subsidiaries with any Person;

(c)    acquire any material assets (other than acquisitions of inventory held for sale in the ordinary course of business) or any other Person or material business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, other than an investment in any wholly owned Subsidiary of the Company, in each case, other than such acquisitions as would not exceed (i) $5,000,000 individually and (ii) $25,000,000 in the aggregate;

(d)    effect any recapitalization, reclassification, in-kind dividend, equity split, combination, subdivision or similar change in capitalization;

(e)    amend their certificates or articles of incorporation or limited liability company agreements (or equivalent organizational documents);

(f)    make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (i) any dividends or distributions (A) from a wholly owned Subsidiary to another wholly owned Subsidiary or the Company or (B) ratably made to the equityholders of a Company Joint Venture pursuant to the organizational and governing documents of such Person or (ii) the acceptance of Shares, or withholding of Shares otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Awards;

(g)    sell, assign, transfer, mortgage, pledge, lease, license, sublicense or subject to any Lien, charge or otherwise encumber all or any portion of its assets, except (i) Permitted Liens, (ii) sales of products in the ordinary course of business and dispositions of assets that are obsolete, worn out surplus or no longer used and useful in the conduct of the business of the Company and its Subsidiaries, (iii) any factoring arrangements entered into in the ordinary course of business consistent with past practice, (iv) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with past practice, or (v) any such transactions by and among the Company and its wholly owned Subsidiaries;

(h)    abandon or permit to lapse any material Company Intellectual Property;

(i)    enter into any Affiliate Contracts;

(j)    disclose any material trade secrets or material Confidential Information of the Company and its Subsidiaries to any Person, other than in the ordinary course of business consistent with past practice, to Persons who are under a contractual, legal, or ethical obligation to maintain the confidentiality of such information;

(k)    make any capital investment in, or any capital contribution or loan or advance to, or guaranty for the benefit of, any Person that (i) is not a wholly owned Subsidiary (except as required by the organizational documents of the Company’s Subsidiaries and Company Joint Ventures in effect as of the date hereof) or (ii) is a wholly owned Subsidiary (except in the ordinary course of business consistent with past practice);

(l)    for the calendar year 2022 (including, for the avoidance of doubt, the portion of 2022 elapsed prior to the date of this Agreement), make any capital expenditures or commitments in excess of (x) $50,000,000 in the aggregate prior to December 31, 2022, other than capital expenditures or commitments that are provided for in the Company’s budget for calendar year 2022 made available to the Parent and attached to Section 5.1(l) of the Company Disclosure Schedule or (y) $150,000,000 within any fiscal quarter beginning after the date hereof;

(m)    (x) incur any indebtedness or guarantee of any indebtedness, other than (i) borrowings under (A) the Company’s existing credit facilities (other than its revolving credit facility) or issuances of commercial paper, in each case, for working capital and general corporate purposes in an amount not to exceed $100,000,000 in the aggregate, and (B) the Company’s existing revolving credit facility in the ordinary course of business, (ii) indebtedness between or among the Company and its wholly owned Subsidiaries in the ordinary course of business consistent with past practice, (iii) guarantees by the Company or its wholly owned Subsidiaries of indebtedness of the Company or its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this Section 5.1, (iv) indebtedness arising solely from a change in GAAP and (v) indebtedness for an amount not in excess of $25,000,000 in the aggregate outstanding at any one time, or (y) amend in any material respect the terms of any indebtedness for borrowed money existing on the date of this Agreement other than at the request of Parent or Merger Sub;

(n)    except to the extent required under any Collective Labor Agreement or Company Benefit Plan set forth on Section 3.12(a) of the Company Disclosure Schedule of the Company Disclosure Schedule in effect as of the date of this Agreement, (i) grant to any current or former director, independent contractor, consultant, employee or officer of the Company or its Subsidiaries any increase in compensation, bonus or fringe or other benefits or grant any type of compensation or benefit to any such Person not previously receiving or entitled to receive such compensation, other than increases in annual rates of base salary for Company employees below the grade level of E-1 in the ordinary course of business in accordance with the Employee Compensation Budget, (ii) grant to any Person any severance, retention, change in control or other termination compensation or benefits or any increase therein, other than severance or termination compensation or benefits with respect to new hires or promotions below the grade level of E-1 who are hired or promoted to either replace vacancies or fill newly created positions, in each case in the ordinary course of business in accordance with the Employee Compensation Budget, (iii) enter into or adopt any Company Benefit Plan or amend any Company Benefit Plan, other than any such amendments to existing Company Benefit Plans that are group health insurance plans or tax-qualified defined contribution retirement plans that are in the ordinary course of business in accordance with the Employee Compensation Budget or actions which do not materially increase, individually or in the aggregate, the annual cost to the Company of the applicable Company Benefit Plan, or (iv) take any action to cause or accelerate the payment, funding, right to payment or vesting of any compensation or benefits under any existing Company Benefit Plan to Company employees at or above the grade level of E-1, other than (A) as expressly provided pursuant to this Agreement, (B) in the ordinary course of business in accordance with the Employee Compensation Budget or (C) actions which do not materially increase, individually or in the aggregate, the annual cost to the Company of the applicable Company Benefit Plan, in each case of clauses (B) and (C) excluding the acceleration of payment or vesting of Company Awards;

(o)    hire any Person or terminate the employment of any employee (other than “for cause”), other than the hiring or terminating of employees below the grade level of E-1 in the ordinary course of business in accordance with the Employee Compensation Budget;

(p)    make (other than in the ordinary course of business), change or revoke any material Tax election, make any entity classification election under Treasury Regulations Section 301.7701-3, adopt (other than in the ordinary course of business) or change any Tax accounting period or material Tax accounting method, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provisions of state, local or non-U.S. Tax Law) with a Governmental Entity, settle any claim, audit or assessment with respect to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material Tax liability or surrender (other than pursuant to the expiration of an applicable statute of limitations) any right to claim a material refund of Taxes;

(q)    settle, release, waive, forgive or compromise any existing or pending or threatened Proceeding if such settlement, release, waiver or compromise (i) with respect to the payment of monetary damages, involves the payment of monetary damages exceeding $10,000,000 individually or $40,000,000 in the aggregate, (ii) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, or (iii) with respect to any Proceeding set forth on Section 5.1(q) of the Company Disclosure Schedule;

(r)    (i) terminate or amend in a manner materially adverse to the Company or any of its Subsidiaries, any Company Material Contract, Leased Real Property Lease or

Landlord Lease other than (x) any renewal or expiration in the ordinary course of business of such Company Material Contract, Leased Real Property Lease or Landlord Lease and (y) any termination due to a counterparty’s default thereunder or breach thereof, in the case of either clause (x) or (y), in accordance with the terms of such Company Material Contract, Leased Real Property Lease or Landlord Lease, as applicable, and, in the case of renewals pursuant to clause (x), on substantially the same terms (subject to customary increases in rent), (ii) enter into any Contract that, if entered into prior to the date of this Agreement, would be a Company Material Contract, or enter into any Leased Real Property Lease or Landlord Lease, but in each case excluding (x) any Contract that is a Company Material Contract solely pursuant to Section 3.16(a)(xii) and that is entered into with a supplier in the ordinary course of business with obligations to pay such supplier less than $50 million annually, (y) any Contract that is a Company Material Contract solely pursuant to Section 3.16(a)(xii) and that is entered into with any customer in the ordinary course of business that does not require such customer to pay to the Company and its Subsidiaries more than $50 million annually and (z) any purchase order that is a Company Material Contract solely pursuant to Section 3.16(a)(xii) and that is made pursuant to preexisting customer Contracts, or (iii) waive any material right under or release, settle or compromise any material claim under any Company Material Contract, Leased Real Property Lease or Landlord Lease;

(s)    (i) modify, extend, or enter into any collective bargaining agreement or other Contract with any labor union, labor organization, works council or group of employees or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

(t)    adopt a plan or agreement of complete or partial liquidation, restructuring, reorganization or dissolution of the Company or any of its Subsidiaries, except for the liquidation or dissolution of any dormant Subsidiary;

(u)    take, or authorize or consent to be taken, or otherwise knowingly facilitate, any actions by or relating to or taken on behalf of any Company Joint Venture that the Company or its Subsidiaries would be prohibited from taking pursuant to this Section 5.1; or

(v)    agree to take, make any commitment to take, or adopt any resolutions in support of, any of the actions prohibited by this Section 5.1.

Without limiting the scope of covenants of the Company set forth in this Section 5.1, the parties hereto acknowledge and agree that (A) nothing contained in this Section 5.1 is intended to give Parent, directly or indirectly, the right to direct the control or operations of the Company or any of its Subsidiaries prior to the Closing and (B) prior to the Closing, subject to this Section 5.1, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of itself and its Subsidiaries.

5.2    Access to Information, Employees and Facilities; Confidentiality.

(a)    From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, the Company shall, and shall cause each of its Subsidiaries to, (w) provide Parent and Merger Sub and their respective Representatives with reasonable access during normal business hours and upon reasonable notice to the offices, properties, facilities, books and records and officers, employees and other personnel of the Company and its Subsidiaries, (x) promptly furnish to Parent such financial, operating and other data and information which is routinely prepared for the Chief Executive Officer, the Chief Operating Officer (in his capacity as such) or the Chief Financial Officer of the Company by the Company or its Subsidiaries in the ordinary course of business and reasonably requested by Parent, including monthly management accounts and interim financial reports, (y) use reasonable efforts to provide such cooperation and assistance as Parent may reasonably request in connection with the matters specified in Section 5.2 of the Company Disclosure Schedule and (z) (1) provide Parent and Merger Sub and their respective Representatives with such financial, accounting, organizational and tax information as is reasonably requested (and reasonably available to the Company) regarding possible alternative or supplemental structures (including internal restructurings and distributions by the Company or its Subsidiaries) that may be desirable to Parent in connection with the acquisition of the Company and its Subsidiaries or regarding the tax consequences of the Merger and (2) reasonably consider Parent’s written proposals of such possible alternative or supplemental structures (including internal restructurings and distributions by the Company or its Subsidiaries) in good faith, provided that such structures do not impede or delay the Closing or change the Merger Consideration; provided, that (i) such access and disclosure shall not (A) materially and unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or (B) with respect to the foregoing clauses (y) and (z), unreasonably interfere with the Company’s and its Subsidiaries’ ability to comply with their obligations hereunder or cause satisfaction of the conditions contemplated by Article 6, (ii) nothing herein shall require the Company or its Subsidiaries to provide access to, or to disclose any information to Parent, Merger Sub or their respective Representatives if such access or disclosure would be reasonably likely to (A) waive any attorney-client, work-product or legal privilege or (B) be in violation of applicable Law or COVID-19 Measures or the provisions of any Contract to which the Company or any of its Subsidiaries is a party, and (iii) nothing herein shall permit Parent, Merger Sub and/or their Representatives to conduct any invasive or intrusive sampling or testing of any media at the offices or properties of the Company or its Subsidiaries without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion. In the event that the Company or any of its Subsidiaries do not provide access to or disclose information in reliance on clause (i) or (ii) of the preceding sentence, the Company shall provide written notice to Parent that it is denying such access or withholding such information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information and/or provide the applicable access in a way that would not waive such privilege or contravene such Law, COVID-19 Measure or Contract. Parent and Merger Sub agree and acknowledge that all information they obtain as a result of access under this Section 5.2 shall be subject to the Confidentiality Agreement.

(b)    Each of Parent and the Company agrees and acknowledges that it remains bound by the non-disclosure agreement, dated August 17, 2021, by and between the Company and Apollo Management IX, L.P. (as amended on the date hereof, the “Confidentiality Agreement”), and that, notwithstanding anything to the contrary contained in this Agreement, the Confidentiality Agreement shall survive and remain in full force and effect in accordance with its terms.

5.3    No Solicitation.

(a)    No Solicitation. Except as expressly permitted by Section 5.3(b), from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the consummation of the Closing, the Company will not, and will cause its Subsidiaries not to, instruct, authorize or knowingly permit any of their officers and directors or any of their other Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Company or its Subsidiaries or afford to any Third Party access to the properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any Inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions, communications or negotiations with any Third Party with respect to an Acquisition Proposal or Inquiry (other than informing such third parties of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract with respect to, or that is intended to result in, or would reasonably be expected to lead to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”). From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the consummation of the Closing, the Company and its Subsidiaries will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law).

(b)    Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.3, until the Company’s receipt of the Company Stockholder Approval, the Company and its Subsidiaries and the Company Board (or a committee thereof) may, directly or indirectly, through one or more of their Representatives, (i) contact any Third Party in writing (with a request that any response from such Third Party is in writing) with respect to an Acquisition Proposal submitted by such Third Party to clarify any ambiguous terms and conditions thereof that are necessary to determine whether the Acquisition Proposal constitutes or would reasonably be likely to lead to a Superior Proposal (without the Company Board being required to make the determination in the following clause (ii)(y)), and (ii) participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal (in each case, if requested by such Person), in each case (x) with respect to an Acquisition Proposal that was not the result of any material breach of Section 5.3(a) and (y) only if the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would be reasonably likely to lead to a Superior Proposal; provided, however, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently (but in no event later than twenty-four (24) hours after) the time it is provided to such Person.

(c)    No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof): (i) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent or Merger Sub in any material respect (it being understood that it shall be considered a modification adverse to Parent and Merger Sub that is material if any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the holders of Shares within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act); (ii) adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal; (iii) fail to include the Company Board Recommendation in the Proxy Statement; (iv) within five (5) Business Days of Parent’s written request, fail to make or reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to the stockholders of the Company; (v) cause of direct the Company any of its Subsidiaries to enter into any Alternative Acquisition Agreement or (vi) publicly propose or agree to any of the foregoing (any action described in clauses (i) through (vi), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, neither the delivery by the Company to Parent of any notice contemplated by Section 5.3(d) nor any determination by the Company Board (or a committee thereof) contemplated by Section 5.3(d) in connection with such notice will, in and of itself, constitute a Company Board Recommendation Change.

(d)    Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval:

(i)    the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, development or occurrence that (A) was not known to, or reasonably foreseeable by, the Company Board as of the date hereof; and (B) does not involve or relate to the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(1)    the Company has provided prior written notice to Parent at least three (3) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i) which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(2)    prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of this Agreement, the Commitment Letters and/or the Guaranty to obviate the need to effect a Company Board Recommendation Change, in response to such Intervening Event; and (B) taken into account any adjustments to the terms and conditions of this Agreement, the Commitment Letters and/or the Guaranty proposed by Parent and Merger Sub and other information provided by Parent and Merger Sub in response to the notice described in clause (1) of this Section 5.3(e)(i), in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (Central Time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; and

(3)    following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s and Merger Sub’s proposed revisions to the terms and conditions of this Agreement) shall have determined that the failure of the

Company Board (or a committee thereof) to make such a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall recommence and be extended for three (3) Business Days from the day of such notification.

(ii)    if the Company has received a bona fide Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (y) authorize the Company to terminate this Agreement pursuant to Section 7.1(d) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (x) or (y) unless:

(1)    the Company, its Subsidiaries and its and their respective Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(2)    (i) the Company has provided prior written notice to Parent at least three (3) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms and conditions thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (x) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to offer such adjustments to the terms and conditions of this Agreement, the Commitment Letters and/or the Guaranty so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (y) taken into account any adjustments to the terms and conditions of this Agreement, the Commitment Letters and/or the Guaranty proposed by Parent and Merger Sub and other information provided by Parent and Merger Sub during the Proposal Notice Period, in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (Central Time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company;

provided, however, that in the event of any material modifications to such Acquisition Proposal (which shall be deemed to include any change to the financial terms of such proposal) the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(2) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be two (2) Business Days);

(3)    following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(ii)(2), the Company Board shall have concluded in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) that such Acquisition Proposal continues to constitute a Superior Proposal; and

(4)    in the event of any termination of this Agreement in order to cause or permit the Company or its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 7.1(d).

(e)    Notice.

(i)    The Company shall, as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours) notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives has received any bona fide written Acquisition Proposals, including copies of any written materials relating thereto provided to the Company or its Representatives.

(ii)    From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the consummation of the Closing, the Company will promptly (and, in any event, within forty-eight (48) hours) notify Parent if any Inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 5.3(e)(i), are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Third Party making such Inquiries, offers or proposals, (ii) a summary of the material terms and conditions of such Inquiries, offers or proposals to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii); and (iii) copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis as requested by Parent, of the status (and supplementally provide the material terms) of any such Inquiries, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided to the Company or its Representatives) and the status of any such discussions or negotiations.

(iii)    The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof that prohibits compliance with this Section 5.3(e).

(iv)    Notwithstanding any Company Board Recommendation Change, unless this Agreement shall have been terminated in accordance with Article 7, (x) this Agreement shall be submitted to the stockholders of the Company at the Company Meeting for the purpose of obtaining the Company Stockholder Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation and (y) neither the Company Board nor any committee thereof shall submit to the stockholders of the Company any Acquisition Proposal, or, except as permitted herein, propose to do so.

(f)    Certain Disclosures. Nothing in this Agreement will prohibit the Company or its Subsidiaries or the Company Board (or a committee thereof) from (i) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the holders of Shares pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the holders of Shares as required by applicable Law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or its Subsidiaries or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3, and (2) nothing in the foregoing will be deemed to permit the Company or its Subsidiaries or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) that solely describes the receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

5.4    Company Stockholder Meeting; Proxy Statement.

(a)    Unless this Agreement is terminated in accordance with Article 7, the Company shall, in accordance with applicable Law, the rules of the NYSE and the Company’s organizational documents, take the following actions:

(i)    establish a record date, duly call, give notice of, convene and hold a meeting of holders of Shares (the “Company Meeting”) as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. In relation to the Company Meeting and the conduct of business thereat, the Company shall comply with its certificate of incorporation and bylaws and applicable Law; and

(ii)    prepare and file with the SEC, as promptly as practicable after the date of this Agreement, and in any event no later than twenty (20) Business Days after the date of this Agreement, a proxy statement relating to the solicitation of proxies from the holders of Shares for the approval of this Agreement (the “Proxy Statement”) (provided, that if Parent or Merger Sub breach this Section 5.4, such period to prepare and file the Proxy Statement shall be extended for each day Parent or Merger Sub is in such breach), and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and mailed to its stockholders as promptly as reasonably practicable after such clearance. The Company shall include in the Proxy Statement (and any supplement or amendment thereto) the Company Board Recommendation (subject to Section 5.3(c) and Section 5.3(d)) and the written opinion of Lazard Frères & Co. LLC, dated as of the date of this Agreement, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares, and shall use its reasonable best efforts to solicit proxies from its stockholders to obtain the Company Stockholder Approval.

(b)    Parent and Merger Sub shall reasonably cooperate in the preparation of the Proxy Statement and shall promptly (and in any event no later than ten (10) days after the date of the Company’s written request therefor) provide to the Company all information regarding Parent or Merger Sub or any of their respective affiliates that is required by applicable Law in connection with the preparation and filing of the Proxy Statement and any amendment or supplement thereto. Unless a Company Board Recommendation Change has occurred, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article 7, its obligations pursuant to this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by the making of any Company Board Recommendation Change.

(c)    The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide Parent with copies of all correspondence between the Company and the SEC with respect to the Proxy Statement (including a summary of any oral conversations). The Company, Parent and Merger Sub shall each use their reasonable best efforts to promptly provide responses to the SEC with respect to all comments of the SEC received on the Proxy Statement. Prior to the submission of the Proxy Statement (and any supplement or amendment thereto) and all responses to the SEC, the Company shall reasonably cooperate and provide Parent and its legal counsel with a reasonable opportunity to review and comment on the Proxy Statement and any responses to the SEC and shall take into account any comments reasonably proposed by Parent (it being understood that Parent shall provide any such comments reasonably promptly). The Company shall use its reasonable best efforts to have the comments of the SEC (if any) on the Proxy Statement (and any supplement or amendment thereto) addressed to the satisfaction of the SEC, and the definitive Proxy Statement filed as promptly as reasonably practicable.

(d)    If any event occurs with respect to the Company or its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.

(e)    If any event occurs with respect to Parent or Merger Sub, or any change occurs with respect to other information supplied by Parent or Merger Sub for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.

(f)    The Company may postpone or adjourn the Company Meeting to a date that is no later than forty-five (45) days after the date on which the Company Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (v) if required by Law.

5.5    Parent Financing Assistance.

(a)    Prior to the Closing, the Company shall, and shall cause its Subsidiaries and their respective officers and employees to, and shall direct its Representatives to, use reasonable best efforts to provide such customary or necessary cooperation in connection with the arrangement and implementation of the Debt Financing as Parent may reasonably request from time to time, upon reasonable advance notice, including using reasonable best efforts to:

(i)    as promptly as practicable (A) furnish Parent with the Required Financial Information and (B) inform Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company or any member of the audit committee of the Company Board shall have actual knowledge of any facts as a result of which a restatement of any financial statements (or portion thereof) included in or including the Required Financial Information is reasonably probable or required in order for such financial statements (or portion thereof) to comply with GAAP;

(ii)    assist with the preparation of, and review and comment on, Offering Documents;

(iii)    designate a member of senior management of the Company to execute customary authorization letters with respect to the Offering Documents relating to the “bank” financing that authorize the distribution of information to prospective lenders, and identify any portion of such information that constitutes material, non-public information regarding the Company or its Subsidiaries or their securities, and cause members of senior management of the Company to participate, during normal business hours and upon reasonable advance notice, in a reasonable number of presentations, road shows, due diligence sessions, drafting sessions and sessions with ratings agencies in connection with the Debt Financing, which shall be telephonic or held by videoconference, including (A) direct contact between such senior management of the Company and Debt Financing Sources and other potential lenders and investors in the financing, (B) otherwise cooperating with the marketing efforts for any of the Debt Financing and (C) assisting Parent and the Debt Financing Sources with obtaining ratings as contemplated by the Debt Financing;

(iv)    in the event the Debt Financing includes an offering of debt securities, request and facilitate its independent auditors to (A) provide customary accountant’s comfort letters (including “negative assurance” comfort and customary change period comfort), together with drafts of such comfort letters that such independent auditors are prepared to deliver upon the “pricing” of any high-yield bonds being issued in connection with the Debt Financing, and consents from the Company’s independent auditors with respect to financial information regarding the Company and its Subsidiaries, (B) provide reasonable assistance to Parent in connection with Parent’s preparation of pro forma financial statements and pro forma financial information (it being understood that Parent shall be solely responsible for the preparation of any pro forma financial statements and pro forma financial information) and (C) attend a reasonable number of accounting due diligence sessions and drafting sessions, which sessions shall be telephonic or held by videoconference;

(v)    assist in the preparation of, and execution and delivery of, definitive financing documents (including any guarantee, pledge and security documents, supplemental indentures, currency or interest rate hedging arrangement, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent or the

Debt Financing Sources (including a certificate of the chief financial officer of the Company with respect to solvency matters in the form set forth as an exhibit to the Debt Financing Commitment Letter)) and the schedules and exhibits thereto, in each case subject to the occurrence of the Closing;

(vi)    (A) facilitate the pledging of collateral for the Debt Financing, including using reasonable best efforts to deliver any original stock certificates and related powers and any original promissory notes and related allonges and providing reasonable assistance with any collateral documents that involve a Third Party, including landlord waivers, deposit account control agreements, blocked account arrangements or lock box arrangements, if applicable and in each case subject to the occurrence of the Closing and (B) assist with obtaining release of existing Liens; provided that such releases shall be subject to the occurrence of the Closing;

(vii)    furnish Parent and the Debt Financing Sources at least four (4) Business Days prior to the Closing Date (solely to the extent requested by Parent at least eight (8) Business Days prior to the Closing Date) with all documentation and other information required by Government Officials with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended;

(viii)    solely with respect to financial information and data derived from the Company’s historical books and records, assist Parent with Parent’s preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or Offering Documents or of the type required by the Debt Financing Commitment Letter (provided that the Company and its Subsidiaries shall not be responsible for the preparation of any pro forma financial statements or pro forma adjustments thereto and, for the avoidance of doubt, shall not be obligated to provide pro forma financial statements or any information regarding any post-Closing or pro forma cost savings, synergies, debt or equity capitalization, ownership or other post-Closing pro forma adjustments necessary or desired to be incorporated into such pro forma financial statements);

(ix)    take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing (provided, that no such action shall be required of the Company Board prior to the Closing);

(x)    cooperate in satisfying the conditions precedent set forth in the Debt Financing Commitment Letter or any definitive document relating to the Debt Financing to the extent the satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its Subsidiaries; and

(xi)    ensure that the Debt Financing Sources and their advisors and consultants shall have reasonable access to the Company and its Subsidiaries to evaluate the

Company’s and its Subsidiaries’ current assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Closing, and assist with other collateral audits, collateral appraisals and due diligence examinations.

(b)    Notwithstanding anything to the contrary in this Section 5.5:

(i)    nothing in this Section 5.5 will require any cooperation to the extent the same would (A) unreasonably interfere with the ongoing operations of the Company or its Subsidiaries, (B) cause any officer or employee of the Company or any of its Subsidiaries or any of its or their Representatives to incur any personal liability, (C) without limiting the scope of its obligations pursuant to Sections 5.5(a)(iii) and (viii), require the Company or any of its Subsidiaries to prepare pro forma financial statements or change any fiscal period, (D) require the Company or any of its Subsidiaries to cause its legal counsel to deliver any legal opinions (except as contemplated by Section 5.16), or (E) reasonably be expected to conflict with, violate, breach or otherwise contravene (I) any Law and/or (II) any Company Material Contract;

(ii)    neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other fee or have any liability or obligation, including any indemnification obligation, under any agreement or any document related to any Debt Financing prior to the Closing Date, or (B) incur any cost or expense unless such cost or expense is promptly reimbursed by Parent to the Company or any designee of the Company (and in any event no later than the termination of this Agreement in accordance with Article 7); and

(iii)    neither the Company nor any of its Subsidiaries or any of their respective Representatives shall be required to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document (except any authorization letters delivered pursuant to Section 5.5(a)(iii) or any certificate, document, instrument or agreement provided in accordance with Section 5.5(a)(iii) or Section 5.16), with respect to the Debt Financing or adopt resolutions approving the agreements, documents and/or instruments pursuant to which the Debt Financing is obtained or pledge any collateral with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing.

(c)    Promptly following the written request of the Company, Parent shall reimburse the Company or its designee for any reasonable, documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Company and/or its Subsidiaries in connection with the assistance required by this Section 5.5. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of any Debt Financing and any information utilized in connection therewith (other than liabilities or losses resulting solely from information provided by the Company or its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the intentional misrepresentation, bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, its Subsidiaries or any of their Representatives. All material non-public information regarding the Company and its Subsidiaries provided to Parent or its Representatives pursuant to this Section 5.5 shall be kept confidential by them in accordance with the Confidentiality Agreement.

(d)    The Company hereby consents, on behalf of itself and its Subsidiaries, to the use of the Company’s and its Subsidiaries’ logos in connection with any Debt Financing; provided, that such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company’s or its Subsidiaries’ reputation or goodwill.

(e)    The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to periodically update any Required Financial Information provided to Parent as may be necessary so that such Required Financial Information (i) is Compliant and (ii) meets the applicable requirements set forth in the definition of “Required Financial Information.” For the avoidance of doubt, Parent may, to most effectively access the financing markets, request the cooperation of the Company and its Subsidiaries under this Section 5.5 at any time, and from time to time and on multiple occasions, between the date of this Agreement and the Closing; provided that, for the avoidance of doubt, the Marketing Period shall not be applicable as to each attempt to access the markets. The Company agrees to use reasonable best efforts to file all reports on Form 10-K and Form 10-Q and Form 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the periods required by the Exchange Act. The Company agrees to use reasonable best efforts to review all Offering Documents and marketing materials for the Debt Financing (subject to Parent providing the Company with reasonable time to review) and identify for Parent any information contained therein that it reasonably believes constitutes material non-public information with respect to the Company and its Subsidiaries (taken as a whole) or their respective securities. If the Company identifies any such information, then the Company shall file a Current Report on Form 8-K containing such material non-public information.

5.6    Financing Obligation of Parent.

(a)    Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Debt Financing in an amount required to satisfy the Financing Purposes not later than the Closing Date (after taking into account any available Equity Financing) on the terms and conditions set forth in the Debt Financing Commitment Letters (or on other terms that, with respect to conditionality, are not less favorable to Parent than the terms and conditions set forth in the Debt Financing Commitment Letter), including by using reasonable best efforts to (i) maintain in effect the Debt Financing and the Debt Financing Commitment Letters, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing required to pay the Financing Purposes (after taking into account any available Equity Financing) (which, with respect to the bridge facility documentation, shall not be required until reasonably necessary in connection with the funding of the Debt Financing required to satisfy the Financing Purposes (after taking into account any available Equity Financing)) on the terms and conditions contained in the Debt Financing Commitment Letters (or on other terms that would not (A) reasonably be expected to adversely affect Parent’s ability to consummate the Transactions, (B) reduce the aggregate amount of the Debt Financing below the amount necessary to satisfy the Financing Purposes (after taking into account any available Equity Financing), (C) impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of the Company or its Subsidiaries) the conditions precedent to the Debt Financing as set forth in the Debt Financing Commitment Letters in a manner that would be reasonably expected to delay the Closing or make the Closing less likely to occur or (D) reasonably be expected to delay the availability of the Debt Financing required to satisfy the Financing Purposes (after taking into account any available Equity Financing) beyond the date that the Closing is required to be effected in accordance with Section 1.2), (iii) satisfy or, if deemed advisable by Parent, obtain a waiver thereof, on a timely basis all conditions applicable to Parent contained in the Debt Financing Commitment Letters to the funding of the Debt Financing required to satisfy the Financing Purposes (after taking into account any available Equity Financing) that are within its control to be satisfied by Parent (other than any condition where the failure to be so satisfied is primarily the result of the Company’s failure to provide the cooperation described in Section 5.5), including the payment of any commitment, engagement, or placement fees required as a condition to the Debt Financing, (iv) assuming that all conditions contained in the Debt Financing Commitment Letter have been satisfied, consummate the Debt Financing in an amount required to satisfy the Financing Purposes at or prior to the Closing Date, and (v) comply with its obligations under the Debt Financing Commitment Letters. Subject to the terms and upon satisfaction of the conditions set forth in the Debt Financing Commitment Letters, Parent shall use its reasonable best efforts to cause the lenders and the other Persons providing such Debt Financing to provide the Debt Financing on the Closing Date and shall fully enforce the counterparties’ obligations and its rights under the Debt Financing Commitment Letters to cause the lenders under the Debt Financing to fund in accordance with their respective commitments. Parent shall provide to the Company copies of the Debt Financing Commitment Letters and any amendments thereto within forty-eight (48) hours of receipt of the final executed copy of such amendment and shall keep the Company reasonably informed on a current basis and in reasonable detail of material developments in respect of the financing process relating thereto. In the event that Parent seeks to enforce its rights under the Debt Financing Commitment Letters or the definitive agreements entered into in connection therewith and/or cause the financing sources to fund the Debt Financing (any such action, a “Financing Action”), Parent shall (x) keep the Company reasonably informed of the status of the Financing Action and (y) at the reasonable request of the Company, shall make Parent’s employees and Representatives available to discuss the status of, and developments with respect to, the Financing Action.

(b)    Without limiting the generality of the foregoing, Parent shall provide the Company with prompt written notice (i) of any breach or default by any party to the Debt Financing Commitment Letters or definitive agreements related to the Debt Financing of which Parent becomes aware, (ii) of the receipt of (A) any written notice or (B) other written communication, in each case from any Debt Financing Source with respect to any (I) breach, default, termination or repudiation by any party to the Debt Financing Commitment Letters or the definitive agreements related to the Debt Financing of any provision of the Debt Financing Commitment Letters or the definitive agreements related to the Debt Financing, (II) material dispute or disagreement between or among any parties to the Debt Financing Commitment Letters or definitive agreements related to the Debt Financing with respect to the obligation to fund the Debt Financing in the amount of the Debt Financing required to satisfy the Financing Purposes (after taking into account any available Equity Financing) at Closing, and (iii) if at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Debt Financing necessary to satisfy the Financing Purposes (after taking into account any available Equity Financing). As soon as reasonably practicable, Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.

(c)    Prior to the Closing, Parent shall not, without the prior written consent of the Company, agree to, or permit, any amendment or modification of, or waiver or consent under, any Commitment Letter or other documentation relating to the Financing which would (i) reasonably be expected to adversely affect Parent’s ability to consummate the Transactions, (ii) reduce the aggregate amount of the Financing below the amount necessary to satisfy the Financing Purposes (after taking into account any available Equity Financing), (iii) impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of the Company or its Subsidiaries) the conditions precedent to the Financing as set forth in the Commitment Letters in a manner that would be reasonably expected to delay the Closing or make the Closing less likely to occur, or (iv) reasonably be expected to delay the availability of the Financing required to satisfy the Financing Purposes; provided that, the Debt Financing Commitment Letters or such documentation may be amended to add lenders, lead arrangers, bookrunners, syndication agents or other entities who had not executed the Debt Financing Commitment Letter as of the date of this Agreement. For purposes of Section 5.5 (Parent Financing Assistance), Section 5.6 (Financing Obligation of Parent), Section 9.7(Amendment and Waiver), Section 9.9 (Third Party Beneficiaries), Section 9.10 (Waiver of Trial by Jury), Section 9.14 (Governing Law), and Section 9.15 (Consent to Jurisdiction), the definitions of “Debt Financing Commitment Letter” and “Debt Financing” shall include the Debt Financing or the Replacement Debt Financing, as applicable, or documents related thereto as permitted to be amended or modified by this Section 5.6. Upon any amendment or modification of the Commitment Letters in accordance with this Section 5.6(c), Parent shall promptly deliver to the Company copies of any such amendment or modification.

(d)    If, notwithstanding the use of reasonable best efforts by Parent to satisfy its obligations under this Section 5.6, the Debt Financing or the Debt Financing Commitment Letters (or any definitive financing agreement relating thereto) expire or are terminated or become unavailable prior to the Closing, in whole or in part, for any reason, and such portion is required to satisfy the Financing Purposes (after taking into account any available Equity Financing), Parent shall (i) promptly notify the Company of such expiration, termination, or unavailability and the reasons therefor and (ii) subject to the third to last sentence of this Section 5.6(d), use its reasonable best efforts promptly to arrange for a firm commitment for alternative financing (“Replacement Debt Financing”) (which, shall not, without the prior consent of the Company, (A) impose any new or additional condition or otherwise expand any condition to the receipt of the Debt Financing that makes the funding of the Debt Financing in an amount required to satisfy the Financing Purposes (after taking into account any available Equity Financing) less likely to occur or (B) otherwise be on terms and conditions that are materially less favorable to Parent from a conditionality or enforceability perspective than the terms and conditions of the Debt Financing Commitment Letters) to replace the financing contemplated by such expired, terminated, or unavailable commitment or arrangement or any portion thereof in an amount sufficient, when added to the portion of the Debt Financing that remains available and taking into account any available Equity Financing, to satisfy the Financing Purposes. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.6 shall require, and in no event shall the reasonable best efforts of Parent be deemed or construed to require, Parent to pay any fees or any interest rates applicable to the Debt Financing in excess of those contemplated by the Debt Financing Commitment Letter (including the market flex provisions) or agree to any other term materially less favorable to Parent or the Company than such corresponding term contained in or contemplated by the Debt Financing Commitment Letter (in either case, whether to secure waiver of any conditions contained therein or otherwise). Copies of any new financing commitment letter, including any term sheet, annex and any agreements related thereto entered into in connection with any Replacement Debt Financing (including any related fee letter (with fee amount redacted to the extent required by the applicable financing source)) shall be promptly provided to the Company and in any event within forty-eight (48) hours of receipt by Parent of a final executed copy of such new financing commitment letter. In such event, (1) the term “Debt Financing” will be deemed to include any Replacement Debt Financing and (2) the term “Debt Financing Commitment Letter” will be deemed to include any commitment letters with respect to such Replacement Debt Financing.

5.7    Regulatory Filings; Consents.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to cause the conditions set forth in Article 6 to be satisfied and to consummate and make effective the Merger and the other Transactions as promptly as practicable. In furtherance and not in limitation of the foregoing, Parent (and the Company, as applicable) shall make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten (10) Business Days after the date of this Agreement, (ii) file or cause to be filed appropriate filings or draft filings, notices or applications (where required by the relevant Antitrust Laws or where pre-notification or equivalent procedures are mandatory or advisable) under the other Antitrust Laws set forth on Section 5.7(a) of the Company Disclosure Schedule with respect to this Agreement and the transactions contemplated herein as soon as reasonably practicable, (iii) file or cause to be filed appropriate filings, notices or applications, as applicable, for foreign investment clearance of any jurisdiction set forth on Section 5.7(a) of the Company Disclosure Schedule (“FDI Approval”) with respect to this Agreement and the transactions contemplated herein as soon as reasonably practicable and (iv) any filings required to consummate the Transactions under the Communications Act of 1934 and the rules and regulations promulgated by the FCC. The Company, Parent and Merger Sub shall use reasonable best efforts to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to the foregoing (including with respect to information requests received from the relevant Governmental Entity following submission of the relevant filings, submissions or notices), and use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods and obtain all consents in connection with the foregoing as soon as reasonably practicable. Notwithstanding the foregoing, any party hereto may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties hereto under this Section 5.7 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient party, and the recipient party shall cause such outside counsel not to disclose such materials or information to any employees, officers, directors or other Representatives of the recipient party, unless express written permission is obtained in advance from the source of the materials.

(b)    Except as prohibited by applicable Law or Order, Parent, Merger Sub and the Company shall use reasonable best efforts to (i) cooperate reasonably with each other in connection with any filing or submission with a Governmental Entity in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Transactions, (ii) promptly inform the other parties hereto of (and, if in writing, supply to the other parties’ legal counsel) any material communication, other than any ministerial communications, received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other similar Governmental Entity (foreign or domestic), in each case regarding any of the Transactions, (iii) consult with each other prior to taking any material position with respect to the filings under the HSR Act or filings under other Antitrust Laws, or with respect to any FDI Approval, in discussions with or filings to be submitted to any Governmental Entity, (iv) permit the other parties’ legal counsel to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Entity with respect to filings under the HSR Act or under any other Antitrust Laws, or with respect to any FDI Approval, (v) coordinate with the other parties’ legal counsel in preparing and exchanging such information and promptly provide the other parties’ legal counsel with copies of all filings, presentations or material submissions (and a summary of any oral presentations) made by such party with any Governmental Entity relating to this Agreement or the transactions contemplated hereby under the HSR Act and such other Antitrust Laws, or with respect to any FDI Approval, which may be redacted for confidential information or otherwise shared on an outside counsel only basis, and (vi) to the extent permitted by the Governmental Entity, participate in material meetings, presentations, consultations, and discussions related to obtaining clearances required in connection with the transactions contemplated hereby. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party relating to proceedings under the HSR Act, any Antitrust Law or with respect to any FDI Approval. Notwithstanding the forgoing and anything to the contrary contained in this Agreement, the Parent shall control and lead (with prior notice to and consultation of the Company, and taking the Company’s views into account in good faith) all communications and strategy relating to any process under the HSR Act, any Antitrust Law and with respect to any FDI Approval.

(c)    Unless prohibited by applicable Law or Order or by the applicable Governmental Entity, each of the Company, on one hand, and Parent and Merger Sub, on the other hand, shall (i) to the extent reasonably practicable and permissible by the relevant Governmental Entity, not participate in or attend any material meeting, or engage in any material conversation (other than ministerial conversations) with any Governmental Entity in respect of the Transactions without the other, (ii) to the extent reasonably practicable, give the other reasonable prior notice of any such material meeting or material conversation and (iii) in the event one such party is prohibited by applicable Law or Order or by the applicable Governmental Entity from participating or attending any such material meeting or engaging in any such material conversation, or it has not been reasonably practicable to include the non-participating party, keep such non-participating party reasonably apprised with respect thereto.

(d)    In furtherance and not in limitation of the actions and obligations described in Section 5.7(b) and Section 5.7(c), Parent shall use its reasonable best efforts to promptly (and in any event, prior to the Outside Date) resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, any Antitrust Law or with respect to any FDI Approval. In connection therewith, if any Proceeding is instituted (or threatened to be instituted), which Proceeding challenges any transaction contemplated by this Agreement as in violation of the HSR Act or any other Antitrust Law, or threatens to result in the denial of any FDI Approval, Parent shall use its reasonable best efforts to promptly contest and resist any such Proceeding, and seek to have promptly vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts the consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal. Parent shall use its reasonable best efforts to take such actions as may be required to cause the expiration or termination of the waiting, notice or review periods under the HSR Act, any Antitrust Law or with respect to any FDI Approval, in each case, with respect to the Transactions as promptly as possible after the execution of this Agreement (and in any event prior to the Outside Date). Parent shall not more than one (1) time, without prior written consent of the Company, and taking the Company’s views into account in good faith, “pull-and-refile,” pursuant to 16 C.F.R. 803.12, any filing made under the HSR Act or take any similar action under the Antitrust Laws, or with respect to any FDI Approval, set forth on Section 5.7(a) of the Company Disclosure Schedule, in each case, with respect to any filing made with any Governmental Entity. Notwithstanding anything to the contrary in this Agreement, Parent or any of its affiliates shall not be required by this Agreement to make any notification to any Governmental Entity where not otherwise required by Law regarding any proposed transaction (other than the Transactions).

(e)    Parent further agrees that it shall, and shall cause its Subsidiaries to, to the extent necessary to obtain any waiver, permit, approval, clearance or consent from any Governmental Entity under the HSR Act or any Antitrust Law or any FDI Approval or which is otherwise required to satisfy the conditions set forth in Section 6.1(b) or Section 6.1(c), as applicable, or to avoid the entry of or have lifted, vacated, reversed or terminated any Closing Legal Impediment, in each case, prior to the Outside Date, promptly take the following actions: (i) propose, negotiate and offer to commit and to effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture, transfer, license or other disposition (including by licensing any Intellectual Property) of any assets or businesses of the Company or its Subsidiaries; (ii) propose, negotiate and offer to commit and to effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, behavioral limitations on the assets or businesses of the Company or its Subsidiaries; (iii) propose, negotiate and offer to commit and to effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the termination, modification, transfer or other action with respect to any existing relationships and contractual rights and obligations of the Company and its Subsidiaries; (iv) otherwise offer to take or offer to commit to take any action that it is capable of taking and, if the offer is accepted, take or commit to take such action, that limits or affects its freedom of action; and (v) in the event that any permanent or preliminary injunction or other Order of any Governmental Entity is entered or becomes reasonably foreseeable to be entered in any Proceeding that would make consummation of the Transactions unlawful or that would prevent or delay consummation of the Transactions, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clauses (i), (ii), (iii) and (iv) of this Section 5.7(e)) necessary to vacate, modify or suspend such injunction or Order; provided, however, that Parent and its Subsidiaries shall not be obligated to take the foregoing actions contemplated by this sentence, in each case, to the extent such actions would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, after giving effect to the Merger. Notwithstanding anything to the contrary herein, Parent’s obligations under this Section 5.7(e) shall be absolute and not qualified by “commercially reasonable efforts” or “reasonable best efforts.” The entry by any Governmental Entity in any Proceeding of an Order permitting the consummation of the transactions contemplated hereby but requiring any of the steps contemplated by clauses (i), (ii), (iii) and (iv) of this Section 5.7(e) shall not, individually or in the aggregate, be deemed a failure to satisfy any condition specified in Article 6.

(f)    Notwithstanding anything to the contrary in this Section 5.7, from the date of this Agreement until the Closing, neither Parent nor any of its affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or any equity in, or by any other manner, any assets or Person, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition would be reasonably expected to prevent the consummation of the Transactions by the Outside Date.

5.8    Employee Benefit Matters

(a)    During the period commencing at the Closing Date and ending on the date that is twelve months following the Closing Date (the “Continuation Period”), Parent shall provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide to each employee of the Company and its Subsidiaries immediately prior to the Effective Time (each a “Continuing Employee”), during any period of employment with the Surviving Corporation during the Continuation Period, (i) an annual base salary or wage rate and a target annual cash bonus opportunity that is not less than the annual base salary or wage rate provided to such Continuing Employee immediately prior to the Effective Time and (ii) other compensation and benefits (excluding equity and equity-based compensation and defined benefit pension benefits) that are substantially equivalent in the aggregate to the other compensation and benefits (excluding equity and equity-based compensation and defined benefit pension benefits) provided to such Continuing Employees immediately prior to the Effective Time. During the Continuation Period, Parent shall provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide each Continuing Employee with the severance benefits set forth on Section 5.8(a) of the Company Disclosure Schedule.

(b)    Without limiting the generality of Section 5.8(a), from and after the Effective Time, Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to, assume, honor and continue during the Continuation Period or, if sooner, until all obligations thereunder have been satisfied, each Company Benefit Plan, in each case, as in effect at the Effective Time, in accordance with the terms of such Company Benefit Plans. For the avoidance of doubt, nothing herein shall impede Parent’s ability to amend each Company Benefit Plan in accordance with the terms therein.

(c)    In furtherance of Section 5.8(a)(i), if the Effective Time occurs prior to the payment of any outstanding amounts under each Company Benefit Plan that is a fiscal 2022 cash-based short-term bonus plan (a “2022 Bonus Plan”), Parent shall, or shall cause its affiliates (including the Surviving Corporation and its Subsidiaries) to (A) pay, at the time that the Company and its Subsidiaries would have customarily made such bonus payments, a bonus to each Continuing Employee who participates in a 2022 Bonus Plan that is no less than the amount earned (but not paid) for such Continuing Employee as of the Closing Date under each such 2022 Bonus Plan, as determined and paid in accordance with the terms of, and subject to the conditions of, the applicable 2022 Bonus Plan, and (B) to the extent the Effective Time occurs in calendar year 2022, maintain the 2022 Bonus Plans on the same terms and conditions, and with respect to the same targets and performance measures, as were in effect immediately prior to the Effective Time; provided, however, that bonuses paid to Continuing Employees under such 2022 Bonus Plans shall be paid at no less than target.

(d)    With respect to benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation (including any vacation, paid time-off and severance plans, but excluding any plan providing for qualified or non-qualified defined benefit pension benefits, nonqualified deferred compensation, equity or equity-based compensation, or post-termination or retiree health or welfare benefits), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with the Company or any of its Subsidiaries, as reflected in the Company’s records, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(e)    Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation) to use reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to use reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.

(f)    Without limiting the generality of Section 9.9, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or other current or former service provider of the Company (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

5.9    Indemnification.

(a)    From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, and shall advance expenses as incurred by, to the fullest extent permitted under (i) applicable Law, (ii) the Company

Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement and (iii) any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement, each present and former director and officer of the Company and its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any actual or alleged Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with (A) this Agreement or the Transactions and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnitee.

(b)    Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity) as provided in its certificates of incorporation, bylaws or other organizational documents shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party’s certificate of incorporation and bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

(c)    For six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally responsible for maintaining for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement, it being understood that if the total premiums payable for such insurance coverage exceeds such amount, Parent shall obtain a policy with the greatest coverage available for a cost equal to such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Company shall be permitted, at its sole discretion, to obtain such prepaid policies (subject to the aforementioned premium cap) that provide such coverage prior to the Effective Time.

(d)    In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.9.

(e)    The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement. The obligations of Parent under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

(f)    Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.

5.10    Parent Agreements Concerning Merger Sub. During the period from the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

5.11    Takeover Statutes. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement, then the Company and the Company Board shall take all actions required to render such Law inapplicable to the foregoing.

5.12    Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.13    Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors and officers relating to the Transactions, including the Merger. The Company shall promptly notify Parent of any such litigation that is brought or threatened in writing, and shall keep Parent reasonably and promptly informed on a current basis with respect to the status thereof. Without limiting the generality of the foregoing, the Company shall not settle any such stockholder litigation or related Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

5.14    Stock Exchange Delisting. The Surviving Corporation shall cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

5.15    Publicity. The initial press release announcing this Agreement, any ancillary agreements and the Transactions shall be in substantially the form mutually agreed upon by Parent and the Company. No other press release, public announcement or public filing related to this Agreement or the transactions contemplated herein, or prior to the Closing any other announcement or communication to the employees, customers or suppliers of the Company or its Subsidiaries, shall be issued or made by any party hereto without the joint approval of Parent and the Company (which approval shall not be unreasonably withheld, conditioned or delayed), unless required by Law or stock exchange rules; provided that (x) no party hereto shall be required to obtain approval or provide materials for review in respect of information that has previously been made public without breach of the obligations under this Section 5.15 and contained in the applicable press release, announcement, public filing or communication,

(y) the Company shall not be required to obtain approval or provide materials for review with respect to any matters referred to in, and made in compliance with, Section 5.3 and (z) Parent and its affiliates shall be permitted to make communications to, and provide ordinary course information to the Debt Financing Sources, and any equityholders, existing or prospective partners, members, managers and investors of Parent or its affiliates, in each case, who are subject to customary confidentiality restrictions. In the event that any such additional press release, public announcement or public filing is required by or advisable under applicable Law or stock exchange rules, the party obligated to make such press release, public announcement or public filing shall use its reasonable best efforts to provide the other party with reasonable advance notice of such requirement and the content of the proposed press release, announcement or filing and a reasonable opportunity to review and comment on such release, announcement or filing and consider in good faith any comments with respect thereto.

5.16    Company Indebtedness.

(a)    On the Closing Date, Parent and the Company shall, as and to the extent required by the Indentures relating to the Company’s Senior Notes in connection with the Transactions, cause to be delivered the officer’s certificate, opinion of counsel and any other notices or documentation required by the Indentures in connection with the Merger, it being understood that in no event shall the Company or any of its Subsidiaries be required to bear any out-of-pocket third party cost or expense or pay any fee (other than those costs and fees that Parent commits to reimburse) in connection with the delivery of such officer’s certificate, opinion or other notices or documentation. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on such officers’ certificate, legal opinion and other notices or documentation prior to the delivery thereof, each of which shall be subject to the prior approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed).

(b)    Parent or Merger Sub will be permitted to commence and conduct, in accordance with the terms of the Indentures, one or more offers to purchase, including any “Change of Control Offer” (as such term is defined in the Indentures) and/or any tender offer, or any exchange offer, and to conduct one or more consent solicitations, if any (each such offer or solicitation by Parent or Merger Sub, a “Debt Offer” and, collectively, the “Debt Offers”) in connection with the Merger and the other Transactions. Each of the Company and its Subsidiaries shall use its respective reasonable best efforts to, and will use its respective reasonable best efforts to cause its respective affiliates, officers, employees and Representatives (and, in the case of the Company, the trustees under the Indentures) to, reasonably cooperate with Parent and Merger Sub in good faith to permit any such Debt Offer to be effected on such terms, conditions and timing as reasonably requested by Parent, including, if so reasonably requested by Parent, causing any such Debt Offer to be consummated substantially concurrently with the Closing, and Parent shall, and the Company shall reasonably assist and cooperate with Parent to, prepare any documentation related thereto, and shall provide the Company reasonable time to review such documentation; it being understood that in no event shall the Company or any of its Subsidiaries be required to incur any financing or provide assistance in obtaining any financing for a Debt Offer other than in connection with the Debt Financing contemplated by Section 5.5 and in accordance with the terms thereof; it being further understood that no such Debt Offer shall delay the Closing beyond the date that it is required to occur under Section 1.2. The closing (or, if applicable, operativeness) of the Debt Offers will be expressly conditioned on the occurrence of the Closing or the acceptance for purchase of the applicable Senior Notes by Parent, and the parties will use reasonable best efforts to cause the Debt Offers to close (or become operative) on the Closing Date. The Debt Offers will be conducted in compliance with the applicable Indentures and applicable law and the Company will not be required to cooperate with respect to any Debt Offer that would reasonably be expected to be inconsistent with the terms of the Indentures or applicable law.

(c)    Subject to the receipt of any requisite consents, the Company and its Subsidiaries will execute one or more supplemental indentures to the applicable Indentures in accordance with the Indentures, amending the terms and provisions of the applicable Indentures as described in the applicable Debt Offer, as reasonably requested by Parent, which supplemental indentures shall become effective upon the execution thereof and operative no earlier than the Closing Date or the acceptance for purchase of the Senior Notes by Parent, and will use reasonable best efforts to cause the applicable trustee under the applicable Indentures (the “Trustee”) to enter into such supplemental indenture; provided, however, that in no event will the Company or any of its officers, directors or other Representatives have any obligation to authorize, adopt or execute any amendments or other agreement that would reasonably be expected to be inconsistent with the terms of the Indentures or applicable law or would become operative before the Closing Date or the time of acceptance for purchase of the applicable Senior Notes by Parent. Subject to the terms and conditions of this Section 5.16, the Company will provide and will use reasonable best efforts to have its officers and Representatives and Subsidiaries provide all cooperation reasonably requested by Parent in connection with the execution of supplemental indentures. If requested by Parent, the Company will use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the transactions contemplated by this Section 5.16 to the extent such legal opinion is required to be delivered before the Closing Date. Notwithstanding the foregoing, in no event will the Company or its legal counsel be required to give an opinion with respect to a Debt Offer that in the opinion of the Company, its legal counsel or the Trustee, does not comply with applicable law or the applicable Indenture.

(d)    If requested by Parent, in lieu of or in addition to Parent or Merger Sub commencing any Debt Offers for the Senior Notes, the Company shall (i) send any notices of redemption with respect to all or a portion of the outstanding aggregate principal amount of any Senior Notes (which shall be in form required under the Indentures and conditioned upon the consummation of the Closing, if sent prior to the Closing) to the Trustee, (ii) take such actions as may be required under each Indenture to cause the Trustee to proceed with the redemption of the applicable Senior Notes under such Indenture and to provide the notice of redemption (conditioned upon consummation of the Closing if provided prior to the Closing) to the holders of such Senior Notes pursuant to the applicable Indenture and (iii) prepare and deliver all other documents required under each Indenture (including any officer’s certificates and legal opinions) as may be required under each Indenture to issue notices of redemption

(conditioned upon consummation of the Closing, if issued prior to the Closing) for such Senior Notes in accordance with the Indentures, as well as providing (x) for the redemption on the Closing Date or such later date as shall be specified by Parent for such Senior Notes or (y) for satisfaction and discharge of the Senior Notes and the release of any liens with respect thereto on the Closing Date, in each case, pursuant to the requisite provisions of the applicable Indenture (subject to the consummation of the Closing, if sent prior to the Closing).

(e)    If permitted by the applicable Indenture, the notices of redemption delivered to the Trustee and holders of the Senior Notes (if delivered prior to Closing) may state that the redemption date may be delayed until such time as any condition to redemption stated therein shall be satisfied or such redemption may not occur and such notice may be rescinded in the event such condition shall not have been satisfied. On or prior to the Closing, Parent shall make, or cause to be made, a deposit with the Trustee of funds sufficient to pay in full the outstanding aggregate principal amount of, accrued and unpaid interest through the applicable redemption date on, and applicable redemption premiums related to, the Senior Notes so redeemed, together with payment of other fees and expenses payable by the Company under each Indenture.

(f)    Promptly following the written request of the Company, Parent shall reimburse the Company or its designee for any reasonable, documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Company and/or its Subsidiaries in connection with the assistance required by this Section 5.16. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with any Debt Offer, in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the intentional misrepresentation, bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company and its Subsidiaries or any of their Representatives.

(g)    The Company shall have delivered to Parent at least two (2) Business Days prior to the Closing Date (A) an appropriate and customary payoff letter with respect to the Company Credit Facility (the “Payoff Letters”), in each case, specifying the aggregate payoff amount of the Company’s obligations (including principal, interest, fees, expenses, premium (if any) and other amounts payable in respect of such indebtedness) that will be outstanding under such indebtedness as of the Closing and providing for a release of all Liens and guarantees thereunder upon the receipt of the respective payoff amounts specified in the Payoff Letter (it being understood and agreed that Parent and Merger Sub shall be responsible for paying all amounts under the Payoff Letters) and (B) all documentation relating to the release of all Liens with respect to the Company Credit Facility and the Secured Notes Indentures (including any termination statements on Form UCC-3, or other releases).

5.17    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred by the Company or any of its Subsidiaries or the Surviving Corporation in connection with the Merger shall be borne by the Surviving Corporation and its Subsidiaries.

5.18    India MTO.

(a) Parent hereby agrees that it shall undertake and effect the India MTO in accordance with, and to the extent required by, applicable Law.

(b)    The Company shall, and shall cause its Subsidiaries and direct its and their respective Representatives to, use reasonable best efforts to cooperate and promptly provide such information and take such actions as may be reasonably requested by Parent in connection with its obligation to commence the India MTO (it being understood that the Company and Parent shall each pay for and be responsible for 50% of any fees or expenses incurred in connection with such actions).

(c)    Parent acknowledges and agrees that the price per share of Federal Mogul Goetze (India) Ltd. to be offered in the India MTO shall be INR 275, which represents a 16.5% premium to the volume weighted average price of such shares on the National Stock Exchange of India Limited for a period of sixty (60) trading days immediately preceding the date hereof, and a 2.7% premium to the three-month high of the traded price of such shares on the National Stock Exchange of India Limited as of the date hereof.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1    Conditions to Obligations of Each Party under This Agreement. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

(a)    The Company Stockholder Approval shall have been obtained.

(b)    No Restraints. No outstanding Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger shall be in effect (each restraint described by this Section 6.1(b), a “Closing Legal Impediment”).

(c)    Regulatory Approvals. (i) The applicable waiting periods under the HSR Act shall have expired or been terminated, (ii) all approvals, consents and consultations required to consummate the transactions contemplated by this Agreement pursuant to any other Antitrust Law of any jurisdiction listed on Section 6.1(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, and (iii) all FDI Approvals listed on Section 6.1(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired.

6.2    Conditions to Obligations of the Company under This Agreement. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a)    The representations and warranties (i) set forth in the Parent and Merger Sub Fundamental Reps shall be true and correct in all material respects, as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) set forth in Article 4 (other than the Parent and Merger Sub Fundamental Reps) shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

(b)    Parent and Merger Sub shall have performed in all material respects the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing, subject to the right to cure such failure (if curable) by the earlier of (i) fifteen (15) Business Days after the Company provided written notice of such failure to Parent and (ii) the third (3rd) Business Day prior to the Outside Date.

(c)    Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3    Conditions to Obligations of Parent and Merger Sub under This Agreement. The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

(a)    The representations and warranties (i) set forth in Section 3.2(a) shall be true and correct in all respects (except for any de minimis inaccuracies), as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in the Company Fundamental Reps (other than the representations and warranties listed in the immediately preceding clause (i)) shall be true and correct in all material respects, as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) set forth in Article 3 (other than the representations and warranties listed in the immediately preceding clauses (i) and (ii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing, subject to the Company’s right to cure such failure (if curable) by the earlier of (i) fifteen (15) Business Days after Parent provided written notice of such failure to the Company and (ii) the third (3rd) Business Day prior to the Outside Date.

(c)    Since the date hereof, there shall not have been a Company Material Adverse Effect under clause (b) of the definition thereof.

(d)    Parent shall have received a certificate signed on behalf by the chief executive officer or the chief financial officer of the Company stating that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

6.4    Frustration of Closing Conditions(a) . No party hereto may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1    Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after receipt of the Company Stockholder Approval, by action taken or authorized by the board of directors or similar governing body of the terminating party or parties:

(a)    By mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b)    By Parent (on behalf of itself and Merger Sub), if the Transactions have not been consummated on or before the Outside Date; provided, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if Parent’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to the Outside Date;

(c)    By the Company, if the Transactions have not been consummated on or before the Outside Date; provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(c) if the Company’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to such Outside Date;

(d)    By the Company, prior to the time at which the Company Stockholder Approval has been obtained, if such termination is permitted by Section 5.3(d)(ii) (Superior

Proposal); provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(d) unless the Company complies in all material respects with the requirements of Section 5.3(d)(ii) (Superior Proposal) before the Company terminates pursuant to this Section 7.1(d) and concurrently with such termination the Company pays or causes to be paid to Parent the Company Termination Fee in accordance with Section 7.2(b)(i);

(e)    By Parent, prior to the time at which the Company Stockholder Approval has been obtained, if (i) the Company Board shall have effected a Company Board Recommendation Change, whether or not in compliance with Section 5.3 (it being understood and agreed that any written notice provided to Parent (and not made public by the Company or its Subsidiaries or their respective Representatives) of the Company’s intention to make a Company Board Recommendation Change prior to effecting such Company Board Recommendation Change in accordance with Section 5.3 shall not by itself constitute a Company Board Recommendation Change), or (ii) the Company shall have entered into a merger agreement, letter of intent or other similar agreement relating to an Acquisition Proposal;

(f)    By either the Company or Parent (on behalf of itself and Merger Sub), if the Company Meeting (as it may be adjourned or postponed in accordance with this Agreement) shall have concluded and the Company Stockholder Approval shall not have been obtained at such meeting;

(g)    By either the Company or Parent (on behalf of itself and Merger Sub), if (i) there is in effect any final, non-appealable Closing Legal Impediment or (ii) Section 6.1(c) (Regulatory Approvals) is not satisfied as of the Outside Date; provided, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(g) if a material breach of Parent’s or the Company’s, respectively, obligations under this Agreement has been the principal cause of such Order, applicable Law or failure of such condition to be satisfied;

(h)    By Parent (on behalf of itself and Merger Sub), if Parent is not in material breach of any of its obligations under this Agreement, and if the Company has breached in any material respect any of its representations or warranties or failed to perform in any material respect any its covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1(a), (Company Stockholder Approval), Section 6.1(b) (No Restraints), Section 6.1(c) (Regulatory Approvals), Section 6.3(a) (Company Representations and Warranties) or Section 6.3(b) (Company Covenants) incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) Business Days after Parent provided written notice of such breach to the Company and (ii) the third Business Day prior to the Outside Date;

(i)    By the Company, if it is not in material breach of any of its obligations under this Agreement, and if Parent or Merger Sub shall have breached in any material respect any of their representations or warranties or failed to perform in any material respect any of their covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1(a) (Company Stockholder Approval), Section 6.1(b) (No Restraints), Section 6.1(c) (Regulatory Approvals), Section 6.2(a) (Parent Representations and Warranties) or Section 6.2(b) (Parent Covenants) incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) Business Days after the Company provided written notice of such breach to Parent and (ii) the third Business Day prior to the Outside Date; or

(j)    By the Company, if (i) the Marketing Period has ended and all of the conditions to the obligations of the Parent to consummate the Closing set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied by the delivery of documents or taking of any other action at the Closing, but subject to such conditions being capable of being satisfied at the Closing) have been satisfied or waived and the date on which the Closing should have taken place pursuant to Section 1.2 has occurred, (ii) the Company has delivered to Parent a written notice at least three (3) Business Days prior to such termination confirming that, if Parent performed its obligations hereunder to consummate the Closing and the Debt Financing was funded, the Company is ready, willing and able to consummate the Closing and (iii) Parent has failed to consummate the Closing pursuant to Section 1.2 within three (3) Business Days after the later to occur of (x) delivery of the written notice specified in clause (ii) above and (y) the date by which the Closing is required to have occurred pursuant to Section 1.2.

7.2    Termination Fees and Expenses.

(a)    Parent shall pay to the Company the Reverse Termination Fee if any of the following occur:

(i)    this Agreement is terminated by Parent pursuant to Section 7.1(b) (Outside Date) or by the Company pursuant to Section 7.1(c) (Outside Date) if at the time of, or prior to, such termination pursuant to Section 7.1(b) or Section 7.1(c), the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(j) (Failure to Close When Required);

(ii)    this Agreement is terminated by the Company pursuant to Section 7.1(j) (Failure to Close When Required); or

(iii)    this Agreement is terminated by Parent pursuant to Section 7.1(b) (Outside Date) or terminated by the Company pursuant to Section 7.1(c) (Outside Date) and, in either case, at the time of such termination, (x) the condition set forth in Section 6.1(c) has not been satisfied solely because any of the approvals, consents and consultations required to consummate the transactions contemplated by this Agreement pursuant to the Antitrust Laws of any jurisdiction listed on Section 7.2(a)(iii) of the Company Disclosure Schedule have not been obtained or any applicable waiting period thereunder has not expired or been terminated (a “Specified Regulatory Requirement”), and Parent has not waived such condition with respect to such Specified Regulatory Requirement prior to the Outside Date, and (y) all other conditions set forth in Article 6 have been satisfied or waived (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied at the Closing).

(b)    The Company shall pay or cause to be paid to Parent the Company Termination Fee if any of the following occur:

(i)    this Agreement is terminated by the Company pursuant to Section 7.1(d) (Superior Proposal);

(ii)    this Agreement is terminated by Parent pursuant to Section 7.1(e) (Change in Recommendation); or

(iii)    (A) (1) the Company Meeting has not occurred prior to the Outside Date and either Parent or the Company terminates this Agreement pursuant to Section 7.1(b) (Outside Date) or Section 7.1(c) (Outside Date) or (2) either Parent or the Company terminates this Agreement pursuant to Section 7.1(f) (Company Stockholder Approval) or Section 7.1(h) (Company Breach), (B) a bona fide Acquisition Proposal (provided, that for purposes of this clause (iii), all references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”) made by a Third Party has been publicly disclosed after the date of this Agreement and prior to the date of such termination and has not been withdrawn prior to the Outside Date, and (C) within twelve (12) months after such termination, the Company and/or its Subsidiaries consummate an Acquisition Proposal.

(c)    Any Reverse Termination Fee or Company Termination Fee due under this Section 7.2 shall be paid to the appropriate party by wire transfer of same-day funds on the second (2nd) Business Day immediately following the date of termination of this Agreement, except that any Company Termination Fee payable pursuant to Section 7.2(b)(i) shall be paid concurrently with such termination (it being understood that in no event shall (i) Parent be required to pay the Reverse Termination Fee on more than one occasion or (ii) the Company be required to pay the Company Termination Fee on more than one occasion).

(d)    The parties hereto acknowledge that (i) the agreements contained in this Section 7.2 are an integral part of the Transactions, and that without these agreements, the parties would not enter into this Agreement, and (ii) each of the Reverse Termination Fee and the Company Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 7.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

Accordingly, (x) if Parent fails to promptly pay the amounts due pursuant to this Section 7.2 and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for any amounts due pursuant to this Section 7.2, Parent shall pay to the Company the Company’s and its affiliates’ out-of-pocket, documented costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date (collectively, “Termination Fee Collection Costs”) and (y) if the Company fails to promptly pay the amounts due pursuant to this Section 7.2 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any amounts due pursuant to this Section 7.2, the Company shall pay or cause to be paid to Parent Parent’s and its affiliates’ Termination Fee Collection Costs; provided that in no event shall any party be required to pay Termination Fee Collection Costs in an aggregate amount exceeding $5,000,000.

(e)    Notwithstanding anything to the contrary in this Agreement, if Parent or Merger Sub breaches or fails to perform hereunder (whether willfully (including a Willful and Material Breach), intentionally, unintentionally or otherwise), then the sole and exclusive remedy of the Company, its affiliates and each of its and its affiliates’ respective direct or indirect current, former or future shareholders, partners, members, officers, directors, managers and employees, and their respective assignees (collectively, the “Company Related Parties”), whether at law, in equity, in contract, in tort or otherwise, against any of Parent, Merger Sub, any Guarantor, any Debt Financing Source, any of their respective affiliates, any of their and their affiliates’ respective direct or indirect current, former or future shareholders, partners, members, officers, directors, managers and employees, and their respective assignees (collectively, the “Parent Related Parties”) for any breach, loss, Liability or damage in connection with this Agreement, any other agreements and instruments contemplated hereby, or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) shall be the Company’s right (i) to specific performance if and to the extent permitted by Section 9.11 (Specific Performance), (ii) to terminate this Agreement in accordance with and subject to the terms of Section 7.1 and receive payment of the Reverse Termination Fee, if applicable, plus, if applicable, the Termination Fee Collection Costs, if any, plus receipt of expense reimbursement and indemnity payments (if any) (up to an aggregate amount not exceeding $2,000,000) under Sections 5.5(b)(ii), 5.5(c) and 5.16(f), and (iii) to seek recovery of damages incurred or suffered as a result of a Willful and Material Breach of, or Fraud with respect to, any of Parent’s representations, warranties, covenants or other agreements set forth in this Agreement where such Willful and Material Breach or Fraud is the principal cause of a condition contained in Section 6.1 or Section 6.2 to (x) be incapable of being satisfied by the Outside Date or (y) if capable of being satisfied by the Outside Date, to not have been satisfied by the Outside Date, provided, however, that in no event shall the aggregate amount of liabilities and damages recoverable from Parent pursuant to this clause (iii) exceed $108,000,000. In the event that Reverse Termination Fee is paid to the Company in accordance with Section 7.2(a), then the sole and exclusive remedy of the Company and the Company Related Parties, whether at law, in equity, in contract, in tort or otherwise, against any of Parent or the Parent Related Parties for any breach, loss or damage in connection with this Agreement, any other agreement or instrument contemplated hereby, or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) shall be as set forth in clause (ii) of the immediately preceding sentence. Except as expressly contemplated hereby, Parent will not (nor will any other Parent Related Party) have any other liability or obligation to the Company or any other Company Related Party relating to or arising out of this Agreement or any other agreement or instrument contemplated hereby, or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, in each case, other than any obligations of any Guarantor under the Guaranty. Notwithstanding anything to the contrary herein, (x) this Section 7.2(e) shall not relieve Parent or Apollo Management IX, L.P. from any Liability for any breaches of the Confidentiality Agreement and (y) it is agreed and understood that, notwithstanding anything herein to the contrary, the Company shall be entitled, under all circumstances, to pursue claims for both specific performance or other injunctive or equitable relief under Section 9.11 (Specific Performance) as well as any Reverse Termination Fee or monetary damages hereunder, but shall not be entitled to receive both an award of monetary damages and the Reverse Termination Fee.

(f)    Notwithstanding anything to the contrary in this Agreement, if the Company breaches or fails to perform hereunder (whether willfully (including a Willful and Material Breach), intentionally, unintentionally or otherwise), then the sole and exclusive remedy of Parent and the Parent Related Parties, whether at law, in equity, in contract, in tort or otherwise, against any of the Company or the Company Related Parties for any breach, loss or damage in connection with this Agreement, any other agreement or instrument contemplated hereby, or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) shall be Parent’s right (i) to specific performance if and to the extent permitted by Section 9.11 (Specific Performance), (ii) to terminate this Agreement in accordance with and subject to the terms of Section 7.1 and receive payment of the Company Termination Fee, if applicable, plus the Termination Fee Collection Costs, if any, and (iii) to seek recovery of damages incurred or suffered as a result of a Willful and Material Breach of, or Fraud with respect to, any of the Company’s representations, warranties, covenants or other agreements set forth in this Agreement where such Willful and Material Breach or Fraud is the principal cause of a condition contained in Section 6.1 or Section 6.3 to (x) be incapable of being satisfied by the Outside Date or (y) if capable of being satisfied by the Outside Date, to not have been satisfied by the Outside Date, provided, however, that in no event shall the aggregate amount of liabilities and damages recoverable from the Company pursuant to this clause (iii) exceed $108,000,000. In the event that Company Termination Fee is paid to Parent in accordance with Section 7.2(b), then the sole and exclusive remedy of Parent and the Parent Related Parties, whether at law, in equity, in contract, in tort or otherwise, against any of the Company or the Company Related Parties for any breach, loss or damage in connection with this Agreement, any other agreement or instrument contemplated hereby, or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) shall be as set forth in clause (ii) of the immediately preceding sentence. Except as expressly contemplated hereby, the Company (or any other Company Related Party) will not have any other liability or obligation to Parent or any other Parent Related Party relating to or arising out of this Agreement or any other agreement or instrument contemplated hereby, or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary herein, (x) this Section 7.2(f) shall not relieve the Company from any liability for any breaches of the Confidentiality Agreement and (y) it is agreed and understood that, notwithstanding anything herein to the contrary, Parent shall be entitled, under all circumstances, to pursue claims for both specific performance or other injunctive or equitable relief under Section 9.11 (Specific Performance) as well as any Company Termination Fee or monetary damages hereunder, but shall not be entitled to receive both an award of monetary damages and the Company Termination Fee.

(g)    Notwithstanding anything herein to the contrary, the Company (on behalf of itself and the Company Related Parties) hereby waives any rights or claims against any Debt Financing Source or any affiliate of any Debt Financing Source or any of its or their respective direct or indirect current, former or future shareholders, partners, members, officers, directors, managers, employees, agents, advisors or other Representatives, or their respective assignees (collectively, including the Debt Financing Sources, the “Financing Source Related Parties”) in connection with this Agreement, the Debt Financing or the Debt Financing Commitment Letters, whether at law or equity, in contract, in tort or otherwise, and the Company (on behalf of itself and the Company Related Parties) agrees not to commence (and if commenced, agree to dismiss or otherwise terminate) any Proceeding against any Financing Source Related Party in connection with this Agreement, the Debt Financing or the Debt Financing Commitment Letters, other than, for the avoidance of doubt, from and after the Closing Date, under any definitive agreements executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its affiliates are party thereto. In furtherance and not in limitation of the foregoing waiver, it is agreed that no Financing Source Related Party shall have any liability for any claims, losses, settlements, damages, costs, expenses, fines or penalties to the Company or the Company Related Parties in connection with this Agreement or the transactions contemplated by this Agreement, other than, for the avoidance of doubt, from and after the Closing Date, under any definitive agreements executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its affiliates are party thereto. Notwithstanding the foregoing, nothing in this Section 7.2 shall in any way limit or modify the rights and obligations of Parent (or its permitted assignee) under the Debt Financing Commitment Letters.

7.3    Effect of Termination; Limitation on Liability(a) . Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is validly terminated by either Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect and there shall be no liability or obligation on the part of any party hereunder (other than Sections 5.5(b)(ii) and 5.5(c) (Parent Financing Assistance), Section 5.16(f) (Company Indebtedness), this Article 7 (Termination, Amendment and Waiver), Section 8.1 (Definitions), Section 9.1 (Fees and Expenses), Section 9.5 (References), Section 9.6 (Construction), Section 9.9 (Third Party Beneficiaries), Section 9.10 (Waiver of Trial by Jury), Section 9.14 (Governing Law), Section 9.15 (Consent to Jurisdiction), Section 9.17 (Non-Recourse) and the last sentence of Section 5.2(a) (Access to Information; Confidentiality), each of which shall survive the termination of this Agreement). Notwithstanding anything to the contrary contained in this Agreement, (a) each of the Confidentiality Agreement and the Guaranty shall survive the termination of this Agreement in accordance with its respective terms and (b) subject to Section 7.2, nothing herein shall relieve the Company or Parent from damages in accordance with, and subject to the limitations of, Section 7.2(f)(iii) or Section 7.2(e)(iii), as applicable. Prior to any valid termination of this Agreement, nothing in this Article 7 shall be deemed to impair the right of any party to compel specific performance by another party of its obligations under this Agreement in accordance with the terms of this Agreement.

ARTICLE 8

DEFINITIONS

8.1    Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means an agreement with the Company or its Subsidiaries that is executed, delivered and effective after the date hereof, containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to the Company or its Subsidiaries to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, however, that, the provisions contained therein are not materially less favorable, in the aggregate, to the Company and its Subsidiaries than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal); provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.3. For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a Third Party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

“Acquisition Proposal” means, other than a proposal made by Parent or its affiliates with respect to the transactions contemplated by this Agreement, any bona fide written offer, proposal, indication of interest or inquiry by a third-party, contemplating or otherwise relating to any transaction or series of transactions involving any (i) direct or indirect acquisition, purchase or license (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries constituting 25% or more of the consolidated assets of the Company and its Subsidiaries (excluding cash), or to which 25% or more of the net income, revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable for the most recent fiscal year in which audited financial statements are then available; or (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of record or beneficial ownership of 25% or more of any class of equity or voting securities of the Company or securities convertible into or exchangeable for such securities (including by tender offer, exchange offer, self-tender, merger, amalgamation, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions) (any transaction described by the foregoing clauses (i) and (ii), an “Acquisition Transaction”).

“Acquisition Transaction” has the meaning set forth in the definition of “Acquisition Proposal.”

“affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used in this definition, the term “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. In no event shall a portfolio company (other than Parent or Merger Sub) or investment fund, in either case, affiliated with Parent or any of the Guarantors be considered to be an affiliate of the Company or any of its Subsidiaries or of Parent or Merger Sub.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (it being understood that Antitrust Law specifically excludes any Laws related to the Committee on Foreign Investment in the United States).

“Automotive Authority” means any foreign, federal or state regulatory authority governing the production or supply of products or services relating to the manufacture or servicing of automotive, marine, rail, aerospace or other vehicles.

“Automotive Law” means any foreign, federal, state or local Law regulating the production or supply of products or services relating to the manufacture or servicing of automotive, marine, rail, aerospace or other vehicles and all applicable orders, bulletins, interpretations, opinions, circular letters and directives of Governmental Entities relating to the regulation of the production or supply of products or services relating to the manufacture or servicing of automotive, marine, rail, aerospace or other vehicles.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Credit Facility” means that certain Credit Agreement, dated as of October 1, 2018, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“Company Equity Plans” means the Company’s 2006 Long-Term Incentive Plan, as amended and restated on November 5, 2020 and the Company’s 2021 Long-Term Incentive Plan, effective as of May 14, 2021.

“Company Fundamental Reps” means Section 3.1 (Organization and Corporate Power); Sections 3.2(a)-(b) (Capitalization); Section 3.3 (Authority; Execution and Delivery; Enforceability) and Section 3.21 (Broker’s Fees).

“Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Joint Venture” means any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity which is not a Subsidiary of the Company but of which the Company or any of its Subsidiaries (either alone and/or through and/or together with the Company and any of its Subsidiaries) owns any shares of capital stock or other equity interests.

“Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Merger or the Transactions or the compliance by the Company with its obligations under this Agreement or (b) has or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (i) the announcement of the transactions contemplated by this Agreement (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement and the transactions contemplated hereby); (ii) conditions generally affecting the industries in which the Company and its Subsidiaries participate, the economy as a whole or the capital markets in general or the markets in which the Company and its Subsidiaries operate; (iii) the taking of any action to the extent expressly required by this Agreement (but excluding the first paragraph of Section 5.1 of this Agreement); (iv) any change after the date hereof in applicable Laws or the interpretation thereof by Governmental Entities; (v) any change after the date hereof in GAAP; (vi) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism; (vii) volcanoes, tsunamis, pandemics or disease outbreaks (including COVID-19 or any COVID-19 Measures), earthquakes, hurricanes, tornados or other natural disasters; (viii) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exception in this clause (viii) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided herein) is, may be, contributed to or may contribute to, a Company Material Adverse Effect) or (ix) changes after the date hereof in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); provided further, that any change, effect, event, occurrence, state of facts or development referred to in clauses (ii), (iv), (v), (vi) or (vii) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry or jurisdiction in which the Company and its Subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

“Company Owned Real Property Leases” means all leases, licenses or other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries conveys or grants to any Person a leasehold estate in, or the right to use or occupy, any Company Owned Real Property or material portion thereof, including the right to all security deposits and other amounts and instruments deposited with or on behalf of the Company or any of its Subsidiaries thereunder.

“Company PSU” means any performance share unit issued under the Company Equity Plans, whether settled in shares or cash.

“Company RSU” means any restricted stock unit issued under the Company Equity Plans, whether settled in shares or cash.

“Company Termination Fee” means an amount equal to $54,000,000.

“Compliant” means, with respect to the Required Financial Information, that (i) such Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial

Information not misleading under the circumstances, in each case, giving effect to all supplements and updates delivered with respect thereto, (ii) such Required Financial Information complies in all material respects with all requirements of Regulation S-K and Regulation S-X under the 1933 Act for a registered public offering of non-convertible debt securities on Form S-1 that would be applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of non-convertible high yield debt securities), and (iii) the financial statements and other financial information included in such Required Financial Information would not be deemed stale (it being understood that the Company may provide updates to the Required Financial Information during the Marketing Period and such updates will be taken into account in determining whether the Required Financial Information would be deemed stale) or otherwise be unusable under customary practices for offerings and private placements of high yield debt securities under Rule 144A promulgated under the 1933 Act and are sufficient to permit the Company’s independent accountants to issue a customary “comfort” letter to the Debt Financing Sources to the extent required as part of the Debt Financing, including as to customary negative assurances and customary change period comfort, in order to consummate any offering of debt securities on any day during the Marketing Period (and such accountants have confirmed they are prepared to issue a comfort letter subject to their completion of customary procedures).

“Confidential Information” means Evaluation Material (as such term is defined in the Confidentiality Agreement).

“Contract” means any written or oral legally binding contract, agreement, subcontract, lease, note, bond, mortgage, indenture, instrument, license, sublicense and purchase orders or other commitment.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics, or disease outbreaks, or any escalation or worsening of any of the foregoing (including subsequent waves).

“COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, furlough, closure, sequester, safety or similar law, requirement, directive or mandate promulgated by any Governmental Entity, in each case in connection with or in response to COVID-19.

“Data Security Requirements” means, collectively, all of the following to the extent relating to data treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company and its Subsidiaries, to the conduct of their business, or to any of the Systems or any Sensitive Data: (i) the Company’s and its Subsidiaries’ own rules, policies, and procedures; (ii) all applicable Laws; (iii) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) Contracts and other arrangements to which the Company and its Subsidiaries have entered or by which they are otherwise bound.

“Debt Financing Sources” means the financial institutions identified in the Debt Financing Commitment Letters, together with each other Person that commits to provide or otherwise provides the Debt Financing, whether by joinder to the Debt Financing Commitment Letters or otherwise.

“Employee Compensation Budget” shall mean actions taken by the Company with respect to compensation and benefits of the applicable employee population that are contemplated in the Company’s annual operating budget, (i) as approved by the Board of Directors of the Company at the beginning of the applicable fiscal year and (ii) as previously disclosed to Parent.

“Environmental Law” means all applicable Laws that regulate pollution, protection of the environment or natural resources, public or worker health or safety (as relating to exposure to or management of Hazardous Substances), or the production, distribution, use, storage, treatment, transportation, recycling, Release or other handling of, or exposure to, Hazardous Substances.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Information” means (i) any description of post-Closing capital structure, including descriptions of indebtedness or equity of Parent or any of its affiliates (including the Company and its Subsidiaries on or after the Closing Date), (ii) any description of the Debt Financing (including any such descriptions to be included in liquidity and capital resources disclosure and any “description of notes”) or any information customarily provided by a lead arranger, underwriter or initial purchaser in a customary information memorandum or offering memorandum for a secured bank financing or high yield debt securities, as applicable, including sections customarily drafted by a lead arranger or an initial purchaser or underwriter, such as those regarding confidentiality, timelines, syndication process, limitations of liability and plan of distribution, (iii) any information regarding any post-Closing or pro forma cost savings, synergies or other pro forma adjustments or any pro forma or projected information, (iv) risk factors relating to all or any component of the Debt Financing, (v) financial statements or information required by Rule 3-09, 3-10 or 3-16 of Regulation S-X, information regarding executive compensation and related party disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A or other information required by Item 402 of Regulation S- K, (vi) “segment” financial information, (vii) Item 601 of

Regulation S-K and XBRL exhibits and (viii) other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, re-export, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“FCC” means Federal Communications Commission.

“Fraud” means actual common law fraud (as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation or a similar theory) under Delaware law.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Government Official” means (i) any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any Person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization, or (ii) any relative of a Person described in clause (i).

“Governmental Entity” means any government, any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (including any Automotive Authority), whether foreign, federal, state or local, any self-regulatory organization (including any securities exchange), or any arbitrational tribunal.

“Hazardous Substances” means any pollutant or contaminant or any material, substance or waste defined or regulated as hazardous or toxic (or for which liability or standards of conduct may be imposed due to its dangerous or deleterious properties or characteristics) under Environmental Laws, including asbestos or asbestos-containing materials, pesticides, petroleum, petroleum products or byproducts, polychlorinated biphenyls, lead, mold, radiation, noise and odor.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indentures” means, collectively, the Secured Notes Indentures and the Unsecured Notes Indenture.

“India MTO” means the mandatory tender offer to be made by Parent to the public shareholders of Federal Mogul Goetze (India) Ltd. pursuant to Regulation 5(1) of the Takeover Regulations.

“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal.

“Insurance Policies” means all insurance policies and arrangements held by or for the benefit of the Company, any of its Subsidiaries, or the business, assets or properties owned, leased or operated by the Company or any of its Subsidiaries, as the case may be.

“Intellectual Property” means any and all intellectual property rights (whether statutory or under common law) in any jurisdiction throughout the world, arising under or associated with: (i) registered and unregistered trademarks and service marks, trade dress and trade names, corporate names, Internet domain names, social media identifications, logos, slogans, trade dress, design rights, and other similar designations of source or origin, (ii) patents, registered designs and similar or equivalent rights in inventions, (iii) copyrights, copyrightable works (and any other equivalent rights in works of authorship including software as a work of authorship), mask works and industrial designs, (iv) trade secrets and industrial secrets and any other intellectual property rights in proprietary, confidential or technical information, databases, data collections, algorithms, formulae, processes, techniques, technical data, and know-how, (v) all registrations, and applications for the registration or issuance of any of the foregoing, and (vi) any other similar or equivalent intellectual property rights anywhere in the world.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.1(a) of the Company Disclosure Schedule; and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub.

“Landlord Leases” means the Leased Real Property Subleases and the Company Owned Real Property Leases.

“Law” means any law, statute, constitution, ordinance, rule, regulation, stock exchange listing requirement, treaty, regulation, decree, or other Order issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including common law and any Automotive Law.

“Leased Real Property Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries has rights to any Company Leased Real Property.

“Leased Real Property Subleases” means all subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries conveys or grants to any Person a subleasehold estate in, or the right to use or occupy, any Company Leased Real Property or material portion thereof.

“Liabilities” shall mean any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, covenant or option in respect of such property, equity interest or asset.

“Marketing Period” means the first period of seventeen (17) consecutive calendar days after the date of this Agreement (i) throughout and at the end of which Parent shall have the Required Financial Information and the Required Financial Information shall be Compliant, (ii) throughout and at the end of which the conditions set forth in Article 6 shall be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) and (iii) nothing shall have occurred and no condition shall exist that would cause any of such conditions to fail to be satisfied assuming the Closing were to be scheduled for any time during such seventeen (17) consecutive calendar day period; provided, that (x) May 30, 2022, July 4, 2022, July 5, 2022, November 24, 2022 and November 25, 2022 shall not constitute days for purposes of such seventeen (17) consecutive calendar day period (provided, however, that such exclusion shall not restart such period); (y) if such seventeen (17) consecutive calendar day period has not ended on or prior to August 19, 2022, such seventeen (17) consecutive calendar day period shall commence no earlier than September 6, 2022; and (z) if such seventeen (17) consecutive calendar day period has not ended on or prior to December 16, 2022, such seventeen (17) consecutive calendar day period shall commence no earlier than January 3, 2023; provided, further, that (x) the Marketing Period shall end on any earlier date prior to the expiration of the seventeen (17) consecutive calendar day period described above if the Debt Financing is closed on such earlier date (including closing into escrow) and (y) the Marketing Period shall not be deemed to have commenced if, after the date of this Agreement and prior to the completion of such seventeen (17) consecutive calendar day period: (A) the Company has publicly announced its intention to, or determines that it must, restate any historical financial statements or other financial information included in or that includes the Required Financial Information or any such restatement is under active consideration, in which case, the Marketing Period shall not commence or be deemed to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended and updated or the Company has publicly announced or informed Parent that it has concluded that no restatement shall be required in accordance with GAAP, (B) the Company’s independent accountants shall have withdrawn their audit opinion with respect to any audited financial statements contained in or that includes the Required Financial Information, in which case the Marketing Period shall not commence or be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such audited financial statements (or portion thereof) for the applicable periods by the independent accountants of the Company or another independent public accounting firm of national standing reasonably acceptable to Parent (and any “big four” accounting firm will be deemed acceptable), (C) any Required

Financial Information would not be Compliant at any time during such seventeen (17) consecutive calendar day period or otherwise ceases to meet the requirement of “Required Financial Information”, in which case the Marketing Period shall not commence or be deemed to commence unless and until such Required Financial Information is updated or supplemented so that it is Compliant and meets the requirement of “Required Financial Information” (it being understood that if any Required Financial Information provided at the commencement of the Marketing Period ceases to be Compliant during such seventeen (17) consecutive calendar day period, then the Marketing Period shall be deemed not to have commenced), or (D) the Company shall have failed to file any Report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC pursuant to the Exchange Act in accordance with the periods required by the Exchange Act, in which case (1) in the case of failure to file a Form 10-K or Form 10-Q, the Marketing Period shall not commence or be deemed to commence unless and until such reports have been filed and (2) in the case of failure to file a Form 8-K, the Marketing Period shall toll until such report has been filed; provided, that if the failure to file such report occurs during the final five days of the Marketing Period, the Marketing Period will be extended so that the final day of the Marketing Period shall be no earlier than the fifth Business Day after such report has been filed. If at any time the Company shall in good faith believe that it has provided the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case, the requirement in the foregoing clause (i) to deliver the Required Financial Information will be deemed to have been satisfied as of the date of delivery of such notice, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information on such date and, within three (3) Business Days after the date of delivery of such notice, delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information the Company has not delivered) and, following delivery of such Required Financial Information specified in such notice, the Marketing Period will commence so long as all other conditions and requirements for the Marketing Period to commence are satisfied; provided, that such written notice from Parent to the Company will not prejudice the Company’s right to assert that the Required Financial Information was, in fact, delivered and is Compliant.

“NYSE” means The New York Stock Exchange.

“Offering Documents” means prospectuses, private placement memoranda, offering memoranda, information memoranda and packages and lender and investor presentations, in each case, to the extent the same are customary or required under the terms of the Debt Financing Commitment Letter, in connection with the Debt Financing.

“Order” means any judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of any Governmental Entity.

“Outside Date” means December 31, 2022; provided, that, in the event that the Marketing Period has commenced but has not been completed as of the date that is four (4) Business Days prior to the Outside Date, the Outside Date shall automatically be extended to the date that is four (4) Business Days following the final day of the Marketing Period and the Outside Date shall be deemed for all purposes hereof to be such later date.

“Parent and Merger Sub Fundamental Reps” means Section 4.1 (Corporate Organization), Section 4.2 (Authority, Execution and Delivery; Enforceability) and Section 4.11 (Brokers).

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that would have a material adverse effect on Parent’s or Merger Sub’s ability to timely consummate the Merger.

“Permits” means any license, permit, consent, qualification, franchise, registration, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Entity under applicable Law.

“Permitted Action” means any such commercially reasonable action or inaction, whether or not in the ordinary course of business, that the Company reasonably believes is necessary or prudent for the Company or any of its Subsidiaries to take or abstain from taking, in order to carry on and preserve or protect their respective businesses, assets or properties or to protect the health or safety of natural Persons employed by the Company or any of its Subsidiaries, in each case, solely in connection with COVID-19 or the COVID-19 Measures.

“Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries and for which adequate reserves have been established in the Company SEC Financial Statements in accordance with GAAP; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent, are being contested in good faith, or are not, individually or in the aggregate, material; (iii) municipal Laws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not materially impair the occupancy or use of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used; (iv) Liens not securing indebtedness, covenants, conditions, restrictions, easements and other matters encumbering or otherwise affecting the Company Leased Real Property or the Company Owned Real Property, which do not materially impair the occupancy or use of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used or proposed to be used; (v) Liens on goods in transit incurred pursuant to documentary letters of credit; (vi) Liens securing rental payments under capital lease arrangements; (vii) Liens in favor of customs and revenue authorities arising as a matter of Law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (viii) Liens resulting from securities Laws; (ix) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar ordinary course financing arrangements that are not overdue; (x) matters that would be disclosed by an accurate survey or a visual inspection of the Company Leased Real Property and the Company Owned Real Property; (xi) Liens securing the Secured Notes or the Company’s existing credit facilities (including its revolving credit facility) as of the date of this Agreement; and (xii) Liens set forth on Section 8.1(b) of the Company Disclosure Schedule.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

“Proceeding” means any civil, criminal or administrative action, claim, suit, petition, proceeding (including arbitration proceeding), charge, complaint, subpoena, demand, audit, notice of inquiry, liability, noncompliance or violation, investigation or proceeding by or before any Governmental Entity or other Person.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

“Representative” means, with respect to any Person, any affiliate, director, officer, manager, partner or employee of such Person, or any financial advisor, accountant, legal counsel, consultant, debt financing source or other authorized agent or representative retained by such Person.

“Required Financial Information” means (i) all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type and form that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of debt securities on a registration statement on Form S-1 under the 1933 Act in order for the Company to consummate the offerings of high-yield debt securities contemplated by the Debt Financing Commitment Letter (including all audited financial statements and all unaudited quarterly interim financial statements, in each case prepared in accordance with GAAP applied on a consistent basis for the periods covered thereby, including applicable comparison period, which, in the case of unaudited quarterly interim financial statements (other than the fourth quarter), will have been reviewed by the Company’s independent public accountants as provided in Statement on Auditing Standards 100); and (ii) such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent (or the Debt Financing Sources) to the extent that such information is (A) required in connection with the Debt Financing or of the type and form customarily included in (I) marketing documents used to syndicate credit facilities of the type contemplated by the Debt Financing Commitment Letter or (II) an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the 1933 Act or (B) as otherwise necessary to receive from the Company’s independent public accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including negative assurance and customary change period comfort), together with drafts of customary comfort letters that such independent public accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in connection with the Debt Financing, with respect to the financial information to be included in such offering memorandum. Notwithstanding anything to the contrary in this definition, nothing will require the Company to provide (or be deemed to require the Company to prepare) any Excluded Information.

“Reverse Termination Fee” means an amount equal to $108,000,000.

“Sanctioned Country” means any country or region that is, or has been in the last five years, the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Financial Sanctions Targets; (ii) any entity that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); (iii) any Person acting on behalf or at the direction of any of the Persons mentioned in clauses (i) and (ii); or (iv) any national or Governmental Entity of a Sanctioned Country.

“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC), the United Nations Security Council, the European Union, the United Kingdom and all other applicable EU member states.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Notes” means, collectively, (i) the Company’s 7.875% Senior Secured Notes due 2029 that as of the date of this Agreement are outstanding in the aggregate principal amount of $500 million and (ii) the Company’s 5.125% Senior Secured Notes due 2029 that as of the date of this Agreement are outstanding in the aggregate principal amount of $800 million.

“Secured Notes Indentures” means, collectively, (i) that certain indenture, dated as of November 30, 2020, among the Company, as issuer, the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee, pursuant to which the Company’s 7.875% Senior Secured Notes due 2029 were issued and (ii) that certain indenture, dated as of March 17, 2021, among the Company, as issuer, the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee, pursuant to which the Company’s 5.125% Senior Secured Notes due 2029 were issued.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Notes” means, collectively, the Secured Notes and the Unsecured Notes.

“Sensitive Data” means personally identifying information and data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by or on behalf of the Company, any of its Subsidiaries or any of the Systems.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls (or is entitled to control, by virtue of such Person’s ownership of voting interests, by contract, or otherwise) the board, managing director, general partner or similar governing body of such partnership, association or other business entity.

“Superior Proposal” means any bona fide, written Acquisition Proposal made after the date of this Agreement (except that the references in the definition thereof to 25% shall be replaced with 80%), other than this Agreement and the transactions contemplated by this Agreement, on terms that the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, tax, regulatory and other aspects of such proposal or offer and the person making such proposal or offer, including the financing terms thereof and any break-up fees or reimbursement provisions, and such other factors as the Company Board considers to be appropriate, to be (a) more favorable to the Company or the Company’s stockholders, including from a financial point of view, than the transactions contemplated by this Agreement (taking into account any revisions pursuant to Section 5.3(d)) and (b) reasonably capable of being completed on the terms proposed.

“Takeover Regulations” means the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011.

“Tax Return” means any report, return (including information return), claim for refund, estimated filing or declaration required to be filed or actually filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax imposed by any Governmental Entity, including, without limitation, income,

franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added and gains tax, and any interest, penalties, or additional amounts imposed in respect of any of the foregoing.

“Third Party” shall mean any Person other than Parent, Merger Sub and their respective affiliates.

“Transaction Documents” means this Agreement, together with the exhibits hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Equity Commitment Letter, the Guaranty and the Confidentiality Agreement.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of Treasury.

“Unsecured Notes Indenture” means the Indenture, dated as of December 5, 2014, among the Company, as issuer, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee (the “Unsecured Notes Trustee”), as amended and supplemented by (i) the First Supplemental Indenture, dated as of December 5, 2014, among the Company, as issuer, the subsidiary guarantors party thereto and the Unsecured Notes Trustee, pursuant to which the Company’s 5 3⁄8% Senior Notes due 2024 were issued and (ii) the Second Supplemental Indenture, dated as of June 16, 2016, among the Company, as issuer, the subsidiary guarantors party thereto and the Unsecured Notes Trustee, pursuant to which the Company’s 5.00% Senior Notes due 2026 (the “Unsecured Notes”) were issued and as further amended and supplemented as of the date hereof.

“Willful and Material Breach” means (i) with respect to any material breach of a representation and warranty, that the breaching party had Knowledge of such breach as of the date of this Agreement and (ii) with respect to any material breach of a covenant or other agreement, that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s action or failure to act would result in or constitute a material breach of this Agreement.

8.2    Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
2022 Bonus Plan	5.8(c)
Affiliate Contract	3.20
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Applicable Courts	9.15(b)
Book-Entry Shares	2.2(b)(ii)
Cash-Settled PSU	2.4(a)
Cash-Settled RSU	2.4(b)

Term	Section
Certificate of Merger	1.2
Certificates	2.2(b)(i)
Class B Common Stock	3.2(a)
Closing	1.2
Closing Date	1.2
Closing Legal Impediment	6.1(b)
Collective Labor Agreement	3.12(a)
Commitment Letters	4.5(a)
Company	Preamble
Company Awards	2.4(c)
Company Benefit Plan	3.11(a)
Company Board	Recitals
Company Board Recommendation	3.3(b)
Company Board Recommendation Change	5.3(c)
Company Bylaws	3.1
Company Charter	3.1
Company Disclosure Schedule	Article 3
Company Leased Real Property	3.14(b)
Company Material Contracts	3.16(b)
Company Meeting	5.4(a)(i)
Company Owned Real Property	3.14(a)
Company Preferred Stock	3.2(a)
Company Real Property	3.14(c)
Company Registered IP	3.19(a)
Company Related Parties	7.2(e)
Company SEC Documents	3.5(a)
Company SEC Financial Statements	3.5(c)
Company Stockholder Approval	3.3(c)
Confidentiality Agreement	5.2(b)
Continuation Period	5.8(a)
Continuing Employee	5.8(a)
D&O Insurance	5.9(c)
Debt Financing	4.5(a)
Debt Financing Commitment Letter	4.5(a)
Debt Offer	5.16(b)
DGCL	Recitals
Disclosure Schedule	Article 4
Dissenting Shares	2.3
Effective Time	1.2
Equity Commitment Letter	4.5(a)
Equity Financing	4.5(a)
Event Notice Period	5.3(d)(i)(1)

FDI Approval	5.7(a)
Financing	4.5(a)
Financing Action	5.6(a)
Financing Purposes	4.5(a)
Financing Source Related Parties	7.2(g)
Guarantors	Recitals
Guaranty	Recitals
Indemnitee	5.9(a)
Indemnitees	5.9(a)
Intervening Event	5.3(d)(i)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Parent	Preamble
Parent Disclosure Schedule	Article 4
Parent Related Parties	7.2(e)
Parent Subsidiaries	4.3(a)
Parent Subsidiary	4.3(a)
Payee	2.5
Paying Agent	2.2(a)
Payoff Letters	5.16(g)
Payor	2.5
Proposal Notice Period	5.3(d)(ii)(2)
Proxy Statement	5.4(a)(ii)
Replacement Debt Financing	5.6(d)
Sarbanes-Oxley Act	3.5(a)
Share	Recitals
Shares	Recitals
Share-Settled PSUs	2.4(c)
Share-Settled RSUs	2.4(c)
Solvent	4.8
Surviving Corporation	1.1(a)
Systems	3.19(e)
Tax Sharing Agreement	3.15(f)
Termination Fee Collection Costs	7.2(d)
Trade Control Laws	3.17(a)
Transactions	1.1(a)
Trustee	5.16(c)
Unsecured Notes	Definition of Unsecured Notes Indenture
Unsecured Notes Trustee	Definition of Unsecured Notes Indenture

ARTICLE 9

GENERAL PROVISIONS

9.1    Fees and Expenses. Except as otherwise expressly provided herein (including in Section 2.2(a) (Paying Agent), Section 5.2 (Access to Information, Employees and Facilities; Confidentiality), Section 5.5(b) (Parent Financing Assistance), Section 5.9 (Indemnification); Section 5.17 (Transfer Taxes) and Section 7.2(d) (Termination Fee and Expenses)), (a) the Company shall pay or cause to be paid all of its and its Subsidiaries’ fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives and consultants), and (b) Parent and Merger Sub shall each pay or cause to be paid all of its fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives and consultants), in each case, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. The Company and Parent shall each pay for and be responsible for 50% of any and all filing fees incurred by the parties and payable to any Governmental Entity in connection with any such filings or other submissions with respect to Antitrust Laws.

9.2    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail to the applicable e-mail address set out below, in each case before 6:00 p.m., Central Time, on a Business Day (provided confirmation of transmission is mechanically or electronically generated and the sender has not received notice that such transmission was not received), (c) the next Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties hereto, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by the applicable party:

Notices to the Parent:

Pegasus Holdings III, LLC

c/o Apollo Management IX, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention:        James Elworth

        Michael Reiss

Email:              jelworth@apollo.com

         mreiss@apollo.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:         Andrew J. Nussbaum

         Karessa L. Cain

Telephone No.:(212) 403-1000

Email:               AJNussbaum@wlrk.com

         KLCain@wlrk.com

Notices to the Company:

Tenneco Inc.

500 North Field Drive

Lake Forest, Illinois 60045

Attention:          Thomas J. Sabatino, Jr.

Telephone No.: (847) 482-5000

Email:                tom.sabatino@tenneco.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Ave, Suite 2800

Chicago, Illinois 60611

Attention:          Mark D. Gerstein

          Bradley C. Faris

          Max N. Schleusener

Telephone No.: (312) 876-7700

Email:                mark.gerstein@lw.com

           brad.faris@lw.com

           max.schleusener@lw.com

9.3    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part (whether by operation of law or otherwise), or delegated by (a) Parent or Merger Sub, without the prior written consent of the Company; provided, that the Parent or Merger Sub may, without the consent of the Company, assign in whole or in part its rights, interests and obligations pursuant to this Agreement to (i) another wholly owned direct or indirect Subsidiary of Parent or (ii) any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing; provided further, that such assignment contemplated by the immediately preceding clause shall not relieve Parent or Merger Sub of any of their obligations hereunder, or (b) the Company, without the prior written consent of Parent.

9.4    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.5    References. Capitalized terms used herein shall have the respective meanings assigned thereto herein (such definitions to be equally applicable to both the singular and plural forms and to the masculine as well as to the feminine and neuter genders of the terms defined). A term defined as one part of speech (such as a noun) shall have a corresponding meaning when used as another part of speech (such as a verb). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto (including in headings in any parentheticals following section references) are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement of the parties to this Agreement. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. English shall be the governing language of this Agreement. The word “including” shall mean “including, without limitation.” “Shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form. The word “or” shall not be given its exclusive meaning. The words “made available to Parent” and words of similar import refer to documents (i) posted to the data room maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement, (ii) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives or (iii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, by 2:00 p.m. U.S. Eastern Standard Time on February 22, 2022. References herein to this Agreement mean this Agreement as from time to time amended, modified or supplemented, including by waiver or consent. Any agreement or instrument defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. All references to “wholly owned Subsidiaries” shall be deemed to include Persons with respect to whom the Company or its wholly owned Subsidiaries own in excess of ninety-eight percent (98%) of the outstanding voting equity securities and where the remainder is held by one or more parties for purposes of compliance with applicable Law.

9.6      Construction.

(a)    The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

(b)    The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party hereto shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any Third Party of any matter whatsoever (including any violation of Law or breach of contract).

9.7    Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval; provided further, that any such amendment or waiver shall be binding upon the Company only if such amendment or waiver is set forth in a writing executed by the Company, and any such amendment or waiver shall be binding upon Parent or Merger Sub only if such amendment or waiver is set forth in a writing executed by Parent or Merger Sub, as applicable; provided further that no amendment, supplement or change may be made to, or whole or partial waiver may be made with respect to, Section 7.2 (Termination Fees and Expenses), Section 9.3 (Assignments), this Section 9.7 (Amendment and Waiver), Section 9.9 (Third Party Beneficiaries), Section 9.10 (Waiver of Trial by Jury), Section 9.14 (Governing Law), Section 9.15 (Consent to Jurisdiction) or Section 9.17 (Non-Recourse) that adversely impacts any Debt Financing Source without the prior written consent of such Debt Financing Source adversely impacted thereby. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

9.8    Complete Agreement. This Agreement and the other agreements expressly referred to herein (including the Commitment Letters, the Guaranty and the Confidentiality

Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

9.9    Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except that (a) the Company and its Subsidiaries shall be express third party beneficiaries of and have the right to enforce Sections 5.5(b)(ii), 5.5(c) and 5.16(f), (b) the Company Related Parties and the Parent Related Parties shall be express third party beneficiaries of and have the right to enforce Section 7.2(e) and Section 7.2(f), (c) the Financing Source Related Parties shall be express third party beneficiaries of and have the right to enforce Section 7.2(g), (d) the Debt Financing Sources shall be express third party beneficiaries of and have the right to enforce Section 7.2(g) (Termination Fees and Expenses), Section 9.3 (Assignment), Section 9.7 (Amendment and Waiver), this Section 9.9 (Third Party Beneficiaries), Section 9.10 (Waiver of Trial by Jury), Section 9.14 (Governing Law), Section 9.15 (Consent to Jurisdiction) or Section 9.17 (Non-Recourse) and Section 9.19 (Survival), and (e) following the Effective Time, the holders of Shares and Company Awards shall be express third party beneficiaries of, and have the right to enforce the right to receive the consideration set forth in, Article 2.

9.10    Waiver of Trial by Jury. THE PARTIES HERETO WAIVE ANY RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, TO A TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT, (II) ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, OR (III) ARISING OUT OF OR RELATING TO THE FINANCING OR THE COMMITMENT LETTERS.

9.11     Specific Performance.

(a)     The parties hereto each acknowledge and agree that the other parties hereto would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, except as otherwise provided in this Section 9.11, each of the Company, Parent and Merger Sub agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties hereto and the matter, in addition to any other remedy to which they may be entitled pursuant hereto or at law or equity (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy). Each of the parties hereto further acknowledges and agrees that it shall not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law, or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b)     Until such time as Parent pays and the Company accepts the Reverse Termination Fee, the remedies available to the Company pursuant to this Section 9.11 shall be in addition to any other remedy to which it is entitled at law or in equity in accordance with this Agreement, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate this Agreement and collect the Reverse Termination Fee under Section 7.2. For the avoidance of doubt, although the Company may pursue both a grant of specific performance to the extent permitted by this Section 9.11 and the payment of the Reverse Termination Fee, under no circumstances shall the Company, directly or indirectly, be permitted or entitled to receive (i) both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) or other equitable relief, on the one hand, and payment of any monetary damages whatsoever and/or the payment of the Reverse Termination Fee, on the other hand, or (ii) both payment of any monetary damages whatsoever, on the one hand, and payment of the Reverse Termination Fee, on the other hand.

(c)     In furtherance of the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to specific performance (i) to enforce specifically the terms and provisions of, and to prevent or cure breaches of, this Agreement (including Section 5.6) by Parent and (ii) to cause Parent to draw down the full proceeds of the Financing and to cause Parent to consummate the Merger and the Transactions, including to effect the Closing in accordance with the terms and subject to the conditions in this Agreement, if, solely in the case of this clause (ii), (A) all conditions in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (C) the Debt Financing (or, if applicable, the Replacement Debt Financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing (provided that Parent shall not be required to draw down the Equity Commitment Letter or consummate the Closing if the Debt Financing is not in fact funded at Closing) and (D) the Company has irrevocably confirmed to Parent in writing that if specific performance is granted and the Equity Financing and Debt Financing (or, if applicable, the Replacement Debt Financing) are funded, then the Company will take such actions required of it by this Agreement to cause the Closing to occur.

9.12     Delivery. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or in electronic or digital form as a defense to the formation of a contract and each such party forever waives any such defense.

9.13     Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party hereto, but all such counterparts taken together shall constitute one and the same instrument.

9.14     Governing Law. This Agreement, together with all Proceedings, issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Proceeding or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction), that would cause the application of the Laws of any jurisdiction other than the State of Delaware; provided, that, notwithstanding the foregoing, any disputes involving the Debt Financing Sources will be governed by and construed in accordance with the applicable Laws of the State of New York without giving regard to conflicts or choice of law principles that would result in the applicability of any Law other than the Law of the State of New York.

9.15     Consent to Jurisdiction.

(a) THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT SUCH COURT DECLINES JURISDICTION OR DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY OTHER FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION, OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

(b)     NOTWITHSTANDING ANYTHING IN THIS SECTION 9.15 TO THE CONTRARY, THE PARTIES AGREE THAT WITH RESPECT TO ANY DISPUTE INVOLVING THE DEBT FINANCING OR DEBT FINANCING SOURCES, THE PARTIES SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR FEDERAL COURTS OF THE UNITED STATES OF AMERICA, IN EACH CASE, SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF (THE COURTS DESCRIBED IN THIS SECTION 9.15(b), THE “APPLICABLE COURTS”), AND AGREES THAT (I) ALL CLAIMS IN RESPECT OF ANY SUCH LITIGATION MAY BE HEARD AND DETERMINED ONLY IN AN APPLICABLE COURT, (II) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING IN ANY APPLICABLE COURT, (III) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY APPLICABLE COURT, AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR ANY OTHER MANNER PROVIDED BY LAW.

9.16     Payments under This Agreement. Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate, reduction or withholding and not subject counterclaim or offset, on the dates required hereby (with time being of the essence).

9.17     Non-Recourse. Notwithstanding anything herein to the contrary, any Proceeding (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that is based upon, arising out of, or related to (i) this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, (ii) the negotiation, execution, performance or non-performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any other Transaction Document), (iii) any breach or violation of this Agreement or any other Transaction Document or (iv) any failure of the transactions contemplated hereunder or under any Transaction Document (including the Financing) to be consummated may only be brought against, the Persons that are expressly named as parties hereto or thereto, as applicable (together with any assignee of a party hereto pursuant to Section 9.3 (Assignment) and, in accordance with the terms and conditions of the Guaranty, the Guarantors) and then only with respect to the specific obligations set forth herein with respect to such party. In no event shall any named party to the Transaction Documents have any shared or vicarious liability for the actions or omissions of any other Person. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement, any other Transaction Document or any other document or certificate referenced herein or therein or otherwise to the contrary, each party hereto covenants, agrees and acknowledges, on behalf of itself and the Company Related Parties and Parent Related Parties, as applicable, that no recourse under this Agreement, any other Transaction Document or any other document or certificate referenced herein or therein or in connection with any transactions contemplated hereby or thereby (including the Financing) shall be sought or had against any other Person, including any Parent Related Party or Company Related Party, and no other Person, including any Parent Related Party or Company Related Party, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or Liabilities arising under, out of, in connection with or related to the items in the immediately preceding clauses (i) through (iv), it being expressly agreed and acknowledged that no Liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (i) through (iv), in each case, except for claims that (1) the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (x) and (y), in all respects to the limitations set forth in Section 7.2, Section 7.3, Section 9.11 and this Section 9.17) (w) against any person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement, (x) against each Guarantor, solely in accordance with, and pursuant to the terms and conditions of, the Guaranty, (y) against the equity financing sources under the Equity Commitment Letter for specific performance of the obligation of such equity financing sources to fund their respective commitments under the Equity Commitment Letter, solely in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter, or (z) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement, (2) Parent and its affiliates may assert against the Debt Financing Sources pursuant to the terms and conditions of the Debt Financing and (3) any Guarantor or equity financing source may assert pursuant to the terms and conditions of the Guaranty and the Equity Commitment Letter, as applicable. Notwithstanding anything to the contrary herein or otherwise, no Parent Related Party or Company Related Party shall be responsible or liable for any multiple, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the other Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder (including the Debt Financing), or the termination or abandonment of any of the foregoing (provided, for the avoidance of doubt, that nothing in this sentence shall limit any party’s right to receive a fee pursuant to Section 7.2 hereof).

9.18     Disclosure Schedules. The parties hereto agree that any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of), the representations and warranties (or covenants, as applicable), of the relevant party that are contained in the corresponding Section of this Agreement and any other representations and warranties of such party that is contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face (other than any matters required to be disclosed for purposes of Section 3.2(a)

(Capitalization), Section 5.1 (Conduct of Business Pending the Closing) or the first sentence of Section 3.6 (Absences of Certain Changes or Events), which matters shall only be disclosed by specific disclosure in the corresponding section of the Disclosure Schedules). Each party hereto has or may have set forth information in the Disclosure Schedules in a section thereof that corresponds to the Section of this Agreement to which it relates. The specification of any dollar amount contained in the representations or warranties in this Agreement, or the fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. The mere inclusion of an item in the Disclosure Schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that (a) such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or (b) such information (or any non-disclosed information of comparable or greater significance) is required to be disclosed by the terms of this Agreement or is material to the business, results of operations or financial condition of the Company, Parent or Merger Sub, as applicable. Capitalized terms used and not otherwise defined in the Disclosure Schedule shall have the meanings given to them in this Agreement.

9.19     Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall not survive the Closing except that this Section 9.19 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

9.20     Waiver of Conditions.

(a)     The conditions to the obligations of each party hereto to consummate the transactions contemplated by this Agreement are for the sole benefit of each such party, and may be waived only by each such party in whole or in part to the extent permitted by applicable Laws.

(b)     No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

9.21     Obligations of Parent, Merger Sub and the Company. Whenever this Agreement requires a Subsidiary of Parent (including Merger Sub) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:

PEGASUS HOLDINGS III, LLC

By:	/s/ Michael A. Reiss
Name: Michael A. Reiss
Title: President

Merger Sub:

PEGASUS MERGER CO.

By:	/s/ Michael A. Reiss
Name: Michael A. Reiss
Title: President

[Signature Page to Agreement and Plan of Merger]

The Company:

TENNECO INC.

By:	/s/ Brian J. Kesseler
Name: Brian J. Kesseler
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF

CERTIFICATE OF INCORPORATION

OF SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION

OF

[COMPANY]

[●]

FIRST: The name of this corporation (the “Corporation”) shall be [COMPANY].

SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801, United States, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which this Corporation is authorized to issue is 1,000. All such shares are of one class and are shares of Common Stock with the par value of $0.01 per share.

FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

SIXTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) the directors, officers, employees and agents of the Corporation through bylaw provisions, agreements with such directors, officers, employees and agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.

Any amendment, repeal or modification of the foregoing provisions of this Article Seventh shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of any acts or omissions of such director, officer, employee or agent occurring prior to such amendment, repeal or modification.

EXHIBIT B

FORM OF BYLAWS

OF SURVIVING CORPORATION

BYLAWS

OF

[COMPANY]

Dated as of: [●]

ARTICLE I

OFFICES

Section 1. REGISTERED OFFICES. The registered office shall be in Wilmington, Delaware, or such other location as the Board of Directors of the corporation (the “Board of Directors”) may determine or the business of the corporation may require.

Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation of the corporation (the “Certificate of Incorporation”), or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article VI, Section 5 hereof.

Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. NOTICE OF STOCKHOLDERS’ MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 8. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 9 to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. THE NUMBER OF DIRECTORS. The initial number of directors shall be equal to the number of directors appointed by the incorporator. Thereafter, the Board of Directors shall consist of at least one (1) director, the number thereof to be determined from time to time by resolution of the Board of Directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and the directors elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

Section 2. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. POWERS. The property and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

Section 4. PLACE OF DIRECTORS’ MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President on forty-eight hours’ notice to each director, either personally or by mail; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 7. QUORUM. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors or a President, or both, and a Secretary. The corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. At the time of the election of officers, the directors may by resolution determine the order of their rank, if any. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 6 of this Article IV.

Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 8. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 11. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND ADVANCEMENT OF EXPENSES

Section 1. INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in this Article V, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors. The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article V or otherwise. If a claim for indemnification under this Article V (following the final disposition of such action, suit or proceeding) or if a claim for any advancement of expenses under this Article V is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 2. RIGHTS NOT EXCLUSIVE. The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 3. INDEMNIFICATION BY THIRD PARTIES.    The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by an amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust enterprise or nonprofit enterprise.

Section 4. AMENDMENT TO INDEMNIFICATION RIGHTS.    Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 5. DIRECTORS AND OFFICERS INSURANCE. The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 6. CORPORATION DEFINED; EFFECTS OF MERGER OR CONSOLIDATION.    For the purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 7. OTHER ENTERPRISES DEFINED. For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Section 8. CESSATION OF DIRECTOR OR OFFICER STATUS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. CERTIFICATES. At the option of the Board of Directors, the stock of the corporation may be (i) uncertificated, evidenced by entries into the corporation’s stock ledger or other appropriate corporate books and records, as the Board of Directors may determine from time to time, or (ii) evidenced by a certificate signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. TRANSFERS OF STOCK. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. FIXED RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Section 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. PAYMENT OF DIVIDENDS; DIRECTORS’ DUTIES. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VIII

AMENDMENTS

AMENDMENT BY DIRECTORS OR STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

* * * * *

APPENDIX B: OPINION OF LAZARD FRÈRES & CO. LLC

February 22, 2022

The Board of Directors

Tenneco Inc.

500 North Field Drive

Lake Forest, Illinois 60045

Dear Members of the Board:

We understand that Tenneco Inc., a Delaware corporation (“Company”), Pegasus Holdings III, LLC, a Delaware limited liability company (“Parent”), and Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Parent will acquire the Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into the Company and each issued and outstanding share of Class A voting common stock, par value $0.01 per share, of the Company (“Company Common Stock”), other than shares of Company Common Stock held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock and shares of Company Common Stock held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Merger Sub), in each case, immediately prior to the Effective Time (as defined in the Agreement) (such shares, collectively, “Excluded Shares”), will be converted into the right to receive $20.00 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than holders of Excluded Shares) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)    Reviewed the financial terms and conditions of a draft, dated February 22, 2022, of the Agreement;

(ii)    Reviewed certain publicly available historical business and financial information relating to the Company;

(iii)  Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company, including financial forecasts identified as the “Base Financial Projections” prepared by management of the Company;

(iv)  Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)    Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vii)  Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii)  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. Management of the Company has advised us that the Base Financial Projections best reflect the anticipated future financial performance of the Company

The Board of Directors

Tenneco Inc.

February 22, 2022

and, accordingly, at the direction of the Company we have utilized the Base Financial Projections forecasts for purposes of our analyses in connection with this opinion. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. Although we did solicit indications of interest from third parties with respect to a potential transaction involving a portion of the Company, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction involving the whole Company. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any terms or conditions that would be material to our analyses. Representatives of the Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed in all material respects. We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction that would be material to our analyses. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to the Company, for which we have received compensation, including, during the past two years, having been engaged to advise on corporate preparedness matters. In addition, we in the past provided, are currently providing and may in the future provide certain investment banking services to Apollo Global Management, Inc. and/or certain of its affiliates, for which we have received and may receive compensation, including, during the past two years, having been engaged to advise on the acquisition of Atlantic Leaf Properties, a potential acquisition and the acquisition of certain real estate assets from the Italian pension fund Fondazione Ente Nazionale di Previdenza ed Assistenza dei Medici e degli Odontoiatri. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company, Apollo Global Management, Inc. and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Apollo Global Management, Inc. and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

The Board of Directors

Tenneco Inc.

February 22, 2022

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction.    Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than holders of Excluded Shares) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ Mark McMaster
Mark McMaster
Vice Chairman and Global Head of Mergers & Acquisitions

APPENDIX C: SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)    Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)    [Repealed.]

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)    After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting of Stockholders [•], 2022

Tenneco Inc.

Tenneco Inc.	2022 Proxy Statement and Notice of Annual Meeting

[•], 2022

Dear Benefit Plan Participant:

The Annual Meeting of the Stockholders of Tenneco Inc. is scheduled to be held on [•], [•], 2022, at 10:00 a.m., Central Time. A Notice and proxy statement, which is being sent to all benefit plan participants in connection with the Annual Meeting, is enclosed for your information.

Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing the proxy card you instruct the benefit plan trustee (the “Trustee”) how to vote the shares of Tenneco Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions. Please submit your vote via mail, telephone or internet by 11:59 p.m. Eastern Time on May [•], 2022 so that the Trustee can vote the shares in your benefit plan account in accordance with your instructions.

If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account,

•	FOR the adoption of the Merger Agreement and approval of the Merger

•	FOR the approval of certain compensation arrangement for the company’s named executive officers in connection with the merger

•	FOR the adjournment of the Annual Meeting, if necessary, to continue to solicit votes to adopt the Merger Agreement and approve the Merger

•	FOR the election of the nominees for director named in the proxy statement

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2022

•	FOR the approval, in an advisory vote, of the company’s executive compensation

•	In the discretion of the Trustee on all other matters as may be properly brought before the Annual Meeting

If you do not timely return your executed form of proxy, or do not timely provide your vote via telephone or internet, then your shares will be voted by the Trustee in accordance with the requirements of your benefit plan. Under the plan, the Trustee will vote all such shares in the same proportion as the instructions that it receives from participants who vote their shares.

Your vote will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Your vote is important. Please send your executed form of proxy card with your voting instructions, or provide your vote via telephone or internet, at your earliest opportunity. For your convenience, a return envelope is enclosed.

Your benefits committee

Tenneco Inc.	2022 Proxy Statement and Notice of Annual Meeting

TENNECO INC. 500 N. FIELD DRIVE LAKE FOREST, IL 60045 ATTN: CORPORATE SECRETARY

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on [TBD], 2022 for shares held directly and by 11:59 P.M. EDT on [TBD], 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TEN2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on [TBD], 2022 for shares held directly and by 11:59 P.M. EDT on [TBD], 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72688-P64118-Z81398 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TENNECO INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain
1.	To adopt the Merger Agreement and approve the Merger.			☐	☐	☐			For	Against	Abstain
2.	To approve certain compensation arrangements for the company's named executive officers in connection with the merger.			☐	☐	☐	4g.	James S. Metcalf	☐	☐	☐
							4h.	Aleksandra A. Miziolek	☐	☐	☐
3.	To approve the adjournment of the Annual Meeting, if necessary, to continue to solicit votes to adopt the Merger Agreement and approve the Merger.			☐	☐	☐	4i.	Charles K. Stevens, III	☐	☐	☐
							4j.	John S. Stroup	☐	☐	☐
The Board of Directors recommends you vote FOR the following:

4.	Elect the following 10 director nominees:			For	Against	Abstain

Nominees:

	4a.	Roy V. Armes		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 5 and 6.		For	Against	Abstain

	4b.	Thomas C. Freyman		☐	☐	☐	5.	Ratify appointment of PricewaterhouseCoopers LLP as independent public accountants for 2022.	☐	☐	☐

	4c.	Denise Gray		☐	☐	☐	6.	Approve executive compensation in an advisory vote.	☐	☐	☐

	4d.	Brian J. Kesseler		☐	☐	☐	NOTE: In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).
	4e.	Michelle A. Kumbier		☐	☐	☐
	4f.	Dennis J. Letham		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, form of proxy, Form 10-K and 401k Letter are available at www.proxyvote.com.

D72689-P64118-Z81398

TENNECO INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Stockholder(s) hereby appoint(s) Brian J. Kesseler and Thomas J. Sabatino, Jr., or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of class A voting common stock of Tenneco Inc. that the Stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at [TBD] a.m. CDT on [TBD], 2022, held virtually at www.virtualshareholdermeeting.com/TEN2022, and any postponement(s) or adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS ONE, TWO, THREE, FIVE AND SIX.

NOTE TO PARTICIPANTS IN THE 401K PLAN

If you are a stockholder under the 401k Plan voting online or by phone, the voting deadline is 11:59 p.m. EDT on [TBD], 2022. If you are a stockholder under the 401k Plan voting by mail, to avoid delay please mail your proxy card with time for it to be delivered to the tabulating agent the day before the voting cutoff date.

Continued and to be signed on reverse side